    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1996

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       PUGET SOUND POWER & LIGHT COMPANY
             (Exact name of Registrant as specified in its charter)

            WASHINGTON                           4911                           91-0374630
     (State of Incorporation)        (Primary Standard Industrial            (I.R.S. Employer
                                     Classification Code Number)          Identification Number)
                                                               DONALD E. GAINES, TREASURER
             411 -- 108TH AVENUE N.E.                           411 -- 108TH AVENUE N.E.
          BELLEVUE, WASHINGTON 98004-5515                    BELLEVUE, WASHINGTON 98004-5515
                  (206) 454-6363                                     (206) 454-6363
   (Address and telephone number of Registrant's    (Name, address and telephone number of agent for
            principal executive offices)                                service)

                            ------------------------
                                   COPIES TO:

        STEPHEN A. MCKEON                  MARION V. LARSON                 DAVID B. CHAPNICK
           PERKINS COIE                  GRAHAM & JAMES LLP/            SIMPSON THACHER & BARTLETT
  1201 THIRD AVENUE, 40TH FLOOR         RIDDELL WILLIAMS P.S.              425 LEXINGTON AVENUE
  SEATTLE, WASHINGTON 98101-3099      1001 FOURTH AVENUE, #4400          NEW YORK, NEW YORK 10017
          (206) 583-8888              SEATTLE, WASHINGTON 98154               (212) 455-2000
                                            (206) 624-3600

                            ------------------------

     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND THE EFFECTIVE TIME OF THE MERGER OF WASHINGTON ENERGY COMPANY WITH AND INTO THE REGISTRANT, AS DESCRIBED IN THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 18, 1995, ATTACHED AS ANNEX A TO THE JOINT PROXY STATEMENT/PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM  PROPOSED MAXIMUM
                                                        OFFERING PRICE      AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                AMOUNT TO BE           PER             OFFERING        REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED(1)         UNIT(2)           PRICE(2)           FEE(3)
-----------------------------------------------------------------------------------------------------------
Common Stock, $10 stated value...  21,400,000 shares        $23.40         $500,760,000      $172,675.86
-----------------------------------------------------------------------------------------------------------
7.45% Series II Cumulative
  Preferred Stock, $25 par
  value..........................   2,400,000 shares        $25.00         $60,000,000        $20,689.66
-----------------------------------------------------------------------------------------------------------
8.50% Series III Cumulative
  Preferred Stock, $25 par
  value..........................   1,200,000 shares        $26.50         $31,800,000        $10,965.52
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) Based on (a) the product of (i) the estimated number of shares of Common Stock, par value $5 per share, of Washington Energy Company (the "WECo Common Stock") which will be outstanding at the effective time of the merger, assuming exercise of all outstanding options to acquire WECo Common Stock, and (ii) .860 and (b) the number of outstanding shares of 7.45% Series II Preferred Stock of Washington Natural Gas Company ("WNG"), par value $25 per share (the "WNG Series II Preferred Stock"), and of 8.50% Series III Preferred Stock of WNG, par value $25 per share (the "WNG Series III Preferred Stock"), in each case as of January 26, 1996.

(2) The registration fee was computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended, (a) by multiplying (i) the average of the high and low sales prices reported on the New York Stock Exchange per share of WECo Common Stock, WNG Series II Preferred Stock or WNG Series III Preferred Stock, as the case may be, as of January 26, 1996 and (ii) the estimated number of outstanding shares of WECo Common Stock which will be outstanding at the effective time of the merger, assuming exercise of all outstanding options to acquire WECo Common Stock, WNG Series II Preferred Stock or WNG Series III Preferred Stock, as the case may be, and (b) in the case of the WECo Common Stock, by dividing such product by .860.

(3) $115,717 of the aggregate filing fee has been paid in connection with filing the Joint Preliminary Proxy Statement.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       PUGET SOUND POWER & LIGHT COMPANY

                             CROSS-REFERENCE SHEET
                                  PURSUANT TO
                         ITEM 501(B) OF REGULATION S-K

                                                             LOCATION IN JOINT PROXY
                 ITEMS OF FORM S-4                             STATEMENT/PROSPECTUS
                 -----------------                           -----------------------
A. INFORMATION ABOUT THE TRANSACTION

Item  1.   Forepart of Registration Statement and
           Outside Front Cover Page of
           Prospectus..............................  Outside Front Cover Page
Item  2.   Inside Front and Outside Back Cover
           Pages of Prospectus.....................  Available Information; Incorporation by
                                                     Reference; Table of Contents
Item  3.   Risk Factors, Ratio of Earnings to Fixed
           Charges, and Other Information..........  Summary
Item  4.   Terms of the Transaction................  Summary; Meetings, Voting and Proxies;
                                                     The Merger; Regulatory Requirements; The
                                                     Merger Agreement; The Stock Option
                                                     Agreements; Description of Company
                                                     Capital Stock; Comparison of Shareholder
                                                     Rights; Approval of Puget Plan Proposal
Item  5.   Pro Forma Financial Information.........  Summary -- Selected Pro Forma Financial
                                                     Data of the Company; Unaudited Pro Forma
                                                     Condensed Financial Information
Item  6.   Material Contacts With the Company Being
           Acquired................................  Summary -- The Merger -- Conflicts of
                                                     Interest of Certain Persons in the
                                                     Merger; The Merger -- Conflicts of
                                                     Interest of Certain Persons in the
                                                     Merger; The Merger Agreement; The Stock
                                                     Option Agreements; Selected Information
                                                     Concerning the Parties -- Business
                                                     Contacts Between Puget and WNG
Item  7.   Additional Information Required for
           Reoffering by Persons and Parties Deemed
           to Be Underwriters......................  Not Applicable
Item  8.   Interests of Named Experts and
           Counsel.................................  Not Applicable
Item  9.   Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities.............................  Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

Item 10.   Information With Respect to S-3
           Registrants.............................  Not Applicable
Item 11.   Incorporation of Certain Information by
           Reference...............................  Incorporation by Reference
Item 12.   Information With Respect to S-2 or S-3
           Registrants.............................  Not Applicable
Item 13.   Incorporation of Certain Information by
           Reference...............................  Not Applicable

                                                             LOCATION IN JOINT PROXY
                 ITEMS OF FORM S-4                             STATEMENT/PROSPECTUS
                 -----------------                           -----------------------
Item 14.   Information With Respect to Registrants
           Other Than S-3 or S-2 Registrants.......  Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 15.   Information With Respect to S-3
           Companies...............................  Incorporation by Reference
Item 16.   Information With Respect to S-2 or S-3
           Companies...............................  Not Applicable
Item 17.   Information With Respect to Companies
           Other Than S-2 or S-3 Companies.........  Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

Item 18.   Information if Proxies, Consents or
           Authorizations Are to Be Solicited......  Outside Front Cover Page; Incorporation
                                                     by Reference; Summary; Meetings, Voting
                                                     and Proxies; The Merger; Approval of
                                                     Puget Plan Proposal; Election of WECo
                                                     Directors; WECo Executive Compensation;
                                                     Certain Expenses and Fees; Shareholder
                                                     Proposals
Item 19.   Information if Proxies, Consents or
           Authorizations Are Not to Be Solicited,
           or in an Exchange Offer.................  Not Applicable

LOGO

                                February 1, 1996

Dear Puget Power Shareholder:

     On behalf of your Board of Directors, I cordially invite you to attend a special shareholders meeting beginning at 10 a.m. on Wednesday, March 20, 1996, at the Red Lion Hotel, 300 112th Avenue S.E., Bellevue, Washington. At this important meeting, you and your fellow shareholders will be asked to formally approve the Merger Agreement that was unanimously approved by your Board on October 18, 1995.

     On that date, the Boards of Directors of Puget Sound Power & Light Company and Washington Energy Company announced the signing of a definitive agreement to merge the two organizations into a single new energy company providing both electric and natural gas distribution services.

     In the merger, each share of common stock of Washington Energy Company would be exchanged for .860 share of Puget Power common stock. Puget Power would be the surviving corporation and its name would be changed to a name mutually agreed upon by Puget Power and Washington Energy Company. Holders of Puget Power stock would not need to exchange their share certificates, which would represent shares of the combined company. Based on the capitalization of Puget Power and Washington Energy Company on December 31, 1995 and the exchange ratio to be used in the merger, holders of Puget Power common stock and Washington Energy Company common stock would have held approximately 75% and 25%, respectively, of the aggregate number of shares of common stock of the combined company that would have been outstanding if the merger had been consummated as of such date, assuming the exercise of outstanding options to purchase Washington Energy Company common stock. After the merger, it is expected that the combined company initially will follow Puget Power's dividend policy, which currently provides for annual dividends of $1.84 per share.

     As you know, Puget Power is the largest investor-owned electric utility serving Washington State. Washington Energy Company, a holding company whose principal subsidiary is Washington Natural Gas Company, is the largest gas distribution utility in the Pacific Northwest. We believe the consolidation will result in a strategic merger of equals that will enable the combined company to provide important benefits to customers and shareholders alike as the energy industry environment becomes increasingly more competitive. Common sense dictates to us that this merger will not only set us apart as a total energy company, but will become the model for others in the industry who will likely follow our lead.

     Let me enumerate a few of the reasons we believe the merger will be beneficial to customers and shareholders:

          1. The potential exists for maintenance of competitive customer rates over the long term, and for improved financial strength and flexibility for shareholders.

          2. Because the two utilities' service territories overlap, we can take advantage of enhanced services and customer choices. There would no longer be a bias toward gas over electricity or vice versa, and fuel switching would easily allow customers to achieve short-term savings.

        Puget Sound Power & Light Company  P.O. Box 97034  Bellevue, WA
                           98009-9734  (206) 454-6363

          3. We can eliminate the need for duplicate service centers or warehouses, and thereby dramatically defer or avoid certain capital expenditures. Joint engineering, siting and construction of facilities should also reduce costs and minimize environmental disruption.

          4. We can eliminate duplication in corporate and administrative areas, and reduce other nonlabor expenses as well. A joint transition task force is presently examining the best manner in which to organize the combined company.

     In the Joint Proxy Statement/Prospectus, which I encourage you to take the time to read and understand, you will also find the proxy card with which you will cast your vote. You have the option to revoke your proxy at any time, or to vote your shares personally on request if you attend the special meeting. Voting in person will constitute a revocation of any prior proxy. Your shares will be voted in accordance with the instructions you give in your proxy. If no instructions are indicated, your shares will be voted in favor of the merger and the related proposed increase in the number of shares which may be awarded under the Puget 1995 Long-Term Incentive Compensation Plan. If you do not return the proxy card and do not vote at the special meeting, it will have the same effect as if you had voted against the Merger Agreement.

     The accompanying Joint Proxy Statement/Prospectus sets forth the voting rights of holders of Puget Power common stock with respect to these matters, and describes the matters to be acted upon at the special meeting. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, which contains a detailed description of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby. Holders of Puget Power common stock may exercise dissenters' rights by complying with the procedural requirements of the Washington Business Corporation Act, including making a written demand for payment before the date of the special meeting and not voting in favor of the Merger Agreement.

     Your management and Board of Directors believe this merger will provide long-term benefits for the current shareholders of Puget Power. I sincerely hope you concur and will join us in supporting this proposal with your "yes" vote.

                                          Sincerely,

                                          /s/ RICHARD R. SONSTELIE
                                          --------------------------------------
                                          Richard R. Sonstelie
                                          President and Chief Executive Officer

                       PUGET SOUND POWER & LIGHT COMPANY
                            411 - 108TH AVENUE N.E.
                                   15TH FLOOR
                        BELLEVUE, WASHINGTON 98004-5515
                                 (206) 454-6363
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 20, 1996

To the Holders of Common Stock of
Puget Sound Power & Light Company:

     NOTICE IS HEREBY GIVEN that a Special Meeting of holders of Common Stock of Puget Sound Power & Light Company, a Washington corporation ("Puget"), will be held at the Red Lion Hotel, 300 112th Avenue S.E., Bellevue, Washington, at 10 a.m., local time, on Wednesday, March 20, 1996 for the purpose of acting on the following matters:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 18, 1995 (the "Merger Agreement"), by and among Puget, Washington Energy Company, a Washington corporation ("WECo"), and Washington Natural Gas Company, a Washington corporation and wholly owned subsidiary of WECo ("WNG"), pursuant to which WECo and WNG will be merged with and into Puget, with Puget to be the surviving corporation and to be renamed as of the effective time of the merger to a name mutually chosen by the parties (the "Company"), and whereby (i) each outstanding share of common stock, par value $5 per share, of WECo (other than dissenting shares) will be converted into the right to receive .860 share of common stock, stated value $10 per share, of the Company and (ii) each outstanding share of 7.45% Series II Preferred Stock of WNG, par value $25 per share, and each outstanding share of 8.50% Series III Preferred Stock of WNG, par value $25 per share (together, the "WNG Preferred Stock") (other than dissenting shares), will be converted into the right to receive one share of cumulative preferred stock, par value $25 per share, of the Company with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) as a share of such series of WNG Preferred Stock. The Merger Agreement provides that if the shareholders of WECo and Puget vote to approve the Merger Agreement but the holders of either of the outstanding series of WNG Preferred Stock (each voting separately as a class) do not approve the Merger Agreement, then only WECo will be merged with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG Preferred Stock will remain outstanding, unchanged. The Merger Agreement (a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus) and the transactions contemplated thereby are described in the accompanying Joint Proxy Statement/Prospectus.

          2. To consider and vote upon a proposal to increase the number of shares of Common Stock which may be awarded under the Puget 1995 Long-Term Incentive Compensation Plan from 500,000 to 1,200,000.

          3. To consider and vote on any and all other matters that may properly come before the meeting and any and all adjournments or postponements thereof.

     Only shareholders of record at the close of business on January 22, 1996 will be entitled to attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter, account statement or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

     Shareholders who cannot be present at the meeting are urged to complete, sign, date and mail the enclosed form(s) of proxy to Puget in the enclosed postage-paid envelope as promptly as practicable. If you are a participant in Puget's Dividend Reinvestment Plan, please note that the enclosed proxy covers all shares in your account, including any shares which may be held in such plan.

     If you have any questions relating to the proposed merger, please call Puget's Investor Services Department at (206) 462-3898 or 1-800-997-8438.

                                          By Order of the Board of Directors,

                                          /s/ JAMES W. ELDREDGE
                                          --------------------------------------
                                          JAMES W. ELDREDGE
                                          Corporate Secretary

February 1, 1996
Bellevue, Washington

                                   IMPORTANT

     YOUR VOTE IS EXTREMELY IMPORTANT SINCE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (66 2/3%) OF PUGET'S OUTSTANDING COMMON STOCK. BY COMPLETING, SIGNING, DATING AND MAILING YOUR PROXY TODAY, YOU CAN HELP PUGET AVOID ADDITIONAL PROXY SOLICITATION COSTS.

LOGO                                                                        LOGO
                                February 1, 1996

P.O. BOX 1869                                                 WILLIAM P. VITITOE
815 MERCER STREET                                         CHAIRMAN OF THE BOARD,
SEATTLE, WASHINGTON 98111-1869                           CHIEF EXECUTIVE OFFICER
(206) 622-6767                                                     AND PRESIDENT

Dear Shareholder:

     The Annual Meeting of Shareholders of Washington Energy Company ("WECo") and a Special Meeting of the holders of preferred stock of Washington Natural Gas Company ("WNG") will be held in conjunction with each other on Wednesday, March 20, 1996, at The Westin Hotel, 1900 5th Avenue, Seattle, Washington. The meeting will start at 9:30 a.m., local time.

     At these important meetings, the holders of common stock of WECo and the holders of preferred stock of WNG will be asked to approve an Agreement and Plan of Merger dated as of October 18, 1995 (the "Merger Agreement"), pursuant to which WECo and WNG will be merged in a strategic "merger-of-equals" with and into Puget Sound Power & Light Company ("Puget"), which will be renamed as of the effective date of the merger (as of such date, the "Company").

     Pursuant to the Merger Agreement, each outstanding share of WECo common stock will be converted into the right to receive .860 share (the "Ratio") of Company common stock and each outstanding share of WNG preferred stock will be converted into preferred stock of the Company having like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation). As set forth in the Merger Agreement, if the shareholders of WECo and the shareholders of Puget approve the Merger Agreement, but the holders of each series of outstanding WNG preferred stock do not approve the Merger Agreement, then only WECo will be merged with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG preferred stock will remain outstanding, unchanged. Based on the capitalization of WECo and Puget on December 31, 1995 and the Ratio, holders of WECo common stock and Puget common stock would have held approximately 25% and 75%, respectively, of the aggregate number of shares of common stock of the combined company that would have been outstanding if the merger had been consummated as of such date, assuming the exercise of outstanding options to purchase WECo common stock.

     The Boards of Directors of WECo and WNG believe the merger represents a significant opportunity to achieve enhanced earnings and dividend growth in today's dramatically changed energy market. Federal regulations have opened the gas utility industry to aggressive competition. New energy providers, offering a wide range of services, now compete directly with gas utilities for the business of major customers, as well as for gas supply and transportation capacity. Similar change appears imminent in the electric industry as well.

     The Boards of Directors believe the merger will create a stronger entity that is better positioned to meet the challenges of the increasingly competitive energy industry. Strategic advantages from which the combined entity will benefit include greater size and financial flexibility, enhanced customer service and operational efficiencies and reduced corporate and administrative costs. These advantages should benefit not only shareholders, but also customers, employees and the communities served by the Company.

     The WECo Board of Directors has received the opinion of its financial advisor, Goldman, Sachs & Co., that as of the date hereof and based on the factors and assumptions described in such opinion, the Ratio is fair to the holders of WECo common stock.

     Approval of the Merger Agreement by holders of two-thirds of the outstanding shares of WECo common stock and by holders of two-thirds of the outstanding shares of each of the two series of WNG preferred stock (each voting separately as a class), as well as by holders of two-thirds of the outstanding shares of Puget common stock, is a condition to consummation of the merger of WECo and WNG with and into Puget. As stated above, if the holders of the WNG preferred stock do not approve the Merger Agreement, only WECo will merge with and into Puget. The consummation of a transaction will only happen after certain regulatory approvals are received and other conditions are satisfied or waived. It is presently anticipated that this will occur in the latter half of 1996.

     THE BOARDS OF DIRECTORS OF WECo AND WNG HAVE CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, BELIEVE THAT THEY ARE FAIR TO, AND IN THE BEST INTERESTS OF, WECo SHAREHOLDERS AND HOLDERS OF WNG PREFERRED STOCK, HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMEND A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     At the meetings, the shareholders of WECo will also be asked to consider and vote upon the election of three directors to Class III to serve on the WECo Board of Directors for terms of three years or until their successors are elected and qualified. As described in the accompanying Joint Proxy Statement/Prospectus, at the effective time of the merger, the Board of Directors of the Company will consist of up to 15 members, two-thirds of whom will be directors appointed by the Puget Board of Directors and one-third of whom will be directors appointed by the WECo Board of Directors.

     THE WECo BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE PROPOSED DIRECTORS.

     The accompanying Joint Proxy Statement/Prospectus contains important information with respect to the proposed merger and certain related matters. It also contains information relating to the other business to be conducted at the meetings. You are urged to review it carefully.

     Your vote is important regardless of the number of shares you own. Even if you plan to attend the meetings, you are urged to COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD(S) at your earliest convenience. Your shares will be voted in accordance with the instructions you give in your proxy. If no instructions are indicated, your shares will be voted in favor of the merger, and, in the case of WECo, in favor of the election of the proposed directors. You retain the option to revoke your proxy at any time, or to vote your shares personally if you attend the meetings in person. Voting in person will constitute a revocation of any prior proxy. If you do not return the proxy card(s) and do not vote at the meetings, it will have the same effect as if you voted against the merger.

     The accompanying Joint Proxy Statement/Prospectus sets forth the voting rights of holders of WECo common stock and WNG preferred stock with respect to these matters, and describes the matters to be acted upon at the shareholders meetings. Shareholders are urged to review carefully the attached Joint Proxy Statement/Prospectus, which contains a detailed description of the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby. Holders of WECo common stock and WNG preferred stock may exercise dissenters' rights by complying with the procedural requirements of the Washington Business Corporation Act, including making a written demand for payment before the date of the shareholders meetings and not voting in favor of the Merger Agreement.

     Promptly after the merger, a letter of transmittal will be mailed to each holder of record of WECo common stock and (subject to the approval of the Merger Agreement by the holders of the WNG preferred stock) WNG preferred stock. HOLDERS OF WECo COMMON STOCK AND WNG PREFERRED STOCK SHOULD NOT SEND IN THE CERTIFICATES REPRESENTING THEIR SHARES UNTIL THEY RECEIVE A TRANSMITTAL FORM, WHICH WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURES TO BE FOLLOWED IN SENDING IN SUCH CERTIFICATES.

     The Boards of Directors of WECo and WNG believe the merger presents not only an exciting opportunity but also a necessary step in building for the future. Please take part in this momentous decision by completing, signing, dating and returning the enclosed proxy card today.

     If you have any questions relating to the proposed merger, please call. Thank you.

                                          Sincerely,


                                          /s/ William P. Vititoe
                                          ------------------------------------
                                           William P. Vititoe
                                          Chairman of the Board,
                                          Chief Executive Officer and President

                           WASHINGTON ENERGY COMPANY
                                 P.O. BOX 1869
                               815 MERCER STREET
                         SEATTLE, WASHINGTON 98111-1869
                                 (206) 622-6767
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 20, 1996

To the Shareholders of
  Washington Energy Company:

     Washington Energy Company is pleased to announce that its Annual Meeting of Shareholders will be held Wednesday, March 20, 1996 at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington. The Annual Meeting will begin at 9:30 a.m., local time. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters, which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

          1. A proposal to approve the Agreement and Plan of Merger, dated as of October 18, 1995 (the "Merger Agreement"), by and among Puget Sound Power & Light Company, a Washington corporation ("Puget"), Washington Energy Company, a Washington corporation ("WECo"), and Washington Natural Gas Company, a Washington corporation and wholly owned subsidiary of WECo ("WNG"), pursuant to which WECo and WNG will be merged with and into Puget, with Puget, which will be renamed as of the effective time of such merger, being the surviving corporation (after the effective time of such merger, the "Company") and whereby (i) each outstanding share of common stock, par value $5 per share, of WECo ("WECo Common Stock") (except for shares held by WECo shareholders who perfect dissenters' rights with respect thereto) will be converted into the right to receive .860 share of common stock, stated value $10 per share, of the Company and (ii) each outstanding share of 7.45% Series II Preferred Stock of WNG, par value $25 per share (the "Series II Preferred Stock"), and each outstanding share of 8.50% Series III Preferred Stock of WNG, par value $25 per share (the "Series III Preferred Stock"; together with the Series II Preferred Stock, the "WNG Preferred Stock") (except for shares held by WNG shareholders who perfect dissenters' rights with respect thereto), will be converted into the right to receive one share of cumulative preferred stock, par value $25 per share, of the Company with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) as a share of such series of WNG Preferred Stock. The Merger Agreement provides that if the shareholders of WECo and Puget vote to approve the Merger Agreement but, at the Special Meeting of holders of WNG Preferred Stock called in connection with the merger, the holders of either of the outstanding series of WNG Preferred Stock (each voting separately as a class) do not approve the Merger Agreement, then only WECo will be merged with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG Preferred Stock will remain outstanding, unchanged. The Merger Agreement (a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus) and the transactions contemplated thereby are described in the accompanying Joint Proxy Statement/Prospectus.

          2. A proposal to elect three Class III directors to serve on the WECo Board of Directors for terms of three years or until their successors are elected and qualified.

          3. Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Please read carefully the information contained in the accompanying Joint Proxy Statement/Prospectus regarding the issues to be voted upon.

     Only holders of WECo Common Stock of record at the close of business on January 11, 1996, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof, by order of the Board.

     Approval of the Merger Agreement by two-thirds of the outstanding shares of WECo Common Stock and by two-thirds of the outstanding shares of both series of WNG Preferred Stock (each voting separately as a class), as well as by two-thirds of the outstanding shares of common stock of Puget, is a condition to consummation of the merger of WECo and WNG with and into Puget. As stated above, if the holders of the WNG Preferred Stock do not approve the Merger Agreement, only WECo will merge with and into Puget.

     THE WECO BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND VOTE FOR THE ELECTION OF THE THREE CLASS III DIRECTORS STANDING FOR RE-ELECTION.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT J. TOMLINSON
                                          --------------------------------------
                                          Robert J. Tomlinson
                                          Senior Vice President, General
                                          Counsel and Secretary

Seattle, Washington
February 1, 1996

                                -- IMPORTANT --

     Your vote is extremely important since approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding WECo Common Stock. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. Your shares will be voted in accordance with the instructions you give in your proxy. If you do attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy. A postage-paid envelope is enclosed for your convenience. The prompt return of proxies will save WECo additional proxy solicitation costs.

                         WASHINGTON NATURAL GAS COMPANY
                                 P.O. BOX 1869
                               815 MERCER STREET
                         SEATTLE, WASHINGTON 98111-1869
                                 (206) 622-6767

                            ------------------------

            NOTICE OF SPECIAL MEETING OF HOLDERS OF PREFERRED STOCK
                          TO BE HELD ON MARCH 20, 1996

To the Holders of Preferred Stock of
  Washington Natural Gas Company:

     A Special Meeting of holders of preferred stock of Washington Natural Gas Company will be held Wednesday, March 20, 1996 at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington. The Special Meeting will begin at 9:30 a.m., local time. At the Special Meeting, shareholders will be asked to consider and vote upon the following matters, which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

          1. A proposal to approve the Agreement and Plan of Merger, dated as of October 18, 1995 (the "Merger Agreement"), by and among Puget Sound Power & Light Company, a Washington corporation ("Puget"), Washington Energy Company, a Washington corporation ("WECo"), and Washington Natural Gas Company, a Washington corporation and wholly owned subsidiary of WECo ("WNG"), pursuant to which WECo and WNG will be merged with and into Puget, with Puget, which will be renamed as of the effective time of such merger, being the surviving corporation (after the effective time of such merger, the "Company") and whereby (i) each outstanding share of common stock, par value $5 per share, of WECo ("WECo Common Stock") (except for shares held by WECo shareholders who perfect dissenters' rights with respect thereto) will be converted into the right to receive .860 share of common stock, stated value $10 per share, of the Company and (ii) each outstanding share of 7.45% Series II Preferred Stock of WNG, par value $25 per share (the "Series II Preferred Stock"), and each outstanding share of 8.50% Series III Preferred Stock of WNG, par value $25 per share (the "Series III Preferred Stock"; together with the Series II Preferred Stock, the "WNG Preferred Stock") (except for shares held by WNG shareholders who perfect dissenters' rights with respect thereto), will be converted into the right to receive one share of cumulative preferred stock, par value $25 per share, of the Company with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) as a share of such series of WNG Preferred Stock. The Merger Agreement provides that if the shareholders of WECo and Puget vote to approve the Merger Agreement but, at the Special Meeting of holders of WNG Preferred Stock called in connection with the merger, the holders of either of the outstanding series of WNG Preferred Stock (each voting separately as a class) do not approve the Merger Agreement, then only WECo will be merged with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG Preferred Stock will remain outstanding, unchanged. The Merger Agreement (a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus) and the transactions contemplated thereby are described in the accompanying Joint Proxy Statement/Prospectus.

          2. Any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

     Please read carefully the information contained in the accompanying Joint Proxy Statement/Prospectus regarding the issues to be voted upon.

     Only holders of WNG Preferred Stock of record at the close of business on January 11, 1996, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof, by order of the Board.

     Approval of the Merger Agreement by two-thirds of the outstanding shares of WECo Common Stock and by two-thirds of the outstanding shares of both series of WNG Preferred Stock (each voting separately as a class), as well as by two-thirds of the outstanding shares of common stock of Puget, is a condition to the consummation of the merger of WECo and WNG with and into Puget. As stated above, if the holders of the WNG Preferred Stock do not approve the Merger Agreement, only WECo will merge with and into Puget.

     THE WNG BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT HOLDERS OF WNG PREFERRED STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT J. TOMLINSON
                                          -------------------------------------
                                          Robert J. Tomlinson
                                          Senior Vice President, General
                                          Counsel and Secretary

Seattle, Washington
February 1, 1996

                                -- IMPORTANT --

     Your vote is extremely important since approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds (66 2/3%) of both series of outstanding WNG Preferred Stock (each voting separately as a class). PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. Your shares will be voted in accordance with the instructions you give in your proxy. If you do attend the Special Meeting, you may vote in person, whether or not you have sent in your proxy. A postage-paid envelope is enclosed for your convenience. The prompt return of proxies will save WNG additional proxy solicitation expense.

                            JOINT PROXY STATEMENT OF

                       PUGET SOUND POWER & LIGHT COMPANY,
                           WASHINGTON ENERGY COMPANY
                                      AND

                         WASHINGTON NATURAL GAS COMPANY

                 FOR MEETINGS OF THEIR RESPECTIVE SHAREHOLDERS
                          TO BE HELD ON MARCH 20, 1996
                            ------------------------

                                 PROSPECTUS OF

                       PUGET SOUND POWER & LIGHT COMPANY
                            ------------------------

     This Joint Proxy Statement/Prospectus relates to (a) the proposed merger and certain related transactions contemplated by the Agreement and Plan of Merger dated as of October 18, 1995 (the "Merger Agreement") by and among Puget Sound Power & Light Company, a Washington corporation ("Puget"), Washington Energy Company, a Washington corporation ("WECo"), and Washington Natural Gas Company, a Washington corporation and a wholly owned subsidiary of WECo ("WNG"), and (b) in addition, in the case of WECo only, the election of WECo directors. At the Effective Time (as hereinafter defined), WECo and WNG will merge with and into Puget (the "WECo/WNG/Puget Merger"), which, as the surviving corporation, will be renamed as of the Effective Time to a name mutually chosen by the parties (after the Effective Time, the "Company"). If at the shareholders meetings called in connection with the Merger (as defined below), the holders of common stock of each of Puget and WECo approve the Merger Agreement, but the holders of either series of preferred stock of WNG do not approve the Merger Agreement, only WECo will be merged with and into Puget (the "Alternate Merger"; as used herein, the term "Merger" shall refer to the WECo/WNG/Puget Merger or the Alternate Merger, as applicable). If the Alternate Merger is effected, WNG will become a wholly owned subsidiary of the Company, and WNG's preferred stock will remain outstanding and will not be converted as described below.

     The Merger Agreement provides for: (a) the merger of WECo with and into Puget, pursuant to which each outstanding share of common stock, par value $5 per share, of WECo (the "WECo Common Stock") (except for shares held by WECo shareholders who perfect dissenters' rights with respect thereto ("WECo Dissenting Shares")) will be converted into the right to receive .860 (the "Ratio") share of common stock, stated value $10 per share, of the Company (prior to the Effective Time, the "Puget Common Stock"; after the Effective Time, the "Company Common Stock") and (b) the merger of WNG with and into Puget, pursuant to which each outstanding share of 7.45% Series II Preferred Stock of WNG, par value $25 per share (the "WNG Series II Preferred Stock"), and each outstanding share of 8.50% Series III Preferred Stock of WNG, par value $25 per share (the "WNG Series III Preferred Stock"; together with the WNG Series II Preferred Stock, the "WNG Preferred Stock") (except for shares held by WNG preferred shareholders who perfect dissenters' rights with respect thereto ("WNG Dissenting Preferred Shares")) will be converted into the right to receive one share of preferred stock of the Company (prior to the Effective Time, the "Puget Preferred Stock"; after the Effective Time, the "Company Preferred Stock") with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) as a share of such series of WNG Preferred Stock (the "New Company Preferred Stock"). Each issued and outstanding share of Puget Common Stock (except for shares held by holders of Puget Common Stock who perfect dissenters' rights with respect thereto ("Puget Dissenting Shares")) will remain outstanding, unchanged, as one share of Company Common Stock. Based on the capitalization of Puget and WECo on December 31, 1995 and the Ratio, holders of Puget Common Stock and WECo Common Stock would have held approximately 75% and 25%, respectively, of the aggregate number of shares of Company Common Stock that would have been outstanding if the Merger had been consummated as of such date, assuming the exercise of all outstanding options to purchase WECo Common Stock.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

                            ------------------------

     The date of this Joint Proxy Statement/Prospectus is February 1, 1996. This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the holders of Puget Common Stock, WECo Common Stock and WNG Preferred Stock on or about February 5, 1996.

     This Joint Proxy Statement/Prospectus is being furnished to the holders of Puget Common Stock in connection with the solicitation of proxies by the Board of Directors of Puget for use at the Special Meeting of holders of Puget Common Stock (the "Puget Special Meeting") to be held at 10 a.m., local time, on Wednesday, March 20, 1996 at the Red Lion Hotel, 300 112th Avenue S.E., Bellevue, Washington, and at any and all adjournments or postponements thereof. At the Puget Special Meeting, in addition to voting on a proposal to approve and adopt the Merger Agreement, holders of Puget

Common Stock will also be asked to consider and vote on a proposal to increase the number of shares of Puget Common Stock which may be awarded under the Puget 1995 Long-Term Incentive Compensation Plan (the "1995 Plan") from 500,000 to 1,200,000 to provide sufficient shares for issuance to holders of equity interests under the WECo Stock Plans (as hereinafter defined) pursuant to the Merger Agreement and for future grants to the Company's management employees following the Merger.

     This Joint Proxy Statement/Prospectus is also being furnished to the holders of WECo Common Stock and WNG Preferred Stock in connection with the solicitation of proxies by the Boards of Directors of WECo and WNG, respectively, for use at the Annual Meeting of holders of WECo Common Stock (the "WECo Meeting") and the Special Meeting of holders of WNG Preferred Stock (the "WNG Special Meeting"), each to be held at 9:30 a.m., local time, on Wednesday, March 20, 1996 at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, and at any and all adjournments or postponements thereof. At the WECo Meeting, in addition to voting on a proposal to approve and adopt the Merger Agreement, holders of WECo Common Stock will be asked to consider and vote on a proposal with respect to the election of directors. At the WNG Special Meeting, holders of WNG Preferred Stock will vote on a proposal to approve and adopt the Merger Agreement.

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of Puget filed as part of the Registration Statement (as hereinafter defined) with respect to up to 21,400,000 shares of Company Common Stock, up to 2,400,000 shares of 7.45% Series II Cumulative Preferred Stock, par value $25 per share, of the Company (the "Company Series II Preferred Stock") and up to 1,200,000 shares of 8.50% Series III Cumulative Preferred Stock, par value $25 per share, of the Company (the "Company Series III Preferred Stock") to be issued pursuant to or as contemplated by the Merger Agreement.

     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus and, if given or made, any such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus constitutes neither (a) an offer to sell, or a solicitation of an offer to purchase, any securities other than those specifically covered hereby nor (b) an offer to sell, or a solicitation of an offer to purchase, such securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Puget, WECo or WNG or any of their respective subsidiaries or in the information set forth or incorporated herein since the date of this Joint Proxy Statement/Prospectus.

     This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareholders of WECo and, if applicable, WNG, upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

     Puget, WECo and WNG are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by Puget, WECo and WNG can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, any such material concerning Puget, WECo and WNG can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

     Puget has filed with the SEC a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Company Common Stock and New Company Preferred Stock issuable in or pursuant to the Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

     The following documents, previously filed with the SEC by Puget (File No. 1-4393), WECo (File No. 1-11227) or WNG (File No. 1-11271) pursuant to the Exchange Act, are hereby incorporated by reference:

          1. Puget's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Puget 1994 10-K");

          2. Puget's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as amended (the "Puget September 1995 10-Q");

          3. Puget's Current Report on Form 8-K dated October 18, 1995;

          4. The Annual Report of WECo and WNG on Form 10-K for the fiscal year ended September 30, 1995 (the "WECo 1995 10-K"); and

          5. The Current Reports of WECo and WNG on Form 8-K dated October 18, 1995, October 30, 1995 and January 29, 1996.

     The information relating to Puget, WECo and WNG contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated herein by reference.

     All documents filed by Puget, WECo and WNG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the latest of the date of the Puget Special Meeting, the WECo Meeting and the WNG Special Meeting, and any adjournment or postponement of any thereof, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     Puget will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, a copy of any and all documents (excluding certain exhibits) relating to Puget that have been or will be incorporated herein by reference. Such requests for documents relating to Puget should be directed to James W. Eldredge, Corporate Secretary, by mail at Puget Sound Power & Light Company, 411 - 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515, or by telephone at (206) 462-3135.

     WECo will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered, a copy of any and all documents (excluding certain exhibits) relating to WECo or WNG that have been or will be incorporated herein by reference. Such requests for documents relating to WECo or WNG should be directed to Wayne E. Hays, by mail at Washington Energy Company, P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869, by telephone at (206) 224-2122 or by facsimile at (206) 521-5143.
                            ------------------------

     The information contained in this Joint Proxy Statement/Prospectus with respect to Puget and its subsidiaries has been supplied by Puget. The information contained herein with respect to WECo, WNG and WECo's other subsidiaries has been supplied by WECo and WNG. The information contained herein with respect to the Company has been supplied by Puget, WECo and WNG.

                       PUGET SOUND POWER & LIGHT COMPANY,
                           WASHINGTON ENERGY COMPANY
                                      AND
                         WASHINGTON NATURAL GAS COMPANY

                        JOINT PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

SECTION                                                                                PAGE
-------                                                                                ----
AVAILABLE INFORMATION................................................................     2
INCORPORATION BY REFERENCE...........................................................     3
SUMMARY..............................................................................    10
MEETINGS, VOTING AND PROXIES.........................................................    27
     Puget Special Meeting...........................................................    27
     WECo Meeting....................................................................    28
     WNG Special Meeting.............................................................    30
     Adjournment of Shareholders Meetings............................................    31
THE MERGER...........................................................................    32
     Form of the Merger..............................................................    32
     Effective Time..................................................................    32
     Conversion of Shares; Exchange of Stock Certificates............................    32
     Background of the Merger........................................................    33
     Reasons for the Merger..........................................................    38
     Recommendations of the Boards of Directors......................................    39
     Opinions of Financial Advisors..................................................    41
     Certain Federal Income Tax Consequences.........................................    49
     Accounting Treatment............................................................    49
     Operations of the Company After the Effective Time..............................    49
     Conflicts of Interest of Certain Persons in the Merger..........................    50
     Employee Benefit Plans..........................................................    52
     Resales of Company Common Stock and New Company Preferred Stock Issued in the
      Merger; Affiliates.............................................................    56
     Stock Exchange Listing of Company Common Stock and New Company Preferred
      Stock..........................................................................    56
     Amendment of Articles of Incorporation..........................................    56
     Dissenters' Rights..............................................................    57
REGULATORY REQUIREMENTS..............................................................    59
     HSR Premerger Notification......................................................    59
     State Approval..................................................................    59
     General.........................................................................    59
THE MERGER AGREEMENT.................................................................    60
     Representations and Warranties..................................................    60
     Conduct of Business Prior to the Effective Time.................................    60
     No Solicitation of Transactions.................................................    62

SECTION                                                                                PAGE
-------                                                                                ----
     Indemnification.................................................................    62
     Conditions to Consummation of the Merger........................................    63
     Termination; Fees and Expenses..................................................    64
     Amendment and Waiver............................................................    66
     Standstill Agreements...........................................................    66
THE STOCK OPTION AGREEMENTS..........................................................    66
     General.........................................................................    67
     Certain Repurchases.............................................................    67
     Voting..........................................................................    68
     Restrictions on Transfer........................................................    68
DESCRIPTION OF COMPANY CAPITAL STOCK.................................................    68
     Common Stock....................................................................    69
     Preferred Stock.................................................................    69
     Preference Stock................................................................    73
COMPARISON OF SHAREHOLDER RIGHTS.....................................................    74
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION..................................    78
SELECTED INFORMATION CONCERNING THE PARTIES..........................................    86
     Description of Puget's Business.................................................    86
     Description of WECo's and WNG's Businesses......................................    86
     Business Contacts Between Puget and WNG.........................................    86
THE COMPANY FOLLOWING THE MERGER.....................................................    86
     Management......................................................................    86
     Dividends.......................................................................    87
APPROVAL OF PUGET PLAN PROPOSAL......................................................    87
     Introduction....................................................................    87
     Awards..........................................................................    87
ELECTION OF WECo DIRECTORS...........................................................    90
     General.........................................................................    90
     Nominees for Director...........................................................    90
     Other Directors.................................................................    91
     Class III:......................................................................    91
     Class I:........................................................................    91
     Class II:.......................................................................    92
     WECo Board of Directors and Committees..........................................    92
     Beneficial Ownership of WECo Directors and Officers (as of December 8, 1995)....    93
WECo EXECUTIVE COMPENSATION..........................................................    93
     WECo Compensation and Benefits Committee Report on Executive Compensation.......    93
     CEO Compensation................................................................    95
     Deductibility of Compensation...................................................    95

SECTION                                                                                PAGE
-------                                                                                ----
     Shareholder Return Performance Graph............................................    96
     Summary Compensation Table......................................................    96
     1995 Stock Option Grants........................................................    97
     Aggregated Option/SAR Exercises in Fiscal 1995 and Fiscal Year End Option/SAR
      Values.........................................................................    98
     Long-Term Incentive Plan -- Awards in Fiscal 1995...............................    98
     Future Benefits -- Pension Plans................................................    99
     Employment Agreements...........................................................    99
     Compensation of Directors.......................................................    99
LEGAL MATTERS........................................................................   100
CERTAIN EXPENSES AND FEES............................................................   100
ACCOUNTANTS' REPRESENTATIVES.........................................................   100
EXPERTS..............................................................................   100
OTHER MATTERS........................................................................   101
SHAREHOLDER PROPOSALS................................................................   101
ANNEXES
Annex A  -- Agreement and Plan of Merger.............................................   A-1
Annex B  -- Puget Stock Option Agreement.............................................   B-1
Annex C  -- WECo Stock Option Agreement..............................................   C-1
Annex D  -- Opinion of Morgan Stanley & Co. Incorporated.............................   D-1
Annex E  -- Opinion of Goldman, Sachs & Co. .........................................   E-1
Annex F  -- Form of Amended and Restated Articles of Incorporation of the Company;
            Forms of Statements of Relative Rights and Preferences for the Company
            Series II $25 Preferred Stock and Company Series III $25 Preferred
            Stock....................................................................   F-1
Annex G  -- Employment Agreement of Richard R. Sonstelie.............................   G-1
Annex H  -- Employment Agreement of William P. Vititoe...............................   H-1
Annex I  -- Washington Dissenters' Rights Statute....................................   I-1
Annex J  -- Company Amended and Restated 1995 Long-Term Incentive Compensation
            Plan.....................................................................   J-1

                             INDEX OF DEFINED TERMS

                                                                                        PAGE
                                                                                        ----
Acquiring Person......................................................................   77
AIP...................................................................................   54
Alternate Merger......................................................................    1
Antitrust Division....................................................................   59
Business Combination..................................................................   64
CEO...................................................................................   94
Change in Control.....................................................................   51
Code..................................................................................   15
Committee.............................................................................   93
Company...............................................................................    1
Company 401(k) Plan...................................................................   55
Company $25 Preferred Stock...........................................................   68
Company $100 Preferred Stock..........................................................   68
Company Articles......................................................................   69
Company Benefit Plans.................................................................   53
Company Board.........................................................................   16
Company Bylaws........................................................................   62
Company Common Stock..................................................................    1
Company Pension Plan..................................................................   55
Company Preference Stock..............................................................   68
Company Preferred Stock...............................................................    1
Company Series II Preferred Stock.....................................................    2
Company Series III Preferred Stock....................................................    2
Deferred Compensation Plan............................................................   54
Directors Plan........................................................................   53
Distribution Date.....................................................................   77
EBITDA................................................................................   43
Effective Time........................................................................   32
Electric Utilities....................................................................   46
Electric Utility Comparables..........................................................   43
Electric Utility Transactions.........................................................   42
EPS...................................................................................   47
Exchange Act..........................................................................    2
Existing Vititoe Employment Agreement.................................................   51
Extended Benefit Period...............................................................   51
FERC..................................................................................   59
FTC...................................................................................   59
GAAP..................................................................................   42
Gas LDCs..............................................................................   46
Goldman Sachs.........................................................................   15
GS Engagement Letter..................................................................   48
HSR Act...............................................................................   17
Indemnified Party.....................................................................   62
Interested Stockholder................................................................   75
Interim Plan..........................................................................   54
IRS...................................................................................   15
Issuer................................................................................   67

                                                                                        PAGE
                                                                                        ----
LTM...................................................................................   46
Market/Offer Price....................................................................   68
Merger................................................................................    1
Merger Agreement......................................................................    1
Morgan Stanley........................................................................   15
1935 Act..............................................................................   61
1995 Plan.............................................................................    2
named executives......................................................................   96
Natural Gas Comparables...............................................................   43
Natural Gas Transactions..............................................................   42
New Company Preferred Stock...........................................................    1
Notice Date...........................................................................   67
NYSE..................................................................................    2
Offer Price...........................................................................   68
Offset................................................................................   55
Option Holder.........................................................................   67
Option Shares.........................................................................   67
Options...............................................................................   19
Out-of-Pocket Expenses................................................................   65
P/E...................................................................................   46
Proposal..............................................................................   31
PSP...................................................................................   53
Puget.................................................................................    1
Puget 1994 10-K.......................................................................    3
Puget Articles........................................................................   18
Puget Common Stock....................................................................    1
Puget Dissenting Shares...............................................................    1
Puget Merger Proposal.................................................................   11
Puget Option..........................................................................   19
Puget Plan Proposal...................................................................   11
Puget Preferred Stock.................................................................    1
Puget Proposals.......................................................................   11
Puget Proxy...........................................................................   27
Puget Record Date.....................................................................   11
Puget September 1995 10-Q.............................................................    3
Puget Special Meeting.................................................................    1
Puget Stock Option Agreement..........................................................   19
Ratio.................................................................................    1
Registration Statement................................................................    2
Repurchase Period.....................................................................   67
Restricted Shares.....................................................................   68
Retirement Plan.......................................................................   99
Right.................................................................................   76
Rights Agreement......................................................................   73
Rights Amendment......................................................................   77
ROE...................................................................................   46
S&P 25................................................................................   47
SARs..................................................................................   51

                                                                                        PAGE
                                                                                        ----
SEC...................................................................................    2
Securities Act........................................................................    2
Series R Preference Stock.............................................................   77
SFAS..................................................................................   22
Shareholder Disapproval...............................................................   65
Shareholders Meeting..................................................................   31
Shares Acquisition Date...............................................................   77
SOP...................................................................................   53
Stock Option Agreements...............................................................   19
Synergies.............................................................................   45
Takeover Proposal.....................................................................   62
Target Party..........................................................................   65
Trigger Event.........................................................................   67
Trust.................................................................................   87
Washington Energy Benefit Plans.......................................................   53
WBCA..................................................................................   17
WECo..................................................................................    1
WECo 1995 10-K........................................................................    3
WECo Articles.........................................................................   29
WECo Bylaws...........................................................................   29
WECo Common Stock.....................................................................    1
WECo Dissenting Shares................................................................    1
WECo Meeting..........................................................................    2
WECo Option...........................................................................   19
WECo Proposal.........................................................................   11
WECo Proxy............................................................................   28
WECo Record Date......................................................................   11
WECo Stock Award......................................................................   54
WECo Stock Option.....................................................................   53
WECo Stock Option Agreement...........................................................   19
WECo Stock Plans......................................................................   53
WECo/WNG/Puget Merger.................................................................    1
WNG...................................................................................    1
WNG Articles..........................................................................   74
WNG Bargaining Unit 401(k) Plan.......................................................   55
WNG Bylaws............................................................................   31
WNG Common Stock......................................................................   12
WNG Dissenting Preferred Shares.......................................................    1
WNG Nonbargaining Unit 401(k) Plan....................................................   55
WNG Pension Plan......................................................................   55
WNG Preferred Stock...................................................................    1
WNG Proposal..........................................................................   12
WNG Proxy.............................................................................   30
WNG Record Date.......................................................................   12
WNG Series II Preferred Stock.........................................................    1
WNG Series III Preferred Stock........................................................    1
WNG Special Meeting...................................................................    2
WUTC..................................................................................   17

                                    SUMMARY

     The following summary, which is presented herein solely to furnish limited introductory information regarding the proposed merger and the parties thereto, is based on the more detailed information contained, or incorporated by reference, in this Joint Proxy Statement/Prospectus, including the Annexes hereto, and is qualified in its entirety by reference thereto. Shareholders are urged to read this Joint Proxy Statement/ Prospectus and the Annexes hereto in their entirety.

                                    PARTIES

PUGET

     Puget is an investor-owned utility furnishing electric service in a territory covering approximately 4,500 square miles, principally in the Puget Sound region of Washington State. The mailing address and telephone number of Puget's principal executive offices are 411 -- 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515, (206) 454-6363. See "Selected Information Concerning the Parties -- Description of Puget's Business."

WECo

     WECo is a utility holding company with operating subsidiaries that are primarily engaged in energy and utility businesses. WECo's principal subsidiary, WNG, represented 90% of WECo's consolidated assets and 95% of its consolidated revenues as of and for the fiscal year ended September 30, 1995. The mailing address and telephone number of WECo's principal executive offices are P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869, (206) 622-6767. See
"Selected Information Concerning the Parties -- Description of WECo's and WNG's Businesses."

WNG

     WNG, a wholly owned subsidiary of WECo, is a utility engaged principally in the retail distribution and sale of natural gas in western Washington. The mailing address and telephone number of WNG's principal executive offices are P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869, (206) 622-6767. See "Selected Information Concerning the Parties -- Description of WECo's and WNG's Businesses."

                                  THE COMPANY

     At the Effective Time, WECo and WNG will be merged with and into Puget, the separate corporate existence of WECo and WNG will cease, and Puget's corporate name will be changed to a name to be mutually chosen by the parties. If, at the shareholders meetings called in connection with the Merger, the holders of Puget Common Stock and WECo Common Stock approve the Merger Agreement, but the holders of either outstanding series of WNG Preferred Stock do not approve the Merger Agreement, then, at the Effective Time, only WECo will be merged with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG Preferred Stock will not be converted into New Company Preferred Stock but will remain outstanding, unchanged. The mailing address and telephone number of the Company's principal executive offices will be 411 -- 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515, (206) 454-6363.

                                  THE MEETINGS

PUGET SPECIAL MEETING

     Date, Place and Time. The Puget Special Meeting will be held on Wednesday, March 20, 1996 at the Red Lion Hotel, 300 112th Avenue S.E., Bellevue, Washington commencing at 10 a.m., local time, and at such other date, place and time as may be specified in the case of any adjournment or postponement thereof. See "Meetings, Voting and Proxies -- Puget Special Meeting."

     Matters to Be Considered. At the Puget Special Meeting, holders of shares of Puget Common Stock will consider and vote on proposals to approve (a) the Merger Agreement and the transactions contemplated thereby (the "Puget Merger Proposal") and (b) the increase in the number of shares of Puget Common Stock which may be awarded under the 1995 Plan from 500,000 to 1,200,000 in order to provide sufficient shares for issuance to holders of equity interests under the WECo Stock Plans pursuant to the Merger Agreement and for future grants to the Company's management employees following the Merger (the "Puget Plan Proposal"; together with the Puget Merger Proposal, the "Puget Proposals"). Holders of Puget Common Stock will also be asked to consider and vote on any matters incidental to the conduct of the Puget Special Meeting that may properly arise. See "Meetings, Voting and Proxies -- Puget Special Meeting."

     Record Date. The holders of record of Puget Common Stock at the close of business on January 22, 1996 (the "Puget Record Date") are entitled to notice of, and to vote at, the Puget Special Meeting. See "Meetings, Voting and Proxies -- Puget Special Meeting."

     Vote Required. Approval of the Puget Merger Proposal will require the affirmative vote of holders of Puget Common Stock representing not less than two-thirds of all votes entitled to be cast by all holders of Puget Common Stock. Approval of the Puget Plan Proposal will require the affirmative vote of holders of Puget Common Stock representing not less than a majority of all shares present, in person or by proxy, and entitled to vote thereon at the Puget Special Meeting. Holders of Puget Common Stock outstanding at the close of business on the Puget Record Date will be entitled to one vote per share. Puget's directors, executive officers and affiliates hold in the aggregate less than 1% of the issued and outstanding shares of Puget Common Stock entitled to vote at the Puget Special Meeting. See "Meetings, Voting and Proxies -- Puget Special Meeting."

     APPROVAL OF BOTH OF THE PUGET PROPOSALS BY THE HOLDERS OF PUGET COMMON STOCK IS A CONDITION TO, AND REQUIRED FOR, CONSUMMATION OF THE MERGER. See "The Merger Agreement -- Conditions to Consummation of the Merger."

     PUGET'S BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE INCREASE IN THE NUMBER OF SHARES OF PUGET COMMON STOCK WHICH MAY BE AWARDED UNDER THE 1995 PLAN, AND RECOMMENDS THAT THE HOLDERS OF PUGET COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF PUGET COMMON STOCK WHICH MAY BE AWARDED UNDER THE 1995 PLAN.

WECo MEETING

     Date, Place and Time. The WECo Meeting will be held on Wednesday, March 20, 1996 at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, commencing at 9:30 a.m., local time, and at such other date, place and time as may be specified in the case of any adjournment or postponement thereof. See "Meetings, Voting and Proxies -- WECo Meeting."

     Matters to Be Considered. At the WECo Meeting, holders of WECo Common Stock will consider and vote on a proposal (the "WECo Proposal") to approve the Merger Agreement and the transactions contemplated thereby. Holders of WECo Common Stock will also be asked to consider and vote on a proposal to elect three Class III directors to serve for three-year terms or until their successors are elected and qualified, and any matters incidental to the conduct of the WECo Meeting that may properly arise. See "Meetings, Voting and Proxies -- WECo Meeting."

     Record Date. The holders of record of WECo Common Stock at the close of business on January 11, 1996 (the "WECo Record Date") are entitled to notice of, and to vote at, the WECo Meeting. See "Meetings, Voting and Proxies -- WECo Meeting."

     Vote Required. Approval of the WECo Proposal will require the affirmative vote of holders of WECo Common Stock representing not less than two-thirds of all votes entitled to be cast by all holders of WECo

Common Stock. Holders of WECo Common Stock outstanding at the close of business on the WECo Record Date will be entitled to one vote per share. With respect to the election of directors, holders of WECo Common Stock are entitled to vote cumulatively, each shareholder being entitled to cast a number of votes for such election equal to the number of shares of WECo Common Stock held by such shareholder multiplied by the number of directors to be elected, and to cast all such votes for one nominee or to distribute the votes among the nominees. The election of each director shall be decided by plurality vote. WECo's directors, executive officers and affiliates hold in the aggregate less than 2% of the issued and outstanding shares of WECo Common Stock entitled to vote at the WECo Meeting. See "Meetings, Voting and Proxies -- WECo Meeting."

     APPROVAL OF THE WECO PROPOSAL BY THE HOLDERS OF WECO COMMON STOCK IS A CONDITION TO, AND REQUIRED FOR, CONSUMMATION OF THE MERGER. See "The Merger Agreement -- Conditions to Consummation of the Merger."

     WECo'S BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE HOLDERS OF WECo COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE ELECTION OF THE NOMINATED DIRECTORS.

WNG SPECIAL MEETING

     Date, Place and Time. The WNG Special Meeting will be held on Wednesday, March 20, 1996 at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, commencing at 9:30 a.m., local time, and at such other date, place and time as may be specified in the case of any adjournment or postponement thereof. The WNG Special Meeting will be held in conjunction with the WECo Meeting at the same time and location. See "Meetings, Voting and Proxies -- WNG Special Meeting."

     Matters to Be Considered. At the WNG Special Meeting, holders of WNG Preferred Stock will consider and vote on a proposal (the "WNG Proposal") to approve the Merger Agreement and the transactions contemplated thereby. Holders of WNG Preferred Stock will also be asked to consider and vote on any matters incidental to the conduct of the WNG Special Meeting that may properly arise. See "Meetings, Voting and Proxies -- WNG Special Meeting."

     Record Date. The holders of record of WNG Preferred Stock at the close of business on January 11, 1996 (the "WNG Record Date") are entitled to notice of, and to vote at, the WNG Special Meeting. See "Meetings, Voting and Proxies -- WNG Special Meeting."

     Vote Required. Approval of the WNG Proposal will require the affirmative vote of holders of WNG Series II Preferred Stock and WNG Series III Preferred Stock, voting as separate classes, representing not less than two-thirds of all votes entitled to be cast by all holders of each such series of WNG Preferred Stock. Holders of WNG Preferred Stock outstanding at the close of business on the WNG Record Date will be entitled to one vote per share. WNG's directors, executive officers and affiliates hold in the aggregate less than 1% of the issued and outstanding shares of WNG Preferred Stock entitled to vote at the WNG Special Meeting. See "Meetings, Voting and Proxies -- WNG Special Meeting."

     APPROVAL OF THE WNG PROPOSAL BY THE HOLDERS OF WNG PREFERRED STOCK IS A CONDITION TO, AND REQUIRED FOR, CONSUMMATION OF THE MERGER OF WNG WITH AND INTO PUGET. IF THE HOLDERS OF PUGET COMMON STOCK AND WECo COMMON STOCK APPROVE THE PUGET PROPOSALS AND THE WECo PROPOSAL, RESPECTIVELY, BUT THE HOLDERS OF EITHER SERIES OF WNG PREFERRED STOCK DO NOT APPROVE THE WNG PROPOSAL, ONLY WECo WILL BE MERGED WITH AND INTO PUGET, WNG WILL BECOME A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, AND THE WNG PREFERRED STOCK WILL NOT BE CONVERTED INTO NEW COMPANY PREFERRED STOCK, BUT WILL REMAIN OUTSTANDING, UNCHANGED. See "The Merger Agreement -- Conditions to Consummation of the Merger."

     WNG'S BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT HOLDERS OF WNG PREFERRED STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT. WECo, AS SOLE HOLDER OF ALL OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $5 PER SHARE, OF WNG (THE "WNG COMMON STOCK"), HAS TAKEN ALL REQUISITE ACTION TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                   THE MERGER

FORM OF THE MERGER

     The Merger is to be effected pursuant to the Merger Agreement and the plan of merger contemplated thereby. Subject to the conditions of the Merger Agreement, WECo and WNG will merge with and into Puget, the separate corporate existence of WECo and WNG will cease, and Puget's corporate name will be changed to a name to be mutually chosen by the parties. If, at the shareholders meetings called in connection with the Merger, the holders of Puget Common Stock and WECo Common Stock approve the Merger Agreement, but the holders of either series of WNG Preferred Stock do not approve the Merger Agreement, and the other conditions to the Merger are satisfied or waived, then, at the Effective Time, only WECo will be merged with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG Preferred Stock will not be converted into New Company Preferred Stock, but will remain outstanding, unchanged. See "The Merger -- Form of the Merger."

     At the Effective Time, (a) each issued and outstanding share of WECo Common Stock (other than shares owned directly or indirectly by WECo or Puget or WECo Dissenting Shares) will be converted into the right to receive .860 share of Company Common Stock and (b) subject to the approval of the WNG Proposal, each issued and outstanding share of each series of WNG Preferred Stock (other than WNG Dissenting Preferred Shares) will be converted into the right to receive one share of New Company Preferred Stock, in each case with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) as a share of such series of WNG Preferred Stock. Each issued and outstanding share of Puget Common Stock (other than Puget Dissenting Shares) will remain outstanding, unchanged, as one share of Company Common Stock, so that the holders of Puget Common Stock and WECo Common Stock immediately prior to the Merger (except for the holders of Puget Dissenting Shares and WECo Dissenting Shares) will all be holders of Company Common Stock immediately upon consummation of the Merger. See "The Merger -- Conversion of Shares; Exchange of Stock Certificates" and "Description of Company Capital Stock." From the Effective Time, all options then outstanding under the WECo Stock Plans will constitute options to acquire shares of Company Common Stock on the same terms and conditions, subject to adjustments for the Ratio and the relative stock prices. See "The Merger -- Employee Benefit Plans -- WECo Stock Plans."

     Based on the capitalization of Puget and WECo on December 31, 1995 and the Ratio, holders of Puget Common Stock and WECo Common Stock would have held approximately 75% and 25%, respectively, of the aggregate number of shares of Company Common Stock that would have been outstanding if the Merger had been consummated as of such date, assuming the exercise of all outstanding options to purchase WECo Common Stock.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Time, a form of letter of transmittal will be furnished to holders of certificates that formerly represented shares of WECo Common Stock and, subject to the approval of the WNG Proposal, WNG Preferred Stock, together with instructions relating to the surrender of such certificates in exchange for certificates representing Company Common Stock, including the associated rights under the Rights Agreement (as hereinafter defined), or New Company Preferred Stock, as the case may be. Holders of certificates that prior to the Effective Time represented shares of WECo Common Stock or WNG Preferred Stock will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to their stock until such certificates have been surrendered for certificates representing Company Common Stock or New Company Preferred Stock, as the case may be. Cash will be paid to holders of WECo Common Stock in lieu of fractional shares of Company Common Stock. HOLDERS OF WECo COMMON STOCK AND WNG PREFERRED STOCK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL A FORM OF LETTER OF TRANSMITTAL AND INSTRUCTIONS THEREFOR ARE RECEIVED. CERTIFICATES REPRESENTING SHARES OF PUGET COMMON STOCK NEED NOT BE EXCHANGED FOR CERTIFICATES REPRESENTING SHARES OF COMPANY COMMON STOCK. See "The
Merger -- Conversion of Shares; Exchange of Stock Certificates."

BACKGROUND

     For a description of the background of the Merger, see "The
Merger -- Background of the Merger."

REASONS FOR THE MERGER

     Puget, WECo and WNG believe that the Merger offers significant strategic and financial benefits to each of the companies and to their respective shareholders, as well as to their employees and customers and to the communities in which they do business. These benefits include, among others:

     - Maintenance of competitive rates that will enable the Company to meet more effectively the challenges of the increasingly competitive environment in the utility industry.

     - Enhanced customer service, based on operational efficiencies, the companies' overlapping service territories and the ability to provide customers both gas and electricity to meet their total energy needs.

     - Better utilization of resources through the deferral or avoidance of certain capital intensive projects and through joint engineering, siting and construction.

     - Integration of corporate and administrative functions to eliminate duplicative positions, reduce other administrative expenses and limit or avoid certain capital expenditures for administrative facilities and information systems.

See "The Merger -- Reasons for the Merger."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Puget. Puget's Board of Directors believes that the Merger represents a significant growth opportunity for Puget and would offer Puget and its shareholders more favorable prospects for the future than the prospects offered by Puget as a stand-alone entity. In addition to the Merger's joint benefits referred to above, Puget's Board of Directors believes that the Merger would afford distinct benefits to Puget and its shareholders over the long term. See "The Merger -- Recommendations of the Boards of Directors -- Puget Board Recommendation."

     The members of Puget's Board of Directors have unanimously approved and adopted the Merger Agreement, the plan of merger contemplated thereby and the terms and conditions thereof. As noted in "Conflicts of Interest of Certain Persons in the Merger" below, members of Puget's Board of Directors may be deemed to have interests in the Merger that are in addition to their interests, if any, as shareholders of Puget generally. Puget's Board of Directors considered these interests, among other things, in making its determination to approve the Merger Agreement, the plan of merger contemplated thereby and the terms and conditions thereof. To provide sufficient shares for issuance to holders of equity interests under the WECo Stock Plans pursuant to the Merger Agreement and for future grants to the Company's management employees following the Merger, the members of Puget's Board of Directors have also unanimously adopted and approved the amendment to the 1995 Plan to increase the number of shares of Puget Common Stock which may be awarded thereunder from 500,000 to 1,200,000 shares. PUGET'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PUGET PROPOSALS.

     For a more detailed discussion of the factors considered by Puget's Board of Directors in reaching its decision on the Merger Agreement and the transactions contemplated thereby, see "The Merger -- Reasons for the Merger" and "The Merger -- Recommendations of the Boards of Directors."

     WECo and WNG. WECo's and WNG's Boards of Directors believe that the Merger represents a significant strategic opportunity for WECo and WNG and would offer each company and its shareholders better prospects for the future than the prospects offered by WECo and WNG as stand-alone entities. In addition to the joint benefits referred to above, WECo's and WNG's Boards of Directors believe that the Merger would offer distinct benefits to WECo and WNG and their respective shareholders over the long term. See "The Merger -- Recommendations of the Boards of Directors -- WECo and WNG Board Recommendations."

     The members of WECo's and WNG's Boards of Directors have unanimously approved and adopted the Merger Agreement, the plan of merger contemplated thereby and the terms and conditions thereof. As noted in "Conflicts of Interest of Certain Persons in the Merger" below, members of WECo's and WNG's Boards of Directors may be deemed to have interests in the Merger that are in addition to their interests, if any, as shareholders of WECo and WNG generally. WECo's Board of Directors and WNG's Board of Directors considered these interests, among other things, in making their determinations to approve the Merger Agreement, the plan of merger contemplated thereby and the terms and conditions thereof. WECo'S BOARD OF DIRECTORS AND WNG'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR APPROVAL OF THE MERGER AGREEMENT, AND WECo'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS.

     For a more detailed discussion of the factors considered by WECo's Board of Directors and WNG's Board of Directors in reaching their decisions on the Merger Agreement and the transactions contemplated thereby, see "The Merger -- Reasons for the Merger" and "The Merger -- Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

     Puget. Puget has retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to assist Puget's Board of Directors in evaluating the financial terms of the Merger. See "The Merger -- Background of the Merger."

     On October 18, 1995, Morgan Stanley rendered to Puget's Board of Directors an oral opinion to the effect that, as of the date of such opinion, the Ratio was fair, from a financial point of view, to Puget. Morgan Stanley subsequently confirmed its opinion by delivery of a written opinion dated the date hereof. The full text of Morgan Stanley's written opinion dated the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex D to this Joint Proxy Statement/ Prospectus and is incorporated herein by reference. HOLDERS OF PUGET COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger -- Opinions of Financial Advisors."

     WECo. WECo has retained Goldman, Sachs & Co. ("Goldman Sachs") as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to assist WECo's Board of Directors in evaluating the financial terms of the Merger. See "The Merger -- Background of the Merger."

     On October 18, 1995, Goldman Sachs rendered its oral opinion to WECo's Board of Directors that, as of the date of such oral opinion, the Ratio pursuant to the Merger Agreement was fair to the holders of WECo Common Stock. Goldman Sachs subsequently confirmed its opinion by delivery of a written opinion dated the date hereof. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex E to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. HOLDERS OF WECo COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger -- Opinions of Financial Advisors."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of the material federal income tax consequences of the Merger. Consummation of the Merger is conditioned upon the receipt by Puget, WECo and WNG of (a) a private letter ruling from the Internal Revenue Service (the "IRS") or (b) if no IRS ruling is received but all other conditions to the Merger are satisfied, then legal opinions from Perkins Coie, counsel to Puget, and Simpson Thacher & Bartlett, counsel to WECo and WNG, which ruling or opinions shall be substantially to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Provided that the Merger so qualifies, then for federal income tax purposes
(a) no gain or loss will be recognized by Puget, WECo or WNG as a result of the Merger, (b) holders of WECo Common Stock and WNG Preferred Stock whose shares are converted into Company Common Stock or New Company Preferred Stock, as the case may be, in the Merger will recognize no gain or loss as a result of the conversion (except by reason of receipt of cash in lieu of fractional share interests or the exercise of dissenters' rights), (c) the basis of Company Common Stock or New Company Preferred Stock received pursuant to the Merger should be the same as the basis attributable to the WECo Common Stock or WNG Preferred Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in Company Common Stock for which cash is received), and (d) the holding period of Company Common Stock and New Company Preferred Stock received pursuant to the Merger shall include the holding period of any WECo Common Stock or WNG Preferred Stock surrendered in exchange therefor, provided that such exchanged shares are held as capital assets at the Effective Time. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions to Consummation of the Merger."

     HOLDERS OF WECo COMMON STOCK AND WNG PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     Puget, WECo and WNG believe that the Merger will be treated as a "pooling-of-interests" for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment." The receipt by Puget and WECo of letters from their respective independent public accountants stating that the transaction will qualify as a pooling-of-interests is a condition precedent to consummation of the Merger. See "The Merger Agreement -- Conditions to Consummation of the Merger."

CONFLICTS OF INTEREST OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of Puget's Board of Directors, WECo's Board of Directors and WNG's Board of Directors, shareholders should be aware that certain members of such Boards may be deemed to have conflicts of interest in the Merger.

     Directorships. The Merger Agreement provides that the Company's Board of Directors (the "Company Board") will upon consummation of the Merger consist of no more than 15 persons, two-thirds of whom will be designated by Puget and one-third of whom will be designated by WECo. The Merger Agreement provides that Puget will designate Richard R. Sonstelie and William S. Weaver to the Company Board, and WECo will designate William P. Vititoe to the Company Board. It is anticipated that the Company Board will initially be comprised of persons who are current directors of Puget or WECo. See "The Merger -- Conflicts of Interest of Certain Persons in the Merger -- The Company's Board of Directors."

     Employment Agreements. On October 18, 1995, Mr. Sonstelie entered into an Employment Agreement with Puget which is currently effective. Pursuant to his Employment Agreement, Mr. Sonstelie serves as Chairman of the Board and Chief Executive Officer of Puget and will serve as Chairman of the Board and Chief Executive Officer of the Company. On October 18, 1995, Mr. Vititoe entered into an Employment Agreement with Puget that is to become effective at the Effective Time and will replace his existing employment agreement with WECo and WNG. Mr. Vititoe's Employment Agreement provides that he will serve as a member of the Company Board and as President and Chief Operating Officer of the Company from and after the Effective Time. Both Employment Agreements provide certain benefits in the event of termination of employment under certain circumstances. See "The Merger -- Conflicts of Interest of Certain Persons in the Merger."

     WECo has employment agreements with certain other key executive officers that provide for lump-sum payments of salary and other benefits if employment is terminated under certain circumstances following consummation of the Merger and during the term of the agreements. See "The Merger -- Conflicts of Interest of Certain Persons in the Merger."

     Employee Plans. Under certain benefit plans and agreements maintained or entered into by WECo and WNG, certain directors, officers and other employees of WECo and WNG will be entitled to immediate payment and/or vesting of certain retirement and other deferred compensation upon consummation of the Merger. See "The Merger -- Conflicts of Interest of Certain Persons in the
Merger -- Employment Agreements With the Company" and "The Merger -- Employee Benefit Plans."

     Indemnification. Pursuant to the Merger Agreement, the Company will indemnify, to the fullest extent permitted by applicable law, the present and former directors, officers and employees of each of Puget, WECo and WNG, and any subsidiaries thereof, against certain liabilities arising out of or pertaining to actions or omissions occurring at or prior to the Effective Time that arise from or are based on such service as a director, officer or employee or that arise from or pertain to the transactions contemplated by the Merger Agreement, and to maintain the current policies of directors' and officers' liability insurance held by WECo and WNG (or policies at least as favorable) for a period of not less than six years after the Effective Time to the extent that such liability insurance can be maintained annually at a cost that is not greater than 200% of the premium for the current directors' and officers' liability insurance maintained by WECo and WNG. To the fullest extent permitted by applicable law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of Puget, WECo, WNG and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws in effect on the date thereof or otherwise in effect on October 18, 1995, will survive the Merger and continue in full force and effect for a period of not less than six years from the Effective Time. See "The Merger Agreement -- Indemnification."

DISSENTERS' RIGHTS

     Under Washington law, holders of record of WECo Common Stock and WNG Preferred Stock as of the WECo Record Date or the WNG Record Date, as the case may be, who do not wish to accept shares of Company Common Stock or New Company Preferred Stock, as the case may be, in the Merger, and holders of Puget Common Stock who vote against the Merger, have the right to receive in cash the "fair value" of their WECo Common Stock, WNG Preferred Stock or Puget Common Stock, as the case may be. To perfect such dissenters' rights, holders of WECo Common Stock, WNG Preferred Stock and Puget Common Stock must comply with the procedural requirements of the Washington Business Corporation Act (the "WBCA"), including, without limitation, not voting in favor of the Merger Agreement and making a written demand for payment before the date of the WECo Meeting, the WNG Special Meeting or the Puget Special Meeting, as the case may be. Holders of WNG Preferred Stock will not have dissenters' rights if the Alternate Merger is effected. See "The Merger -- Dissenters' Rights" and Annex I to this Joint Proxy Statement/Prospectus.

REQUIRED REGULATORY APPROVALS

     The approval of the Washington Utility and Transportation Commission (the "WUTC") under applicable state laws and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are conditions to consummation of the Merger.

     Under the Merger Agreement, Puget and WECo have agreed to use all reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Merger or to have conditions imposed on the receipt of regulatory approvals. While the parties believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of the parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to consummation of the Merger that such approvals be obtained on terms and conditions that would not have, or would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the Company and its prospective subsidiaries taken as whole. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such conditions to consummation of the Merger. See "Regulatory Requirements" and "The Merger Agreement -- Conditions to Consummation of the Merger" with respect to the approvals noted above and other filings and actions that also constitute conditions to consummation of the Merger.

CONDITIONS TO THE MERGER

     The obligations of Puget, on the one hand, and WECo and WNG, on the other, to consummate the Merger are subject to the satisfaction of certain conditions, including the approval of both of the Puget Proposals by the holders of Puget Common Stock, approval of the WECo Proposal by the holders of WECo Common Stock and (except in the case of the Alternate Merger) approval of the WNG Proposal by the holders of WNG Preferred Stock, the absence of any restraining order or injunction that prevents consummation of the Merger, the listing of the Company Common Stock and the New Company Preferred Stock issuable in the Merger on the NYSE, the qualification of the Merger as a "pooling-of-interests" for accounting and financial reporting purposes, the receipt of all required governmental approvals, the absence of any material adverse change in the business, operations, properties, assets, financial condition, results of operations or prospects of Puget, WECo and their respective subsidiaries, each taken as a whole, the performance in all material respects of all obligations required to be performed under the Merger Agreement and the Stock Option Agreements (as hereinafter defined), the accuracy in all material respects of the representations and warranties set forth in the Merger Agreement and the Stock Option Agreements, the receipt by Puget of officer's certificates from WECo and WNG, and the receipt by WECo and WNG of an officer's certificate from Puget, each stating that certain conditions set forth in the Merger Agreement have been satisfied and that there has occurred no material adverse change in the business, operations, properties, assets, financial condition, results of operations or prospects of the parties and their respective subsidiaries taken as whole, the receipt of a tax ruling from the IRS or of tax opinions to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code, the receipt of certain material third-party consents, the absence of any event that would result in the triggering of any right or entitlement of shareholders under the Rights Agreement and the receipt by Puget of certain agreements from all affiliates of WECo. See "The Merger Agreement -- Conditions to Consummation of the Merger."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

     The Merger Agreement may be terminated under certain circumstances, including: by mutual written consent of the Boards of Directors of each of Puget and WECo; by any party thereto, in certain circumstances, if the Merger is not consummated on or before December 31, 1996 (extendible in certain circumstances to March 31, 1997); by any party thereto if the requisite approvals of the holders of Puget Common Stock and WECo Common Stock are not obtained; by any party thereto if any law or regulation is adopted that prohibits the Merger or if any court issues an order prohibiting the Merger; by a nonbreaching party if there occurs a material breach of the Merger Agreement that is not cured within 20 days; or by any party, under certain circumstances, if, as a result of a third-party tender offer or any written offer or proposal with respect to a business combination by a third party, such party's Board of Directors determines in good faith that its fiduciary obligations under applicable law require that such tender or other written offer or proposal be accepted. The Merger Agreement requires that a termination fee be paid under certain circumstances, including if, in certain circumstances, a business combination proposal with a third party is not rejected or withdrawn and is consummated or accepted within two and one-half years of termination. See "The Merger
Agreement -- Termination; Fees and Expenses." The aggregate termination fees under these provisions, together with the amounts payable under certain provisions of the Stock Option Agreements, may not exceed $20 million. See "The Merger Agreement -- Termination; Fees and Expenses" and "The Stock Option Agreements -- Certain Repurchases."

     The Merger Agreement may be amended by the parties at any time before or after its approval by the shareholders of Puget, WECo and WNG, but no amendment shall be made after any such approval that alters or changes (a) the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion of shares, (b) the terms or conditions of the Merger Agreement if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the holders of Puget Common Stock, Puget Preferred Stock, WECo Common Stock or WNG Preferred Stock, or (c) any terms of Puget's Amended and Restated Articles of Incorporation (the "Puget Articles"), except for alterations or changes that could otherwise be adopted by Puget's Board of Directors, without the further approval of such shareholders, as applicable. See "The Merger Agreement -- Amendment and Waiver."

     At any time prior to the Effective Time, the conditions to a party's obligation to consummate the Merger may be waived, in certain circumstances, by the other party. See "The Merger Agreement -- Amendment and Waiver."

STOCK OPTION AGREEMENTS

     Pursuant to (a) the WECo Stock Option Agreement dated as of October 18, 1995, by and between WECo and Puget (the "WECo Stock Option Agreement") and (b) the Puget Stock Option Agreement dated as of October 18, 1995, by and between Puget and WECo (the "Puget Stock Option Agreement"; together with the WECo Stock Option Agreement, the "Stock Option Agreements"), WECo has granted Puget the right (the "Puget Option"), and Puget has granted WECo the right (the "WECo Option"; together with the Puget Option, the "Options"), to purchase, under certain circumstances relating to a Business Combination (as hereinafter defined) proposal by a third party, up to a certain number of authorized but unissued shares of the respective issuer's common stock (representing 19.9% of the outstanding common stock of such issuer on October 18, 1995), at $20.00 per share for WECo Common Stock and $23.25 per share for Puget Common Stock. The exercise of the Options is subject to certain conditions set forth in the Merger Agreement relating to Business Combination proposals by third parties and rights of termination. See "The Stock Option Agreements -- General" and "The Merger Agreement -- Termination; Fees and Expenses." In addition, the Stock Option Agreements provide that the holder of an Option has the right to require the issuer thereof to repurchase from the holder of the Option (a) all or any portion of the Option at any time the Option is exercisable at a price that represents the difference between the Market/Offer Price (as hereinafter defined) and the exercise price of the Option and (b) on or at any time prior to December 31, 1996 (which date may be extended to March 31, 1997, under certain circumstances) all or any portion of any shares purchased pursuant to the Option. See "The Stock Option Agreements -- Certain Repurchases." Any such amounts payable under the Stock Option Agreements are subject to the $20 million aggregate limit set forth in the Merger Agreement. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers. See "The Stock Option Agreements."

     Further, the Stock Option Agreements contemplate the continuation of certain standstill provisions and provide that any shares of the other party acquired or otherwise beneficially owned must be voted for and against each matter submitted to a shareholder vote in the same proportion as the other shareholders of the issuer thereof vote for and against such matter. See "The Merger Agreement -- Standstill Agreements" and "The Stock Option
Agreements -- Voting."

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

     As a result of the Merger, holders of WECo Common Stock and WNG Preferred Stock (other than, in each case, holders properly exercising dissenters' rights) will receive shares of Company Common Stock or New Company Preferred Stock, as the case may be. For a comparison of the charter and bylaw provisions of Puget, WECo and WNG governing the rights of Puget, WECo and WNG shareholders, see "Comparison of Shareholder Rights."

DIVIDENDS

     The amount, declaration and timing of dividends on Company Common Stock will be a business decision to be made by the Company from time to time based on the Company's results of operations and financial condition, regulatory factors and such other business considerations as the Company Board considers relevant. Subject to the foregoing, it is anticipated that the Company initially will adopt the dividend policy followed by Puget, which currently provides for annual dividends of $1.84 per share. WECo currently pays an annual dividend of $1.00 per share of WECo Common Stock. Prior to the Effective Time, Puget and WECo intend to continue their respective dividend policies.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The summary below sets forth certain selected historical financial data and selected pro forma financial data that should be read in conjunction with the historical financial statements and notes thereto contained in the Puget 1994 10-K, the Puget September 1995 10-Q and the WECo 1995 10-K, each incorporated herein by reference, and in conjunction with the pro forma financial data and related notes appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Condensed Financial Information."

SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of Puget set forth below have been derived from the consolidated financial statements of Puget as of, and for each of the five fiscal years in the period ended, December 31, 1994, and as of, and for the nine-month and twelve-month periods ended, September 30, 1995. The consolidated financial statements as of, and for each of the five years in the period ended, December 31, 1994 have been audited by Coopers & Lybrand L.L.P., independent accountants. The consolidated financial statements as of, and for the nine-month and twelve-month periods ended, September 30, 1995 are unaudited. In the opinion of Puget's management, such unaudited consolidated financial statements include all adjustments and accruals necessary for a fair presentation.

PUGET SOUND POWER & LIGHT COMPANY

                              NINE MONTHS       TWELVE
                                 ENDED       MONTHS ENDED                          YEARS ENDED DECEMBER 31,
                             SEPTEMBER 30,   SEPTEMBER 30,     ----------------------------------------------------------------
                                 1995            1995             1994           1993         1992         1991         1990
                             -------------   -------------     ----------     ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
CONSOLIDATED INCOME
  STATEMENT DATA
Operating Revenues.........   $  848,521     $1,185,456      $1,194,058     $1,112,878   $1,024,970   $  956,769   $  935,273
Operating Income...........      150,298        211,222(1)      193,498(2)     210,980      214,670      213,731      215,376
Income from Continuing
  Operations...............       90,629        131,461(1)      120,059(2)     138,327      135,720      132,777      132,343
Preferred Stock Dividend
  Requirements.............       11,725         15,704          15,731         16,442       13,884       10,039       12,395
Income Available for Common
  Stock....................       78,904        115,757         104,328        121,885      121,836      122,738      119,948
Earnings per Share.........         1.24           1.82            1.64           2.00         2.16         2.21         2.16
Cash Dividends per Common
  Share....................         1.38           1.84            1.84           1.83         1.79         1.76         1.76
Ratio of Earnings to
  Combined Fixed Charges
  and Preferred Stock
  Dividends(3).............                        2.55x           2.45x          2.63x        2.47x        2.57x        2.58x
CONSOLIDATED BALANCE SHEET
  DATA
Total Assets(4)............   $3,226,457     $3,226,457      $3,463,770     $3,341,130   $2,997,721   $2,676,438   $2,602,536
Long-Term Debt(5)..........      971,403        971,403       1,071,298      1,059,079    1,206,992    1,060,309    1,028,834
Short-Term Debt............      131,948        131,948         234,454        149,306       90,450      111,789       93,060
Preferred Stock:
  Not Subject to Mandatory
    Redemption.............      125,000        125,000         125,000        115,000      165,000      140,000      140,000
  Subject to Mandatory
    Redemption(6)..........       89,040         89,040          91,242         93,176       93,822       20,189       28,766
Common Equity..............    1,163,925      1,163,925       1,172,729      1,186,475    1,040,164      942,433      917,977
Book Value per Share.......        18.29          18.29           18.43          18.65        17.76        16.96        16.52

See accompanying notes on pages 22-23.

     The selected historical financial data of WECo set forth below have been derived from the consolidated financial statements of WECo as of, and for each of the six fiscal years in the period ended, September 30, 1995 and for the nine-month period ended September 30, 1995. The consolidated financial statements as of, and for the six fiscal years in the period ended, September 30, 1995 have been audited by Arthur Andersen LLP, independent auditors. The consolidated financial statements as of, and for the nine-month period ended, September 30, 1995 are unaudited.

WASHINGTON ENERGY COMPANY

                                    NINE MONTHS
                                       ENDED                              FISCAL YEARS ENDED SEPTEMBER 30,
                                   SEPTEMBER 30,      -------------------------------------------------------------------------
                                       1995             1995           1994            1993        1992       1991       1990
                                   -------------      --------      ----------      ----------   --------   --------   --------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
CONSOLIDATED INCOME STATEMENT
  DATA(4)
Operating Revenues................   $287,366        $443,611      $  432,025      $  470,392   $375,088   $395,564   $364,005
Operating Income..................     27,485 (7)      51,796 (7)      28,168 (8)      55,569     45,980     59,394     48,631
Income (Loss) from Continuing
  Operations......................    (54,317)(9)     (41,062)(9)     (44,847)(10)     22,035     13,981     31,581     19,570
Preferred Stock Dividend
  Requirements....................         --              --               9             101        105        112        117
Income (Loss) Available for Common
  Stock(11).......................    (54,317)        (41,062)        (45,529)         21,934     13,876     31,469     19,453
Earnings per Share(11)............      (2.27)          (1.72)          (1.94)           0.95       0.71       1.73       1.27
Cash Dividends per Common Share...       0.75            1.00            1.00            1.40       1.40       1.38       1.34
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends(3)(12)..........                         --              --            1.66x      1.43x      2.25x      1.84x
CONSOLIDATED BALANCE SHEET DATA(4)
Total Assets......................   $989,490        $989,490      $1,036,790      $1,035,817   $899,874   $809,657   $713,947
Long-Term Debt(5).................    340,200         340,200         350,340         353,680    285,940    237,824    237,021
Short-Term Debt...................    161,994         161,994         125,182         145,498    138,210    102,345     65,060
Preferred Stock:
  Not Subject to Mandatory
    Redemption....................     90,000          90,000          90,000              --         --         --         --
  Subject to Mandatory
    Redemption(6).................         --              --              --          22,548     32,748     32,948     33,337
Common Equity.....................    196,686         196,686         256,800         322,931    275,517    284,260    220,381
Book Value per Share..............       8.17            8.17           10.83           13.85      13.88      14.59      13.65

See accompanying notes on pages 22-23.

     The selected historical financial data of WNG set forth below have been derived from the financial statements of WNG as of, and for each of the six fiscal years in the period ended, September 30, 1995 and for the nine-month period ended September 30, 1995. The financial statements as of, and for the six fiscal years in the period ended, September 30, 1995 have been audited by Arthur Andersen LLP, independent auditors. The financial statements as of, and for the nine-month period ended, September 30, 1995 are unaudited.

WASHINGTON NATURAL GAS COMPANY

                                       NINE MONTHS
                                          ENDED                            FISCAL YEARS ENDED SEPTEMBER 30,
                                      SEPTEMBER 30,      ---------------------------------------------------------------------
                                          1995             1995          1994          1993       1992       1991       1990
                                      -------------      --------      --------      --------   --------   --------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA(4)
Operating Revenues...................   $ 270,301        $420,048      $396,407      $431,063   $351,022   $371,445   $348,340
Operating Income.....................      26,580(13)      50,513(13)    26,381 (8)    49,889     38,143     51,761     44,533
Income (Loss) from Continuing
  Operations.........................       1,712(13)      17,854(13)    (8,243)(14)   21,771     12,231     29,409     18,762
Preferred Stock Dividend
  Requirements.......................       5,264           7,126         4,777         2,720      2,740      2,755      2,776
Income (Loss) Available for Common
  Stock..............................      (3,552)         10,728       (13,020)       19,051      9,491     26,654     15,986
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends(3)(15)...................                        1.34x           --          1.83x      1.39x      2.25x      1.78x
BALANCE SHEET DATA(4)
Total Assets.........................   $ 890,598        $890,598      $872,549      $834,516   $729,536   $657,727   $581,801
Long-Term Debt(5)....................     340,200         340,200       350,340       353,680    285,940    237,824    221,105
Intercompany Debt....................      27,951          27,951        29,617        49,809     59,543     51,791     28,142
Short-Term Debt......................          --              --            --            --     17,100         --         --
Preferred Stock:
  Not Subject to Mandatory
    Redemption.......................      90,000          90,000        90,000            --         --         --         --
  Subject to Mandatory
    Redemption(6)....................          --              --            --        22,600     32,900     33,200     33,401
Common Equity........................     251,528         251,528       235,988       262,334    205,599    210,889    171,255

---------------
 (1) Includes charges of $1.7 million ($0.03 per share) for costs relating to office and facilities consolidation.

 (2) Includes charges of $13.6 million ($0.21 per share) for costs relating to workforce reductions and related consolidation of facilities.

 (3) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consists of income from continuing operations, before interest charges and cumulative preferred stock dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also includes an allowance for borrowed and other funds used during construction. "Fixed charges" consists of interest charges, the estimated interest component of rentals and the equivalent of pretax preferred stock dividend requirements of majority-owned subsidiaries. Due to seasonal variations in energy usage, operating revenues and associated expenses are not generated evenly during the year. The ratio for the nine months ended September 30, 1995 is therefore not meaningful and is not included.

 (4) For purposes of conforming the presentation of the selected financial data, certain historical amounts have been reclassified.

 (5) Includes long-term debt due within one year.

 (6) Includes amounts due within one year.

 (7) Includes $3.3 million ($0.14 per share) in unusual charges relating primarily to a workforce reduction.

 (8) Includes $8.8 million in charges ($0.37 per share) relating to restructuring operations, downsizing the workforce, writing off costs deemed unrecoverable and establishing other reserves.

 (9) Includes the charges described in (7) above plus: (1) $26.5 million ($1.11 per share) to write down coal and railroad assets associated with adoption of Statement of Financial Accounting Standards ("SFAS") No. 121 relating to impairment of long-lived assets; (2) $16.1 million ($0.67 per share) in charges relating to impairment in the carrying value of WECo's investment in its unconsolidated oil and gas affiliate and WECo's equity in losses recognized by that affiliate associated with its adoption of SFAS No. 121; and (3) $3.3 million ($0.14 per share) to increase a contingency reserve.

(10) Includes the charges described in (8) above and (14) below plus a $30.0 million loss ($1.28 per share) relating to the merger of WECo's oil and gas subsidiary with another independent oil and gas company.

(11) Income (Loss) Available for Common Stock and Earnings per Share are based on income from continuing operations after preferred dividend requirements. Results of discontinued operations for WECo have been excluded for 1990, 1991, 1992, 1993 and 1994.

(12) The results of calculating the ratio of earnings to fixed charges and preferred stock dividends for 1995 and 1994 are not meaningful due to losses of $52,916,000 in 1995 and $29,422,000 in 1994. Earnings would have had to have been $53,503,000 and $44,195,000 in 1995 and 1994, respectively, to cover fixed charges and preferred stock dividends.

(13) Includes $2.0 million in severance charges relating to a workforce reduction.

(14) Includes the charges in (8) above plus $2.9 million ($0.13 per share) in charges relating to the transfer of WNG's merchandise sales operation to another subsidiary of WECo and the write-off of other nonoperating assets.

(15) Earnings for the fiscal year ended September 30, 1994 were inadequate to cover fixed charges and preferred stock dividends, and the coverage deficiency was $20,808,000.

SELECTED PRO FORMA FINANCIAL DATA OF THE COMPANY

     The selected unaudited pro forma financial data of the Company combine the historical condensed consolidated balance sheets and statements of income of Puget and WECo after giving effect to the Merger under the "pooling-of-interest" method of accounting, assuming the Merger had been consummated prior to the periods presented. The pro forma adjustments are described in the notes to the pro forma condensed financial data of the Company included in this Joint Proxy Statement/Prospectus, which shareholders are urged to read carefully. Pro forma per share data for the Company give effect to the conversion of each share of WECo Common Stock into .860 share of Company Common Stock. The selected pro forma condensed consolidated financial data are based on preliminary evaluations and are subject to change. The selected pro forma condensed consolidated financial data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at such periods, and are not necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Condensed Financial Information." See the historical per share data of Puget and WECo on pages 20-21.

                                NINE MONTHS       TWELVE
                                   ENDED       MONTHS ENDED                       YEARS ENDED DECEMBER 31,
                               SEPTEMBER 30,   SEPTEMBER 30,   --------------------------------------------------------------
                                   1995            1995           1994         1993         1992         1991         1990
                               -------------   -------------   ----------   ----------   ----------   ----------   ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PRO FORMA INCOME STATEMENT
  DATA(1)(2)(3)(4)(10)
Operating Revenues...........    $1,135,887      $1,629,067    $1,626,083   $1,583,270   $1,400,058   $1,352,333   $1,299,278
Operating Income.............       177,783         263,018       221,120      266,549      260,650      273,125      264,007
Income from Continuing
  Operations(5)..............        41,577          97,525       112,485      162,974      152,323      166,995      154,837
Preferred Stock Dividend
  Requirements(5)............        16,990          22,830        19,710       19,155       16,611       12,788       15,436
Income Available for Common
  Stock......................        24,587          74,695        92,102      143,819      135,712      154,207      139,401
Earnings per Share(6)........          0.29            0.89          1.10         1.78         1.85         2.17         2.03
Cash Dividends per Common
  Share(6)...................          1.26            1.67          1.68         1.78         1.75         1.73         1.72
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends(7).........                          1.75x         1.93x        2.40x        2.23x        2.49x        2.41x
PRO FORMA BALANCE SHEET
  DATA(1)(3)
Total Assets.................    $4,215,947      $4,215,947    $4,500,560   $4,376,947   $3,897,595   $3,486,095   $3,316,483
Long-Term Debt(8)............     1,311,603       1,311,603     1,421,638    1,412,759    1,492,932    1,298,133    1,265,855
Short-Term Debt..............       293,942         293,942       359,636      294,804      228,660      214,134      158,120
Preferred Stock:
  Not Subject to Mandatory
    Redemption...............       215,000         215,000       215,000      115,000      165,000      140,000      140,000
  Subject to Mandatory
    Redemption(9)............        89,040          89,040        91,242      115,724      126,570       53,137       62,103
Common Equity................     1,360,611       1,360,611     1,429,529    1,509,406    1,315,681    1,226,693    1,138,358
Book Value per Share(6)......         16.13           16.13         17.01        18.04        17.39        16.96        16.39
PRO FORMA PER SHARE
  DATA(1)(2)(3)(4)(5)(6)(10)
COMPANY PRO FORMA
Earnings per Share...........    $     0.29      $     0.89    $     1.10   $     1.78   $     1.85   $     2.17   $     2.03
Cash Dividends Paid per
  Common Share...............          1.26            1.67          1.68         1.78         1.75         1.73         1.72
Book Value per Share (end of
  period)....................         16.13           16.13         17.01        18.04        17.39        16.96        16.39
EQUIVALENT WECo
Earnings per Share...........          0.25            0.76          0.94         1.53         1.59         1.86         1.74
Cash Dividends Paid per
  Common Share...............          1.08            1.44          1.44         1.53         1.51         1.48         1.48
Book Value per Share (end of
  period)....................         13.87           13.87         14.63        15.51        14.96        14.59        14.10

---------------
 (1) See accompanying "Notes to Unaudited Pro Forma Condensed Financial Statements" for additional information.

 (2) Puget's fiscal year ends on December 31. WECo's fiscal year ends on September 30. The pro forma financial data for the years ended December 31, 1990-1994 reflect fiscal years ended December 31 for Puget and September 30 for WECo. The financial data for the nine months ended September 30, 1995 are the results of the nine months ended September 30, 1995 for Puget and WECo. The WECo income statement data for the three months ended December 31, 1994 are as follows: Operating Revenues, $156,245,000; Operating Income, $24,311,000; Income from Continuing Operations, $13,255,000; Preferred Stock Dividend Requirements, $-0-; Income Available for Common Stock, $13,255,000; Earnings per Share, $.56; and Cash Dividends per Common Shares, $.25.

 (3) For comparative purposes, certain historical amounts have been reclassified to conform to the pro forma financial statement format.

 (4) See explanatory notes on pages 22-23 regarding unusual changes.

 (5) Assumes the WECo/WNG/Puget Merger has been approved and the WNG Preferred Stock has been exchanged for Company Preferred Stock.

 (6) The data assume that the Merger was consummated prior to the periods presented. Pro forma and equivalent pro forma per share amounts give effect to the conversion of each share of WECo Common Stock outstanding into .860 share of Company Common Stock. Pro forma dividends paid per common share reflect the historical dividends declared by Puget and WECo, divided by the pro forma average number of shares of Company Common Stock outstanding. Pro forma dividend information does not necessarily indicate what the actual dividends would have been for the Company. The equivalent pro forma WECo per share data was calculated by multiplying the pro forma per share data for the Company by the Ratio.

 (7) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consists of income from continuing operations before interest charges and cumulative preferred stock dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also includes an allowance for borrowed and other funds used during construction. "Fixed charges" consists of interest charges, the estimated interest component of rentals and the equivalent of pretax preferred stock dividend requirements of majority-owned subsidiaries. The ratio assumes the WECo/WNG/Puget Merger has been approved and WECo and WNG have been merged into Puget. Due to seasonal variations in energy usage, operating revenues and associated expenses are not generated evenly during the year. The ratio for the nine months ended September 30, 1995 is therefore not meaningful and is not included.

 (8) Includes long-term debt due within one year.

 (9) Includes amounts due within one year.

(10) The results of operations for 1994 reflect pro forma adjustments to eliminate the loss on the merger of WECo's oil and gas subsidiary, as described in note 10 on page 22, and to reflect the earnings from the investment in the independent oil and gas company for the entire year.

     For further discussion of the pro forma adjustments with respect to the Merger and more complete financial data, see "Unaudited Pro Forma Condensed Financial Information."

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     Puget Common Stock is listed on the NYSE under the symbol "PSD." WECo Common Stock is listed on the NYSE under the symbol "WEG."

     The following table sets forth, for the periods indicated, the high and low sales prices of Puget Common Stock and WECo Common Stock, as reported on the NYSE Composite Tape, and the dividends declared per share of Puget Common Stock and WECo Common Stock.

                                                                    PUGET                     WECO
                                                           -----------------------   -----------------------
CALENDAR YEAR                                              HIGH   LOW    DIVIDENDS   HIGH   LOW    DIVIDENDS
-------------                                              ----   ----   ---------   ----   ----   ---------
1993
First Quarter............................................  $28 3/4   $26 1/8   $.45   $24 1/4   $21 1/2   $.35
Second Quarter...........................................   29 3/8    26 1/4    .46    26 5/8    21 5/8    .35
Third Quarter............................................   29 3/4    25 5/8    .46    23 3/8    17 1/2    .35
Fourth Quarter...........................................   26 7/8    23 1/2    .46    20        17 3/8    .25

1994
First Quarter............................................  $24 7/8   $22       $.46   $18 7/8   $16       $.25
Second Quarter...........................................   22 3/4    16 1/2    .46    17 1/4    14 3/8    .25
Third Quarter............................................   20        18 3/8    .46    15 5/8    14 1/4    .25
Fourth Quarter...........................................   21        19 3/8    .46    14 3/4    12 1/2    .25

1995
First Quarter............................................  $21 7/8   $20 1/8   $.46   $14 3/8   $13       $.25
Second Quarter...........................................   23 3/8    20 3/4    .46    16 7/8    13        .25
Third Quarter............................................   23 3/8    21 1/4    .46    17 3/8    15 3/4    .25
Fourth Quarter...........................................   24        22 1/4    .46    19 1/8    16 1/2    .25

1996
First Quarter (through January 30, 1996).................  $25 1/8   $23 1/4   $.46   $20 1/2   $18 5/8   $.25

     On October 18, 1995, the last trading day prior to announcement of execution of the Merger Agreement, the closing sales price of Puget Common Stock was $23 per share and the closing sales price of WECo Common Stock was $17 per share. On January 30, 1996, the most recent date for which it was practicable to obtain market price data prior to printing this Joint Proxy Statement/Prospectus, the closing sales price of Puget Common Stock was $25 per share and the closing sales price of WECo Common Stock was $20 1/4 per share. Accordingly, if the Merger had been consummated as of January 30, 1996, each share of WECo Common Stock would have been converted into the right to receive
 .860 share of Company Common Stock having a market value of $21 1/2. The market prices of Puget Common Stock and WECo Common Stock are subject to fluctuation. Puget and WECo shareholders are urged to obtain current market quotations for Puget Common Stock and WECo Common Stock.

                          MEETINGS, VOTING AND PROXIES

     This Joint Proxy Statement/Prospectus is being furnished to (a) the holders of outstanding shares of Puget Common Stock in connection with the solicitation of proxies by Puget's Board of Directors from such holders for use at the Puget Special Meeting, (b) the holders of outstanding shares of WECo Common Stock in connection with the solicitation of proxies by WECo's Board of Directors from such holders for use at the WECo Meeting, and (c) the holders of outstanding shares of WNG Preferred Stock in connection with the solicitation of proxies by WNG's Board of Directors from such holders for use at the WNG Special Meeting.

PUGET SPECIAL MEETING

     Place, Time and Date. The Puget Special Meeting will be held at the Red Lion Hotel, 300 112th Avenue S.E., Bellevue, Washington, at 10 a.m., local time, on Wednesday, March 20, 1996. This Joint Proxy Statement/Prospectus is being sent to holders of Puget Common Stock, accompanied by a form or forms of proxy (the "Puget Proxy") which is being solicited by Puget's Board of Directors for use at the Puget Special Meeting and at any adjournment or postponement thereof.

     Matters to Be Considered. At the Puget Special Meeting, holders of shares of Puget Common Stock will consider and vote on proposals to approve (a) the Puget Merger Proposal to approve the Merger Agreement and the transactions contemplated thereby and (b) the Puget Plan Proposal to increase the number of shares of Puget Common Stock which may be awarded under the 1995 Plan from 500,000 to 1,200,000. Holders of Puget Common Stock will also be asked to consider and vote on any matters incidental to the conduct of the Puget Special Meeting that may properly arise. As of the date of mailing this Joint Proxy Statement/Prospectus, Puget's Board of Directors knows of no other business that will be presented for consideration at the Puget Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

     Puget's Board of Directors, by unanimous vote, has approved and adopted the Merger Agreement and the transactions contemplated thereby and the increase in the number of shares of Puget Common Stock which may be awarded under the 1995 Plan, and recommends that the holders of Puget Common Stock vote FOR approval of the Merger Agreement and FOR approval of the increase in the number of shares of Puget Common Stock which may be awarded under the 1995 Plan.

     Puget Record Date. Puget's Board of Directors has fixed the close of business on January 22, 1996 as the date for determining holders of Puget Common Stock who will be entitled to notice of, and to vote at, the Puget Special Meeting. Only holders of record of Puget Common Stock at the close of business on the Puget Record Date will be entitled to notice of, and to vote at, the Puget Special Meeting. As of the Puget Record Date, 63,640,861 shares of Puget Common Stock were issued and outstanding and entitled to vote at the Puget Special Meeting.

     Vote Required. Approval of the Puget Merger Proposal will require the affirmative vote of holders of Puget Common Stock representing not less than two-thirds of all votes entitled to be cast by all holders of Puget Common Stock. Approval of the Puget Plan Proposal will require the affirmative vote of holders of Puget Common Stock representing not less than a majority of all shares present, in person or by proxy, and entitled to vote thereon at the Puget Special Meeting. Holders of Puget Common Stock outstanding at the close of business on the Puget Record Date will be entitled to one vote per share. Votes may be cast in person or by properly executed proxy. Puget's directors, executive officers and affiliates hold in the aggregate less than 1% of the issued and outstanding shares of Puget Common Stock entitled to vote at the Puget Special Meeting.

     A majority of the voting power of all shareholders entitled to vote, present in person or by proxy, shall constitute a quorum at the Puget Special Meeting. In the tabulation of votes on the Puget Merger Proposal, abstentions and "broker nonvotes" (i.e., shares held by brokers, fiduciaries or other nominees, which are not permitted to vote due to the absence of instructions from beneficial owners or other persons entitled to vote shares as to a matter) will have the same effect as negative votes. Abstentions will have the practical effect of voting against the Puget Plan Proposal since such shares are present at the Puget Special Meeting and entitled to vote but are not voting in favor of the Puget Plan Proposal. Broker nonvotes will have no effect on the outcome of the Puget Plan Proposal since they are not considered shares entitled to vote on such proposal.

     PURSUANT TO THE MERGER AGREEMENT, CONSUMMATION OF THE MERGER IS CONDITIONED UPON APPROVAL OF BOTH OF THE PUGET PROPOSALS BY THE HOLDERS OF PUGET COMMON STOCK. If approved, the Puget Plan Proposal will be implemented only if the Merger is consummated.

     Proxies. By completing and returning the Puget Proxy, each holder of Puget Common Stock authorizes the persons named thereon to vote all such holder's shares on his or her behalf. Shares of Puget Common Stock represented by properly executed Puget Proxies received prior to or at the Puget Special Meeting will, unless such Puget Proxies have been revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted FOR the Puget Proposals. Failure to vote (either by returning the Puget Proxy or, in the alternative, by voting affirmatively in person at the Puget Special Meeting) will have the effect of voting against the Puget Merger Proposal, but will have no impact on the Puget Plan Proposal.

     Any Puget Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by (a) delivering to James W. Eldredge, Corporate Secretary, at 411 -- 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515, on or before the vote to which such Puget Proxy relates is taken at the Puget Special Meeting, a written notice of revocation bearing a later date than the Puget Proxy relating to the same shares or (b) attending the Puget Special Meeting and voting in person. Attendance at the Puget Special Meeting will not in itself constitute the revocation of a Puget Proxy.

     If any other matters are properly presented at the Puget Special Meeting for consideration, the persons named in the Puget Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

WECo MEETING

     Place, Time and Date. The WECo Meeting will be held at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, at 9:30 a.m., local time, on Wednesday, March 20, 1996. This Joint Proxy Statement/ Prospectus is being sent to holders of WECo Common Stock, accompanied by a form of proxy (the "WECo Proxy") that is being solicited by WECo's Board of Directors for use at the WECo Meeting and at any and all adjournments or postponements thereof.

     Matters to Be Considered. At the WECo Meeting, holders of WECo Common Stock will consider and vote on the WECo Proposal to approve the Merger Agreement and the transactions contemplated thereby. Holders of WECo Common Stock will also be asked to consider and vote on a proposal to elect three Class III directors to serve for three-year terms or until their successors are elected and qualified, and any matters incidental to the conduct of the WECo Meeting that may properly arise. As of the date of mailing this Joint Proxy Statement/Prospectus, WECo's Board of Directors knows of no other business that will be presented for consideration at the WECo Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

     WECo's Board of Directors, by unanimous vote, has approved and adopted the Merger Agreement and the transactions contemplated thereby, and recommends that holders of WECo Common Stock vote FOR approval of the Merger Agreement and FOR the election of the nominated directors.

     WECo Record Date. WECo's Board of Directors has fixed the close of business on January 11, 1996 as the date for determining holders of WECo Common Stock who will be entitled to notice of, and to vote at, the WECo Meeting. Only holders of record of WECo Common Stock at the close of business on the WECo Record Date will be entitled to notice of, and to vote at, the WECo Meeting. As of the WECo Record Date, 24,116,682 shares of WECo Common Stock were issued and outstanding and entitled to vote at the WECo Meeting.

     Vote Required. Approval of the WECo Proposal will require the affirmative vote of holders of WECo Common Stock representing not less than two-thirds of all votes entitled to be cast by all holders of WECo

Common Stock. Holders of WECo Common Stock outstanding at the close of business on the WECo Record Date will be entitled to one vote per share. Votes may be cast in person or by properly executed proxy. WECo's directors, executive officers and affiliates hold in the aggregate less than 2% of the issued and outstanding shares of WECo Common Stock entitled to vote at the WECo Meeting.

     The holders of a majority of the total number of shares of WECo Common Stock issued and outstanding and entitled to be voted at the WECo Meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at the WECo Meeting. In the tabulation of votes on the WECo Proposal, abstentions and broker nonvotes (i.e., shares held by brokers, fiduciaries or other nominees, which are not permitted to vote due to the absence of instructions from beneficial owners or other persons entitled to vote shares as to a matter) will have the same effect as negative votes.

     Holders of WECo Common Stock are entitled to vote cumulatively for the election of directors. Each holder of WECo Common Stock is entitled to a number of votes for such election equal to the number of shares of WECo Common Stock held by such shareholder multiplied by the number of directors to be elected, and may cast all votes for one nominee or distribute the votes, in any proportion, among as many nominees as the shareholder desires. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker nonvote or otherwise) will have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

     Unless a holder of WECo Common Stock directs otherwise on the WECo Proxy, the persons named in the WECo Proxy intend to cumulate votes and allocate them among the nominees for director hereafter named to the extent and in the manner necessary to ensure the election of all the nominees. If a nominee becomes unavailable to serve, which event is not anticipated, the shares may be voted for a substitute nominee designated by WECo's Board of Directors.

     Under Washington law and WECo's Restated Articles of Incorporation, as amended (the "WECo Articles"), and WECo's Bylaws, as amended (the "WECo Bylaws"), the three nominees for director who receive the greatest number of votes cast in the election of directors will be elected. Shareholders may abstain from voting for one or more of the nominees for director. Abstention from voting for a nominee for director will make it less likely that the nominee will be one of the three nominees for director who receive the greatest number of votes cast.

     Brokerage firms and other intermediaries holding shares of WECo Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors. If a brokerage firm or other intermediary does not vote for a nominee for director, this nonvote will make it less likely that the nominee will be one of the three nominees for director who receive the greatest number of votes cast.

     PURSUANT TO THE MERGER AGREEMENT, CONSUMMATION OF THE MERGER IS CONDITIONED UPON APPROVAL OF THE WECo PROPOSAL, BUT IS NOT CONDITIONED UPON ELECTION OF THE NOMINATED DIRECTORS.

     Proxies. By completing and returning the WECo Proxy, each holder of WECo Common Stock authorizes the persons named thereon to vote all such holder's shares on his or her behalf. The WECo Bylaws also permit the appointment and instruction of proxies by telegram, telex, telecopier or similar transmitting device. Shares of WECo Common Stock represented by properly executed WECo Proxies received prior to or at the WECo Meeting will, unless such WECo Proxies have been revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted FOR the WECo Proposal and FOR the election of the nominated directors. Failure to vote (either by returning the WECo Proxy or, in the alternative, by voting affirmatively in person at the WECo Meeting) will have the effect of voting against the WECo Proposal, but will have no effect on the election of WECo's directors.

     Any WECo Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it any time before it is voted by (a) delivering to Wayne E. Hays at P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869, on or before taking the vote at the WECo Meeting, a written or telegraphic notice of revocation bearing a later date than the WECo Proxy relating to the same shares or (b) attending the WECo Meeting and voting in person. Attendance at the WECo Meeting will not in itself constitute the revocation of a proxy.

     If any other matters are properly presented at the WECo Meeting for consideration, the persons named in the WECo Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

WNG SPECIAL MEETING

     Place, Time and Date. The WNG Special Meeting will be held at The Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, at 9:30 a.m., local time, on Wednesday, March 20, 1996. This Joint Proxy Statement/Prospectus is being sent to holders of WNG Preferred Stock, accompanied by a form of proxy (the "WNG Proxy") that is being solicited by WNG's Board of Directors for use at the WNG Special Meeting and at any adjournment or postponement thereof.

     Matters to Be Considered. At the WNG Special Meeting, holders of WNG Preferred Stock will consider and vote on the WNG Proposal to approve the Merger Agreement and the transactions contemplated thereby. Holders of WNG Preferred Stock will also be asked to consider and vote on any matters incidental to the conduct of the WNG Special Meeting that may properly arise. As of the date of mailing this Joint Proxy Statement/Prospectus, WNG's Board of Directors knows of no other business that will be presented for consideration at the WNG Special Meeting other than the matters described in this Joint Proxy Statement/Prospectus.

     WNG's Board of Directors, by unanimous vote, has approved and adopted the Merger Agreement and the transactions contemplated thereby, and recommends that the holders of WNG Preferred Stock vote FOR approval of the Merger Agreement.

     WNG Record Date. WNG's Board of Directors has fixed the close of business on January 11, 1996 as the date for determining holders of WNG Preferred Stock who will be entitled to notice of, and to vote at, the WNG Special Meeting. Only holders of record of WNG Preferred Stock at the close of business on the WNG Record Date will be entitled to notice of, and to vote at, the WNG Special Meeting. As of the WNG Record Date, 2,400,000 shares of WNG Series II Preferred Stock and 1,200,000 shares of WNG Series III Preferred Stock were outstanding and entitled to vote at the WNG Special Meeting.

     Vote Required. Approval of the WNG Proposal will require the affirmative vote of holders of WNG Series II Preferred Stock and WNG Series III Preferred Stock, voting as separate classes, representing not less than two-thirds of all votes entitled to be cast by all holders of each such series of WNG Preferred Stock. Holders of each series of WNG Preferred Stock outstanding at the close of business on the WNG Record Date will be entitled to one vote per share. Votes may be cast in person or by properly executed proxy. WNG's directors, executives officers and affiliates hold in the aggregate less than 1% of the issued and outstanding shares of WNG Preferred Stock entitled to vote at the WNG Special Meeting.

     The holders of a majority of the total number of shares of WNG Series II Preferred Stock issued and outstanding and entitled to vote at the WNG Special Meeting, represented in person or by proxy, shall constitute a quorum of holders of WNG Series II Preferred Stock for the transaction of business at the WNG Special Meeting by the holders of WNG Series II Preferred Stock. The holders of a majority of the total number of shares of WNG Series III Preferred Stock issued and outstanding and entitled to vote at the WNG Special Meeting, represented in person or by proxy, shall constitute a quorum of holders of WNG Series III Preferred Stock for the transaction of business at the WNG Special Meeting by the holders of WNG Series III Preferred Stock. In the tabulation of votes on the WNG Proposal, abstentions and broker nonvotes (i.e., shares held by brokers, fiduciaries or other nominees, which are not permitted to vote due to the absence of instructions from beneficial owners or other persons entitled to vote shares as to a matter) will have the same effect as negative votes.

     WECo, as the holder of all the outstanding shares of WNG Common Stock, has taken all requisite action to approve the Merger Agreement and the transactions contemplated thereby.

     PURSUANT TO THE MERGER AGREEMENT, IF THE WNG PROPOSAL IS NOT APPROVED BY THE HOLDERS OF WNG PREFERRED STOCK, BUT THE PUGET MERGER PROPOSAL AND THE WECo PROPOSAL ARE APPROVED BY THE HOLDERS OF PUGET COMMON STOCK AND WECo COMMON STOCK, RESPECTIVELY, ONLY WECo WILL BE MERGED WITH AND INTO PUGET, WNG WILL BECOME A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, AND THE WNG PREFERRED STOCK WILL NOT BE CONVERTED INTO NEW COMPANY PREFERRED STOCK, BUT WILL REMAIN OUTSTANDING, UNCHANGED.

     Proxies. By completing and returning the WNG Proxy, each holder of WNG Preferred Stock authorizes the persons named thereon to vote all such holder's shares on his or her behalf. WNG's Bylaws, as amended (the "WNG Bylaws"), also permit the appointment and instruction of proxies by telegram, telex, telecopier or similar transmitting device. Shares of WNG Preferred Stock represented by properly executed WNG Proxies received prior to or at the WNG Special Meeting will, unless such WNG Proxies have been revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted FOR the WNG Proposal. Failure to vote (either by returning the WNG Proxy or, in the alternative, by voting affirmatively in person at the WNG Special Meeting) will have the effect of voting against the WNG Proposal.

     Any WNG Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by (a) delivering to Wayne E. Hays at P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869, on or before taking the vote at the WNG Special Meeting, a written or telegraphic notice of revocation bearing a later date than the WNG Proxy relating to the same shares or (b) attending the WNG Special Meeting and voting in person. Attendance at the WNG Special Meeting will not in itself constitute the revocation of a proxy.

     If any other matters are properly presented at the WNG Special Meeting for consideration, the persons named in the WNG Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

ADJOURNMENT OF SHAREHOLDERS MEETINGS

     It is currently expected that, on the scheduled date of each of the Puget Special Meeting, the WECo Meeting and the WNG Special Meeting (each, a "Shareholders Meeting"), votes will be taken and the polls closed on the Puget Proposals, the WECo Proposal, the election of WECo directors and the WNG Proposal, as applicable (each, a "Proposal"). It is possible, however, that the management of any of such companies may propose one or more adjournments of the applicable Shareholders Meeting, either to allow the inspectors of election to count and report on the votes cast after the polls have been closed, without closing the polls, in order to permit further solicitation of proxies with respect to the Proposal being considered at such Shareholders Meeting, or for other reasons. It is also possible that while votes could be taken and the polls closed with respect to one series of WNG Preferred Stock, the management of WNG could propose one or more adjournments of the WNG Special Meeting, without closing the polls with respect to the other series of WNG Preferred Stock, to permit further solicitation of proxies with respect to the Proposal from holders of such other series of WNG Preferred Stock. In order for any such adjournment to be approved, the votes cast in favor of the Proposal must represent a majority of the total number of votes entitled to be cast by the holders of all classes of WNG Preferred Stock present at the WNG Special Meeting in person or by proxy, voting together as a single class, each such holder having, for this purpose, one vote per share irrespective of class. Proxies solicited by the Board of Directors of any of Puget, WECo or WNG will be voted at the applicable Shareholders Meeting in favor of any adjournment proposed by management, but will not be considered a direction to vote for any adjournment proposed by others. If any adjournment is properly proposed at any Shareholders Meeting on behalf of any person other than management, the persons named as proxies, acting in such capacity, will have discretion to vote on such adjournment in accordance with their best judgment.

                                   THE MERGER

FORM OF THE MERGER

     The Merger is to be effected pursuant to the Merger Agreement by and among Puget, WECo and WNG. The Merger Agreement provides that, following approval of the Merger Agreement by the holders of Puget Common Stock, WECo Common Stock and WNG Preferred Stock, and the satisfaction or waiver of the other conditions to the Merger, including obtaining the requisite regulatory approvals, WECo and WNG will merge with and into Puget, the separate corporate existence of WECo and WNG will cease, and Puget's corporate name will be changed to a name to be mutually chosen by the parties. If the holders of either series of WNG Preferred Stock do not approve the Merger Agreement, but the holders of Puget Common Stock and WECo Common Stock approve the Merger Agreement and the other conditions to the Merger are satisfied or waived, only WECo will merge with and into Puget, WNG will become a wholly owned subsidiary of the Company, and the WNG Preferred Stock will not be converted into New Company Preferred Stock, but will remain outstanding, unchanged.

EFFECTIVE TIME

     The Merger will be consummated on the second business day, or at such other time as Puget and WECo shall agree upon, after the Merger Agreement receives the requisite approval of shareholders, as well as the requisite regulatory approvals, and all other conditions to the Merger have been satisfied or waived. See "The Merger Agreement -- Conditions to Consummation of the Merger." The Merger will become effective at the time and date specified in the articles of merger filed with the Secretary of State of the State of Washington (the "Effective Time").

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES

     At the Effective Time, pursuant to the Merger Agreement:

     - Each issued and outstanding share of WECo Common Stock (other than shares owned by (a) Puget or any of its subsidiaries or any subsidiaries of WECo, all of which shares will be cancelled and cease to exist, or (b) any shareholders properly exercising dissenters' rights) will be converted into the right to receive .860 share of Company Common Stock, including the associated rights under the Rights Agreement.

     - Subject to the approval of the WNG Proposal, each issued and outstanding share of WNG Series II Preferred Stock and WNG Series III Preferred Stock (other than any shares owned by shareholders properly exercising dissenters' rights) will be converted into the right to receive one share of Company Series II Preferred Stock and Company Series III Preferred Stock, respectively, with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation), as set forth in the Statements of Relative Rights and Preferences attached as Annex F to this Joint Proxy Statement/Prospectus.

     - Each issued and outstanding share of WNG Common Stock will be cancelled and cease to exist.

See "Description of Company Capital Stock."

     At the Effective Time, each certificate representing issued and outstanding shares of WECo Common Stock and (subject to the approval of the WNG Proposal) WNG Preferred Stock (other than, in each case, shares owned by shareholders properly exercising dissenters' rights) will be converted into the right to receive shares of Company Common Stock or New Company Preferred Stock, as the case may be. Upon such conversion, all such shares of WECo Common Stock and WNG Preferred Stock will be canceled and cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock or New Company Preferred Stock, as the case may be, upon the surrender of such certificate, without interest.

     Based on the capitalization of Puget and WECo on December 1, 1995 and the Ratio, holders of Puget Common Stock and WECo Common Stock would have held approximately 75.2% and 24.8%, respectively, of the aggregate number of shares of Company Common Stock that would have been outstanding if the Merger had been consummated as of such date, assuming the exercise of all outstanding options to purchase WECo Common Stock.

     If any holder of WECo Common Stock would be entitled to receive a number of shares of Company Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive a cash payment determined by multiplying the fractional share interest by the average of the last reported sales price per share of Puget Common Stock, as reported on the NYSE Composite Tape, for the 10 business days prior to and including the last business day on which Puget Common Stock was traded on the NYSE, without any interest thereon.

     As soon as practicable after the Effective Time, a form of letter of transmittal will be furnished to holders of certificates that formerly represented shares of WECo Common Stock and, subject to approval of the WNG Proposal, WNG Preferred Stock, together with instructions relating to the surrender of such certificates in exchange for certificates representing Company Common Stock, including the associated Rights under the Rights Agreement, or New Company Preferred Stock, as the case may be. Holders of certificates that prior to the Effective Time represented shares of WECo Common Stock or WNG Preferred Stock will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to their stock until such certificates have been surrendered for certificates representing Company Common Stock or New Company Preferred Stock, as the case may be. Holders of WECo Common Stock and WNG Preferred Stock should not submit their stock certificates for exchange until a form of letter of transmittal and instructions therefor are received. Certificates representing shares of Puget Common Stock need not be exchanged for certificates representing shares of Company Common Stock.

     After the Effective Time, each certificate evidencing shares of WECo Common Stock or WNG Preferred Stock (other than those held by dissenters), until so surrendered and exchanged, will, for all purposes, evidence only the right to receive that number of shares of Company Common Stock or New Company Preferred Stock which the holder of such certificate is entitled to receive and, if applicable, the right to receive any cash payment in lieu of a fractional share of Company Common Stock, without interest. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by the Company until the certificate is surrendered, at which time such holder will be entitled to receive all dividends or other distributions accrued and unpaid from the Effective Time until the time of such surrender. Subject to applicable law, such dividends and distributions, together with any cash payment in lieu of a fractional share of Company Common Stock, will be paid without interest.

     HOLDERS OF WECo COMMON STOCK AND WNG PREFERRED STOCK SHOULD NOT SEND IN THE CERTIFICATES REPRESENTING THEIR SHARES UNTIL THEY RECEIVE A TRANSMITTAL FORM. SHAREHOLDERS OF PUGET NEED NOT EXCHANGE THEIR CERTIFICATES.

BACKGROUND OF THE MERGER

     The Merger is an outgrowth of nearly two years of mutual efforts by Puget and WNG to explore the potential for cost savings and efficiencies through joint operations. In a rate order issued to WNG in the fall of 1993, the WUTC suggested that joint meter reading by WNG and Puget might produce efficiencies. In October 1993, Puget and WNG decided to form a task force to identify opportunities for joint operations in such areas as meter reading, customer paystation sharing, billing and coordination of field engineering and construction activities. The task force met periodically starting in January 1994 to discuss jointly accomplishing such tasks in the overlapping portions of their service territories. A pilot joint meter reading program in the City of Mercer Island was conducted in 1994, and in November 1995, Puget and WNG expanded their joint meter reading activities to cover much of King County, Washington. Puget and WNG have implemented programs whereby each accepts customer payments for the other at its paystations, and they have jointly operated one paystation. The working relationships between the companies on these projects have been excellent. However, the parties have concluded that the Merger offers the potential for cost savings far more significant than the modest efficiencies obtainable through joint operations of two separate companies.

     In April 1994, Puget's Board of Directors formed a special Strategic Opportunities Committee. At its organizational meeting, this Committee discussed the possibility that the joint efforts of Puget and WNG could eventually lead to a desire for a business combination. In May 1994, Puget engaged Morgan Stanley to assist it in reviewing a possible business combination with WNG. In July 1994, the Puget Strategic Opportunities Committee received a presentation from Morgan Stanley on a possible methodology for evaluating a business combination with WNG, from a financial point of view. These preliminary studies were not pursued further, and at that time no discussions were held between Puget and WNG or WECo with respect to a possible business combination.

     In October 1994, the Boards of Directors of WECo and WNG reviewed the general strategic direction of such entities and concluded that until certain restructuring events took place, the market price of WECo Common Stock increased and the Boards of Directors of WECo and WNG had obtained more information about possible strategic alternatives, such Boards were not in a position to evaluate or pursue any specific strategic alternatives. At such meetings, the Boards of WECo and WNG requested that William P. Vititoe, Chairman of the Board and Chief Executive Officer of WECo and WNG, evaluate the possibility of retaining an outside financial advisor to assist the Boards of Directors in identifying and evaluating the strategic alternatives that might be available to WECo and WNG.

     In November 1994, William S. Weaver, the Chief Financial Officer of Puget, and James P. Torgerson, the Chief Financial Officer of WECo and WNG, met to review the progress of the joint task force. The discussion touched on the respective strategic plans of the companies, and Mr. Weaver introduced the concept of a more complete corporate consolidation. Mr. Torgerson informed Mr. Vititoe of Mr. Torgerson's conversation with Mr. Weaver.

     At the December 14, 1994 meeting of the Boards of Directors of WECo and WNG, Mr. Vititoe informed such Boards of Directors that several parties, including Puget, had inquired whether WECo and WNG would have any interest in evaluating a possible business combination with such parties. The Boards concluded that WECo and WNG were not in a position to discuss strategic alternatives with third parties at that time, but might be in the future, and authorized Mr. Vititoe to retain a financial advisor to assist the Boards of Directors of WECo and WNG. On December 15, 1994, following a joint task force meeting, Mr. Torgerson advised Mr. Weaver that Mr. Vititoe had indicated that he considered a possible business combination with Puget to be a topic which might be appropriate for discussion at some future time. In January 1995, WECo engaged Goldman Sachs to assist the Boards of Directors of WECo and WNG in identifying and evaluating the strategic alternatives that might be available to WECo and WNG.

     On February 10, 1995, in a joint task force meeting, Mr. Weaver discussed with Mr. Torgerson the potential future benefits to WECo's shareholders of a business combination, including an increase in per share dividends. Mr. Torgerson indicated that he would communicate Mr. Weaver's ideas to Mr. Vititoe but that in light of the significant restructuring activities taking place at WECo and WNG, the preparation of a rate case to be filed with the WUTC and WECo's stock price, the timing was not right for WECo and WNG to consider any discussions regarding a business combination.

     On February 14, 1995, Richard R. Sonstelie, Puget's Chief Executive Officer, in a telephone call with Mr. Vititoe, suggested that the rapid changes in the utility industry might support the appropriateness of a consolidation. Mr. Vititoe replied that in light of the factors Mr. Torgerson mentioned to Mr. Weaver, the timing was not right for WECo to consider merger discussions.

     At the meeting of the Boards of Directors of WECo and WNG on February 24, 1995, Mr. Vititoe informed the Boards of Mr. Sonstelie's and Mr. Weaver's comments, and the Boards of Directors of WECo and WNG concurred with the views of Messrs. Vititoe and Torgerson that WECo and WNG were not in a position to discuss strategic alternatives with third parties at that time, but might be in the future.

     In March 1995, Goldman Sachs reviewed various strategic alternatives for WECo and WNG with Messrs. Vititoe and Torgerson. At the meetings of the Boards of Directors of WECo and WNG on June 21,

1995, Goldman Sachs reviewed with the Boards the utility industry merger environment and strategic alternatives that might be available to WECo and WNG. The Boards of Directors noted the positive effects of the settlement of WNG's rate case with the WUTC and the increase in the market price of WECo Common Stock since the beginning of the year. The Boards concluded that they should hold a special joint meeting in July to continue discussing possible strategic alternatives.

     At a special meeting of the Boards of Directors of WECo and WNG held on July 18, 1995, the Boards further discussed with their financial and legal advisors strategic alternatives, including continuing as primarily a natural gas utility serving its existing territory or pursuing a business combination with Puget or other utilities. The Boards of Directors of WECo and WNG noted that the utility industry was becoming increasingly competitive and were concerned that a natural gas utility of WNG's size would lack sufficient scale to compete effectively. It was noted that a business combination with another utility could create the opportunity for synergies and significant cost reductions, thereby strengthening WECo's and WNG's competitive position. While potential combinations with other utilities were discussed, based on Puget's overlapping service territory, the excellent working relationship among Puget, WECo and WNG that already existed and the common regulatory authority to which they each were subject, the Boards of Directors of WECo and WNG concluded that Puget would most likely provide the best opportunity for achieving significant synergies and accomplishing WECo's and WNG's objectives. The Boards of Directors authorized Mr. Vititoe to explore the feasibility of a strategic alliance, including a possible merger of equals with Puget.

     Shortly after the July 18, 1995 meeting of the Boards of Directors of WECo and WNG, Mr. Torgerson informed Mr. Weaver that Mr. Vititoe wished to meet with Mr. Sonstelie about possible merger discussions. On July 28, 1995, Mr. Vititoe and Mr. Sonstelie met to discuss the current state of the utility industry, the challenges presented by anticipated changes in the utility industry and the regulatory and economic environment, the excellent working relationships established between WNG and Puget through the joint task force on operations, the difficulty of achieving significant savings through separate company joint activities, and the potential for greater savings and other benefits through a business combination. In addition, they discussed in a preliminary manner the concept of a business combination structured as a merger of equals and certain other issues, such as management of a combined entity, board composition and headquarters location, which would need to be agreed upon. They concluded in the meeting that WNG, WECo and Puget should form a small group of executives and advisors to jointly explore the possible benefits of a merger.

     Puget then informed its financial advisor, Morgan Stanley, its legal counsel, Perkins Coie, and the members of the Strategic Opportunities Committee of Puget's Board of Directors about the meeting, and WECo informed its financial advisor, Goldman Sachs, and its legal counsel, Riddell, Williams, Bullitt & Walkinshaw and Simpson Thacher & Bartlett, about the meeting.

     On August 1, 1995, Puget, WECo and WNG entered into a Confidentiality Agreement in which the parties agreed to provide nonpublic information to each other. For a description of certain standstill provisions contained in the Confidentiality Agreement, see "The Merger Agreement -- Standstill Agreements."

     An introductory meeting was held August 10, 1995, attended by representatives of the companies and their respective counsel and financial advisors. At the meeting the parties discussed a preliminary timetable, topics to be pursued and the formation of a joint task force to address such areas as potential synergy savings, accounting, tax and legal issues, transaction structure, regulatory issues, a strategic plan for the combined companies and financial projections and valuations.

     At a second meeting held on August 23, 1995, the parties agreed to jointly retain Deloitte & Touche for assistance in identifying and quantifying the potential cost savings that would result from a merger. Deloitte & Touche is a nationally recognized consulting firm with experience in utility mergers and acquisitions. Deloitte & Touche was selected by Puget and WECo based on its reputation, experience and expertise. Puget and WECo will share equally the fees of Deloitte & Touche, which will be based on time devoted to the project plus expenses. Deloitte & Touche has also been retained by Puget and WECo to provide expert testimony in proceedings before regulatory commissions relating to approval of the Merger. At the August 23 meeting the parties identified the representatives from each company for the task force. The various team members then commenced work on the synergies analysis, business plans, legal, tax and accounting issues, due diligence, regulatory issues, financial projections, valuation methodologies and other matters. In late August, Puget retained Skadden, Arps, Slate, Meagher & Flom as an advisor on certain legal issues related to the proposed merger.

     On September 18, 1995, the Puget Board of Directors held a special meeting with respect to the proposed merger. At the meeting, management described the background of the current discussions and provided an overview of the proposed timetable. Members of management described the due diligence, financial, regulatory and synergy analyses being conducted and identified the consultants and advisors retained to assist management and the Board. The management presentation provided a preliminary explanation of potential benefits of a merger and described the proposed combined company from the perspectives of business and finance, customer service and administration, and operations and engineering. Legal counsel provided advice on the directors' legal responsibilities, on legal issues relating to the transaction and on due diligence matters. Representatives of Morgan Stanley provided a general overview of merger activity in the utility industry and discussed their proposed valuation methodology. The Puget Board discussed the potential benefits of the proposed transaction and decided that discussions should proceed.

     On September 18, 1995, the Boards of Directors of WECo and WNG held a special meeting with respect to the proposed merger. At the meeting, management described the background of the current discussions, provided an overview of the proposed timetable, outlined the potential benefits of a merger and discussed the status of the due diligence review of corporate operations. A representative of Deloitte & Touche discussed the prospects for synergies as a result of the proposed merger, and representatives from Goldman Sachs discussed recent utility merger transactions. Representatives of Riddell, Williams, Bullitt & Walkinshaw reported on their due diligence review and advised directors on their duties and responsibilities, and representatives of Simpson Thacher & Bartlett discussed the legal implications of potential structures for the proposed merger. The WECo and WNG Boards of Directors discussed the potential benefits of the proposed transaction and agreed that discussions should proceed.

     During the next several weeks the task force continued its work. Discussions continued between Goldman Sachs, Morgan Stanley and the companies' management representatives on issues related to financial projections and valuation of the two companies. Legal counsel for the parties discussed the terms of a draft merger agreement and related agreements.

     On October 6, 1995, Mr. Sonstelie addressed a meeting of the Boards of Directors of WECo and WNG on issues facing the utility industry and on his vision for the combined company following the proposed merger. The WECo and WNG Boards then held discussions with management, Goldman Sachs, Riddell, Williams, Bullitt & Walkinshaw and Deloitte & Touche. Management provided an overview of the status of discussions with Puget and an update on certain accounting, tax and financial due diligence matters with which Arthur Andersen LLP was assisting WECo. Management also provided information on recent Washington State regulatory treatment of a pending utility merger. Representatives of Deloitte & Touche discussed the parties' synergies analysis, which indicated that the combination could result in synergies, net of costs to achieve them, of approximately $370 million over a 10-year period. Representatives from Goldman Sachs reviewed the elements to be considered in preparing a valuation of WECo and WNG and discussed further recent utility merger transactions. Representatives from Riddell, Williams, Bullitt & Walkinshaw reported on the status of the due diligence review. The Boards of Directors of WECo and WNG discussed the potential benefits to customers and shareholders that would result from the proposed merger.

     On October 10, 1995, Mr. Vititoe addressed a meeting of the Puget Board on his perspective on the utility industry, the business of WECo and WNG, and the benefits of the proposed merger. The Puget Board then received information from management, Morgan Stanley, legal counsel and consultants. Management provided an overview of the activities to date, the time schedule and the remaining work to be performed before final Board consideration of the proposed merger. Representatives of Deloitte & Touche discussed the parties' synergies analysis, which indicated that the combination could result in synergies, net of costs to achieve them, of approximately $370 million over a 10-year period. Morgan Stanley discussed its valuation methodologies, certain factors that might influence the pricing of the transaction and certain precedent transactions in the utility industry. Management provided information on recent Washington State regulatory treatment of a pending utility merger and on the potential benefits of implementing the best practices of each company in the areas of customer service, administration, utility operations and engineering. Perkins Coie advised the Board on legal and environmental due diligence and summarized key provisions of the proposed merger agreement and stock option agreements. The Puget Board discussed the potential benefits to customers and shareholders that would result from the proposed merger.

     During their discussions regarding the parties' synergies analysis at the October 6 and October 10 Board meetings, Deloitte & Touche emphasized that the estimated net cost savings of approximately $370 million over a 10-year period were all created by or attributable to the proposed merger and did not include other types of savings that might be achieved without a merger. Deloitte & Touche explained that the projected cost savings reflected the creation of cost reduction or cost avoidance opportunities through the ability to consolidate separate, stand-alone operations into a single entity. This consolidation would thus enable duplicative functions and positions to be eliminated; similar corporate activities to be combined, avoided or reduced in scope; external purchases of commodities and services to be aggregated; technical skills and capabilities to be optimized and shared; and capital expenditures to be avoided. Deloitte & Touche informed the WECo and WNG Boards that the parties' joint synergies analysis had indicated estimated savings opportunities of approximately $198 million in corporate and operations labor, $36 million in distribution facilities, $124 million in corporate and administrative programs, $4 million in purchasing economies, $20 million of capital deferrals, and $18 million of revenue-related tax savings, resulting in total estimated savings opportunities of approximately $400 million, or $370 million after netting out approximately $30 million of costs expected to be incurred to achieve the savings. The cost savings estimates developed were quantified by the parties based on the individual facts regarding existing and planned costs for each company, the current mode of operation of each company, the potential organizational and operational framework post-merger, the estimated timing of achievement of savings, and the interrelationship of these factors and the cost and complexity of savings attainment.

     Discussions continued over the next several days among members of management of the parties, their financial advisors and legal counsel regarding valuation issues, separate and combined financial forecasts, regulatory issues, terms of the proposed merger agreement and stock option agreements, human resource issues, management responsibilities and employment agreements.

     On October 16, 1995, the Puget Board met to consider final presentations from management on the synergy studies, the potential benefits of the proposed merger, the vision of the combined company and a consultant's review of the safety and reliability of the WNG gas distribution system. Perkins Coie provided an update on the terms of the proposed merger agreement and the stock option agreements. Management advised the Board that the parties were in agreement on all substantive issues except the ratio at which WECo Common Stock would be exchanged for Puget Common Stock. The Board then received and discussed at length a presentation by Morgan Stanley on the relative valuations of WECo, WNG and Puget. After further discussion of the benefits of the proposed merger to Puget's customers and shareholders, the Board gave instructions to management and Morgan Stanley with respect to negotiation of the exchange ratio. The Puget Board also received advice from legal counsel and a recommendation from the Chair of its Compensation Committee with respect to proposed employment agreements with Messrs. Vititoe and Sonstelie.

     Representatives of management of the parties and of Morgan Stanley and Goldman Sachs conducted discussions on October 17, 1995, but no agreement was reached among management of the parties on the exchange ratio for the proposed merger.

     At their October 18, 1995 meetings, the Boards of Directors of WECo and WNG discussed the proposed merger. The Boards considered information presented by Deloitte & Touche regarding the parties' synergy analysis and reviewed the results of the due diligence review by Riddell, Williams, Bullitt & Walkinshaw and management. Simpson Thacher & Bartlett reviewed with the Boards the terms of the proposed merger agreement and stock option agreements. Each of the WECo and WNG Boards were advised by management that the parties were in agreement on all substantive issues except the exchange ratio for the proposed merger. Representatives of Goldman Sachs reviewed with the Boards of Directors of WECo and WNG the recent discussions relating to the consideration to be paid in the transaction and the possible exchange ratios for the proposed merger. The Boards of Directors reviewed and discussed presentations made by management and

Goldman Sachs. The WECo and WNG Boards authorized management to propose a merger transaction to Puget at an exchange ratio of .860 share of Puget Common Stock for each share of WECo Common Stock.

     On October 18, 1995, the Puget Board met and received a report from Morgan Stanley and management on the status of the pricing negotiations. After several telephone discussions between Mr. Sonstelie and Mr. Vititoe, the parties agreed upon the Ratio. Morgan Stanley rendered to the Puget Board its oral opinion to the effect that the Ratio was fair to Puget from a financial point of view. See "The Merger -- Opinions of Financial Advisors -- Opinion of Morgan Stanley & Co. Incorporated." Goldman Sachs rendered its oral opinion to the WECo Board that the Ratio pursuant to the Merger Agreement was fair to the holders of WECo Common Stock. See "The Merger -- Opinions of Financial Advisors -- Opinion of Goldman Sachs & Co."

     The Puget Board and the WECo and WNG Boards then approved the Merger Agreement and the Stock Option Agreements. Following the Board meetings, the Merger Agreement, the Stock Option Agreements and the Employment Agreements were executed on October 18, 1995.

REASONS FOR THE MERGER

     Puget, WECo and WNG believe that the Merger offers the following significant strategic and financial benefits to each of the companies and to their respective shareholders, as well as to their employees and customers and to the communities in which they do business:

     - Maintenance of Competitive Rates. The Company should be able to meet the challenges of the increasingly competitive pricing environment in the utility industry more effectively than the parties standing alone. The Merger should create the opportunity for potential benefits for customers in the form of lower rates over the long term than could be achieved if the companies operated independently and for shareholders in the form of greater financial strength and financial flexibility.

     - Enhanced Customer Service and Operational Efficiencies. By coordinating and integrating certain operations of Puget's and WNG's utility businesses to take advantage of the companies' overlapping service territories, the Company will be able to provide its customers enhanced service and choice. The Company intends to assist its customers to manage their total energy service requirements in the most efficient manner without bias toward energy type, including the possibility of enabling customers to shift easily between gas and electricity to achieve short-term savings. The Company expects to be able to provide electricity as a separate commodity or bundled with transportation or distribution services, whichever best fits customers' needs, applying to the electric industry the concepts developed following deregulation of the gas industry. The Merger should offer greater convenience to customers who, in most cases, will be able to conduct all their energy business with one company contact at combined gas-electric service centers. In addition, the Company should be able to respond more quickly to distribution interruptions with a combined workforce.

     - Better Utilization of Resources. The Company should be able to defer or avoid certain capital intensive projects, such as the construction of new service facilities and warehouses, which would no longer be necessary given the companies' overlapping service territories. In addition, joint engineering, siting and construction of facilities should reduce costs and minimize environmental disruption.

     - Integration of Corporate and Administrative Functions. The Company will be able to consolidate certain corporate and administrative functions of Puget, WECo and WNG, thereby eliminating duplicative positions, reducing other nonlabor corporate administrative expenses and limiting or avoiding certain capital expenditures for administrative facilities and information systems. A joint transition task force is examining the manner in which to best organize and manage the business of the Company. It is anticipated that, as a result of combining staff and other functions, the Company will have fewer employees than Puget and WECo currently have in the aggregate. These workforce reductions will be accomplished through severance programs, attrition and strictly controlled hiring.

     Subject to the qualifications expressed below, Puget and WECo believe that synergies from the Merger will generate substantial cost savings to the Company which would not be available absent the Merger.

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

Preliminary estimates by the management of Puget and WECo indicate that the Company could achieve approximately $370 million in cost savings (after taking into account the costs incurred to achieve such savings), which could not be realized but for the Merger, during the 10-year period following the Merger. The treatment of the benefits and cost savings of the Merger will depend on the results of regulatory proceedings at the WUTC. See "Regulatory
Requirements -- State Approval." Puget, WECo and WNG also believe that the potential exists for additional benefits from integrating the best practices of the companies and other companies, but the parties have not been able to quantify those benefits.

     The analyses employed to develop estimates of potential synergies to be achieved as a result of the Merger were necessarily based on various assumptions that involve judgments with respect to, among other things, future national and regional economic and competitive conditions, inflation rates, regulatory treatment, weather conditions, financial market conditions, interest rates, future business decisions, and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Puget, WECo and WNG. Accordingly, while Puget, WECo and WNG believe that such assumptions are reasonable for purposes of the development of estimates of cost savings, there can be no assurance that such assumptions will approximate actual experience or that all such savings will be realized.

     Although the merger of WNG into Puget would help facilitate the integration of certain utility operations of Puget and WNG, Puget, WECo and WNG believe that the benefits and cost savings described above would not vary materially if the Alternate Merger rather than the WECo/WNG/Puget Merger were effected.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  PUGET BOARD RECOMMENDATION

     The members of Puget's Board of Directors have determined that the terms of the proposed merger are fair to, and in the best interests of, the shareholders of Puget, and at a meeting held on October 18, 1995, unanimously adopted and approved the Merger Agreement, the plan of merger contemplated thereby and the terms and conditions thereof.

     Puget's Board of Directors believes that the Merger represents a significant growth opportunity for Puget and would offer Puget and its shareholders more favorable prospects for the future than the prospects offered by Puget as a stand-alone entity.

     In addition to the Merger benefits described above, Puget's Board of Directors considered the following factors in reaching its decision to approve the Merger Agreement: (i) the current and historical market prices and dividends on the Puget Common Stock and the WECo Common Stock, (ii) information concerning the financial performance, condition, business operations and prospects of each of Puget, WECo and WNG, (iii) the anticipated effects of the Merger on existing holders of Puget Common Stock and customers of Puget, (iv) the expected accounting treatment of the Merger as a pooling of interests (as discussed under "The Merger -- Accounting Treatment"), which avoids the reduction in earnings that would result from the creation and amortization of goodwill under the purchase method of accounting, (v) the expected federal income tax treatment of the Merger as a tax-free reorganization to the parties and to their shareholders (as described under "The Merger -- Certain Federal Income Tax Consequences"),
(vi) the proposed structure of the transaction, (vii) the regulatory treatment to be requested in connection with the Merger (as discussed under "Regulatory Requirements"), (viii) the excellent working relationship that already exists among Puget, WECo and WNG (see "The Merger -- Background of the Merger") and the compatibility of the corporate vision and values of Puget and WECo, (ix) the projected pro forma ownership of the Company by Puget shareholders implied by the Ratio, (x) the opinion of Morgan Stanley (see "The Merger -- Opinions of Financial Advisors"), and (xi) the terms of the Merger Agreement (see "The Merger Agreement"), the Stock Option Agreements (see "The Stock Option Agreements") and the Employment Agreements with Messrs. Sonstelie and Vititoe (see "The Merger -- Conflicts of Interest of Certain Persons in the Merger"). Puget's Board of Directors considered the above factors as a whole, and did not assign any specific or relative weights to such factors.

     PUGET'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND CONCLUDED THAT ITS TERMS ARE FAIR TO, AND IN THE BEST INTERESTS OF, PUGET'S SHAREHOLDERS. PUGET'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PUGET PROPOSALS.

  WECo AND WNG BOARD RECOMMENDATIONS

     The members of WECo's and WNG's Boards of Directors have determined that the terms of the proposed merger are fair to, and in the best interests of, the respective shareholders of WECo and WNG. At the joint meeting of each Board held on October 18, 1995, the directors of WECo and WNG unanimously adopted and approved the Merger Agreement, the plan of merger contemplated thereby and the terms and conditions thereof.

     WECo's and WNG's Boards of Directors believe that the Merger represents a significant strategic opportunity for WECo and WNG and would offer each company and its shareholders better prospects for the future than the prospects offered by WECo and WNG as stand-alone entities. In addition to the joint benefits described above, WECo's and WNG's Boards of Directors believe that the Merger would offer the following distinct benefits to WECo and WNG and their respective shareholders over the long term:

     (a) Common Share Dividend Rate. It is anticipated that the Company will adopt Puget's current common share dividend payment level. Puget currently pays $1.84 per share of Puget Common Stock annually which, based on the Ratio, would represent an effective annual dividend payment of approximately $1.58 per share of WECo Common Stock. WECo's current annual dividend rate is $1.00 per share. Thus, the Company dividend would represent approximately a 58% increase in the dividend per share for current WECo shareholders. While the dividend policy actually adopted by the Company is subject to evaluation from time to time by the Company Board based on the Company's results of operations, financial condition, capital requirements and other relevant considerations, WECo's Board of Directors considered this possible dividend increase a distinct benefit to WECo shareholders.

     (b) Greater Financial Strength and Resources. WECo's and WNG's Boards of Directors believe that the Company will be significantly stronger financially than WECo and WNG are today. For example, on a pro forma basis, at September 30, 1995, the Company's common equity would have been $1,360.6 million, compared with $196.7 million and $251.5 million for WECo and WNG, respectively. WECo's and WNG's Boards of Directors believe that the Company's enhanced financial strength compared to that of WECo and WNG will give the Company a greater ability to attract capital in a competitive market place. WNG's Board of Directors also believes that if the WECo/WNG/Puget Merger is effected, the holders of WNG Preferred Stock will benefit by holding securities in a larger, financially stronger company.

     In reaching their decision to approve the Merger Agreement, in addition to the factors described under "The Merger -- Reasons for the Merger," WECo's and WNG's Boards of Directors considered the following factors: (i) the current and historical market prices and dividends on the WECo Common Stock and the Puget Common Stock, (ii) information concerning the financial performance, condition, business operations and prospects of each of WECo, WNG and Puget, (iii) the anticipated effects of the Merger on existing holders of WECo Common Stock, WNG Preferred Stock and customers of WNG, (iv) the expected accounting treatment of the Merger as a pooling of interests (as discussed under "The
Merger -- Accounting Treatment"), which avoids the reduction in earnings which would result from the creation and amortization of goodwill under the purchase method of accounting, (v) the expected federal income tax treatment of the Merger as a tax-free reorganization to the parties and to their shareholders (as described under "The Merger -- Certain Federal Income Tax Consequences"), (vi) the proposed structure of the transaction, (vii) the regulatory treatment to be requested in connection with the Merger (as discussed under "Regulatory Requirements"), (viii) the excellent working relationship that already exists among WECo, WNG and Puget (see "The Merger -- Background of the Merger") and the compatibility of the corporate vision and values of WECo and Puget, (ix) the opinion of Goldman Sachs (see "The Merger -- Opinions of Financial

Advisors"), (x) that, as of October 18, 1995, the holders of WECo Common Stock would have received 19.5% above the October 18, 1995 market price of WECo Common Stock, calculated by multiplying the closing price of Puget Common Stock on October 18, 1995 ($23.625) by the Ratio (.860) and dividing the difference between that product ($20.3175) and the closing price of WECo Common Stock on October 18, 1995 ($17.00) by such closing price for WECo Common Stock, (xi) the projected pro forma ownership of the Company by WECo shareholders implied by the Ratio, and (xii) the terms of the Merger Agreement (see "The Merger Agreement"), the Stock Option Agreements (see "The Stock Option Agreements") and the Employment Agreements with Messrs. Sonstelie and Vititoe (see "The
Merger -- Conflicts of Interest of Certain Persons in the Merger"). WECo's and WNG's Boards of Directors considered the above factors as a whole, and did not assign any specific or relative weights to such factors.

     WECO'S AND WNG'S BOARDS OF DIRECTORS HAVE UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND CONCLUDED THAT ITS TERMS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE RESPECTIVE SHAREHOLDERS OF WECO AND WNG. WECO'S AND WNG'S BOARDS OF DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE WECO PROPOSAL AND THE WNG PROPOSAL AND WECO'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS.

OPINIONS OF FINANCIAL ADVISORS

  OPINION OF MORGAN STANLEY & CO. INCORPORATED

     General. Morgan Stanley was retained by Puget to act as its financial advisor in connection with the Merger. Morgan Stanley is an internationally recognized investment banking firm and was selected by Puget based on Morgan Stanley's experience and expertise. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes.

     In connection with Morgan Stanley's engagement, Puget requested that Morgan Stanley evaluate the fairness of the Ratio, from a financial point of view, to Puget. On October 18, 1995, Morgan Stanley rendered to Puget's Board of Directors an oral opinion to the effect that, as of such date and based on and subject to certain matters stated therein, the Ratio was fair to Puget from a financial point of view. Morgan Stanley subsequently confirmed its opinion of October 18, 1995 by delivery of a written opinion dated the date hereof. Although Morgan Stanley evaluated the fairness, from a financial point of view, of the Ratio, the specific consideration payable in the Merger was determined by Puget and WECo through arm's-length negotiations. No limitations were imposed by Puget on Morgan Stanley with respect to the investigations made or procedures followed by Morgan Stanley.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF PUGET COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED ONLY TO PUGET'S BOARD OF DIRECTORS AND THE FAIRNESS OF THE RATIO FROM A FINANCIAL POINT OF VIEW TO PUGET; IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PUGET COMMON STOCK AS TO HOW TO VOTE AT THE PUGET SPECIAL MEETING. The summary of the opinion of Morgan Stanley set forth in this Joint Proxy Statement/Prospectus, while containing all material elements of such opinion, is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Morgan Stanley (a) analyzed certain publicly available financial statements and other information of each of WECo, WNG and Puget, (b) analyzed certain internal financial statements and other financial and operating data concerning WECo, WNG and Puget prepared by their respective managements, (c) analyzed certain financial projections of WECo, WNG and Puget prepared by their respective managements, (d) discussed the past and current operations and financial condition and the prospects of WECo, WNG and Puget with senior executives of WECo, WNG and Puget, respectively, (e) reviewed the reported prices and trading activity of both WECo Common Stock and Puget Common

Stock, (f) compared the financial performance of WECo, WNG and Puget and the prices and trading activity of WECo Common Stock and Puget Common Stock with those of certain other comparable publicly traded companies and their securities, (g) reviewed the financial terms, to the extent publicly available, of certain comparable merger or acquisition transactions, (h) analyzed the pro forma impact of the Merger on Puget's earnings per share, consolidated capitalization and financial ratios, (i) participated in discussions and negotiations among representatives of WECo and Puget and their financial and legal advisors, (j) reviewed the Merger Agreement, the Stock Option Agreements and certain related documents, (k) discussed certain regulatory issues relating to the proposed merger with senior executives of Puget and WECo, (l) participated in discussions with Puget, WECo and certain advisors to Puget regarding estimates of cost savings expected to be derived from the Merger, (m) participated in discussions with Puget and certain advisors to Puget regarding estimates of environmental liabilities of WECo and WNG, and (n) performed such other analyses as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for purposes of its opinion. With respect to financial forecasts and other data reviewed, including estimates of the cost savings expected to be achieved in the Merger, Morgan Stanley assumed that such projections and other data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Puget, WECo and WNG as to the expected future financial performance of Puget, WECo and WNG. In addition, Morgan Stanley did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Puget, WECo or WNG, nor was Morgan Stanley furnished with any such evaluations or appraisals of advisors to Puget; however, Morgan Stanley did review the presentations of WECo, Puget and certain of their advisors regarding estimates of cost savings and environmental liabilities and relied without independent verification upon such estimates for purposes of its opinion. Morgan Stanley expressed no opinion as to what the value of the Company Common Stock actually will be when issued to Puget shareholders pursuant to the Merger or the price at which such securities will trade subsequent to the Merger. Morgan Stanley was instructed by Puget to assume that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles ("GAAP") and as a tax-free reorganization for federal income tax purposes. Morgan Stanley also was instructed by Puget to assume that in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger. Morgan Stanley's opinion is necessarily based on information available to it and financial, market and other conditions and circumstances as they existed and could be evaluated on the date of its opinion.

     The following is a brief summary of the material analyses performed by Morgan Stanley and reviewed with Puget's Board of Directors on October 18, 1995 in connection with Morgan Stanley's presentation and opinion to Puget's Board on such date:

          Analysis of Selected Precedent Transactions. Using publicly available information, Morgan Stanley reviewed the following 15 proposed or completed transactions in the electric utility industry: Potomac Electric Power and Baltimore Gas and Electric, Southwestern Public Service Co. and Public Service Co. of Colorado, CIPSCO and Union Electric, PP&L Resources and PECO Energy, Northern States Power and Wisconsin Energy Corp., Iowa-Illinois Gas & Electric and Midwest Resources, Sierra Pacific Resources and Washington Water Power, PSI Resources and Cincinnati Gas and Electric, Gulf States Utilities and Energy Corp., Iowa Southern and IES Industries, Kansas Gas & Electric and Kansas Power & Light, Iowa Resources and Midwest Energy, Savannah Electric & Power and Southern Company, Utah Power & Light and PacifiCorp, and Toledo Edison and Cleveland Electric (collectively, the "Electric Utility Transactions"). Morgan Stanley also reviewed the following five proposed or completed transactions in the natural gas industry: Wisconsin Southern Gas and Wisconsin Energy, Diversified Energies and Arkla, Louisiana General Services and Citizens Utilities, Southern Union and Metro Mobile CTS, and Michigan Energy Resources and UtiliCorp United (collectively, the "Natural Gas Transactions"). Morgan Stanley compared certain financial and market statistics of the Electric Utility Transactions and the Natural Gas Transactions and noted the mean premium to market price one month prior to the announcement of the transaction of 23.9% and 31.7%, respectively, and the median price to book value multiple of 1.60 and 2.19 times, respectively. Morgan Stanley observed that, based on the Ratio, the Merger represents a premium to the WECo Common Stock market price one month prior to October 18, 1995 of 20.0% and a price to book value multiple of 1.85 times.

          Peer Group Comparison. As part of its analysis, Morgan Stanley compared certain financial information of WECo with that of a group of publicly traded natural gas utility companies, including Atlanta Gas Light, Indiana Energy, MCN Corp., National Fuel Gas, New Jersey Resources, NICOR, Northwest Natural Gas, People's Energy, Washington Gas Light, WICOR Inc. and Cascade Natural Gas (collectively, the "Natural Gas Comparables") and compared certain financial information of Puget with that of a group of publicly traded electric utility companies, including Florida Progress, Idaho Power, IES Industries, MidAmerican Energy, Nevada Power, Oklahoma Gas & Electric, Portland General and San Diego Gas & Electric (collectively, the "Electric Utility Comparables"). Such financial information included a price to earnings multiple, price to book value multiple and dividend yield. In particular, such analyses indicated that as of October 13, 1995, based on a compilation of earnings projections by securities research analysts, WECo and Puget traded at 12.8 and 12.3 times forecasted earnings for the calendar year 1996, respectively, 11.2 and 11.8 times forecasted earnings for the calendar year 1997, respectively, 1.56 and 1.26 times book value as of the most recent quarter end, respectively, and a 5.9% and 7.9% dividend yield, respectively. Morgan Stanley noted that, based on a compilation of earnings projections by securities research analysts, the Natural Gas Comparables and the Electric Utility Comparables traded in a range of 12.5 to 14.0 and 12.0 to 13.0 times 1996 forecasted earnings, respectively, 11.0 to 12.5 and 11.5 to 12.5 times 1997 forecasted earnings, respectively, 1.50 to 1.80 and 1.30 to 1.60 times book value as of the most recent quarter end, respectively, and a 5.5% to 6.5% and 6.5% to 7.5% dividend yield, respectively.

          Historical Exchange Ratio Analysis. Morgan Stanley also reviewed the ratio of WECo Common Stock to Puget Common Stock trading prices over varying intervals of time over the latest three years. This ratio ranged from approximately 0.69 to 0.76 times and, based on the closing price of WECo Common Stock and Puget Common Stock on October 13, 1995 of $17.00 and $23.38, respectively, the ratio was 0.73 times.

          Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of WECo and Puget to the Company. Such analysis included, among other things, relative contributions of revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income, book value and asset value at or over various time periods. In particular, such analysis showed that WECo would contribute approximately 19.6% and 19.7% of the projected revenues, 17.9% and 17.7% of the projected EBITDA, and 22.2% and 21.4% of the projected net income for calendar years 1996 and 1997, respectively, and 18.2% and 18.0% of the book value and asset value, respectively, as of the most recent reported quarter end. Morgan Stanley observed that the aforementioned contribution percentages implied exchange ratios between WECo Common Stock and Puget Common Stock in the range of 0.58 to 0.75.

          Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis of WECo and Puget for the fiscal years ended 1995 through 2004 based on certain financial projections prepared by the respective management of each company. Unlevered free cash flows of each company were calculated as net income available to common shareholders plus preferred stock dividends plus depreciation and amortization plus deferred taxes plus other noncash expenses plus after-tax net interest expense less capital expenditures less investment in working capital. Morgan Stanley calculated terminal values by applying a range of perpetual growth rates to the unlevered free cash flows in fiscal 2004 from 1.5% to 2.5% and 0.5% to 1.5%, representing estimated ranges of long-term cash flow growth rates for WECo and Puget, respectively. The cash-flow streams and terminal values were then discounted to the present using a range of discount rates from 7.5% to 8.0%, representing an estimated weighted average cost of capital range for WECo and Puget. Based on this analysis, Morgan Stanley calculated per share values for WECo ranging from $15.00 to $19.25 and for Puget ranging from $25.50 to $29.50.

          Discounted Dividend Analysis. Morgan Stanley performed a discounted dividend analysis of WECo and Puget for the fiscal years ended 1995 through 2004 based on certain dividend projections prepared by the respective management of each company. Morgan Stanley calculated terminal values by applying a range of perpetual growth rates to the dividend in fiscal year 2004 from 1.5% to 2.5% and 0.5% to 1.5%, representing estimated ranges of long-term dividend growth rates for WECo and Puget, respectively. The dividend streams and terminal values were then discounted to the present using a range of discount rates. Based on this analysis, Morgan Stanley calculated per share values for WECo ranging from $13.50 to $14.50 and for Puget ranging from $21.25 to $22.50.

          Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the Merger on Puget's earnings per share for the fiscal years ended 1996 through 2001. Such analysis was based on earnings estimates for the fiscal years ended 1996 through 2001 for WECo and Puget based on certain financial projections prepared by the respective managements of each company and taking into account the cost savings expected to be derived from the Merger as estimated by WECo, Puget and certain advisors to WECo and Puget. Morgan Stanley observed that if the Merger were treated as a pooling of interests for accounting purposes, if 100% of the estimated $370 million in net cost savings were achieved and if the regulatory authorities permitted the entire amount of these savings to accrue to the benefit of the Company, the issuance of Company Common Stock in the Merger would not have a dilutive effect on pro forma earnings per share to Puget.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of WECo, WNG or Puget.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of WECo, WNG or Puget. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the Ratio from a financial point of view to Puget and were provided to Puget's Board in connection with the delivery of Morgan Stanley's oral opinion of October 18, 1995. The analyses do not purport to be appraisals or to reflect the prices at which WECo, WNG or Puget might actually be sold. Because such estimates are inherently subject to uncertainty, none of Puget, WECo, WNG, Morgan Stanley or any other person assumes responsibility for their accuracy. In addition, as described above, Morgan Stanley's opinion and presentation to Puget's Board was one of many factors taken into consideration by Puget's Board in making its determination to approve the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinions of the Boards of Directors of Puget, WECo or WNG with respect to the value of WECo and WNG or of whether the Boards of Puget, WECo or WNG would have been willing to agree to a different exchange ratio.

     Morgan Stanley has been retained by Puget to act as financial advisor to Puget with respect to the Merger. Pursuant to a letter agreement dated May 10, 1994, between Puget and Morgan Stanley, Morgan Stanley is entitled to (a) a retainer fee of $100,000, (b) an advisory fee for its time and efforts expended in connection with the engagement, which is estimated to be between $100,000 and $200,000, (c) an announcement fee of $750,000, which has been paid, and (d) a transaction fee of $3,476,890 (0.71% of the aggregate consideration paid for shares of WECo Common Stock), which is payable upon consummation of the Merger. All amounts paid or payable to Morgan Stanley as the retainer or advisory fee were credited against the announcement fee. All amounts paid or payable to Morgan Stanley for the announcement fee will be credited against the transaction fee. Puget has agreed to reimburse Morgan Stanley for its expenses, including reasonable fees and expenses of its counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

     In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of Puget, WECo and WNG for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Morgan Stanley has provided financial advisory and investment banking services to Puget and certain affiliates of WECo in the past, for which services Morgan Stanley has received customary fees.

  OPINION OF GOLDMAN, SACHS & CO.

     On October 18, 1995, Goldman Sachs delivered its oral opinion to WECo's Board of Directors that, as of the date of such opinion, the Ratio pursuant to the Merger Agreement was fair to the holders of WECo Common Stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated as of the date hereof.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF THE DATE HEREOF, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF WECO COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. The following summary, while containing all material elements of such opinion, is qualified in its entirety by reference to the full text of such opinion.

     In connection with its written opinion, Goldman Sachs reviewed, among other things, (a) this Joint Proxy Statement/Prospectus; (b) the Merger Agreement; (c) the Stock Option Agreements; (d) certain annual reports to shareholders and Annual Reports on Form 10-K of WECo and Puget for the five fiscal years ended September 30, 1995 and December 31, 1994, respectively; (e) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of WECo and Puget;
(f) certain FERC Forms 1 of Puget; (g) certain other communications from WECo and Puget to their respective shareholders; and (h) certain financial analyses and forecasts for WECo and Puget prepared by their respective managements, including analyses and forecasts of certain operating efficiencies and financial synergies (the "Synergies") expected to be achieved as a result of the Merger, which were prepared by the managements of WECo, of WNG and of Puget, with the assistance of a third-party consultant. Goldman Sachs also held discussions with members of the senior management of WECo, of WNG and of Puget regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of the strategic benefits of the Merger, including, without limitation, the amount and timing of realization of the Synergies. In addition, Goldman Sachs reviewed the reported price and trading activity of the shares of WECo Common Stock and of Puget Common Stock, compared certain financial and stock market information for WECo and Puget with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the electric and gas utility industries and performed such other studies and analyses as Goldman Sachs considered appropriate.

     In preparing its opinion, Goldman Sachs relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by Goldman Sachs for the purpose of its opinion. In that regard, Goldman Sachs assumed, with WECo's consent, that the Synergies have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of WECo, of WNG and of Puget, as the case may be, and management of WECo has advised Goldman Sachs that it may assume and Goldman Sachs has so assumed, for the purposes of its opinion, that such Synergies will be realized in the amounts and at the times contemplated thereby. Goldman Sachs has also assumed, with WECo's consent, that the consummation of the transactions contemplated by the Merger Agreement will be recorded as a pooling of interests under GAAP. Goldman Sachs further assumed, with WECo's consent, that any regulatory or third-party approvals required to consummate the Merger pursuant to the Merger Agreement will be obtained. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of WECo or Puget (or any of their subsidiaries) and was not furnished with any such evaluation or appraisal. WECo did not place any limitations upon Goldman Sachs with respect to the procedures followed or factors considered by Goldman Sachs in rendering its opinion.

          Analyses. The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to WECo's Board of Directors on October 18, 1995. Goldman

     Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Annex E.

          Comparable Companies Comparison. Goldman Sachs conducted a common stock comparison of WECo to nine comparable publicly traded gas local distribution companies: Atlanta Gas Light, Indiana Energy, MCN Corp., National Fuel Gas, New Jersey Resources, NICOR, Northwest Natural Gas, People's Energy and Washington Gas Light (collectively, the "Gas LDCs"). Goldman Sachs also conducted a common stock comparison of Puget to eight comparable publicly traded electric utility corporations: Idaho Power, Montana Power, Nevada Power, Portland General, Public Service Company of Colorado, Washington Water Power, Utilicorp and Western Resources (collectively, the "Electric Utilities"). The Gas LDCs and the Electric Utilities were chosen because they are publicly traded companies with operations that for the purposes of analysis may be considered similar to those of WECo and Puget, respectively. The comparison indicated for the Gas
     LDCs: for the last twelve months ("LTM") period ended prior to October 17, 1995, returns on equity ("ROE"), excluding in certain cases certain extraordinary charges, ranging from 8.92% to 14.56%, with a mean of 11.59% and a median of 11.48%, compared to 7.34% for WECo; multiples of closing market price on October 16, 1995 to book value per share ranging from 1.38x to 2.04x, with a mean of 1.68x and a median of 1.64x, compared to 1.57x for WECo; estimated price to earnings ratios ("P/E") based on IBES earnings estimates for fiscal years 1995, 1996 and 1997 ranging from 12.9x to 16.3x for estimated fiscal year 1995, with a mean and median of 14.6x, compared to 31.1x for WECo, from 12.4x to 14.3x for estimated fiscal year 1996, with a mean and median of 13.3x, compared to 13.4x for WECo, and from 11.8x to 15.7x for estimated fiscal year 1997 (with most data points unavailable), with a mean of 13.1x and a median of 12.6x, compared to 11.4x for WECo; dividend yields ranging from 4.5% to 6.5%, with a mean and median of 5.4%, compared to 5.8% for WECo, and estimated payout ratios for fiscal years 1995, 1996 and 1997 ranging from 62% to 106% for estimated fiscal year 1995, with a mean of 80% and a median of 79%, compared to 182% for WECo, from 56% to 84% for estimated fiscal year 1996, with a mean and median of 72%, compared to 78% for WECo, and from 52% to 85% for estimated fiscal year 1997 (with most data points unavailable), with a mean of 66% and a median of 63%, compared to 67% for WECo. The comparison indicated for the Electric Utilities: for the LTM period ended prior to October 17, 1995, ROE, excluding in certain cases certain extraordinary charges, ranging from 9.39% to 13.46%, with a mean of 10.69% and a median of 10.35%, compared to 9.45% for Puget; multiples of closing market price on October 16, 1995 to book value per share ranging from 1.30x to 1.63x, with a mean of 1.46x and a median of 1.43x, compared to 1.29x for Puget; estimated P/E based on IBES earnings estimates for fiscal years 1995, 1996 and 1997 ranging from 11.9x to 14.4x for estimated fiscal year 1995, with a mean of 13.1x and a median of 13.0x, compared to 12.9x for Puget, from 11.6x to 13.9x for estimated fiscal year 1996, with a mean of 12.7x and a median of 12.6x, compared to 12.6x for Puget, and from 11.6x to 13.0x for estimated fiscal year 1997, with a mean and a median of 12.3x, compared to 12.1x for Puget; dividend yields ranging from 4.5% to 7.3%, with a mean of 6.3% and a median of 6.4%, compared to 7.7% for Puget; and estimated payout ratios for fiscal years 1995, 1996 and 1997 ranging from 59% to 97% for estimated fiscal year 1995, with a mean of 83% and a median of 81%, compared to 99% for Puget, from 58% to 93% for estimated fiscal year 1996, with a mean of 80% and a median of 78%, compared to 97% for Puget, and from 56% to 92% for estimated fiscal year 1997, with a mean of 76% and a median of 73%, compared to 93% for Puget.

          Contribution Analysis. Goldman Sachs reviewed certain publicly available operating and financial information, and estimated future operating and financial information provided by the managements of WECo and Puget (including, among other things, market capitalization, net income, book value, total assets and revenues) for WECo and Puget. This analysis indicated that WECo shareholders would receive approximately 25% of the outstanding Company Common Stock after the Merger. Goldman Sachs also analyzed the relative contribution of WECo and Puget to the combined pro forma entity (excluding the Synergies) based on market capitalization, LTM net income for the period ended June 30, 1995, WECo management's fiscal years 1995, 1996 and 1997 net income estimates for WECo and Puget, IBES net income estimates for the fiscal years 1995, 1996 and 1997, book value and total assets as of June 30, 1995 and LTM revenues for the period ended June 30, 1995. This analysis indicated that WECo would have contributed to the pro forma combined entity (excluding the Synergies): 24.51% of the market capitalization; 15.01% of the LTM net income; 8.41%, 23.41% and 22.21% of the WECo and Puget managements' net income estimates for fiscal years 1995, 1996 and 1997, respectively; 10.11%, 20.31% and 22.21% of the
     IBES net income estimates for fiscal years 1995, 1996 and 1997, respectively; 18.21% of the book value; 24.41% of the total assets; and 27.11% of the LTM revenues.

          Historical Stock Trading Analysis. Goldman Sachs compared the monthly indexed trading price history for the five-year period ended September 30, 1995 for WECo Common Stock, Puget Common Stock and the Standard and Poor's Utility Index (the "S&P 25"). Goldman Sachs also compared the daily indexed trading price history for the period from December 30, 1994 through October 13, 1995 for WECo Common Stock, Puget Common Stock and the S&P 25.

          Exchange Ratio Analysis. Goldman Sachs reviewed the exchange ratios of WECo Common Stock to Puget Common Stock for the five-, four-, three-, two- and one-year periods ended September 30, 1995. This analysis revealed that the average exchange ratios for the five-year period was 0.82x, for the four-year period was 0.78x, for the three-year period was 0.76x, for the two-year period was 0.74x and for the one-year period was 0.69x, compared to 0.86x in the Merger.

          Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger on holders of shares of WECo Common Stock. Using earnings per share ("EPS") estimates for WECo Common Stock and Puget Common Stock provided by the management of WECo and for Company Common Stock on a pro forma basis for the fiscal years 1995 through 2001, Goldman Sachs compared the EPS for WECo Common Stock and Puget Common Stock, each on a stand-alone basis, to the EPS of the Company Common Stock on a pro forma basis. Goldman Sachs performed this analysis based on differing assumptions relating to the level of realization of the Synergies, which were estimated to be approximately $402 million over a 10-year period (not including the costs to achieve the Synergies that were estimated to be approximately $30.1 million). Based on such analysis, during that period, on an EPS basis, the proposed transaction would be accretive (dilutive) to the holders of WECo Common Stock at levels ranging from 129.4% to (1.3)%.

          Dividend Discount Analysis. Goldman Sachs performed a dividend discount analysis for WECo and for the combined pro forma entity. Using dividend growth rates ranging from 2.0% to 3.5% for WECo, an initial dividend for the combined pro forma entity based on an 80% payout ratio on such entity's pro forma estimated fiscal year 1996 EPS (derived from EPS estimates for Puget and WECo provided by WECo's management), dividend growth rates for the combined pro forma entity subsequent to fiscal year 1996 ranging from 2.5% to 4.0% and differing assumptions relating to the level of realization of the Synergies, the implied per share values for .860 share of Company Common Stock ranged from $15.23 to $65.02, compared to implied per share values for each share of WECo Common Stock on a stand-alone basis ranging from $12.50 to $40.00.

          Dividend Accretion Analysis. Goldman Sachs performed an analysis of the pro forma dividend accretion to a holder of a share of WECo Common Stock who, after the Merger, would hold .860 share of Company Common Stock, assuming a dividend growth rate of 3.0% for WECo and an 80% dividend payout ratio on the projected EPS for the combined pro forma entity. This analysis indicated, for the period from 1996 to 2001, stand-alone dividends for WECo Common Stock ranging from $1.00 to $1.15 per share and pro forma dividends for Company Common Stock that, depending on differing assumptions relating to the level of realization of the Synergies, ranged from $1.14 to $1.60 per .860 share with dividend accretion to holders of WECo Common Stock ranging from 14.2% to 43.1%.

          Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis, based on projections provided by WECo management, for WECo and for Puget, each on a stand-alone basis and for the combined pro forma entity. Goldman Sachs calculated a net present value of free cash flows for WECo and Puget for the fiscal years 1996 to 2001 using discount rates ranging from 10% to 12%. Goldman Sachs calculated WECo's and Puget's terminal values in the year 2001 based on LTM P/E multiples ranging from 11x to 13x. This analysis indicated implied values for WECo Common Stock ranging from $14.56 to $18.17 per share and for Puget Common Stock ranging from $20.26 to $24.30 per share. Goldman Sachs compared the net present value of free cash flows for WECo and for the combined pro forma entity for the fiscal years 1996 to 2001 using a discount rate of 11% and terminal values in fiscal year 2001 based on LTM P/E multiples ranging from 11x to 13x. This analysis indicated, depending on differing assumptions relating to the level of realization of the Synergies, implied values for .860 share of Company Common Stock ranging from $18.08 to $24.55, compared to implied values for WECo Common Stock ranging from $15.08 to $17.54 per share.

     The preparation of a fairness opinion is a complex process and is not readily susceptible to summary description. Selecting portions of the analyses or of the summaries set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying Goldman Sachs' opinion. In arriving at its fairness opinions, Goldman Sachs considered the results of all such analyses, taken as a whole. Furthermore, in arriving at its fairness opinions, Goldman Sachs did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used in the above analyses as a comparison is identical to WECo or Puget or the proposed merger. The analyses were prepared solely for the purposes of Goldman Sachs' providing its opinions to WECo's Board of Directors as to the fairness of the Ratio pursuant to the Merger Agreement to the holders of WECo Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, none of WECo, Puget, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to WECo's Board of Directors was one of many factors taken into consideration by WECo's Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex E hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. WECo selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs is familiar with WECo, having provided certain investment banking services to WECo from time to time, including having acted as managing underwriter of certain public offerings of debt securities of WECo, having acted as lead agent for certain public offerings of medium-term notes of WECo and having acted as its financial advisor in connection with, and having participated in certain negotiations leading to, the Merger Agreement.

     Pursuant to a letter agreement dated September 15, 1995 (the "GS Engagement Letter"), WECo engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the GS Engagement Letter, WECo has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee of 0.85% of the aggregate consideration paid for the outstanding shares of WECo Common Stock (including amounts paid to holders of options, warrants and convertible securities), one-third of which is payable upon execution of the Merger Agreement, another one-third of which is payable upon obtaining shareholder approval and the final one-third of which is payable upon consummation of the Merger. WECo also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under federal securities laws.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold long and/or short positions in the securities or options on securities of WECo and/or Puget for its own account and for the account of its customers.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger. Consummation of the Merger is conditioned upon the receipt by Puget, WECo and WNG of (a) a private letter ruling from the IRS or (b) if no IRS ruling is received but all other conditions to the Merger are satisfied, then legal opinions from Perkins Coie, counsel to Puget, and Simpson Thacher & Bartlett, counsel to WECo and WNG, which ruling or opinions shall be substantially to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code. If the IRS does not issue a favorable ruling with respect to the Merger, there can be no assurance that the IRS will agree with the conclusions set forth in this Joint Proxy Statement/ Prospectus.

     Provided that the Merger qualifies as a reorganization under Section 368(a) of the Code, then (a) no gain or loss will be recognized by Puget, WECo or WNG as a result of the Merger, (b) holders of WECo Common Stock and WNG Preferred Stock whose shares are converted into Company Common Stock or New Company Preferred Stock, as the case may be, in the Merger will recognize no gain or loss as a result of the conversion (except by reason of receipt of cash in lieu of fractional share interests or the exercise of dissenters' rights), (c) the basis of Company Common Stock or New Company Preferred Stock received pursuant to the Merger should be the same as the basis attributable to the WECo Common Stock or WNG Preferred Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in Company Common Stock for which cash is received), and (d) the holding period of Company Common Stock and New Company Preferred Stock received pursuant to the Merger shall include the holding period of any WECo Common Stock or WNG Preferred Stock surrendered in exchange therefor, provided that such exchanged shares are held as capital assets at the Effective Time.

     Holders of shares of WECo Common Stock who receive cash in lieu of a fractional share interest in Company Common Stock will recognize gain or loss measured by the difference between the amount of cash received and the basis of the fractional share interest surrendered in exchange therefor. Such gain or loss shall be capital gain or loss if the fractional share interest surrendered was held as a capital asset at the time of consummation of the Merger, and such capital gain or loss shall be long-term capital gain or loss if the holding period for such fractional share interest was greater than one year.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED ON CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. SUCH DISCUSSION MAY NOT BE APPLICABLE TO ALL HOLDERS OF WECO COMMON STOCK AND WNG PREFERRED STOCK BECAUSE OF THEIR PARTICULAR TAX STATUS. IT DOES NOT ADDRESS FOREIGN, STATE OR LOCAL TAX CONSEQUENCES. HOLDERS OF WECO COMMON STOCK AND WNG PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger is designed to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of WECo and WNG will be carried forward to the Company's consolidated financial statements at their recorded amounts; income of the Company will include income of WECo and WNG for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the Company. The receipt by Puget of a letter from Coopers & Lybrand L.L.P., independent accountants, and the receipt by WECo and WNG of a letter from Arthur Andersen LLP, independent accountants, each stating that the transaction will qualify as a pooling-of-interests, are conditions to consummation of the Merger. It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Puget Special Meeting to respond to questions. It is also expected that representatives of Arthur Andersen LLP will be present at the WECo Meeting and the WNG Special Meeting to respond to questions. See "The Merger
Agreement -- Conditions to Consummation of the Merger" and "Unaudited Pro Forma Condensed Financial Information."

OPERATIONS OF THE COMPANY AFTER THE EFFECTIVE TIME

     After the Effective Time, the Company's corporate headquarters and principal executive offices will be located in Bellevue, Washington.

     For information concerning the Company Board and the Company's management after the Effective Time, see "The Merger -- Conflicts of Interest of Certain Persons in the Merger -- The Company's Board of Directors" and "The
Merger -- Conflicts of Interest of Certain Persons in the Merger -- Employment Agreements With the Company."

CONFLICTS OF INTEREST OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Boards of Directors of Puget, WECo and WNG with respect to the Merger, shareholders should be aware that certain members of Puget's, WECo's and WNG's managements and Boards of Directors have certain interests in the Merger that are in addition to their interests, if any, as shareholders of Puget, WECo and WNG generally. The Board of Directors of each of Puget, WECo and WNG considered these interests, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     All the members of the Board of Directors of each of Puget, WECo and WNG participated in the discussions and deliberation of, and voted on, the Merger Agreement and the transactions contemplated thereby, including those directors who have certain interests described below, except that neither Mr. Sonstelie nor Mr. Vititoe participated in the consideration of their respective Employment Agreements with the Company.

  THE COMPANY'S BOARD OF DIRECTORS

     Upon consummation of the Merger, the Company Board will consist of no more than 15 persons, two-thirds of whom will be designated by Puget and one-third of whom will be designated by WECo. The Merger Agreement provides that Puget will designate Richard R. Sonstelie and William S. Weaver to the Company Board, and WECo will designate William P. Vititoe to the Company Board. To date, Puget and WECo have not determined the initial size of the Company Board or which individuals, in addition to Messrs. Sonstelie, Weaver and Vititoe, will be designated to serve as directors of the Company as of the Effective Time. It is anticipated, however, that the Company Board will initially be comprised entirely of persons who are current directors of either Puget or WECo. At the Effective Time, the Company Board will be divided into three classes, Class I, Class II and Class III, with staggered three-year terms. The terms of the initial WECo designees to the Company Board will expire at the first annual meeting of shareholders of the Company following the Effective Time. Thereafter, each WECo designee who is elected to the Company Board will serve for the remaining term of the class to which he or she is elected. Each such class will be as nearly equal in number as practicable. The allocation of the directors among the three classes will be determined by the Company Board.

     The directors of the Company will receive such annual retainers and other fees, retirement benefits, medical and other benefits coverage, deferred compensation arrangements and other benefits, if any, as shall be determined from the time to time by the Company Board. Such fees and benefits in the future may be higher or lower than those currently paid to the directors of Puget and WECo.

  EMPLOYMENT AGREEMENTS WITH THE COMPANY

     Mr. Vititoe on October 18, 1995 entered into an Employment Agreement with the Company that is to become effective at the Effective Time. At the Effective Time, Mr. Vititoe's Employment Agreement will supersede an existing employment agreement between WECo and Mr. Vititoe (the "Existing Vititoe Employment Agreement"). Mr. Sonstelie also entered into an Employment Agreement with Puget effective as of October 18, 1995. Copies of these Employment Agreements are attached as Annexes G and H to this Joint Proxy Statement/Prospectus.

     Pursuant to their Employment Agreements entered into on October 18, 1995, Mr. Sonstelie will serve as Chairman of the Board (assuming his election to the Company Board by the shareholders of the Company) and Chief Executive Officer of the Company, and Mr. Vititoe will serve as a director (assuming his election to the Company Board by the shareholders of the Company) and President and Chief Operating Officer of the

Company from and after the Effective Time. The Employment Agreements terminate on the fourth anniversary of the consummation of the Merger (subject to earlier termination in certain circumstances).

     During their respective terms of employment, Messrs. Sonstelie and Vititoe will receive minimum annual base salaries of $400,000 and $350,000, respectively. Each executive will also be eligible to participate in the Company's annual and long-term incentive compensation programs (which may include a pay-at-risk plan, stock-based awards, stock options, stock appreciation rights ("SARs") and other forms of compensation), and its retirement, investment and deferred compensation plans, and will also be entitled to paid vacation, medical, life and disability insurance benefits, and other perquisites. In addition, with respect to Mr. Vititoe, the Company will assume certain obligations of WNG under an Executive Retirement Compensation Agreement between WNG and Mr. Vititoe.

     In the event Mr. Vititoe's employment terminates for any reason (other than termination by the Company "for cause," as defined in the Employment Agreement) during the four-year term of his Employment Agreement, Mr. Vititoe will be entitled to receive, for the three-year period following notice of termination, the types of payments and benefits described in the next paragraph. Pursuant to the Existing Vititoe Employment Agreement, upon consummation of the Merger, Mr. Vititoe would have had the right to terminate his employment with WECo and receive the payments and benefits described in the next paragraph because the Merger constitutes a change of control under that agreement. As described below, the Existing Vititoe Employment Agreement will be superseded at the Effective Time by Mr. Vititoe's Employment Agreement with the Company, which is designed to preserve the benefits to which he was entitled under the Existing Vititoe Employment Agreement upon a change of control.

     If either the Company or Mr. Vititoe terminates his employment (except termination by the Company "for cause," as defined in the Employment Agreement), or if Mr. Vititoe dies or is unable to perform his duties as a result of a physical or mental disability, prior to the end of the four-year term, Mr. Vititoe will be entitled to receive, for the three-year period following notice of termination of employment (the "Extended Benefit Period"), (a) his full base salary earned through termination and accrued benefits; (b) within 30 days of termination, an amount equal to the product of (i) Mr. Vititoe's annual base salary at the rate applicable on the date of termination plus any additional compensation awarded for the year most recently ended and (ii) the number of years (pro-rated for partial years) remaining between the date of termination and the end of the Extended Benefit Period; (c) full benefits under the Company's employee benefit plans, programs and policies; (d) in addition to the regular payment of benefits under the Company's retirement plans or programs (which shall not be affected by termination), the actuarial equivalent of the additional retirement compensation Mr. Vititoe would have earned had employment continued through the Extended Benefit Period; (e) in return for a waiver of the right to exercise any option, a payment equal to the difference between the exercise price of all options held by Mr. Vititoe (whether or not then fully exercisable) and the higher of (i) the average of the high and low sales prices of the Company Common Stock on the NYSE for the 20 days preceding termination and (ii) the price paid for WECo Common Stock in the Merger; and (f) any additional taxes payable by Mr. Vititoe in connection with excess parachute payments.

     If the Company terminates Mr. Sonstelie's employment (except termination "for cause," as defined in the Employment Agreement, or termination upon death or disability) prior to the end of the four-year term, Mr. Sonstelie will be entitled to receive (a) all compensation and benefits earned through the date of termination and (b) a continuation of his salary for the balance of such four-year term. In addition, Mr. Sonstelie will be entitled to receive under his Employment Agreement the same type of payments and benefits as described in the immediately preceding paragraph if a Change in Control (as defined below) of the Company occurs during the four-year term of the Employment Agreement or within the Extended Benefit Period (except notices of termination for cause or of termination due to death or incapacity). "Change in Control" includes (a) the acquisition by any person of (i) power to exercise a controlling influence over the Company's management or policies or (ii) ownership or power to vote 25% or more of the Company's outstanding voting securities or (b) a change in the majority of the Company Board during the six-year period subsequent to the acquisition by any person of ownership or power to vote 10% or more of the outstanding voting securities of the Company without the approval of the majority of the Company's directors in office

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

prior to such acquisition. The Merger does not constitute a Change in Control for purposes of Mr. Sonstelie's Employment Agreement.

     Pursuant to their Employment Agreements, the Company agrees to indemnify each of Messrs. Sonstelie and Vititoe to the fullest extent allowed by law; provided, however, that neither shall be entitled to indemnification for liabilities, obligations, claims or expenses resulting from his acts of dishonesty, the receipt of benefits to which he was not entitled, the refusal to comply with a lawful directive of the Company Board or any willful misconduct. Each of Messrs. Sonstelie and Vititoe is bound by confidentiality, noncompetition and nonsolicitation provisions.

     Other WECo Employment Agreements. WECo has employment agreements with three other senior executive officers: Robert J. Tomlinson, James P. Torgerson and Timothy J. Hogan. These Employment Agreements provide certain benefits should employment be terminated other than for cause, or by death, disability or normal retirement within three years subsequent to a change of control of WECo. If the Merger is consummated, a change of control will have occurred.

     The benefits to be provided under these employment agreements include: (a) a cash payment equal to three times the executive's most recent year's annual compensation, or a cash payment equal to the executive's annual compensation until normal retirement date, if less than three years, (b) a lump-sum payment for amounts calculated upon dissolution of WECo's Performance Share Plan, (c) maintenance of participation in all current employee benefit plans or provision for substantially similar benefits for a three-year period or until the executive's normal retirement date, if sooner, (d) a cash payment at the executive's retirement date equal to the additional retirement compensation to which the executive would have been entitled had he continued in WECo's employ for an additional three years or until his normal retirement date, if sooner,
(e) a cash payment equal to the difference between the exercise prices of all stock options and the higher of (i) the average of the high and low sales prices on the date of termination and (ii) the price paid for WECo Common Stock in the Merger, and (f) a cash payment equal to the excise taxes imposed by Section 4999 of the Code, if any, on all payments enumerated in this sentence, plus the tax expense to the executive resulting from this additional payment. If the executive voluntarily terminates his employment without good reason, as defined in the employment agreement, no additional or special benefits will accrue to him.

     The Company will assume WECo's obligations under the employment agreements for Messrs. Tomlinson, Torgerson and Hogan.

  INDEMNIFICATION

     Pursuant to the Merger Agreement, the Company will indemnify, to the fullest extent permitted by applicable law, the present and former directors, officers and employees of each of Puget, WECo and WNG, and any subsidiaries thereof, against certain liabilities arising out of or pertaining to actions or omissions occurring at or prior to the Effective Time that arise from or are based on such service as a director, officer or employee or that arise from or pertain to the transactions contemplated by the Merger Agreement, and to maintain the current policies of directors' and officers' liability insurance held by WECo and WNG (or policies at least as favorable) for a period of not less than six years after the Effective Time to the extent that such liability insurance can be maintained annually at a cost that is not greater than 200% of the premium for the current directors' and officers' liability insurance maintained by WECo and WNG. To the fullest extent permitted by applicable law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of Puget, WECo, WNG and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws in effect on the date thereof or otherwise in effect on October 18, 1995, will survive the Merger and continue in full force and effect for a period of not less than six years from the Effective Time. See "The Merger
Agreement -- Indemnification."

EMPLOYEE BENEFIT PLANS

     Puget, WECo and WNG provide a number of benefits to their directors, officers, employees and key employees. Where practicable and appropriate, it is presently anticipated that, at or after the Effective Time,

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

the Company will adopt or assume some of the benefit plans, programs and arrangements of WECo and WNG (the "Washington Energy Benefit Plans"), with modifications to reflect the Merger or as the Company may otherwise deem appropriate. To the extent such Washington Energy Benefit Plans are adopted or assumed by the Company, the directors and employees of the Company or its subsidiaries may receive benefits thereunder. Set forth below are descriptions of certain of such Washington Energy Benefit Plans, as well as descriptions of certain benefit plans, programs and arrangements of Puget (the "Company Benefit Plans"). The following discussion relates to anticipated actions or events, any or all of which may be changed prior to the Effective Time. Except as provided below or as may be otherwise agreed by the parties, the Merger Agreement provides that the nonbargaining unit employees, officers and key employees of WECo and WNG will generally receive benefits (other than those provided under the plans described below) for a period of one year following the Effective Time that are no less favorable in the aggregate than the benefits (other than those provided under the plans described below) provided to the relevant group of employees, officers or key employees immediately prior to the Merger.

  WECO STOCK PLANS

     In connection with the Merger, WECo's Stock Option Plan, Performance Share Plan and Directors Stock Bonus Plan will be replaced by the Puget Long-Term Incentive Compensation Plan providing for the grant of stock awards based on Company Common Stock, and WECo's Employee Stock Purchase Plan and its Dividend Reinvestment Plan will be terminated. Collectively, these five WECo plans are referred to hereinafter as the "WECo Stock Plans." Holders of Company Common Stock will be eligible to participate in the Company's Dividend Reinvestment Plan.

     The Washington Energy Company Stock Option Plan (the "SOP") provides for the award of incentive stock options as described under Section 422 of the Code, nonqualified stock options (options other than incentive stock options) and SARs. A SAR may be awarded under the SOP only as part of an option awarded under the SOP. A SAR entitles the participant to receive the excess of the fair market value per share on the date the participant exercises the SAR over the exercise price per share as provided in the related underlying option.

     The Second Washington Energy Company Performance Share Plan (the "PSP") provides for the award of shares of WECo Common Stock and cash to participating officers of WECo, WNG and their subsidiaries. The number of shares awarded and the amount of cash paid to participants is determined based on WECo's financial performance during specific four-year performance cycles. Upon a change of control, each participant then employed by WECo, WNG or any of their subsidiaries (or employed by any such entities during the one-year period preceding the date on which the change of control occurs) will be entitled to receive, immediately following the change of control, an amount equal to the greater of 100% of the units previously awarded to him or her for the award period in which the change of control occurs or the amount indicated by WECo's financial performance at the time of the change of control. The Merger will constitute a change of control for purposes of the PSP.

     The Washington Energy Company Directors Stock Bonus Plan (the "Directors Plan") provides for the award of shares of WECo Common Stock to nonemployee directors. A director may elect to defer receipt of the shares awarded to him or her under the Directors Plan until such individual ceases to be a director of WECo. Upon a change of control, any shares of stock previously deferred by a director will be issued immediately to him or her. Following such issuance, the Directors Plan will terminate. The Merger will constitute a change of control for purposes of the Directors Plan.

     At the Effective Time, each underlying stock option agreement under the WECo Stock Plans will be amended to provide that each option to purchase shares of WECo Common Stock (a "WECo Stock Option"), along with each tandem SAR, granted thereunder will thereafter constitute an option to acquire shares of Company Common Stock on the same terms and conditions as were applicable under the WECo Stock Option. The number of shares of Company Common Stock that may be acquired under the amended options will equal the number of shares of Company Common Stock the holder of such WECo Stock Option would have been entitled to receive pursuant to the Merger Agreement had such holder exercised his or her

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

WECo Stock Option in full immediately prior to the Effective Time. The option price and the terms and conditions of exercise of such amended WECo Stock Option shall be determined in a manner that preserves both (a) the aggregate gain (or loss) on the WECo Stock Option immediately prior to the Effective Time and (b) the ratio of the exercise price per share under the WECo Stock Option to the fair market value (determined immediately prior to the Effective Time) of the WECo Common Stock; provided, however, that incentive stock options for the purchase of Company Common Stock will be subject to the relevant provisions of the Code. Likewise, each other outstanding award under the WECo Stock Plans ("WECo Stock Award") will be amended to provide that awards of stock granted thereunder will thereafter constitute awards of Company Common Stock on the same terms and conditions as were applicable under the WECo Stock Award. The number of shares of Company Common Stock to which the holder may be, or become, entitled under the amended award will equal the number of shares of Company Common Stock the holder of such WECo Stock Award would have been entitled to receive pursuant to the Merger Agreement had such holder been the absolute owner, immediately before the Effective Time, of the shares of WECo Common Stock on which such WECo Stock Award is based. At the Effective Time, the Company will assume each stock award agreement, as amended, relating to the WECo Stock Plans.

  OTHER WECO BENEFIT PLANS

     Washington Energy Company Annual Incentive Plan. The Washington Energy Company Annual Incentive Plan (the "AIP") provides for a cash payment to a participant equal to a percentage of such participant's base salary for a fiscal year (October 1 -- September 30) if WECo achieves the levels of corporate and/or departmental performance set under the AIP for such participant for such plan year. Payouts vary for meeting threshold, target and maximum objectives. Upon a change of control, a targeted incentive cash payment will be paid under the AIP to a participant if he or she is terminated without cause, regardless of WECo's performance. The Merger will constitute a change of control for purposes of the AIP. At the Effective Time, the Company will succeed to all rights and assume all obligations under the AIP.

     Washington Energy Company Interim Performance Share Plan. The Washington Energy Company Interim Performance Share Plan (the "Interim Plan") provides for cash payments at the end of the performance period based on the percentage of total units awarded, which are earned in each of the four years, and the price of the WECo Common Stock at the end of the performance period. Units are earned in each year based on a comparison of Total Shareholder Return (appreciation in stock price plus dividends paid) for WECo shareholders with that of a peer group of gas distribution companies. The maximum payment a plan participant can receive is equal to the total number of units awarded multiplied by the WECo Common Stock price at the end of the four-year performance period. Participants in the Interim Plan must be employed at September 30, 1998, to be eligible for any payment under the Interim Plan, except in the case of retirement, death or disability. The Compensation Committee may elect, at its discretion, to vest any unearned units at the end of the four-year period based on the Total Shareholder Return for the entire period. At the Effective Time, the Company will succeed to all rights and assume all obligations under the Interim Plan.

     Washington Natural Gas Company Deferred Compensation Plan. The Washington Natural Gas Company Deferred Compensation Plan (the "Deferred Compensation Plan") provides that participants are eligible to defer all or a portion of their salaries, bonuses and director's fees paid by WECo, WNG or their subsidiaries. Any amounts deferred are credited with interest, compounded annually, until distributed. Upon a change of control, a "preferred" interest rate applies to amounts previously or subsequently deferred under the Deferred Compensation Plan and, if the Deferred Compensation Plan is then terminated, all distributions must be made in a lump sum. The Merger will constitute a change of control for purposes of the Deferred Compensation Plan. At the Effective Time, the Company will succeed to all rights and assume all obligations under the Deferred Compensation Plan.

     Executive Retirement Compensation Agreements. Executive Retirement Compensation Agreements with various officers of WNG and its affiliates provide supplemental retirement benefits to such individuals. Such benefits are normally vested and payable only if the officer retires, dies or becomes disabled while employed by WNG or its affiliates. Upon a change of control, however, such benefits become 100% vested. The Merger will constitute a change of control for purposes of the Executive Retirement Compensation

Agreements. At the Effective Time, the Company will succeed to all rights and assume all obligations under the Executive Retirement Compensation Agreements.

  TAX-QUALIFIED DEFINED BENEFIT PENSION PLANS

     Both WNG and Puget maintain tax-qualified defined benefit pension plans (the "WNG Pension Plan" and the "Company Pension Plan," respectively). The WNG Pension Plan will be amended to provided that no additional benefits will be accrued under such plan after the day immediately preceding the Effective Time by nonbargaining unit employees. The Company Pension Plan will be amended to provide that all nonbargaining unit employees of WECo, WNG or any of their subsidiaries who were actively participating in the WNG Pension Plan immediately prior to the Effective Time and who become employees of the Company at the Effective Time will commence participation in the Company Pension Plan as of the Effective Time. Each other nonbargaining unit employee of WECo, WNG or any of their subsidiaries will commence participation in the Company Pension Plan upon his or her satisfaction of the eligibility and participation requirements set forth thereunder. For purposes of determining whether a nonbargaining unit employee of WECo, WNG or any of their subsidiaries has satisfied the Company Pension Plan's eligibility and participation requirements, and for purposes of determining such an employee's vested interest under the Company Pension Plan once he or she commences participation in the Company Pension Plan, service with WECo, WNG or any of their subsidiaries will be considered to be service performed for the Company.

     The Company Pension Plan will also be amended to provide that each nonbargaining unit employee of WECo, WNG or any of their subsidiaries who was an active participant in the WNG Pension Plan immediately prior to the Effective Time will, for purposes of determining the amount of such employee's accrued benefit under the Company Pension Plan on and after the Effective Time, be granted past-service credit equal to the number of years of service credited to such employee under the WNG Pension Plan for benefit accrual purposes. However, each such employee's accrued benefit under the Company Pension Plan will be offset by such employee's accrued benefit under the WNG Pension Plan (the "Offset"). Such employee's Offset will not exceed such employee's accrued benefit under the Company Pension Plan attributable to such employee's past service credit, determined as of the Effective Time. The accrued benefit of each nonbargaining unit employee of WECo, WNG or any of their subsidiaries who has a vested interest in the WNG Pension Plan, but who does not become an employee of the Company or any of its subsidiaries, will be determined pursuant to the terms of the WNG Pension Plan as in effect immediately prior to the Effective Time.

     At the Effective Time, the portion of the WNG Pension Plan that provides benefits to nonbargaining unit employees will be merged into the Company Pension Plan, and the Company will assume sponsorship of the portion of the WNG Pension Plan covering bargaining unit employees.

  TAX-QUALIFIED CASH OR DEFERRED PROFIT-SHARING PLANS

     WNG maintains two tax-qualified cash or deferred profit-sharing plans -- one covering nonbargaining unit employees of WECo, WNG and their subsidiaries (the "WNG Nonbargaining Unit 401(k) Plan") and the other covering bargaining unit employees of WECo, WNG and their subsidiaries (the "WNG Bargaining Unit 401(k) Plan"). Puget maintains a single tax-qualified cash or deferred profit-sharing plan covering both nonbargaining and bargaining unit employees (the "Company 401(k) Plan"). The WNG Nonbargaining Unit 401(k) Plan will be amended to provided that no additional employer or employee contributions will be made to the WNG Nonbargaining Unit 401(k) Plan for periods beginning on or after the Effective Time. The Company 401(k) Plan will be amended to provide that all employees of WECo, WNG or any of their subsidiaries who were actively participating in the WNG Nonbargaining Unit 401(k) Plan immediately prior to the Effective Time and who become employees of the Company at the Effective Time will commence participation in the Company 401(k) Plan as of the Effective Time. Each other nonbargaining unit employee of WECo, WNG or any of their subsidiaries will commence participation in the Company 401(k) Plan upon his or her satisfaction of the eligibility and participation requirements set forth thereunder. For purposes of determining whether a nonbargaining unit employee of WECo, WNG or any of their subsidiaries has satisfied the Company 401(k) Plan's eligibility and participation requirements, and for purposes of determining such employee's vested interest under the Company 401(k) Plan once he or she commences participation in the Company 401(k) Plan, service with WECo, WNG or any of their subsidiaries will be considered to be service performed for the Company.

     As soon as practicable after the Effective Time, the WNG Nonbargaining Unit 401(k) Plan will be merged into the Company 401(k) Plan. At the Effective Time, the Company will assume sponsorship of the WNG Bargaining Unit 401(k) Plan.

  PUGET BENEFIT PLANS

     Consummation of the Merger will not create or accelerate any benefits under any of the benefit plans of Puget, except as described above.

RESALES OF COMPANY COMMON STOCK AND NEW COMPANY PREFERRED STOCK ISSUED IN THE MERGER; AFFILIATES

     All shares of Company Common Stock or New Company Preferred Stock received by WECo or WNG shareholders in the Merger, as the case may be, will be freely transferable, except that the shares of Company Common Stock and New Company Preferred Stock received by persons who are deemed "affiliates" (as such term is defined in Rule 144 under the Securities Act) of WECo or WNG prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of such persons who become affiliates of the Company, Rule 144) or as otherwise permitted under the Securities Act. In accordance with the Merger Agreement, WECo and WNG intend to use all reasonable efforts to cause each of their respective affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any shares of Company Common Stock or New Company Preferred Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules or regulations promulgated by the SEC thereunder. This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareholders of WECo and WNG upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

STOCK EXCHANGE LISTING OF COMPANY COMMON STOCK AND NEW COMPANY PREFERRED STOCK

     Application will be made for listing the shares of Company Common Stock and New Company Preferred Stock to be issued pursuant to the terms of the Merger Agreement on the NYSE. The listing of such shares on the NYSE, subject to notice of issuance, is a condition precedent to consummation of the Merger. So long as Puget, WECo and WNG continue to meet the requirements of the NYSE, Puget Common Stock, Puget Preferred Stock, par value $100 per share, Puget Preferred Stock, par value $25 per share, WECo Common Stock and WNG Preferred Stock, as the case may be, will continue to be listed on the NYSE until the Effective Time.

AMENDMENT OF ARTICLES OF INCORPORATION

     In connection with the Merger, at the Effective Time the Puget Articles shall be amended to (a) change Puget's name to the name of the Company, (b) increase the authorized number of shares of Company Common Stock from 80,000,000 to 150,000,000, and (c) create the Company Series II Preferred Stock and the Company Series III Preferred Stock. Approval of the Puget Merger Proposal constitutes approval of the increase in the authorized number of shares of Company Common Stock. The name change and creation of the Company Series II Preferred Stock and Company Series III Preferred Stock do not require shareholder approval.

     The additional 70,000,000 authorized shares of Company Common Stock may be issued for any proper corporate purpose approved by the Company Board. Without such amendment of the Puget Articles, Puget would not have a sufficient number of authorized shares to complete the Merger. The availability of additional authorized shares will enable the Company Board to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareholder vote. Among the reasons for issuing additional shares would be to increase the Company's capital through sales of Company

Common Stock, to engage in other types of capital transactions, to undertake acquisitions and to satisfy contractual commitments, including employee stock options and other stock awards that may be granted under the Company's stock-based plans. Puget's Board of Directors has not proposed the increase in the amount of authorized Company Common Stock with the intention of discouraging tender offers or takeover attempts of the Company; however, the availability of additional authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, which may adversely affect the ability of the Company's shareholders to obtain a premium for their shares of Company Common Stock and, accordingly, have a negative effect on the price of Company Common Stock.

DISSENTERS' RIGHTS

     The following summary of the availability of dissenters' rights for holders of WECo Common Stock, WNG Preferred Stock and Puget Common Stock does not purport to be complete and is qualified in its entirety by reference to Chapter 23B.13 of the WBCA (a copy of which is attached as Annex I to this Joint Proxy Statement/Prospectus).

     Any shareholder contemplating the exercise of dissenters' rights is urged to review the full text of Chapter 23B.13 of the WBCA. The procedures set forth in such Chapter must be followed exactly or dissenters' rights may be lost.

     A holder of WECo Common Stock, WNG Preferred Stock or Puget Common Stock who properly follows the procedures for dissenting and demanding payment for his or her shares pursuant to Chapter 23B.13 (as summarized below) may be entitled to receive in cash the "fair value" of his or her shares in lieu of the consideration provided in the Merger Agreement. The "fair value" of a dissenting shareholder's shares will be the value of such shares immediately prior to the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable. The "fair value" could be more than, equal to or less than the value of the consideration the shareholder would have received pursuant to the Merger Agreement if the shareholder had not dissented. In the event the dissenting shareholder and the corporation cannot agree on the "fair value" of the dissenter's WECo Common Stock, WNG Preferred Stock or Puget Common Stock, "fair value" may ultimately be determined by a court in an appraisal proceeding.

     To properly exercise dissenters' rights with respect to the Merger and to be entitled to payment under Chapter 23B.13 of the WBCA, a holder of WECo Common Stock, WNG Preferred Stock or Puget Common Stock must, among other things, (a) prior to the relevant Shareholders Meeting, deliver to WECo, WNG or Puget, as the case may be, written notice of the shareholder's intent to demand payment for his or her shares if the Merger is effected, (b) not vote his or her shares in favor of the Merger, and (c) upon receipt of a dissenter's notice from the Company (as described below), timely deliver a demand for payment, certifying whether the shareholder acquired beneficial ownership before the date of the first announcement to the news media or to shareholders of the terms of the Merger, and timely deposit the shareholder's certificates in accordance with the terms of the dissenter's notice. Thus, any holder of WECo Common Stock, WNG Preferred Stock or Puget Common Stock who wishes to dissent and who executes and returns a proxy on one of the accompanying forms must specify that such holder's shares are to be voted against the Merger or that the proxy holder should abstain from voting such holder's shares in favor of the Merger. A vote against the Merger is not a proper exercise of dissenters' rights. If the shareholder returns a proxy without voting instructions, or with instructions to vote in favor of the Merger, such holder's shares will automatically be voted in favor of the Merger, and the shareholder will lose any dissenters' rights. Within 10 days after the Effective Time, the Company will send a written dissenter's notice to each holder of WECo Common Stock, WNG Preferred Stock and Puget Common Stock who satisfied the requirements of clauses (a) and (b) above, indicating where the payment demand must be sent and where and when share certificates must be deposited. Such notice will include, among other things, a form of payment demand that includes the date of the first announcement to the news media or to shareholders of the terms of the Merger and requires the person asserting dissenters' rights to certify whether or not such person acquired beneficial ownership of the shares before that date, and will set the date by which the Company must receive the payment demand, which date may not be less than 30 or more than 60 days after the dissenter's notice is delivered. Shareholders who

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

fail to file timely written intent to demand payment or who vote in favor of the Merger will not be entitled to receive the dissenter's notice and will be bound by the terms of the Merger Agreement. Written objections to the Merger by holders of WECo Common Stock should be addressed to Wayne E. Hays, Washington Energy Company, P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869, and by holders of WNG Preferred Stock to Wayne E. Hays, Washington Natural Gas Company, at the same address. Written objections to the Merger by holders of Puget Common Stock should be addressed to James W. Eldredge, Corporate Secretary, Puget Sound Power & Light Company, 411 -- 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515. Such objections must be received by WECo, WNG or Puget, as the case may be, prior to the relevant Shareholders Meeting.

     A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if (a) the beneficial shareholder submits to the Company the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (b) the beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

     Within 30 days after the later of the Effective Time and the date the payment demand is received, the Company will pay each dissenter who complied with the conditions above the amount that the Company estimates to be the fair value of the shareholder's shares, plus accrued interest. The payment must be accompanied by, among other things, (a) Puget's, WECo's or WNG's balance sheet, as the case may be, as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any, and (b) an explanation of how the Company estimated the fair value of the shares and how the interest was calculated. Notwithstanding the foregoing, with respect to shares acquired after the date of the first announcement to the news media or to shareholders of the terms of the Merger, the Company may elect to withhold payment of the fair value of dissenters' shares plus accrued interest and, in such event, the Company will estimate after the Effective Time the fair value of the shares, plus accrued interest, and will offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand.

     A dissenter may notify the Company in writing of the dissenter's own estimate of the fair value of the dissenter's shares and the amount of interest due and demand payment of the dissenter's estimate, less any payment made, or, with respect to after-acquired shares for which the Company elected to withhold payment, reject the Company's offer of the fair value determined for such shares and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid or offered is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The Company fails to make payment within 60 days after the date set for demanding payment; or

          (c) The Merger is not effected, and Puget, WECo or WNG, as the case may be, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenter will be deemed to have waived the right to demand payment unless the dissenter notifies the Company of his or her demand in writing within 30 days after the Company makes or offers payment for the dissenter's shares.

     If a demand for payment remains unsettled, the Company will commence a proceeding in the Superior Court of King County, Washington within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the Company does not commence such proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. The Company will make all dissenters, whether or not residents of Washington State, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. The Company may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the Company's opinion, complied with the provisions of

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

Chapter 23B.13. If the court determines that such shareholder has not complied with the provisions of Chapter 23B.13, the shareholder shall be dismissed as a party. Each dissenter made a party to the proceeding will be entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount paid by the Company or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the Company elected to withhold payment.

     Notwithstanding a proper exercise of dissenters' rights with respect to the Merger, a holder of WNG Preferred Stock is not entitled to receive the fair value of his or her shares if the Alternate Merger is effected.

     If Puget, WECo and WNG (or, if approval of the WNG Proposal is not obtained, Puget and WECo) do not effect the Merger within 60 days after the date set for demanding payment and depositing share certificates, Puget, WECo or WNG, as the case may be, shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

                            REGULATORY REQUIREMENTS

     Set forth below is a summary of the regulatory requirements affecting the Merger.

HSR PREMERGER NOTIFICATION

     The HSR Act and the rules and regulations thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act will expire 30 days after such filing, unless additional information is required from either Puget or WECo. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. There can be no assurance that such a challenge, if made, would not be successful. Neither Puget nor WECo believes that the Merger will violate federal antitrust laws. If the Merger is not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, WECo and Puget would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Merger could be consummated. Puget and WECo intend to file their premerger notifications pursuant to the HSR Act at such time as they believe will result in the expiration or termination of the waiting period thereunder within 12 months of the latest date on which the Merger could be expected to occur.

STATE APPROVAL

     Puget and WNG are subject to the jurisdiction of the WUTC. The parties intend to file in February 1996 applications with the WUTC seeking approval for, among other things, consummation of the Merger and the issuance of Company Common Stock and New Company Preferred Stock in connection therewith.

     As discussed in "The Merger -- Reasons for the Merger" (and subject to the qualifications expressed therein), Puget, WECo and WNG estimate that, if the Merger is consummated, the Company could achieve approximately $370 million in cost savings that could not be realized but for the Merger, net of costs of achieving those savings and transaction and integration costs, over the 10 years following the Merger. The applications to the WUTC contemplate a plan for the sharing of the benefits of the Merger by shareholders and customers in an equitable manner. The plan is expected to mitigate the need for general rate increases that would otherwise be required, and should allow the Company to maintain general rate stability for a number of years.

GENERAL

     As project operator of a natural gas underground storage project located in western Washington, WNG holds a Certificate of Public Convenience and Necessity issued by the Federal Energy Regulatory Commission ("FERC"). FERC approval for the transfer of this certificate to the Company will be required. WNG also possesses municipal franchises and environmental permits and licenses that may need to be renewed or replaced as a result of the Merger. WNG and Puget do not anticipate any difficulties at the present time in obtaining such approvals, renewals or replacements.

     Under the Merger Agreement, Puget and WECo have agreed to use all reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Merger or to have conditions imposed on the receipt of regulatory approvals. While the parties believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of the parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to consummation of the Merger that final orders approving the Merger be obtained from the governmental authorities described above on terms and conditions that would not have, or would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the Company and its prospective subsidiaries, taken as a whole. There can be no assurance that any such approvals will not contain terms or conditions which cause such approvals to fail to satisfy such condition to consummation of the Merger.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary and reciprocal representations and warranties by each of WECo, WNG and Puget relating to, among other things: (a) their respective organization, the organization of their respective subsidiaries and similar corporate matters; (b) their respective capital structures; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) regulatory approvals; (e) compliance with applicable laws and agreements; (f) reports and financial statements filed with the SEC and the accuracy of information contained therein; (g) absence of material adverse changes; (h) litigation; (i) the accuracy of information supplied by each of WECo and Puget for use in the Registration Statement filed by Puget in connection with the issuance of Company Common Stock and New Company Preferred Stock; (j) certain agreements relating to certain employment, consulting and benefits matters; (k) taxes; (l) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (m) labor issues; (n) compliance with applicable environmental laws, possession of material environmental, health and safety permits and other environmental matters; (o) regulation of WNG and Puget as public utilities in Washington; (p) the WECo, WNG and Puget shareholder votes required in connection with the Merger Agreement and the transactions contemplated thereby; (q) accounting matters; (r) applicability of certain Washington laws relating to changes in control; (s) delivery of fairness opinions of Goldman Sachs in the case of WECo and Morgan Stanley in the case of Puget; (t) insurance; (u) WECo not beneficially owning any shares of Puget Common Stock and Puget not beneficially owning any shares of WECo Common Stock; and (v) the absence of any rights under the Rights Agreement resulting from the transactions contemplated under the Merger Agreement.

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

     Pursuant to the Merger Agreement, each of Puget, WECo and WNG has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, the Stock Option Agreements or as otherwise consented to in writing by the other parties, it will (and each of its subsidiaries will) among other things: (a) carry on its business in the ordinary course consistent with prior practice; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than to such party or its wholly owned subsidiaries and other than dividends required to be paid on any series of WNG Preferred Stock or Puget Preferred Stock, and regular annual dividends to be paid on WECo Common Stock and Puget Common Stock at a rate not to exceed, with respect to WECo Common Stock, $1.00 per share and, with respect to Puget Common Stock, $1.84 per share; (c) not effect certain other changes in its capitalization other than specified exceptions; (d) not issue capital stock, rights, warrants, options or convertible or similar securities other than (i) intercompany issuances of capital stock, (ii) with respect to WECo and its subsidiaries, issuances in connection with refunding WNG Preferred Stock at a lower after-tax cost of funds and issuances of shares of WECo Common Stock pursuant to WECo Stock Plans, (iii) with respect to Puget and its subsidiaries, issuances in connection with refunding Puget Preferred Stock at a lower after-tax cost of funds and issuances of shares of Puget Common Stock pursuant to Puget's existing stock plans, and
(iv) issuances of capital stock under the Rights Agreement; (e) not amend its Articles of Incorporation or Bylaws, except as contemplated by the Merger Agreement; (f) not engage in material acquisitions in excess of $10 million in the aggregate with respect to WECo and its subsidiaries and in excess of $25 million in the aggregate with respect to Puget and its subsidiaries; (g) with certain exceptions, not make or permit any subsidiary to make any capital expenditures in excess of, with respect to WECo, $156 million and, with respect to Puget, $300 million, in any individual transaction or in the aggregate; (h) not sell, lease, license, encumber or otherwise dispose of assets in an amount greater than or equal to, in the case of WECo, $15 million and, in the case of Puget, $50 million, individually or in the aggregate, other than ordinary course of business dispositions and encumbrances; (i) not incur indebtedness for borrowed money (or guarantees thereof), other than (i) short-term indebtedness in the ordinary course of business consistent with prior practice, (ii) the issuance of long-term indebtedness not aggregating more than $75 million with respect to WECo and its subsidiaries or $150 million with respect to Puget and its subsidiaries, (iii) in connection with refunding WNG Preferred Stock or Puget Preferred Stock, or (iv) in connection with refunding existing indebtedness at a lower after-tax cost of funds; (j) subject to certain exceptions, not enter into, adopt or amend, or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any benefit plan, agreement or other arrangement or enter into any agreement or other arrangement to increase, extend or enhance the compensation, fringe benefits or employment or any related rights with respect to any director, officer or other employee, other than in the ordinary course of business that in the aggregate do not result in a material increase in benefits or compensation expense; (k) subject to certain exceptions, not enter into or amend any employment, special pay arrangement or other similar contract with any director, officer or other employee, other than increases, grants or actions in the ordinary course of business consistent with prior practice; (l) not engage in any activity that would cause a change in its status under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or that would require approval of the SEC under Section 9(a)(2) of the 1935 Act or of FERC under the Federal Power Act;
(m) not make any change in its accounting methods other than as required by law or in accordance with GAAP; (n) not take any action to prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests; (o) not take any action that would adversely affect the status of the Merger as a tax-free transaction, except with respect to cash received upon exercise of dissenters' rights or for fractional shares; (p) not enter into certain agreements with affiliates (other than wholly owned subsidiaries) other than on an arm's-length basis; (q) cooperate with the other parties and notify the other parties of any significant changes; (r) discuss with the other parties any proposed changes in its rates, charges (other than automatic cost pass-through adjustments) or standards of service or accounting; consult with the other prior to making any filing (or amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators; not make any filing to change its rates on file with any governmental authority that would have a material adverse effect on the Company's prospects following the Merger; (s) use all commercially reasonable efforts to obtain certain third-party consents to the Merger; (t) not willfully take any action that could result in a material breach of the Merger Agreement or the Stock Option Agreements; (u) subject to certain exceptions, not (i) make or rescind any election relating to taxes, (ii) settle or compromise any material claim, action, proceeding or controversy relating to taxes if such settlement or compromise requires aggregate payments exceeding $3 million, or
(iii) change its federal income tax reporting methods from those employed with respect to its most recently completed fiscal year if such changes require aggregate additional tax payments exceeding $3 million; (v) not pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with prior practice or in accordance with their terms or with respect to liabilities reflected or reserved against in the most recent publicly available financial statements or liabilities incurred in the ordinary course of business consistent with prior practice; (w) maintain insurance in such amounts and against such risks and losses as are customary; and (x) use reasonable efforts to maintain all existing material governmental permits required to operate.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that the parties thereto and their respective subsidiaries will not permit any of their respective officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any other action to facilitate the making of, any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below) or, in the event of an unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Notwithstanding the foregoing, in the event of an unsolicited Takeover Proposal, unless both the holders of the WECo Common Stock and the holders of the Puget Common Stock shall have approved the Merger Agreement, WECo or Puget may, to the extent that its Board of Directors is advised in a written, reasoned opinion of outside counsel that such action is required by its fiduciary duties under law, participate in discussions or negotiations with and furnish information to any person in connection with an unsolicited Takeover Proposal made by such person. The Merger Agreement provides that each party shall promptly notify the other (orally and in writing) of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of receipt thereof, shall keep the other party informed of the status and details of any such inquiry and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. As used in the Merger Agreement, "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving a party thereto or any of its material subsidiaries or any proposal or offer (whether or not in writing and whether or not delivered to the shareholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of, any such party or any of its material subsidiaries, other than the transactions contemplated by the Merger Agreement.

INDEMNIFICATION

     The Merger Agreement provides that to the extent, if any, not provided by an existing right of indemnification under one of the parties' directors' and officers' liability insurance policies, from and after the Effective Time, the Company will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now or has been in the past, or who becomes prior to the Effective Time, an officer, director or employee of WECo, WNG or Puget or any subsidiary of such parties (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time that are in whole or in part based on, or arising out of, the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or based on, arising out of, or pertaining to the transactions contemplated by the Merger Agreement. The Merger Agreement further provides that in the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (a) the Company shall promptly pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, (b) the Company will cooperate in the defense of any such matter, and (c) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Washington law and the Company's Amended and Restated Articles of Incorporation or Bylaws (the "Company Bylaws") shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Merger Agreement further requires that the Indemnified Parties as a group may retain only one law firm with respect to each related matter, except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     To the fullest extent permitted by applicable law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of Puget, WECo, WNG and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws in effect on the date thereof or otherwise in effect on October 18, 1995, shall survive the Merger and continue in full force and effect for a period of not less than six years from the Effective Time.

     In addition, the Merger Agreement requires that for a period of six years after the Effective Time, the Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by WECo and WNG for the benefit of those persons who are covered by such policies at the Effective Time (or the Company may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective
Time), to the extent such insurance can be maintained at an annual cost that is not greater than 200% of the premium for the current policies maintained by WECo and WNG. If such insurance cannot be so maintained, the Company shall maintain as much of such insurance as can be maintained at a cost equal to 200% of the premiums of the current policies.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Puget, on the one hand, and WECo and WNG, on the other, to consummate the Merger are subject to satisfaction of the following conditions, among others: (a) the Merger Agreement shall have been approved by the holders of Puget Common Stock and of WECo Common Stock and (except in the case of the Alternate Merger) by the holders of WNG Preferred Stock; (b) no temporary restraining order, preliminary or permanent injunction or other order, or any applicable law or regulation, shall be in effect that prevents consummation of the Merger; (c) the Registration Statement shall have become effective and shall not be the subject of a stop order; (d) the shares of Company Common Stock and New Company Preferred Stock issuable in connection with the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance; (e) the receipt by Puget and WECo of letters from their independent public accountants, in form and substance reasonably satisfactory to the other party, that the Merger will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations; (f) the receipt of all required governmental authorizations, consents or approvals (other than such approvals that relate to the issuance of common stock pursuant to the Stock Option Agreements) that shall have become final and that do not, individually or in the aggregate, impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the Company and its prospective subsidiaries taken as a whole; (g) there shall have occurred no event having a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Puget and its subsidiaries taken as a whole or WECo and its subsidiaries taken as a whole; (h) the performance in all material respects of all agreements and covenants required to be performed under the Merger Agreement and the Stock Option Agreements; (i) the accuracy in all material respects of the representations and warranties set forth in the Merger Agreement and the Stock Option Agreements as of October 18, 1995 and as of the Closing Date (as defined in the Merger Agreement), except as would not be reasonably likely to result in a material adverse effect; (j) the receipt by Puget of officer's certificate from WECo and WNG, and the receipt by WECo and WNG of an officer's certificate from Puget, each stating that certain conditions set forth in the Merger Agreement have been satisfied; (k) the receipt by each of Puget, WECo and WNG of a tax ruling from the IRS or of tax opinions from their respective legal counsel to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code; (l) the receipt of certain material third-party consents; (m) there shall have occurred no event that would result in the triggering of any right or entitlement of Puget's shareholders under the Rights Agreement, including a "flip-in" or "flip-over" or similar event commonly described in such rights plans, which would have or be reasonably likely to have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Puget and its subsidiaries taken as a whole, or materially change the number of outstanding equity securities of Puget or the Company, and the rights shall not have become nonredeemable by any action of Puget's Board of Directors; and (n) the receipt by Puget of letter agreements relating to trading in Puget's securities essentially in the form attached as an exhibit to the Merger Agreement, duly executed by each affiliate of WECo.

     In addition, the Merger Agreement provides that it shall be a condition to Puget's obligation to hold the Puget Special Meeting that the opinion of Morgan Stanley attached as Annex D to this Joint Proxy Statement/Prospectus shall not have been withdrawn, and it shall be a condition of the obligation of WECo to hold the WECo Meeting that the opinion of Goldman Sachs attached as Annex E to this Joint Proxy Statement/Prospectus shall not have been withdrawn.

     At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to Puget's or WECo's obligations to consummate the Merger may be waived by the other party. Any determination to waive a condition would depend on the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "The Merger Agreement -- Amendment and Waiver."

TERMINATION; FEES AND EXPENSES

     The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of WECo, WNG and
Puget: (a) by mutual written consent of the Boards of Directors of each of Puget and WECo; (b) by any party thereto, if the Merger is not consummated on or before December 31, 1996; provided, however, that if on December 31, 1996 all conditions to the closing shall have been fulfilled (or shall then be capable of being fulfilled), except for required approvals or consents, and such approvals and consents are being pursued with diligence, then such termination date shall be extended to March 31, 1997; and provided, further, that such right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before such date;
(c) by any party thereto if approval of either the holders of the Puget Common Stock or the holders of the WECo Common Stock shall not have been obtained by reason of the failure to obtain the required vote upon a vote at a duly held Shareholders Meeting or any adjournment thereof; (d) by any party thereto if any state or federal law, order, rule or regulation is adopted or issued that has the effect, as supported by a written opinion of outside counsel for such party, of prohibiting the Merger, or if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; (e) by WECo or Puget, as the case may be, upon two days' prior notice to the other if, as a result of a tender offer by a third party (other than a WECo or Puget affiliate) or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a third party (other than a WECo or Puget affiliate), such party's Board of Directors determines in good faith that its fiduciary obligations under applicable law require that such tender or other written offer or proposal be accepted; provided, however, that (i) such party's Board of Directors shall have been advised in writing by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of the Merger Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions that may be offered by the other party in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender or other written offer or proposal; and (ii) prior to any such termination, such party shall, and shall cause its respective financial and legal advisors to, negotiate with the other party to make such adjustments in the terms and conditions of the Merger Agreement as would enable such party to proceed with the transactions contemplated thereby; or (f) by WECo or Puget, as the case may be, by written notice to the other if (i) there shall have been any breaches of any representations or warranties made in the Merger Agreement as of the date thereof by the other party that, individually or in the aggregate, have had, would have or would be reasonably likely to have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the breaching party and its subsidiaries taken as a whole or on the consummation of the Merger Agreement, or any material breach of any covenant or agreement under the Merger Agreement, on the part of the other party, and such breach shall not have been

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remedied within 20 days after receipt by the breaching party of notice in writing from the nonbreaching party specifying the nature of such failure and requesting that it be remedied; (ii) the other party shall have failed to perform and comply with in all material respects its agreements and covenants under the Merger Agreement, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the breaching party of notice in writing from the nonbreaching party, specifying the nature of such failure and requesting that it be remedied; or (iii) either party's Board of Directors shall
(A) withdraw or modify its approval or recommendation of the Merger Agreement or the Merger in any manner materially adverse to the other party, (B) fail to reaffirm its approval or recommendation upon request by the other party, (C) approve or recommend any acquisition of the other party or a material portion of its assets or any tender offer for the other party's capital stock, in each case by a party other than such party or any of its affiliates, or (D) resolve to take any of the actions specified in clause (A), (B) or (C).

     In the event of termination of the Merger Agreement by either Puget or WECo and WNG as provided above, there shall be no liability on the part of any party or their respective officers or directors thereunder other than (a) continuing obligations regarding remedies and confidentiality and survival of representations and warranties regarding brokers, (b) continuing obligations with respect to certain specified provisions of the Merger Agreement regarding fees and expenses, as described below, and (c) liability by reason of any willful breach of any representation, warranty or covenant contained in the Merger Agreement.

     If the Merger Agreement is terminated pursuant to one but not both of clause (f)(i) or (f)(ii) above, then the breaching party shall promptly pay to the nonbreaching party an amount in cash equal to all documented out-of-pocket expenses and fees ("Out-of-Pocket Expenses") incurred by the nonbreaching party, not to exceed $7 million in the aggregate. If, however, the Merger Agreement is terminated as a result of a willful breach, (a) the nonbreaching party may pursue and receive any remedies available at law or in equity to which such party is entitled, as well as its Out-of-Pocket Expenses, which shall not be limited to $7 million, and (b) if (i) at the time of such willful breach, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, the breaching party or any of its affiliates that at the time of such termination shall not have been rejected by the breaching party and (ii) within two and one-half years of such termination by the nonbreaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or an affiliate thereof or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party, upon the signing of a definitive agreement relating to such Business Combination or, if no such agreement is signed, then at the closing of such breaching party's becoming such a subsidiary or at the closing of such Business Combination, shall pay to the nonbreaching party an additional fee of $15 million; provided, however, that such additional fee shall not be paid if the additional fee described in the following paragraph shall have been paid.

     If (a) the Merger Agreement is terminated (i) pursuant to clause (e) or
(f)(iii) above, (ii) following a failure to obtain the necessary shareholder vote to approve the Puget Merger Proposal or the WECo Proposal ("Shareholder Disapproval"), or (iii) as a result of a party's material failure to convene a Shareholders Meeting, distribute proxy materials and, subject to its Board of Directors' fiduciary duties, recommend the Merger Agreement and the Merger to its shareholders and (b) at the time of such termination or, in the case of a termination following a Shareholder Disapproval, prior to the meeting of such party's shareholders at which such Shareholder Disapproval occurred, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party, then the party which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Target Party") shall promptly pay to the other party an amount equal to the nonbreaching party's Out-of-Pocket Expenses. In addition, if within two and one-half years of any such termination by the nonbreaching party, the Target Party or an affiliate thereof becomes a subsidiary of such offeror or an affiliate thereof, then the Target Party, upon the signing of a definitive agreement relating to such Business Combination or, if no such agreement is signed, then at the closing of such breaching party's becoming such a subsidiary or at the closing of such Business Combination, shall pay to the nonbreaching party an additional fee of $15 million.

     The Merger Agreement further provides that all termination fees constitute liquidated damages and not a penalty, and if a party should fail to pay any termination fee due, then such party shall pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee. In no event may the termination fees (including reimbursement for fees and expenses) payable to any party and its affiliates under the provisions described in the two immediately preceding paragraphs and the amounts payable upon a required purchase of an Option or Option Shares (as hereinafter defined) pursuant to the WECo Stock Option Agreement or the Puget Stock Option Agreement, exceed $20 million. See "The Stock Option Agreements."

     Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus and the Registration Statement shall be shared equally by Puget, on the one hand, and WECo and WNG, on the other.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto pursuant to action by their respective Boards of Directors at any time before or after approval thereof by the shareholders of Puget, WECo and WNG and prior to the Effective Time, but after such approvals, no such amendment shall be made that would alter or change (a) the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion of the shares under the Merger Agreement, (b) the terms and conditions of the Merger Agreement if such alteration or change, alone or in the aggregate, would materially and adversely affect the rights of holders of Puget Common Stock, Puget Preferred Stock, WECo Common Stock or WNG Preferred Stock, or (c) any terms of the Puget Articles, except for alterations or changes that could otherwise be adopted by Puget's Board of Directors, without the further approval of such shareholders, as applicable. The parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other parties thereto, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement, to the extent permitted by law.

STANDSTILL AGREEMENTS

     Pursuant to the Confidentiality Agreement, for a period commencing on August 1, 1995 and ending August 1, 1997, Puget and WECo agreed (other than as contemplated in the Merger Agreement or the Stock Option Agreements) not to (a) acquire, offer to acquire or agree to acquire any voting securities or rights to acquire voting securities of the other party or any subsidiary thereof or any substantial portion of the other party's assets; (b) make or participate in a solicitation of proxies for the other party; (c) form, join or participate in a "group" with respect to the voting securities of the other party; (d) seek or propose to influence or control the management or policies of the other party;
(e) make any public announcement or disclosure inconsistent with the foregoing;
(f) take any action that might require the other party to publicly announce the possibility of a Business Combination; (g) advise, assist or encourage any third party with respect to any of the foregoing; or (h) request that the other party amend or waive any provision of this paragraph. Such restrictions will terminate if any third party (i) acquires or proposes to acquire more than 15% of the voting securities of either party, (ii) makes or publicly announces a solicitation of proxies for either party, or (iii) publicly announces any other arrangement with respect to a Business Combination with either party.

                          THE STOCK OPTION AGREEMENTS

     The following is a brief summary of the material terms of the Stock Option Agreements, copies of which are attached as Annexes B and C to this Joint Proxy Statement/Prospectus and incorporated herein by reference. This summary is qualified in its entirety by reference to the Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a Business Combination with,

Puget or WECo from considering or proposing such a transaction, even if such persons were prepared to offer to pay a consideration to shareholders of Puget or WECo, as the case may be, that had a higher value than the shares of Company Common Stock to be received by holders of WECo Common Stock or to be retained by holders of Puget Common Stock, as the case may be, pursuant to the Merger Agreement.

GENERAL

     Pursuant to the Stock Option Agreements entered into concurrently with the Merger Agreement, Puget has granted to WECo the WECo Option, and WECo has granted to Puget the Puget Option. As holders of such Options (each, an "Option Holder"), Puget and WECo have the right, under certain circumstances, to purchase up to (a) with respect to the Puget Option, 4,789,960 shares of WECo Common Stock, and (b) with respect to the WECo Option, 12,664,531 shares of Puget Common Stock (shares of common stock purchasable by the Puget Option and the WECo Option are collectively referred to as the "Option Shares") at $20.00 per share for WECo Common Stock and $23.25 per share for Puget Common Stock, such prices being equal to (i) in the case of Puget Common Stock, the average of the daily closing sales prices for such Puget Common Stock on the NYSE during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date of the Merger Agreement and (ii) in the case of WECo Common Stock, the price of Puget Common Stock set forth in (i) above multiplied by the Ratio. The exercise price is payable, at the Option Holder's option, in cash or, subject to any required governmental approvals, shares of the Option Holder's common stock.

     The Options may be exercised by the Option Holder, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by such Option Holder under circumstances relating to a third-party Business Combination proposal which could entitle such Option Holder to termination fees under the Merger Agreement (any such event by which the Merger Agreement becomes terminable, a "Trigger Event"), regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination. The Options will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement pursuant to its terms (other than a termination upon or during the continuance of a Trigger Event), and (c) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or, if at the expiration of such 180-day period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (c) later than December 31, 1996 (provided, however, that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement has been extended to March 31, 1997)).

     Notwithstanding the foregoing, no Option may be exercised (a) if the Option Holder is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements contained in the applicable Stock Option Agreement or in the Merger Agreement,
(b) until all necessary regulatory approvals have been obtained for the acquisition of shares pursuant to such Option, (c) until the shares to be issued upon exercise of such Option shall have been approved for listing, or (d) if the issuance of the shares to be issued upon exercise of such Option is prohibited or otherwise restrained by any court order.

CERTAIN REPURCHASES

     Under the terms of the Stock Option Agreements, at any time during which an Option is exercisable (the "Repurchase Period"), the Option Holder has the right to require the issuer of the Option (the "Issuer") to repurchase from the Option Holder all or any portion of the Option or, at any time prior to December 31, 1996 (provided, however, that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement has been extended to March 31, 1997), all or any portion of the Option Shares purchased pursuant to the exercise of the Option. The amount that the Issuer will pay to the Option Holder to repurchase the Option is the difference between the Market/Offer Price for shares of the Issuer's Common Stock as of the date the Option Holder gives notice of its intent to exercise its repurchase rights (the "Notice Date") and the exercise price for the Option, multiplied by the number of Option Shares purchasable pursuant to the Option, or the portion thereof to be so repurchased (but only if the Market/Offer Price is greater than such exercise price). Subject to the aggregate $20 million limitation contained in the Merger Agreement with respect to termination fees, expenses and payments under the Merger Agreement and the Stock Option Agreements, the amount that the Issuer will pay to the Option Holder to repurchase the Option Shares is the exercise price paid by the Option Holder for the Option Shares plus the difference between the Market/Offer Price and the exercise price paid by the Option Holder for the Option Shares (but only if the Market/Offer Price is greater than such exercise price), multiplied by the number of Option Shares to be so repurchased. See "The Merger
Agreement -- Termination; Fees and Expenses." The Stock Option Agreements define "Market/Offer Price" as the higher of the price per share (the "Offer Price") offered as of the Notice Date pursuant to any tender or exchange offer or other Business Combination offer that was made prior to the Notice Date and not terminated or withdrawn as of such date and the Fair Market Value of the Issuer's Common Stock as of the Notice Date (which is defined in the Stock Option Agreements as the average of the daily closing sales prices for such shares of Common Stock on the NYSE during the 10 NYSE trading days prior to the fifth NYSE trading day preceding such date). The Offer Price for the repurchase by the Issuer of Option Shares purchased by the Option Holder pursuant to the Option is the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer that was made during the Repurchase Period prior to the Notice Date. At any time prior to December 31, 1996 (which date may be extended to March 31, 1997 under the circumstances described above), the Option Holder may also require the Issuer to sell to the Option Holder any shares of the Option Holder's common stock delivered by the Option Holder to the Issuer in payment for the exercise price of the Option, at the price attributed to such shares for such purpose plus interest at the rate of 6.5% per annum (from the date of delivery of such shares through the date of such repurchase), less any dividends paid or declared and payable thereon.

VOTING

     Each party has agreed to vote, until October 18, 2000, any shares of the other party's capital stock acquired pursuant to the Stock Option Agreements or otherwise beneficially owned by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the votes of all other shareholders of such other party are voted for and against such matter.

RESTRICTIONS ON TRANSFER

     The Stock Option Agreements provide that, until October 18, 2000, neither party may sell, assign, pledge or otherwise dispose of or transfer the shares it acquires pursuant to the Stock Option Agreements (collectively, the "Restricted Shares"), except as specifically provided for in the Stock Option Agreements. In addition to the repurchase rights described under "The Stock Option
Agreements -- Certain Repurchases," subsequent to the termination of the Merger Agreement, the parties have the right to have such shares of the other party registered under the Securities Act for sale in a public offering. The Stock Option Agreements also provide that, following termination of the Merger Agreement, either party may sell any Restricted Shares pursuant to a tender or exchange offer approved or recommended, or otherwise determined to be fair and in the best interests of such other party's shareholders, by a majority of such other party's Board of Directors (which majority must include a majority of directors who were directors prior to the announcement of such tender or exchange offer).

                      DESCRIPTION OF COMPANY CAPITAL STOCK

     At the Effective Time, the Company's authorized capital stock will consist of 166,700,000 shares, divided into 150,000,000 shares of Company Common Stock, 13,000,000 shares of Company Preferred Stock, par value $25 per share (the "Company $25 Preferred Stock"), 3,000,000 shares of Company Preferred Stock, par value $100 per share (the "Company $100 Preferred Stock"), and 700,000 shares of $50 preference stock (the "Company Preference Stock"). The Company Common Stock and the New Company Preferred Stock to be issued pursuant to the Merger, when so issued, will be fully paid and nonassessable. No holder of any Company Common Stock, Company Preferred Stock or Company Preference Stock will have any preemptive rights.

     Following is a brief description of certain of the rights and privileges attaching to the Company Common Stock, the Company Preferred Stock and the Company Preference Stock. For a complete description, reference is made to the Company's Amended and Restated Articles of Incorporation in the form to be filed with the Secretary of State of the State of Washington upon consummation of the Merger (the "Company Articles"), a copy of which is attached as Annex F to this Joint Proxy Statement/Prospectus, and to the laws of Washington. The following summary, which does not purport to be complete, is qualified in its entirety by such reference.

COMMON STOCK

  DIVIDEND RIGHTS

     After accumulated dividends and the full dividend for the then-current period on the Company Preferred Stock and Company Preference Stock shall have been paid or declared and a sum sufficient set aside for payment as described in "Description of Company Capital Stock -- Preferred Stock -- Dividend Rights" and "Description of Company Capital Stock -- Preference Stock -- Dividend Rights" and after sinking or purchase fund redemption requirements with respect to Company Preferred Stock shall have been satisfied, the holders of Company Common Stock will be entitled to receive such dividends as may be lawfully declared from time to time by the Company Board.

  VOTING RIGHTS

     The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders and will exclusively possess the full voting power for the election of directors, and for all other purposes, subject to the voting rights expressly conferred upon the Company Preferred Stock and Company Preference Stock as described in "Description of Company Capital Stock -- Preferred Stock -- Voting Rights" or "Description of Company Capital Stock -- Preference Stock -- Voting Rights" or as otherwise provided by law. The holders of Company Common Stock will be entitled to cumulate votes in the election of directors as provided by the WBCA.

  LIQUIDATION RIGHTS

     In the event of any dissolution, winding up or liquidation of the Company, after satisfaction of the preferential liquidation rights of the Company Preferred Stock and the Company Preference Stock, the holders of Company Common Stock would be entitled to share ratably in all remaining assets of the Company available for distribution to its shareholders.

PREFERRED STOCK

  NEW COMPANY PREFERRED STOCK ISSUABLE IN THE MERGER

     The shares of New Company Preferred Stock issuable in the Merger will have a par value of $25 per share and will be designated in two series, Series II and Series III, corresponding to the outstanding series of WNG Preferred Stock. The Company Series II Preferred Stock will accrue preferred dividends at a rate of 7.45% per annum of the par value per share and will not be subject to redemption prior to November 1, 2003, after which date the Company may elect to redeem the Company Series II Preferred Stock in whole or in part at par value. The Company Series III Preferred Stock will accrue preferred dividends at a rate of 8.50% per annum of the par value per share and will not be subject to redemption prior to September 1, 1999, after which date the Company may elect to redeem the Company Series III Preferred Stock in whole or in part at par value. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Company Series II Preferred Stock and Company Series III Preferred Stock will be entitled to receive $25 per share plus accrued and unpaid dividends before any distribution of assets to holders of Company Preference Stock, Company Common Stock or stock of any other class ranking junior to the Company Preferred Stock. The shares of Company Preferred Stock issuable in the Merger will also have the rights and preferences described below for all series of New Company Preferred Stock.

  GENERAL

     The Company Articles provide that the shares of Company Preferred Stock may be divided into and issued in series. The Company Board has the authority to establish series of Company Preferred Stock and to fix the designation of each series and, within the limitations set forth in the Company Articles and such limitations as may be provided by law, to fix and determine the relative rights and preferences of each series of Company Preferred Stock so established. Without limiting the generality of the foregoing, the Company Board will have the authority to prescribe, with respect to any series of Company Preferred
Stock:

          (a) the rate of dividends, dividend periods and dividend payment dates;

          (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c) the amounts payable in the event of a voluntary or involuntary liquidation;

          (d) sinking fund provisions, if any, for the redemption or the purchase of shares;

          (e) the terms and conditions, if any, on which shares may be converted; and

          (f) any other terms, conditions or provisions which the Company Board shall have authority to fix and determine under the WBCA, as now in effect or hereafter amended.

     All shares of Company Preferred Stock of the same series will be identical, except that shares of the same series issued at different times may vary as to the dates from which dividends thereon will be cumulative. Irrespective of series, all shares of Company $25 Preferred Stock and Company $100 Preferred Stock will constitute one and the same class of stock, will be of equal rank and, except as otherwise provided in or established pursuant to the Company Articles or the resolution of the Company Board establishing any series, will be identical.

     All shares of Company $25 Preferred Stock and Company $100 Preferred Stock will rank equally with respect to dividends and distributions of amounts upon liquidation, dissolution or winding up of the Company.

     Subject to any issuance of additional shares of Puget Preferred Stock, and to the retirement of currently outstanding shares pursuant to sinking funds or otherwise between the date of this Joint Proxy Statement/Prospectus and the Effective Time, it is anticipated that, at the Effective Time, the Company Preferred Stock will consist of:

     - 3,000,000 shares designated as "7.875% Preferred Stock," having a par value of $25 per share;

     - 2,000,000 shares designated as "Adjustable Rate Cumulative Preferred Stock, Series B," having a par value of $25 per share;

     - 47,956 shares designated as "4.84% Preferred Stock," having a par value of $100 per share;

     - 56,215 shares designated as "4.70% Preferred Stock," having a par value of $100 per share;

     - 36,224 shares designated as "8% Preferred Stock," having a par value of $100 per share;

     - 750,000 shares designated as "7.75% Preferred Stock," having a par value of $100 per share;

     - 2,400,000 shares designated as "7.45% Series II Preferred Stock," having a par value of $25 per share (which series will correspond to the WNG Series II Preferred Stock); and

     - 1,200,000 shares designated as "8.50% Series III Preferred Stock," having a par value of $25 per share (which series will correspond to the WNG Series III Preferred Stock).

     For a complete description of the specific designations, preferences, limitations, restrictions and relative rights of all series of Company Preferred Stock, reference is made to the Company Articles.

  DIVIDEND RIGHTS

     The holders of Company Preferred Stock of each series will be entitled, on a parity with the holders of each other series of Company Preferred Stock and in preference to the holders of Company Common Stock and Company Preference Stock, to receive, but only when and as declared by the Company Board, cumulative dividends at the rate or rates prescribed for such series.

     There shall not be paid or declared and set apart for payment dividends on Company Common Stock or Company Preference Stock unless, on such date, there shall also have been paid or declared and set aside for payment in addition to the full dividend for the then-current dividend period the accumulated dividends on all outstanding shares of each series of Company Preferred Stock during all dividend periods for such series ended on or prior to such date.

     So long as any shares of Company Preferred Stock shall be outstanding, the Company shall not declare or pay any dividends on Company Common Stock or Company Preference Stock, other than dividends payable in shares of Company Common Stock or Company Preference Stock, as the case may be, or make any other distribution, expenditure for the purchase, redemption or retirement for a consideration of shares of Company Common Stock or Company Preference Stock (other than in exchange for, or from the proceeds of, any substantially concurrent sale hereafter made of other shares of Company Common Stock or Company Preference Stock), if the aggregate amount of all such dividends, distributions and expenditures paid or made by the Company and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, after December 31, 1957, would exceed the aggregate amount of net income available for dividends on Company Common Stock and Company Preference Stock accumulated after December 31, 1957, by the Company and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, plus the sum of $7,500,000.

     The sinking fund provisions applicable to certain series of Company Preferred Stock prohibit the payment of dividends on Company Common Stock or Company Preference Stock, unless sinking fund redemption requirements have been satisfied in full. No accumulation of unpaid dividends on Company Preferred Stock shall bear interest.

  REDEMPTION

     Except as otherwise provided with respect to the shares of any series, in the case of any redemption of shares of Company Preferred Stock, the Company will mail notice of such redemption to the holders of shares to be redeemed not less than 30 nor more than 90 days before the date fixed for redemption, and the redemption of any shares shall be in such amount, at such place and by such method as the Company Board shall determine, subject to the provisions established for any series of Company Preferred Stock.

  VOTING RIGHTS

     Except for those purposes for which the right to vote is expressly conferred by law or the Company Articles, the holders of Company Preferred Stock will have no right to vote.

     Under the Company Articles, if and whenever dividends payable on any shares of Company Preferred Stock shall be in arrears in an amount equal to or exceeding four full quarterly dividends, the holders of Company $100 Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the Company Board and the holders of Company $25 Preferred Stock, voting separately as a class, shall be entitled to elect two directors (but if no shares of Company $100 Preferred Stock are outstanding, the holders of Company $25 Preferred Stock, voting separately as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the Company Board). Such right of the holders of Company Preferred Stock shall continue until such time as all arrears in dividends on the Company Preferred Stock and the current dividends thereon shall have been declared and set aside for payment.

     Under the Company Articles, so long as any Company Preferred Stock is outstanding, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of each of the Company $100 Preferred Stock and the Company $25 Preferred Stock is required:

          (a) to create or authorize any shares of, or increase the authorized amount of, stock ranking prior to the Company Preferred Stock as to dividends or assets in liquidation;

          (b) to change any of the express terms of the Company Preferred Stock at the time outstanding in any manner prejudicial to the holders thereof; provided, however, that if any such change of any of the express terms of any outstanding shares of Company Preferred Stock would be prejudicial to the holders of less than all the series of Company Preferred Stock then outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the total number of outstanding shares of all series so affected is required;

          (c) to sell, lease or otherwise dispose of all or substantially all of the Company's property; and

          (d) for the issuance of any shares of Company Preferred Stock, or of any other class of stock ranking on a parity with the Company Preferred Stock as to dividends or assets in liquidation or for the disposal of any Company Preferred Stock or of any such parity stock previously reacquired, unless (i) the net income available for dividends on Company Preferred Stock for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month in which such additional shares are to be issued or disposed of shall have been at least two and one-half times the aggregate annual dividend requirements on all shares of Company Preferred Stock, and on all shares of all other classes of stock ranking as to dividends or assets in liquidation prior to or on a parity with the Company Preferred Stock (after giving effect to the issuance or disposition of such additional shares); (ii) the gross income available for payment of interest charges for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month in which such additional shares are to be issued or disposed of shall have been at least one and one-half times the sum of (A) the aggregate annual interest charges on all indebtedness of the Company to be outstanding after giving effect to the issuance or disposition and (B) the aggregate annual dividend requirements on all shares of Company Preferred Stock and on all shares of all other classes of stock ranking as to dividends or assets in liquidation prior to or on a parity with the Company Preferred Stock (after giving effect to the issuance or disposition of such additional shares); and (iii) the aggregate of the capital of the Company applicable to all stock ranking junior to Company Preferred Stock as to dividends or assets in liquidation, plus capital surplus and earned surplus of the Company (including premiums on any capital stock of the Company) is at least equal to the aggregate amount payable upon involuntary liquidation, dissolution or winding up of the Company to the holders of Company Preferred Stock and of any stock ranking as to dividends or assets in liquidation prior to or on a parity with Company Preferred Stock to be outstanding after giving effect to the issuance or disposition but, excluding shares to be retired in connection with the issuance or disposition.

     For purposes of calculating the Company's income under clause (d) above, the gross income of any property acquired by the Company during or after the period for which income is computed, or any property to be acquired in connection with the issuance or disposition of any such additional shares, if capable of being separately determined or estimated, may be included on a pro forma basis in such computations, and the gross income of any property disposed of by the Company during or after the period for which income is computed, if capable of being separately determined or estimated, shall be excluded on a pro forma basis in computations.

     In addition, so long as any of the Company Preferred Stock is outstanding, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of each of the Company $100 Preferred Stock and the Company $25 Preferred Stock is required:

          (a) before the Company may merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation (or the issuance and assumption of the securities to be issued or assumed in connection with the transaction) shall have been ordered, approved, authorized or permitted by a regulatory authority with jurisdiction over the transaction (excluding (i) acquisitions of franchises or assets not involving a merger or consolidation and (ii) mergers of wholly owned subsidiaries into the Company) or

          (b) to issue, assume or create unsecured securities for any purpose, except to refund outstanding unsecured securities if following such issuance, assumption or creation, the aggregate principal amount of unsecured securities would exceed 15% of the sum of (i) the total principal amount of all outstanding secured indebtedness and (ii) the capital represented by the Company stock (including premiums) and the capital and earned surplus of the Company.

     The voting rights of the Company Preferred Stock described herein shall not apply to the Company $25 Preferred Stock or the Company $100 Preferred Stock if provision is made for the redemption or other retirement of all of the Company $25 Preferred Stock or all of the Company $100 Preferred Stock, respectively.

  LIQUIDATION RIGHTS

     In the event of (a) any involuntary liquidation, dissolution or winding up of the Company, the holders of Company $100 Preferred Stock will be entitled to $100 per share plus accrued dividends, and the holders of Company $25 Preferred Stock will be entitled to the amount per share determined by the Company Board at the time of issuance plus accrued dividends and (b) any voluntary liquidation, dissolution or winding up of the Company, the holders of Company Preferred Stock will be entitled to receive an amount per share equal to the optional redemption price, upon dissolution or liquidation, in preference to the holders of Company Common Stock and Company Preference Stock.

PREFERENCE STOCK

  GENERAL

     The Company Articles provide that the shares of the Company Preference Stock may be divided into and issued in series in the same manner as Company Preferred Stock. See "Description of Company Capital Stock -- Preferred
Stock -- General." Subject to any issuance of Puget Preference Stock between the date of this Joint Proxy Statement/Prospectus and the Effective Time, no Company Preference Stock will be outstanding at the Effective Time. Puget's Board of Directors has reserved 80,000 shares of Series R Preference Stock (as hereinafter defined) for issuance under the Rights Agreement dated as of January 15, 1991, as amended (the "Rights Agreement"), between Puget and The Bank of New York (as successor to The Chase Manhattan Bank). Puget's Board of Directors intends to increase the number of such shares to 150,000 prior to the Effective Time. For a discussion of the rights and preferences of the Series R Preference Stock, see "Comparison of Shareholder Rights -- Rights Plan."

  DIVIDEND RIGHTS

     The holders of Company Preference Stock of each series, when and as declared by the Company Board, will be entitled, on a parity with the holders of each other series of Company Preference Stock and in preference to the holders of Company Common Stock (but subject to the dividend preferences of the Company Preferred Stock) to receive cumulative dividends at the rate or rates prescribed for such series.

     There shall not be paid or declared and set apart for payment dividends on Company Common Stock unless, on such date, there shall also have been paid or declared and set aside for payment the dividends accumulated on all outstanding shares of each series of the Company Preference Stock during all dividend periods for such series ended on or prior to such date and the full dividend for the then-current dividend period.

  VOTING RIGHTS

     The holders of Company Preference Stock shall not be entitled to vote except under the following circumstances:

          (a) as required by law;

          (b) if dividends payable on Company Preference Stock shall be in arrears in an amount equal to four full quarterly dividends, the holders of Company Preference Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the Company Board; provided, however, that no such right shall be exercisable when the holders of Company Preferred Stock are exercising their rights to elect such a majority;

          (c) during periods when the holders of Company Preferred Stock are exercising their rights to elect a majority of the Company Board, the holders of Company Preference Stock, voting separately as a class, shall be entitled to elect two directors;

          (d) any amendment to the Company Articles or the Company Bylaws materially altering the rights of the Company Preference Stock or creating or enlarging any class of stock having rights and preference senior to the Company Preference Stock must be approved by two-thirds of the holders of the outstanding shares of Company Preference Stock; and

          (e) any amendment to the Company Articles increasing the authorized shares of Company Preference Stock or creating or enlarging any class of stock ranking on a parity with Company Preference Stock must be approved by a majority of the holders of outstanding shares of Company Preference Stock.

  LIQUIDATION RIGHTS

     The holders of Company Preference Stock of each series will be entitled, upon dissolution, liquidation or winding up of the Company, on a parity with the holders of Company Preference Stock of each other series and in preference to the holders of Company Common Stock (but subject to the liquidation preferences of the Company Preferred Stock), if such dissolution, liquidation or winding up is involuntary, to $50 per share plus accrued dividends and, if voluntary, to the amount per share equal to the optional redemption price.

                        COMPARISON OF SHAREHOLDER RIGHTS

     General Upon consummation of the Merger, the shareholders of WECo and (except in the case of the Alternate Merger) WNG will become shareholders of the Company, and their rights will be governed by the Company Articles and the Company Bylaws, which differ in certain material respects from the WECo Articles, the WECo Bylaws, the Restated Articles of Incorporation, as amended, of WNG (the "WNG Articles"), and the WNG Bylaws. Certain significant differences between the current rights of WECo and WNG shareholders and the rights of Puget shareholders following consummation of the Merger are set forth below.

     The following discussion of the differences between the Company Articles and the Company Bylaws and the WECo Articles, the WECo Bylaws, the WNG Articles and the WNG Bylaws is not intended to be complete and is qualified in its entirety by reference to the Company Articles which are attached as Annex F to this Joint Proxy Statement/Prospectus, the Company Bylaws, the WECo Articles, the WECo Bylaws, the WNG Articles and WNG Bylaws. The WECo Articles, the WECo Bylaws, the WNG Articles and the WNG Bylaws are available for inspection at WECo's principal executive offices. The Company Bylaws are available for inspection at Puget's principal executive offices.

     Authorized Capital Stock. WECo's authorized capital stock currently consists of 50,000,000 shares of WECo Common Stock, par value $5.00 per share (of which approximately 24,116,682 shares were outstanding as of the WECo Record
Date), 200,000 shares of preferred stock, par value $100 per share (of which no shares were outstanding on the date hereof), and 800,000 shares of preferred stock, par value $25 per share (of which no shares were outstanding on the date hereof).

     WNG's authorized capital stock currently consists of 25,000,000 shares of WNG Common Stock, par value $5.00 per share (of which 11,020,117 shares were outstanding on the date hereof and held by WECo, as sole shareholder), 4,000,000 shares of WNG Preferred Stock, par value $25 per share (of which 3,600,000 shares were outstanding on the WNG Record Date) and 1,000,000 shares of WNG Preferred Stock, par value $100 per share (of which no shares were outstanding on the date hereof).

     Upon consummation of the Merger, the Company will be authorized to issue 150,000,000 shares of Company Common Stock (of which approximately 84,381,051 shares will be outstanding at the Effective Time based on the capitalization of WECo and Puget on December 31, 1995 and assuming no change therein), 13,000,000 shares of Company $25 Preferred Stock (of which approximately 8,600,000 shares will be outstanding at the Effective Time based on the capitalization of WNG and Puget on December 31, 1995 and assuming no change therein), 3,000,000 shares of Company $100 Preferred Stock (of which approximately 890,395 shares will be outstanding at the Effective Time based on the capitalization of Puget on December 31, 1995 and assuming no change therein), and 700,000 shares of Preference Stock, par value $50 per share (of which 150,000 shares will be designated as Series R, but none of which are issued and outstanding as of December 31, 1995).

     Voting Rights. Both the Company Articles and the WNG Articles grant the holders of Common Stock the exclusive right to vote for the election of directors and for all other purposes, except as may be otherwise provided therein or by applicable law.

     The WNG Articles grant holders of WNG Preferred Stock, voting separately as a class, the right to elect two directors if dividends payable on any series of WNG Preferred Stock are in arrears for six full quarterly dividends. Other than as described in the preceding sentence, or as required by Washington corporate law, WNG Preferred Stock is not entitled to vote. The Company Articles grant holders of Company Preferred Stock similar voting rights if dividends payable on any shares of Company Preferred Stock are in arrears for four full quarterly dividends. The Company Preferred Stock has additional voting rights with respect to certain corporate actions. See "Description of Company Capital
Stock -- Preferred Stock -- Voting Rights."

     Fair Price Provision. The WECo Articles contain a "fair price" provision which requires the affirmative vote of the holders of at least 80% of the outstanding WECo Common Stock for the consummation of certain business combinations, including mergers, consolidations, recapitalizations, certain dispositions of assets, certain issuances of securities, liquidations and dissolutions, in any case involving such company and a person or entity which is or, under certain circumstances, was an Interested Stockholder (as defined below); provided, however, that such supermajority approval is not needed if (a) such business combination has been approved by a majority of the Continuing Directors (i.e., directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder or who are successors to such directors) or (b) certain minimum price and procedural requirements are met. "Interested Stockholder" is defined in the WECo Articles to include (i) a beneficial owner of more than 10% of the WECo Common Stock, (ii) an Affiliate (as defined in the Exchange Act) of WECo which at any time within the preceding two years was a beneficial owner of more than 10% of the WECo Common Stock, or (iii) an assignee of, or successor to, any shares of WECo Common Stock which were at any time within the preceding two years beneficially owned by any Interested Stockholder (unless such transfer or succession occurred involved a public offering under the Securities Act).

     With respect to the disposition of assets or the issuance of securities, the WECo Articles require shareholder approval under this provision only if the transaction involves the disposition of assets, or the issuance of securities, as the case may be, having a fair market value of not less than $1,000,000.

     The Company Articles have no similar provision governing transactions with "Interested Stockholders."

     Special Meetings of Shareholders; Shareholder Action by Written
Consent. Under the WECo Bylaws, special meetings of shareholders may be called at any time by the Chairman of the Board of Directors, the President, a Vice President or the Board of Directors. Such officers and directors must order and call such a meeting upon the request of shareholders holding at least 10% of the outstanding capital stock entitled to be voted at such meeting. The WECo Bylaws provide that notice of a special meeting of shareholders must be given not less than 10 nor more than 60 days prior to the meeting. Under the Company Bylaws, special meetings of shareholders may be called at any time by the Board of Directors. In addition, the Secretary of the Company is obligated to call a special meeting upon the written request of any director or of any shareholder or shareholders holding 20% or more of the voting power of all shareholders. Notice of such meeting must be given not less than 10 days prior to the meeting.

     Board of Directors. The WECo Articles provide that the number of WECo directors shall be such number as shall be specified in the WECo Bylaws, not to exceed 11. WECo's Board of Directors currently consists of eight directors.

     The Company Articles and the Company Bylaws provide that the number of directors of the Company shall be such number, not less than nine nor more than 25, as shall be specified from time to time by resolution of the Company Board. Pursuant to the Merger Agreement, at the Effective Time, the Company Board will be comprised of not more than 15 directors, with two-thirds designated by Puget and one-third of the directors designated by WECo.

     The WECo Articles and the Company Articles each provide that the Board of Directors will be divided into three classes, with each class generally serving a three-year term. The term of one class of directors expires annually, so that it is only possible to elect one class (or approximately one-third) in any one year.

     Amendments to Articles of Incorporation and Bylaws. The WECo Articles provide that the affirmative vote of the holders of 80% or more of the outstanding WECo Common Stock is required to amend or repeal, or adopt provisions inconsistent with, provisions relating to the number, tenure, vacancy, classification or removal of directors and the "fair price" provision. The WECo Articles and the WECo Bylaws provide that either the shareholders or the Board of Directors may amend the WECo Bylaws in a manner not inconsistent with applicable law or the WECo Articles; provided, however, that the Board of Directors may not make or alter any bylaw provision fixing the qualifications, term of office or compensation of its directors, nor amend or repeal any provision relating to the right of shareholders to request a special meeting or shareholder quorum requirements.

     The Company Articles make no provision for the amendment, alteration, change or repeal of the Company Articles. The WBCA generally requires the approval of at least a majority of the votes entitled to be cast to amend articles of incorporation unless the articles of incorporation require a greater proportion of voting power. The Company Articles provide that the Company Board may amend the Company Bylaws (subject to the right of the shareholders to change or alter such Bylaws) in a manner not inconsistent with law or the Company Articles; provided, however, that the Company Board may not make or amend any Bylaw fixing the qualifications, classifications, terms of office or compensation of directors.

     Rights Plan. Puget has adopted a shareholder rights plan pursuant to which holders of Puget Common Stock outstanding on January 25, 1991 have been granted one right (a "Right") on each outstanding share of Puget Common Stock. In addition, Puget's Board of Directors authorized the issuance of one Right with respect to each additional share of Puget Common Stock that shall become outstanding between January 25, 1991 and the earliest of the Distribution Date (as defined below), the Final Expiration Date (January 25, 2001, unless extended), and the date on which the Rights may be redeemed. The Rights Agreement will remain in effect after the Effective Time, and, pursuant to the Merger Agreement, each share of Company Common Stock to be issued to holders of WECo Common Stock upon consummation of the Merger will be issued together with the associated Right. The description and terms of the Rights are set forth in the Rights Agreement. Certain of the capitalized terms used in the following description have the meanings set forth in the Rights Agreement. A copy of the Rights Agreement has been filed with the SEC as an exhibit to Puget's registration statement on Form 8-A dated January 17, 1991, as amended by Puget's Registration Statement on Form 8 dated August 30, 1991, and Puget's Registration Statement on Form 8-A/A dated October 27, 1995. The following descriptions of the Rights, the Rights Agreement and the Series R Preference Stock do not purport to be complete and are qualified in their entirety by reference to the Rights Agreement and to the Company Articles.

     The Rights could have certain antitakeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Puget on terms not approved by Puget's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by Puget's Board of Directors prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Puget Common Stock because until such time the Rights may be redeemed as hereinafter described.

     Each Right, initially evidenced by and traded with shares of Puget Common Stock, entitles the registered holder to purchase from Puget one one-thousandth of a share of Series R Preference Stock, $50 par value per share, of Puget (the "Series R Preference Stock") at $45 per one one-thousandth share of Series R Preference Stock, subject to certain adjustments and other specified conditions. The Rights will become exercisable upon the earlier to occur of (a) 10 days following the first date ("Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding shares of Puget Common Stock and (b) 10 business days (or a later date determined by Puget's Board of Directors) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Puget Common Stock (the earlier of such dates being called the "Distribution Date").

     In connection with the Merger Agreement, Puget and The Bank of New York entered into Amendment No. 2, dated as of October 18, 1995, to the Rights Agreement (the "Rights Amendment") to provide that neither the execution, delivery or performance of the Merger Agreement or the Stock Option Agreements nor the consummation of the transactions contemplated thereby shall cause any person to become an Acquiring Person or give rise to any event that would result in a Shares Acquisition Date or a Distribution Date. In addition, the Rights Amendment provides that certain provisions of the Rights Agreement shall not apply to the transactions contemplated by the Merger Agreement and the Stock Option Agreements.

     Shares of Series R Preference Stock purchasable upon exercise of the Rights may be redeemed at the option of Puget on the fifth day prior to the effective date of a voluntary liquidation, dissolution or winding up of Puget at a price per share equal to $10, together with accrued and unpaid dividends, provided that each share of Series R Preference Stock will be entitled to an aggregate payment equal to 1,000 times the payment proposed to be made per share of Puget Common Stock in such event. In the event of an involuntary liquidation, the holders of Series R Preference Stock will be entitled to $50 per share. Each share of Series R Preference Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share, but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Puget Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Puget Common Stock are exchanged, each share of Series R Preference Stock will be entitled to receive 1,000 times the amount received per share of Puget Common Stock. These rights are protected by antidilution provisions.

     In addition, in the event that Puget is acquired in a merger or other business combination transaction (other than certain approved merger transactions) or 50% or more of Puget's assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right. In the event that any person or group becomes an Acquiring Person, each Right will entitle its holder (other than such person or members of such group) to purchase that number of shares of Puget Common Stock having a market value equal to two times the exercise price of the Right.

     The Rights may be redeemed in whole, but not in part, at a redemption price of $.01 per Right by Puget's Board of Directors at any time prior to a person or group becoming an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

     The Rights will expire on the Final Expiration Date or upon a redemption by Puget, as described above.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma financial information combines the historical consolidated balance sheet and statements of income of Puget and WECo after giving effect to the Merger. The unaudited pro forma condensed balance sheet gives effect to the Merger as if it had occurred at September 30, 1995. The unaudited pro forma condensed statements of income for each of the three years in the period ended December 31, 1994, and the nine months and twelve months ended September 30, 1995, give effect to the Merger as if it had occurred on January 1, 1992. These statements are prepared on the basis of accounting for the Merger as a pooling-of-interests and are based on the assumptions set forth in the notes thereto. The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Puget, WECo and WNG, which are incorporated herein by reference. The following information is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated on the date, or at the beginning of the periods, for which the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

                                  THE COMPANY

                       PRO FORMA CONDENSED BALANCE SHEET
                             AT SEPTEMBER 30, 1995
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                                                             PRO FORMA
                                                                                PUGET(1)       WECO(1)        COMBINED
                                                                               ----------     ----------     ----------
ASSETS
Property, Plant and Equipment:
  Utility plant..............................................................  $3,372,661     $1,055,322     $4,427,983
  Oil, gas, coal and other...................................................                 15,621....        15,621
  Accumulated provisions for depreciation, depletion and amortization........   1,095,547        273,735     1,369,282
                                                                               ----------     ----------     ----------
        Net property, plant and equipment....................................   2,277,114        797,208     3,074,322
                                                                               ----------     ----------     ----------
Other Property and Investments:
  Investment in Bonneville Exchange Power Contract...........................      96,044                       96,044
  Investment in and advances to subsidiaries.................................      91,360                       91,360
  Investment in unconsolidated affiliate.....................................                     70,313        70,313
  Other......................................................................      11,707                       11,707
                                                                               ----------     ----------     ----------
        Total other property and investments.................................     199,111         70,313       269,424
                                                                               ----------     ----------     ----------
Current Assets:
  Cash.......................................................................      11,149          9,315        20,464
  Accounts receivable........................................................      96,190         10,830       107,020
  Estimated unbilled revenue.................................................      53,707          9,607        63,314
  PRAM accrued revenues......................................................      71,177                       71,177
  Materials and supplies, at average cost....................................      45,800         31,968        77,768
  Prepayments and other......................................................       9,955         14,649        24,604
                                                                               ----------     ----------     ----------
        Total current assets.................................................     287,978         76,369       364,347
                                                                               ----------     ----------     ----------
Long-Term Assets:
  Regulatory asset for deferred income taxes.................................     268,824         17,605       286,429
  PRAM accrued revenues (net of current portion).............................      51,722                       51,722
  Unamortized energy conservation charges....................................      33,641                       33,641
  Other......................................................................     108,067         27,995       136,062
                                                                               ----------     ----------     ----------
        Total long-term assets...............................................     462,254         45,600       507,854
                                                                               ----------     ----------     ----------
        TOTAL ASSETS.........................................................  $3,226,457     $  989,490     $4,215,947
                                                                               ==========     ==========     ==========
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital(4).............................  $  965,372     $  322,964     $1,288,336
  Earnings reinvested (Accumulated deficit)..................................     198,553       (126,278)       72,275
  Preferred stock not subject to mandatory redemption........................     125,000         90,000       215,000
  Preferred stock subject to mandatory redemption............................      89,040                       89,040
  Long-term debt.............................................................     928,402        310,060     1,238,462
                                                                               ----------     ----------     ----------
        Total capitalization.................................................   2,306,367        596,746     2,903,113
                                                                               ----------     ----------     ----------
Current Liabilities:
  Accounts payable...........................................................      39,914         32,755        72,669
  Short-term debt............................................................     131,948        161,994       293,942
  Current maturities of long-term debt.......................................      43,001         30,140        73,141
  Accrued taxes..............................................................      25,576         12,556        38,132
  Other......................................................................      62,441         49,071       111,512
                                                                               ----------     ----------     ----------
        Total current liabilities............................................     302,880        286,516       589,396
                                                                               ----------     ----------     ----------
Deferred Taxes:
  Deferred income taxes......................................................     539,048         70,467       609,515
  Deferred investment tax credits............................................         415          9,352         9,767
                                                                               ----------     ----------     ----------
        Total deferred taxes.................................................     539,463         79,819       619,282
                                                                               ----------     ----------     ----------
Other Deferred Credits:
  Customer advances for construction.........................................      20,506         14,252        34,758
  Other......................................................................      57,241         12,157        69,398
                                                                               ----------     ----------     ----------
        Total other deferred credits.........................................      77,747         26,409       104,156
                                                                               ----------     ----------     ----------
        TOTAL CAPITALIZATION AND LIABILITIES.................................  $3,226,457     $  989,490     $4,215,947
                                                                               ==========     ==========     ==========

  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                  THE COMPANY

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1995
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                      PRO FORMA
                                                           PUGET(1)     WECO(1)      COMBINED(5)
                                                           --------     --------     -----------
OPERATING REVENUES.......................................  $848,521     $287,366     $1,135,887
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases.....   293,325      137,198        430,523
  Other operating expenses and maintenance...............   187,578       71,250        258,828
  Depreciation, depletion and amortization...............    80,792       24,247        105,039
  Taxes other than federal income taxes..................    81,021       28,859        109,880
  Federal income taxes...................................    55,507       (1,673)        53,834
                                                           --------     --------     ----------
          Total operating expenses.......................   698,223      259,881        958,104
                                                           --------     --------     ----------
OPERATING INCOME.........................................   150,298       27,485        177,783
                                                           --------     --------     ----------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement -- WNG(6)...............        --       (5,265)            --
  Other -- net of taxes..................................     6,527      (45,543)       (39,016)
                                                           --------     --------     ----------
          Total other income (expense)...................     6,527      (50,808)       (39,016)
                                                           --------     --------     ----------
INCOME (LOSS) BEFORE INTEREST CHARGES....................   156,825      (23,323)       138,767
INTEREST CHARGES.........................................    66,196       30,994         97,190
                                                           --------     --------     ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PREFERRED
  DIVIDENDS..............................................    90,629      (54,317)        41,577
LESS PREFERRED STOCK DIVIDEND ACCRUALS...................    11,725           --         16,990
                                                           --------     --------     ----------
INCOME (LOSS) FOR COMMON STOCK(2)........................  $ 78,904     $(54,317)    $   24,587
                                                           ========     ========     ==========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE(3)............    63,641       23,945         84,234
EARNINGS (LOSS) PER SHARE(2).............................  $   1.24     $  (2.27)    $     0.29

  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                  THE COMPANY

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                   FOR TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                       PRO FORMA
                                                               PUGET(1)    WECO(1)    COMBINED(5)
                                                              ----------   --------   -----------
OPERATING REVENUES..........................................  $1,185,456   $443,611   $1,629,067
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases........     410,971    219,022      629,993
  Other operating expenses and maintenance..................     260,789     93,184      353,973
  Depreciation, depletion and amortization..................     106,185     33,128      139,313
  Taxes other than federal income taxes.....................     110,894     40,974      151,868
  Federal income taxes......................................      85,395      5,507       90,902
                                                              ----------   --------   ----------
          Total operating expenses..........................     974,234    391,815    1,366,049
                                                              ----------   --------   ----------
OPERATING INCOME............................................     211,222     51,796      263,018
                                                              ----------   --------   ----------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement -- WNG(6)..................          --     (7,126)          --
  Other -- net of taxes.....................................       8,845    (45,204)     (36,359)
                                                              ----------   --------   ----------
          Total other income (expense)......................       8,845    (52,330)     (36,359)
                                                              ----------   --------   ----------
INCOME (LOSS) BEFORE INTEREST CHARGES.......................     220,067       (534)     226,659
INTEREST CHARGES............................................      88,606     40,528      129,134
                                                              ----------   --------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PREFERRED
  DIVIDENDS.................................................     131,461    (41,062)      97,525
LESS PREFERRED STOCK DIVIDEND ACCRUALS......................      15,704         --       22,830
                                                              ----------   --------   ----------
INCOME (LOSS) FOR COMMON STOCK(2)...........................  $  115,757   $(41,062)  $   74,695
                                                              ==========   ========   ==========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE(3)...............      63,640     23,893       84,188
EARNINGS (LOSS) PER SHARE(2)................................  $     1.82   $  (1.72)  $     0.89

  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                  THE COMPANY

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                       PRO FORMA
                                                           PUGET(1)      WECO(1)      COMBINED(5)
                                                          ----------     --------     -----------
OPERATING REVENUES......................................  $1,194,058     $432,025     $1,626,083
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases....     394,758      223,502        618,260
  Other operating expenses and maintenance..............     301,984      118,065        420,049
  Depreciation, depletion and amortization..............     115,738       30,901        146,639
  Taxes other than federal income taxes.................     107,821       38,086        145,907
  Federal income taxes(7)...............................      80,259       (6,697)        74,108
                                                          ----------     --------     ----------
          Total operating expenses......................   1,000,560      403,857      1,404,963
                                                          ----------     --------     ----------
OPERATING INCOME........................................     193,498       28,168        221,120
                                                          ----------     --------     ----------
OTHER INCOME (EXPENSE):
  Pre-tax loss on merger of subsidiary(7)...............          --       (6,304)            --
  Federal income taxes on merger of subsidiary(7).......          --      (23,711)            --
  Preferred dividend requirement -- WNG(6)..............          --       (3,970)            --
  Other -- net of taxes(7)..............................      12,820       (2,732)        12,362
                                                          ----------     --------     ----------
          Total other income (expense)..................      12,820      (36,717)        12,362
                                                          ----------     --------     ----------
INCOME (LOSS) BEFORE INTEREST CHARGES...................     206,318       (8,549)       233,482
INTEREST CHARGES(7).....................................      86,259       36,298        120,997
                                                          ----------     --------     ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS...................................     120,059      (44,847)       112,485
LESS PREFERRED STOCK DIVIDEND ACCRUALS..................      15,731            9         19,710
LESS EXCESS PREMIUM PREFERRED REDEMPTION................          --          673            673
                                                          ----------     --------     ----------
INCOME (LOSS) FOR COMMON STOCK(2).......................  $  104,328     $(45,529)    $   92,102
                                                          ==========     ========     ==========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE(3)...........      63,632       23,486         83,830
EARNINGS (LOSS) PER SHARE(2)............................  $     1.64     $  (1.94)    $     1.10

  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                  THE COMPANY

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                       PRO FORMA
                                                           PUGET(1)      WECO(1)      COMBINED(5)
                                                          ----------     --------     -----------
OPERATING REVENUES......................................  $1,112,878     $470,392     $1,583,270
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases....     317,642      180,893        498,535
  Other operating expenses and maintenance..............     283,998      147,116        431,114
  Depreciation, depletion and amortization..............     115,690       38,274        153,964
  Taxes other than federal income taxes.................     100,598       38,895        139,493
  Federal income taxes..................................      83,970        9,645         93,615
                                                          ----------     --------     ----------
          Total operating expenses......................     901,898      414,823      1,316,721
                                                          ----------     --------     ----------
OPERATING INCOME........................................     210,980       55,569        266,549
                                                          ----------     --------     ----------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement -- WNG(6)..............          --       (2,612)            --
  Other -- net of taxes.................................      13,578          717         14,295
                                                          ----------     --------     ----------
          Total other income (expense)..................      13,578       (1,895)        14,295
                                                          ----------     --------     ----------
INCOME BEFORE INTEREST CHARGES..........................     224,558       53,674        280,844
INTEREST CHARGES........................................      86,231       31,639        117,870
                                                          ----------     --------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE PREFERRED
  DIVIDENDS.............................................     138,327       22,035        162,974
LESS PREFERRED STOCK DIVIDEND ACCRUALS..................      16,442          101         19,155
                                                          ----------     --------     ----------
INCOME FOR COMMON STOCK(2)..............................  $  121,885     $ 21,934     $  143,819
                                                          ==========     ========     ==========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE(3)...........      60,931       22,996         80,708
EARNINGS PER SHARE(2)...................................  $     2.00     $   0.95     $     1.78

  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                  THE COMPANY

                    PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                       PRO FORMA
                                                           PUGET(1)      WECO(1)      COMBINED(5)
                                                          ----------     --------     -----------
OPERATING REVENUES......................................  $1,024,970     $375,088     $1,400,058
OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases....     236,179      122,355        358,534
  Other operating expenses and maintenance..............     284,275      137,726        422,001
  Depreciation, depletion and amortization..............     122,931       34,852        157,783
  Taxes other than federal income taxes.................      94,466       30,510        124,976
  Federal income taxes..................................      72,449        3,665         76,114
                                                          ----------     --------     ----------
          Total operating expenses......................     810,300      329,108      1,139,408
                                                          ----------     --------     ----------
OPERATING INCOME........................................     214,670       45,980        260,650
                                                          ----------     --------     ----------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement -- WNG(6)..............          --       (2,622)            --
  Other -- net of taxes.................................      17,204        1,666         18,870
                                                          ----------     --------     ----------
          Total other income (expense)..................      17,204         (956)        18,870
                                                          ----------     --------     ----------
INCOME BEFORE INTEREST CHARGES..........................     231,874       45,024        279,520
INTEREST CHARGES........................................      96,154       31,043        127,197
                                                          ----------     --------     ----------
INCOME FROM CONTINUING OPERATIONS BEFORE PREFERRED
  DIVIDENDS.............................................     135,720       13,981        152,323
LESS PREFERRED STOCK DIVIDEND ACCRUALS..................      13,884          105         16,611
                                                          ----------     --------     ----------
INCOME FOR COMMON STOCK(2)..............................  $  121,836     $ 13,876     $  135,712
                                                          ==========     ========     ==========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE(3)...........      56,284       19,659         73,191
EARNINGS PER SHARE(2)...................................  $     2.16     $   0.71     $     1.85

  See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) Puget's fiscal year ends on December 31. WECo's fiscal year ends on September 30. The pro forma financial data for the years ended December 31, 1992-1994 reflect fiscal years ended December 31 for Puget and September 30 for WECo. The financial data for the nine months ended September 30, 1995 are the results of the nine months ended September 30, 1995 for Puget and WECo.

(2) Income (Loss) for Common Stock and Earnings per Share are based on income from continuing operations after preferred dividend requirements. Results of discontinued operations for WECo and WNG have been excluded for 1992, 1993 and 1994.

(3) The Pro Forma Condensed Financial Statements reflect the conversion of each share of WECo Common Stock outstanding into .860 share of Company Common Stock and the issuance of Company Preferred Stock for WNG Preferred Stock. The Pro Forma Condensed Financial Statements are presented as if the Merger had been consummated prior to the periods presented.

(4) The number of shares of common stock outstanding, by company, at September 30, 1995 were as follows: Puget, 63,641,000; WECo, 24,070,000; and Pro
    Forma, 84,341,000.

(5) The pro forma financial statements do not reflect the $370 million net cost savings estimated to be achieved in the 10-year period following consummation of the Merger. The allocation of estimated cost savings between the Company and its customers is subject to regulatory review and approval. The costs to achieve such savings and the costs of the Merger are also not reflected in the statements.

(6) Assumes the WECo/WNG/Puget Merger has been approved and the WNG Preferred Stock has been exchanged for New Company Preferred Stock. In the Pro Forma Condensed Statements of Income, these dividend requirements are included in "Preferred Stock Dividend Accruals."

(7) The results of operations for 1994 reflect pro forma adjustments to eliminate the loss on the merger of WECo's oil and gas subsidiary, as described in note 10 on page 22, and to reflect the earnings from the investment in the independent oil and gas company for the entire year.

                  SELECTED INFORMATION CONCERNING THE PARTIES

DESCRIPTION OF PUGET'S BUSINESS

     Puget is the largest investor-owned electric utility serving Washington State. Puget furnishes electric service in a territory covering approximately 4,500 square miles in nine counties in the Puget Sound region of western Washington. Puget's utility operations include the generation, purchase, distribution and sale of electric energy on both a retail and a wholesale basis. Puget distributes electric power to over 830,000 customers.

DESCRIPTION OF WECO'S AND WNG'S BUSINESSES

     WECo is a holding company, the principal subsidiary of which, WNG, is engaged in the retail distribution of natural gas. WECo is exempt from the provisions of the 1935 Act, except with respect to acquiring securities of other public utility companies, as defined in the 1935 Act. WECo was incorporated in Washington in 1977 and became a holding company by acquiring the common stock of WNG and its other wholly owned subsidiaries through a merger in 1978.

     WNG and its predecessors have manufactured gas and distributed both manufactured and subsequently natural gas since prior to the turn of the century. WNG serves over 470,000 customers in five counties in the Puget Sound region of western Washington, including the greater Seattle area. WNG entered the gas appliance sales business in the late 1950s when natural gas became available in the region. In response to higher prices for and reduced availability of natural gas in the early 1970s, WNG, through its former subsidiaries, entered the oil and gas exploration and production business and the energy-efficiency products business, and initiated its coal-related investments. As part of a change in business strategy, in 1994, WECo sold its biowaste technology business, merged its oil and gas subsidiary, Washington Energy Resources Company, with a subsidiary of Cabot Oil & Gas Corporation in a tax-free exchange for common and preferred stock, and combined its appliance sales, energy-efficiency products and home security businesses into a new subsidiary.

BUSINESS CONTACTS BETWEEN PUGET AND WNG

     Since late 1993, Puget and WNG have been exploring the potential benefits of certain joint operations and have implemented certain limited programs, including joint meter reading. See "The Merger -- Background of the Merger."

                        THE COMPANY FOLLOWING THE MERGER

     At the Effective Time, the Company will adopt a name mutually agreed upon among the parties. The Company's headquarters will be in Bellevue, Washington at Puget's current headquarters. The Company will serve more than 1 million customers in a service territory covering approximately 6,000 square miles with a population of more than 3 million.

MANAGEMENT

     Upon consummation of the Merger, the Company Board will consist of up to 15 persons, two-thirds of whom will be designated by Puget and one-third of whom will be designated by WECo. The Merger Agreement provides that Puget will designate Mr. Sonstelie and Mr. Weaver, and WECo will designate Mr. Vititoe, to the Company Board, and it is anticipated that the Company Board will initially be comprised of persons who are current directors of Puget or WECo. See "The Merger -- Conflicts of Interest of Certain Persons in the Merger."

     Pursuant to the Merger Agreement, upon consummation of the Merger, Mr. Sonstelie will serve as Chairman and Chief Executive Officer of the Company, Mr. Vititoe will serve as President and Chief Operating Officer of the Company, Mr. Weaver will serve as Vice Chairman of the Company and Mr. Torgerson will serve as Chief Financial Officer of the Company. Each of such persons will serve in such capacities in accordance with and pursuant to the terms of their respective employment agreements. The remaining executive officers of the Company will be appointed by the Company Board. See "The Merger -- Conflicts of Interest of Certain Persons in the Merger."

DIVIDENDS

     The amount, declaration and timing of dividends on Company Common Stock will be a business decision to be made by the Company Board from time to time based on the Company's results of operations and financial condition, regulatory factors and such other business considerations as the Company Board considers relevant. Subject to the foregoing, it is anticipated that the Company initially will adopt the dividend policy followed by Puget, which currently provides for annual dividends of $1.84 per share. WECo currently pays an annual dividend of $1.00 per share of WECo Common Stock. Prior to the Effective Time, Puget and WECo intend to continue their respective dividend policies.

                        APPROVAL OF PUGET PLAN PROPOSAL

     In connection with the Merger, provision has been made to substitute awards under the 1995 Plan for equity interests currently held in WECo Stock Plans and to extend the coverage of the 1995 Plan to all future officers and key employees of the Company. As of the Effective Time, each underlying stock option agreement under the WECo Stock Plan will be amended to provide that each WECo Stock Option, along with each tandem SAR, will thereafter constitute an option to acquire shares of Company Common Stock. Rights to acquire WECo Common Stock under other WECo Stock Plans will become rights to acquire Company Common Stock under the 1995 Plan. See "The Merger -- Employee Benefit Plans." Consequently, to accommodate the present and future needs of the combined company, and as provided in the Merger Agreement, Puget's Board of Directors has unanimously adopted an amendment to the 1995 Plan that, subject to shareholder approval, would increase the maximum number of shares of Company Common Stock which may be awarded under the 1995 Plan from 500,000 to 1,200,000.

INTRODUCTION

     The purpose of the 1995 Plan is to enhance the long-term profitability and shareholder value of the Company by offering incentives and rewards to those employees of the Company and its subsidiaries who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

AWARDS

     The 1995 Plan generally provides for grants of stock awards (including restricted stock), stock options, performance awards, other stock-based awards and dividend equivalent rights. Awards may be granted singly, or in tandem with, in replacement for or as alternatives for other awards, including awards made under other plans, including the WECo Stock Plans.

     Stock Subject to the 1995 Plan. Shares issued pursuant to the 1995 Plan will be purchased on the open market by the trustee of the 1995 Long-Term Incentive Compensation Plan Trust (the "Trust"). The Company will not issue any Company Common Stock under the 1995 Plan to the Trust, or purchase any shares from the Trust.

     Subject to adjustment from time to time as provided in the 1995 Plan, and to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no more than 40,000 shares of Company Common Stock may be subject to awards payable to any individual participant in any one fiscal year of the Company, and no awards denominated solely in cash that have an aggregate maximum dollar value in excess of $400,000 may be payable to any individual participant in any one fiscal year of the Company.

     Any shares of Company Common Stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an award and the grant of a replacement award, will again be available for issuance in connection with future grants of awards under the 1995 Plan.

     Eligibility to Receive Awards. Awards may be granted under the 1995 Plan to those officers and key employees (including directors who are also employees) of the Company and its subsidiaries (as that term is defined in the 1995 Plan) as the plan administrator from time to time selects.

     Stock Awards. The plan administrator is authorized to make awards of Company Common Stock to participants on such terms and conditions, and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the plan administrator may determine.

     Performance Awards. Performance awards may be denominated in cash, shares of Company Common Stock or any combination thereof. The plan administrator is authorized to determine the nature, length and starting date of the performance period for each performance award and the performance objectives to be used in valuing performance awards and determining the extent to which such performance awards have been earned. Performance objectives will be based on profits, profit growth, profit-related return ratios, cash flow or total shareholder return, whether applicable to the Company or any relevant subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the plan administrator deems appropriate. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under
Section 162(m) of the Code. The plan administrator will determine the circumstances under which a performance award will be payable if a holder ceases to provide services to the Company.

     Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 1995 Plan pursuant to which shares of Company Common Stock are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than market value. Such other stock-based awards may be granted alone or in addition to or in tandem with any award of any type granted under the 1995 Plan and must be consistent with the 1995 Plan's purpose.

     Dividend Equivalent Rights. Any awards under the 1995 Plan may, in the plan administrator's discretion, earn dividend equivalent rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Company Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The plan administrator may establish such rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies, as it deems are appropriate or necessary.

     Transferability. No performance award, other stock-based award or dividend equivalent right will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, except, in the plan administrator's sole discretion, to the extent permitted by Rule 16b-3 under the Exchange Act.

     Adjustment of Awards. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such award will not so accelerate except under certain circumstances where such award is assumed or replaced in connection with the corporate transaction. The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards.

     Administration. The 1995 Plan is administered by a committee or committees appointed by, and consisting of one or more members of, the Company Board.

     Amendment and Termination. The 1995 Plan may be suspended, terminated or amended by the shareholders of the Company. The Company Board may also suspend or terminate the 1995 Plan, or amend it, subject to shareholder approval in certain instances, as set forth in the 1995 Plan.

     The affirmative vote of holders of a majority of shares of Puget Common Stock present and entitled to vote at the Puget Special Meeting is required to approve the increase in the number of shares issuable under the 1995 Plan.

     PUGET'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF PUGET VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1995 PLAN.

                           ELECTION OF WECO DIRECTORS

GENERAL

     At the WECo Meeting, three directors are to be elected. Three current directors, Robert F. Bailey, John W. Creighton, Jr. and William P. Vititoe, have been nominated to be elected to hold office for a period of three years or until their successors are elected and qualified. If the Merger is effected, the terms of all directors of WECo will terminate at the Effective Time. If the Merger is not effected, the nominees for director will hold office for the three-year term as described above. Pursuant to the WECo Articles and the WECo Bylaws, the eight directors serve in three classes for staggered terms. All the directors in one of the classes are elected at each annual meeting of shareholders. Accordingly, proxies cannot be voted for more than three persons in the election of directors at the WECo Meeting. Each holder of WECo Common Stock is entitled to a number of votes for such election equal to the number of shares of WECo Common Stock held by such shareholder multiplied by the number of directors to be elected, and may cast all votes for one nominee or distribute the votes, in any proportion, among as many nominees as the shareholder desires. Unless a shareholder indicates otherwise on the accompanying proxy form, the persons named therein intend to vote the shares covered thereby for the election of the three nominees listed below. No circumstances are presently known which would render any such nominee unavailable. In the event that any nominee for director shall not be a candidate for election, it is intended that votes will be cast, pursuant to the discretionary power granted in the accompanying WECo Proxy, for such substitute nominee as may be nominated by WECo's Board of Directors. Proxies will be voted in such a manner as to elect all or as many of the nominees as possible.

       WECO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                        ALL OF THE NOMINEES NAMED BELOW.

     The names of the nominees for director and of the other directors not standing for election in 1996, and information about them, are set forth below:

NOMINEES FOR DIRECTOR

CLASS III (NEW TERM EXPIRES IN 1999)

                                                                                YEAR FIRST
                            NAME AND ADDRESS                          AGE   ELECTED AS DIRECTOR
    ----------------------------------------------------------------  ----  -------------------
    Robert F. Bailey................................................    63          1988
    Trans Republic Energy, L.P.
    Midland, Texas
    John W. Creighton, Jr...........................................    63          1989
    Weyerhaeuser Company
    Tacoma, Washington
    William P. Vititoe..............................................    57          1994
    Washington Energy Company
    Seattle, Washington

OTHER DIRECTORS

CLASS I (TERM EXPIRES IN 1997)

                                                                                YEAR FIRST
                            NAME AND ADDRESS                          AGE   ELECTED AS DIRECTOR
    ----------------------------------------------------------------  ----  -------------------
    Virginia Anderson...............................................    48          1991
    Seattle Center, City of Seattle
    Seattle, Washington
    Tomio Moriguchi.................................................    59          1988
    Uwajimaya, Inc.
    Seattle, Washington
    Sally G. Narodick...............................................    50          1989
    Edmark Corporation
    Redmond, Washington

CLASS II (TERM EXPIRES IN 1998)

                                                                                YEAR FIRST
                            NAME AND ADDRESS                          AGE   ELECTED AS DIRECTOR
    ----------------------------------------------------------------  ----  -------------------
    Donald J. Covey.................................................    67          1982
    Seattle, Washington
    Robert L. Dryden................................................    62          1991
    Boeing Commercial
    Airplane Group
    Seattle, Washington

     Each of the nominees has served continuously since the date of his or her first election as a director of WECo.

     Provided below is a brief description of the business experience of the nominees and other directors for the past five years.

CLASS III:

     Mr. Bailey has been President of Trans Republic Energy, L.P., an oil and gas investment company based in Midland, Texas, since January 1992. He is also President of Mabelle, Inc., an oil and gas production company, also based in Midland, Texas. Previously, he was President of Alta Energy Corporation, Midland, Texas, an oil and gas drilling and production company operating primarily in the southwestern United States.

     Mr. Creighton has been President of Weyerhaeuser Company, a forest products company headquartered in Tacoma, Washington, since 1988.

     Mr. Vititoe joined WECo in January 1994. From November 1990 to November 1993, he served as President and Chief Executive Officer of American Natural Resources Pipeline Co., a natural gas pipeline company. From July 1989 to October 1990, he served as President of Ameritech Enterprises Group, a diversified communications company. Prior to that he served as President and Chief Executive Officer of Michigan Bell Telephone Company from September 1983 to July 1989.

CLASS I:

     Ms. Anderson has been Director of the Seattle Center, a large civic center in Seattle owned by the City of Seattle, since August 1988.

     Mr. Moriguchi has been Chairman and Chief Executive Officer of Uwajimaya, Inc., Seattle, Washington, a food and merchandise distributor, retailer and exporter since December 1994. Previously, he served as President beginning in 1965. He is also President of Town and Country Travel, Inc., Seattle, Washington, and President of North American Post Publishing, Seattle, Washington.

     Mrs. Narodick has been Chairman and Chief Executive Officer of Edmark Corporation, a Redmond, Washington based company which publishes print and software educational materials, since October 1989.

CLASS II:

     Mr. Covey was Chairman of the Board of Directors of UNICO Properties, Inc., Seattle, Washington, from 1992 until his retirement on December 31, 1994. He served as Chairman and Chief Executive Officer from 1990 to 1992. UNICO Properties, Inc. manages several major office buildings in downtown Seattle.

     Mr. Dryden has been Executive Vice President, Airplane Production, Boeing Commercial Airplane Group, Seattle, Washington, since January 1990.

     Certain directors and nominees are also directors of other companies that make periodic filings with the SEC as follows: Virginia Anderson -- U.S. Bank of Washington, a subsidiary of U.S. Bancorporation; Robert F. Bailey -- Texas Commerce Bank-Midland and Cabot Oil & Gas Corporation; John W. Creighton,
Jr. -- Weyerhaeuser Company, Portland General Corporation, Quality Food Centers, Inc. and Unocal Corporation; Robert L. Dryden -- U.S. Bank of Washington, a subsidiary of U.S. Bancorporation; Tomio Moriguchi -- Seafirst Corporation, a subsidiary of Bank of America, N.T. & S.A.; Sally G. Narodick -- Edmark Corporation, Pacific Northwest Bank and Penwest; and William P. Vititoe -- Cabot Oil & Gas Corporation, Comerica Bank and Amerisure Michigan Mutual Insurance Company.

     There are no family relationships between the directors.

WECO BOARD OF DIRECTORS AND COMMITTEES

     The full WECo Board of Directors met eight times during the fiscal year ended September 30, 1995. Each incumbent director attended more than 75 percent of the aggregate number of meetings of WECo's Board of Directors and committees on which he or she served.

     WECo's Board of Directors has a standing Administrative Committee, Audit Committee, Compensation and Benefits Committee, Executive Committee and Nominating Committee. The Audit Committee and the Compensation and Benefits Committee consist exclusively of nonemployee directors.

     The Administrative Committee is currently composed of Mrs. Narodick (Chairman), Ms. Anderson, Mr. Dryden, Mr. Vititoe and WECo's Chief Financial Officer, Mr. James P. Torgerson, as a non-director committee member. The committee is responsible for the administration of the defined contribution and the defined benefit retirement plans of WECo. The committee met two times during fiscal 1995.

     The Audit Committee is currently composed of Mr. Covey (Chairman), Ms. Anderson, Mr. Bailey and Mr. Moriguchi. The committee is responsible for oversight of WECo's and its subsidiaries' corporate accounting practices, financial reporting process and internal accounting and other financial control systems. The committee is also responsible for the review of management's recommendation of independent public accountants. The committee met five times during fiscal 1995.

     The Compensation and Benefits Committee currently consists of Mr. Creighton (Chairman), Mr. Bailey, Mr. Dryden and Mrs. Narodick. The committee is responsible for determining appropriate compensation and other benefit measures for WECo's executive officers. The committee met five times during fiscal 1995.

     The Executive Committee currently consists of Mr. Vititoe (Chairman), Mr. Covey and Mr. Moriguchi. It is authorized to act in lieu of WECo's full Board of Directors on various matters between WECo Board meetings. The committee met once during fiscal 1995.

     The Nominating Committee currently consists of Mr. Bailey (Chairman), Mr. Creighton and Mr. Vititoe. The Nominating Committee is responsible for the identification and evaluation of candidates for election to WECo's Board of Directors. The committee did not meet during fiscal 1995. The Nominating Committee will consider nominees to the WECo Board recommended by WECo shareholders. Any shareholder recommendations for consideration for the 1997 Annual Meeting should be sent to Mr. Bailey,

Chairman, Nominating Committee, Washington Energy Company, P.O. Box 1869, Seattle, Washington 98111, so as to be received no later than September 15, 1996.

     Section 16(a) of the Exchange Act requires the directors and executive officers of WECo to file reports of ownership and reports of changes in ownership of WECo Common Stock with the SEC and the NYSE. Directors and executive officers are also required by SEC regulations to furnish WECo with copies of all such reports that they file. Based solely on its review of the copies of such forms received by it, WECo believes that all filing requirements applicable to its directors and executive officers were complied with during the fiscal year ended September 30, 1995, except for a failure to timely report nonvested stock options awarded in December 1994 to executive officers, which were reported by amendments filed in December 1995.

BENEFICIAL OWNERSHIP OF WECO DIRECTORS AND OFFICERS
(AS OF DECEMBER 8, 1995)

                                                         AMOUNT OF BENEFICIAL       PERCENT
                   NAME OF BENEFICIAL OWNER                   OWNERSHIP             OF CLASS
        -----------------------------------------------  --------------------       --------
        DIRECTORS
        Virginia Anderson..............................           1,273                 --
        Robert F. Bailey...............................           4,548                 --
        Donald J. Covey................................           6,375                 --
        John W. Creighton, Jr. ........................           2,499                 --
        Robert L. Dryden...............................           4,037                 --
        Tomio Moriguchi................................           2,190                 --
        Sally G. Narodick..............................           1,499                 --

        NAMED EXECUTIVE OFFICERS
        William P. Vititoe*............................          69,176(1)              --
        Timothy J. Hogan...............................          21,892(1)              --
        James P. Torgerson.............................          28,684(1)              --
        Robert J. Tomlinson............................          31,825(1)              --
        James W. Gustafson.............................          48,767(1)              --
        Donald H. Gessel...............................          32,000(1)              --
        All directors and executive officers as a group
          (15 persons).................................         282,671(1)             1.2%

---------------
  * Also serves as a director.

(1) Includes unexercised options to acquire shares of WECo Common Stock pursuant to the SOP as follows: Mr. Vititoe, 65,800 shares; Mr. Hogan, 16,250 shares; Mr. Torgerson, 24,700 shares; Mr. Tomlinson, 20,850 shares; Mr. Gustafson, 22,100 shares; Mr. Gessel, 20,850 shares; and all directors and executive officers as a group, 194,750 shares.

     WECo is unaware of any person who beneficially owns more than 5% of the WECo Common Stock.

     With respect to each person who has options to acquire WECo Common Stock, such options are assumed to be outstanding for the purpose of computing percentage ownership of that person, but are assumed not to be outstanding for purposes of computing percentage ownership for any other person.

                          WECO EXECUTIVE COMPENSATION

WECO COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of WECo's Board of Directors (the "Committee") is composed of outside directors. The establishment and administration of WECo's executive officer compensation and benefits program is the Committee's responsibility. The following has been prepared by the

Committee composed of the following directors -- John W. Creighton, Jr. (Chairman), Robert F. Bailey, Robert L. Dryden and Sally G. Narodick.

  COMPENSATION OBJECTIVES

     The Committee's compensation objectives are:

          (a) Total compensation competitive with industry practice sufficient to attract and retain key executives.

          (b) Balanced long- and short-term variable compensation elements tied to WECo's corporate goals.

          (c) Performance-based incentive pay which supports WECo's business goals.

  COMPENSATION COMPONENTS

     Executive officer compensation is composed of four elements:

     Base Salary. WECo reviews comparative company data prepared by an independent consultant to ensure that its base compensation levels and annual adjustments are competitive with industry practices and supportive of its corporate goals. Base pay and subsequent adjustments are targeted at the 50th percentile values for the comparative company group. All executive officer pay adjustments are reviewed and approved by the Committee. Committee approval of base pay and base pay adjustments depends on the executive's performance, changes in duties and responsibilities and market-related factors specific to the executive's responsibilities and those of others in similar positions at comparative firms.

     Annual Incentive Pay. All Vice Presidents and above qualify to receive annual incentive pay. The purpose of such pay is to enhance the link between executive officer direct pay and the achievement of corporate, department and individual goals. The Committee approves all elements and corporate goals of the annual incentive pay program.

     Awards vary by position and performance. Vice Presidents and above can earn maximum annual incentive awards ranging from 30% to 60% of base salary. The Chief Executive Officer (the "CEO") can recommend discretionary award adjustments. In fiscal 1995, each award was based upon a combination of corporate and department performance objectives, which determined the percentage of potential pay. In fiscal 1996, awards will be based solely upon corporate objectives.

     Corporate performance may be measured by operating income, operating and maintenance expense per customer, capital spending limitations and other financial measures which the Committee may use at its discretion. Incentive pay is determined at the end of each year by application of the weighting factors to specific goal performance.

     Long-Term Incentive Pay. Long-term incentives in combination with short-term incentives provide a balanced basis for executive compensation and achievement. WECo has provided long-term performance incentives to executive officers through the PSP since 1986. The determination was made at the end of fiscal 1994 that, due to the losses sustained that year, the minimum performance objectives of the PSP could not be met for the years 1994 through 1997, thereby eliminating the incentive to perform provided by the plan. No performance units were granted under the PSP in fiscal 1995. In December 1994, the WECo Board of Directors approved the Interim Plan to provide a long-term performance incentive for the four years, 1995 through 1998, for all officers of WECo and its subsidiaries. The Interim Plan provides for cash payments at the end of the four-year performance period based on the percentage of total units awarded which are earned in each of the four years and the price of the WECo Common Stock at the end of the performance period. Units are earned in each year based on a comparison of Total Shareholder Return (appreciation in stock price plus dividends paid) for WECo shareholders with that of a peer group of gas distribution companies. The maximum payment a plan participant can receive is equal to the total number of units awarded multiplied by the WECo Common Stock price at the end of the four-year performance period. Participants in the Interim Plan must be employed at September 30, 1998, to be eligible for any payment under the plan, except in the case of retirement, death or disability. The Committee may elect, at its discretion, to vest any unearned units at the end of the four-year period based on the Total Shareholder Return for the entire period.

     Incentive Stock Options. Under the SOP, incentive stock options, qualified under Section 422 of the Code, are intended to align management pay and thereby management motivation with the long-term interests of the shareholders and the attainment of corporate planning objectives. The Committee grants options at the fair market value of WECo Common Stock on the date of grant, thereby ensuring that executives receive a benefit only when the stock price appreciates. The Committee retains the power to impose terms and conditions on the options granted under the SOP. Options and derived SARs are for a period not to exceed 10 years. Under current Committee policy, unless otherwise authorized by the Committee, at least 50% of any payments made pursuant to the SOP are to be paid in WECo Common Stock and the balance of the payments are to be paid in cash or shares of WECo Common Stock.

     Compensation and Benefits Committee
           John W. Creighton, Jr.
           Robert F. Bailey
           Robert L. Dryden
           Sally G. Narodick

CEO COMPENSATION

     WECo, WNG and William P. Vititoe entered into the Existing Vititoe Employment Agreement effective January 15, 1994. Mr. Vititoe was appointed Chairman and Chief Executive Officer of WECo and WNG on February 25, 1994, and was also named President of both companies following the retirement of the prior President on March 1, 1994.

     The Existing Vititoe Employment Agreement provided an initial base salary of $325,000 and a guaranteed, one-time bonus of $100,000 for services in 1994. The agreement also provided for the granting of options to purchase 40,000 shares of WECo Common Stock at an exercise price of $18.25 per share in accordance with the SOP. These options vest in accordance with a schedule which began on January 15, 1994 and concludes with all shares vested as of January 15, 1997. The Existing Vititoe Employment Agreement provided that his base salary would be reviewed periodically, he would participate in the annual incentive pay plan and he would be entitled to periodic stock option grants, all in accordance with WECo policy for officer compensation. Mr. Vititoe's annual salary was increased to $338,000, effective January 1, 1995 and in December 1994, he was granted options to purchase 25,800 shares of WECo Common Stock at $13.38 per share. He also earned $45,100 through the annual incentive pay plan based on WECo performance in fiscal 1995.

     Additionally, the Existing Vititoe Employment Agreement provides for an annual vacation and other benefits, the use of an automobile to conduct company business, a reasonable number of initial club membership fees in furtherance of company business, and a secured, interest-free housing loan for $1,000,000, the term of which ends at the latest on January 14, 1998.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Code contains potential limitations on the deductibility of compensation in excess of $1 million paid in any fiscal year to any of WECo's five highest-paid executive officers. Compensation that is "performance-based" and meets certain other requirements is not subject to these limitations. Based on proposed regulations issued by the IRS, WECo believes it has taken the necessary actions to ensure the deductibility of any compensation that executive officers might realize in connection with options granted under the SOP. Upon issuance of final regulations, WECo intends to take actions, to the extent necessary and possible, to maintain the deductibility of compensation under the SOP. WECo does not expect payments to any executive officer under WECo's annual incentive plan and the Interim Plan, when added to the base salary of the officer, to exceed $1 million in any single fiscal year. Therefore, WECo does not intend to take any actions to qualify the payments under the annual incentive plan and the Interim Plan as "performance-based."

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the WECo Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and Dow Jones Utilities Index for the period of five years commencing October 1, 1990 and ending September 30, 1995.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                (TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)            WECO       S&P 500      DJ UTILITY
           1990                     100.00       100.00       100.00
           1991                     122.18       131.17       114.78
           1992                     125.90       145.66       126.81
           1993                     119.64       164.60       151.81
           1994                     100.70       170.67       117.60
           1995                     123.98       221.43       148.00

SUMMARY COMPENSATION TABLE

     The following table sets forth the total annual and long-term compensation paid by WECo and its subsidiaries to the persons who, for the year ended September 30, 1995, were the Chief Executive Officer and the other five most highly compensated executive officers of the Company and its subsidiaries (the "named executives").

                                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                               ---------------------------   ---------------------------------
                                                                    OTHER                                ALL
                                                                   ANNUAL     SECURITIES     OTHER      OTHER
                                                                   COMPEN-    UNDERLYING    INCENTIVE  COMPEN-
               NAME AND                        SALARY     BONUS    SATION    OPTIONS/SARS   PAYMENTS   SATION
          PRINCIPAL POSITION            YEAR   ($)(1)    ($)(2)    ($)(3)       (#)(4)       ($)(5)    ($)(6)
--------------------------------------  ----   -------   -------   -------   ------------   --------   -------
William P. Vititoe....................  1995   332,596    45,100    34,386      25,800           --     6,682
  Chairman, Chief Executive Officer     1994   230,423   100,000    78,664      40,000           --     2,437
  and President                         1993        --        --        --          --           --        --
Timothy J. Hogan......................  1995   114,000    25,700    13,647       7,850           --     3,420
  Executive Vice President and Chief    1994    99,024    22,500        --       1,800       14,145     2,970
  Operating Officer                     1993    94,032     4,600        --       1,800       23,153     2,820
James P. Torgerson....................  1995   150,000    15,000    13,647      11,700           --     4,500
  Executive Vice President and Chief    1994   137,346    23,200        --       2,600           --     4,119
  Administrative and Financial Officer  1993   133,128     8,000        --       2,600       19,804     3,994
Robert J. Tomlinson...................  1995   145,008    21,800    13,647       7,850           --     4,350
  Sr. Vice President, General Counsel   1994   136,098     8,000        --       2,600           --     3,960
    and Corporate Secretary             1993   134,532     6,800        --       2,600       19,804     3,992


                                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                               ---------------------------   ---------------------------------
                                                                    OTHER                                ALL
                                                                   ANNUAL     SECURITIES     OTHER      OTHER
                                                                   COMPEN-    UNDERLYING    INCENTIVE  COMPEN-
               NAME AND                        SALARY     BONUS    SATION    OPTIONS/SARS   PAYMENTS   SATION
          PRINCIPAL POSITION            YEAR   ($)(1)    ($)(2)    ($)(3)       (#)(4)       ($)(5)    ($)(6)
--------------------------------------  ----   -------   -------   -------   ------------   --------   -------
James W. Gustafson....................  1995   150,000    15,000    13,647      11,700           --     3,718
  Sr. Vice President-Operations,        1994   137,346     7,200        --       2,600           --     4,119
  Washington Natural Gas Company        1993   133,128     6,800        --       2,600       19,804     3,350
Donald H. Gessel......................  1995   147,000    12,000    13,647       7,850           --     4,054
  President, Washington Energy          1994   136,596     6,313        --       2,600           --     4,098
    Services Company                    1993   133,128     8,900        --       2,600       19,804     3,817

---------------
(1) Mr. Vititoe's 1994 salary reflects service from January 15, 1994. His annual base salary was $325,000 in 1994.

(2) Incentive compensation is based on performance in the year shown, but determined and paid the following year. For example, bonuses for fiscal 1995 are based on performance in fiscal 1995 and are measured and paid in the first quarter of fiscal 1996.

(3) Mr. Vititoe's "Other Annual Compensation" includes moving expenses and temporary housing expenses of $22,386 and $75,640, for 1995 and 1994, respectively. The balance of the amounts shown in this column are for other executive officers' car allowances.

(4) All options granted to executive officers were in tandem with SARs.

(5) Amounts relate to payouts under the PSP further described in the Long-Term Incentive Pay section.

(6) Amounts reflect the company contribution to individual 401(k) accounts.

1995 STOCK OPTION GRANTS

     The following table sets forth the number of stock options which were granted to each of the named executives during fiscal 1995. In addition, the table provides the present value of the stock options as of the grant date.

                                                         INDIVIDUAL GRANTS
                                        ----------------------------------------------------
                                         NUMBER OF     PERCENTS OF
                                         SECURITIES       TOTAL
                                         UNDERLYING    OPTIONS/SARS   EXERCISE OR
                                        OPTIONS/SARS    GRANTED TO       BASE                       GRANT DATE
                                          GRANTED      EMPLOYEES IN      PRICE      EXPIRATION     PRESENT VALUE
                 NAME                      (#)(1)      FISCAL YEAR      ($/SH)        DATE            ($)(2)
--------------------------------------  ------------   ------------   -----------   ----------     -------------
William P. Vititoe....................     25,800           15%         $13.375     12/15/04          $50,052
Timothy J. Hogan......................      7,850            5%          13.375     12/15/04           15,229
James P. Torgerson....................     11,700            7%          13.375     12/15/04           22,698
Robert J. Tomlinson...................      7,850            5%          13.375     12/15/04           15,229
James W. Gustafson....................     11,700            7%          13.375     12/15/04           22,698
Donald H. Gessel......................      7,850            5%          13.375     12/15/04           15,229

---------------
(1) The exercise price of the options is the fair market value of WECo Common Stock on the date of grant. Each option was granted in tandem with a SAR covering the same number of shares. Any optionee exercising his stock options loses the corresponding SARs for those shares, and vice versa. Two separate option grants were made during the year. Options under one grant vested immediately and options under the other grant vest over an approximate four-year period. Options granted to the named executives which are subject to the four-year vesting period are as follows: Mr. Vititoe, 13,300 shares; Mr. Hogan, 5,250 shares; Mr. Torgerson, 9,100 shares; Mr. Tomlinson, 5,250 shares; Mr. Gustafson, 9,100 shares; and Mr. Gessel, 5,250 shares.

(2) The values shown were calculated using the Black-Scholes option pricing model, which is based on arbitrary assumptions regarding variables such as stock price volatility, future dividend yield and interest rates. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price, which is the fair market value of the stock at the time of grant. There can be no assurance that any executive will receive the amounts estimated by the Black-Scholes model.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995 AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth certain information regarding stock options (or tandem SARs) exercised during fiscal 1995 by each of the named executives and the fiscal year-end value of the unexercised stock options (and tandem
SARs), provided on an aggregated basis.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT               OPTIONS/SARS AT
                                                                FISCAL YEAR END               FISCAL YEAR END
                                SHARES                    ---------------------------   ---------------------------
                              ACQUIRED ON      VALUE      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            NAME              EXERCISE(#)   REALIZED($)       (#)            (#)          ($)(1)         ($)(1)
----------------------------- -----------   -----------   -----------   -------------   -----------   -------------
William P. Vititoe...........     --            --           32,500         33,300         46,875         49,875
Timothy J. Hogan.............     --            --           11,000          5,250          9,750         19,688
James P. Torgerson...........     --            --           15,600          9,100          9,750         34,125
Robert J. Tomlinson..........     --            --           15,600          5,250          9,750         19,688
James W. Gustafson...........     --            --           13,000          9,100          9,750         34,125
Donald H. Gessel.............     --            --           15,600          5,250          9,750         19,688

---------------
(1) The value of the unexercised options/SARs is calculated as the excess of the WECo Common Stock price of $17.125 over the exercise price multiplied by the number of options for each grant under which options/SARs are outstanding.

LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1995

                                                                                      ESTIMATED FUTURE
                                                                                           PAYOUTS
                                                                                       UNDER NON-STOCK
                                         UNITS                                        PRICE-BASED PLANS
                                        AWARDED                                     ---------------------
                                      BEGINNING OF   PERIOD UNTIL   UNITS EARNED    MINIMUM       MAXIMUM
                NAME                   1995(#)(1)       PAYOUT      TO DATE(#)(2)   (#)(3)        (#)(4)
------------------------------------  ------------   ------------   -------------   -------       -------
William P. Vititoe..................     11,400           4 years       1,710        1,710        11,400
Timothy J. Hogan....................      7,800           4 years       1,170        1,170         7,800
James P. Torgerson..................      7,800           4 years       1,170        1,170         7,800
Robert J. Tomlinson.................      7,800           4 years       1,170        1,170         7,800
James W. Gustafson..................      7,800           4 years       1,170        1,170         7,800
Donald H. Gessel....................      7,800           4 years       1,170        1,170         7,800

---------------
(1) Represents the number of units assigned under the Interim Plan. Dependent upon satisfaction of future performance objectives of WECo, each unit can represent the right to receive a cash payment equal to the value of up to one share of WECo Common Stock.

(2) Represents the number of units earned based on WECo financial performance in fiscal 1995, the first year of the plan.

(3) Corresponds to the number of units earned since the plan was initiated for which a cash payment will be made subsequent to the end of the four-year performance period on September 30, 1998. The payment will be calculated as the number of units earned during the performance period multiplied by the WECo Common Stock price at the end of the four-year performance period. The payment is contingent upon continued employment through September 30, 1998.

(4) Represents the maximum number of units which can be earned over the four-year performance period for which a payment will be made as described in (3) above. The Committee may elect, at its discretion, to vest any unearned units at the end of the four-year period based on the Total Shareholder Return for the entire period.

FUTURE BENEFITS -- PENSION PLANS

     WNG maintains a qualified defined benefit retirement plan (the "Retirement Plan") that covers the named executives and all other employees who satisfy certain eligibility requirements relating to age, length of service and hours worked in each year. In addition, WECo has entered into individual agreements with its executive officers, including all the named executives, that provide these officers with certain retirement, death and disability benefits supplementing the benefits available to them under the Retirement Plan.

     The following table sets forth the aggregate annual pension benefits payable upon retirement at age 62 to the named executives, based on specified years of service and levels of remuneration, under the Retirement Plan and the individual agreements for supplemental retirement benefits.

           RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT BENEFITS TABLE

                                                    YEARS OF SERVICE
                              ------------------------------------------------------------
        ANNUAL COMPENSATION      5            10           15           20           25
        --------------------  --------     --------     --------     --------     --------
         $100,000...........  $ 55,000     $ 55,000     $ 55,000     $ 55,000     $ 55,000
          125,000...........    72,500       72,500       72,500       72,500       72,500
          150,000...........    90,000       90,000       90,000       90,000       90,000
          200,000...........   125,000      125,000      125,000      125,000      125,000
          300,000...........   195,000      195,000      195,000      195,000      195,000
          325,000...........   212,500      212,500      212,500      212,500      212,500
          350,000...........   230,000      230,000      230,000      230,000      230,000

     Remuneration covered by the Retirement Plan and the individual agreements for supplemental retirement benefits is based on the officer's average salary for the three years where the officer's salary was the highest during the last eight years preceding the officer's retirement. The pension benefits shown in the table are based on a single-life annuity (with ten-year term certain) and have been reduced by an offset for estimated Social Security benefits. In certain cases, a reduced level of benefits may be available to an officer's surviving spouse following the death of the officer. Under the individual agreements for supplemental retirement benefits, pension benefits are available to the named executives without regard to years of service with WECo. Based on compensation through September 30, 1995, the remuneration of the named executives upon which retirement benefits will be based is as follows: Mr. Vititoe, $328,798; Mr. Hogan, $102,352; Mr. Torgerson, $140,158; Mr. Tomlinson, $138,546; Mr. Gustafson, $140,158; and Mr. Gessel, $138,908.

EMPLOYMENT AGREEMENTS

     For a description of WECo's employment agreements with its named executives, see "The Merger -- Conflicts of Interest of Certain Persons in the Merger."

COMPENSATION OF DIRECTORS

     Remuneration of Directors: Commencing in fiscal 1996, each WECo director who is not also an officer of WECo or its subsidiaries is paid a retainer of $10,000 per year and an additional $2,000 per year for serving on the Executive Committee or as Chairman of another committee of WECo's Board of Directors. In addition, each such director is paid a fee of $800 for attending a regular, special or annual meeting of WECo's Board of Directors or for a committee meeting not held on the same day as a WECo Board meeting. None of such directors is eligible to participate in any of the compensation plans described above. WECo also has a Directors Stock Bonus Plan, which was approved by WECo's shareholders in February 1991. Under this plan, an outside director is awarded 200 shares of WECo Common Stock in January of each year for service on WECo's Board of Directors for the prior fiscal year. During fiscal 1995, 1,400 shares of WECo Common Stock were awarded under the Directors Stock Bonus Plan. WECo pays no additional remuneration to employees of WECo who are directors.

                                 LEGAL MATTERS

     The validity of the Company Common Stock and the New Company Preferred Stock to be issued by the Company in connection with the Merger will be passed upon by Perkins Coie, Seattle, Washington.

                           CERTAIN EXPENSES AND FEES

     Under the Merger Agreement, all costs and expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus and the Registration Statement, as well as the filing fee relating thereto, will be shared equally by Puget, on the one hand, and WECo and WNG, on the other, except as otherwise provided by the provisions of the Merger Agreement relating to the payment under certain circumstances of a party's expenses by the other party in the event of termination of the Merger Agreement. See "The Merger
Agreement -- Termination; Fees and Expenses."

     The cost of soliciting proxies from holders of Puget Common Stock will be borne by Puget, and the cost of soliciting proxies from holders of WECo Common Stock and WNG Preferred Stock will be borne by WECo and WNG, respectively. In addition to soliciting proxies by mail, directors, officers, employees and agents of Puget, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Puget has retained Beacon Hill Partners to assist in the solicitation of proxies; the fee to be paid to such firm is not expected to exceed $40,000, plus reimbursement of reasonable out-of-pocket costs and expenses. Puget will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy material to their principals. In addition to soliciting proxies by mail, directors, officers, employees and agents of WECo and WNG, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. WECo and WNG have also retained Beacon Hill Partners to assist in the solicitation of proxies; the fee to be paid to such firm is not expected to exceed $25,000, plus reimbursement of reasonable out-of-pocket costs and expenses. WECo and WNG will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy material to their principals.

     Except as set forth above, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

                          ACCOUNTANTS' REPRESENTATIVES

     It is expected that representatives of Coopers & Lybrand L.L.P., Puget's independent accountants, will be present at the Puget Special Meeting to respond to appropriate questions of shareholders and to make a statement, if they so desire. Any questions should be submitted in advance in writing to James W. Eldredge, Corporate Secretary, Puget Sound Power & Light Company, 411 -- 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515. It is also expected that representatives of Arthur Andersen LLP, WECo's and WNG's independent accountants, will be present at the WECo Meeting and the WNG Special Meeting to respond to appropriate questions of shareholders and to make a statement, if they so desire. Any questions should be submitted in advance in writing to Robert J. Tomlinson, Secretary, Washington Energy Company, P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule of Puget as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 incorporated in this Joint Proxy Statement/Prospectus by reference from the Puget 1994 10-K have been incorporated by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheets and consolidated statements of capitalization of WECo and WNG as of September 30, 1994 and 1995 and the consolidated statements of income, shareholders' earnings reinvested in the business and premiums on capital stock and cash flows for each of the years in the period ended September 30, 1995, incorporated herein by reference from the WECo 1995 10-K, have been incorporated herein in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheets and statements of capitalization of WNG as of September 30, 1994 and 1995 and the statements of income, shareholders' earnings reinvested in the business and premiums on capital stock and cash flows for each of the three years in the period ended September 30, 1995, incorporated herein by reference from the WECo 1995 10-K, have been incorporated herein in reliance on the report of Arthur Andersen LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of each of Puget, WECo and WNG know of no matters to be presented for consideration at the Shareholders Meetings other than as set forth in the Notices of the Shareholders Meetings attached to this Joint Proxy Statement/Prospectus. However, if any other matters shall come before the Shareholders Meetings or any adjournments or postponements thereof and shall be voted upon, the Puget Proxy, the WECo Proxy and the WNG Proxy shall be deemed to confer discretionary authority to the individuals named or authorized therein to vote the shares represented by such proxy as to any such matters in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at Puget's 1997 Annual Meeting of Shareholders must be received by Puget no later than November 23, 1996 to be eligible for inclusion in Puget's proxy statement and form of proxy relating to that meeting. Any such proposals should be directed to James W. Eldredge, Corporate Secretary, Puget Sound Power & Light Company, 411 -- 108th Avenue N.E., 15th Floor, Bellevue, Washington 98004-5515.

     Shareholder proposals intended to be presented at WECo's 1997 Annual Meeting of Shareholders must be received by WECo no later than September 15, 1996 to be eligible for inclusion in WECo's proxy statement and form of proxy relating to that meeting. Any such proposals should be directed to Robert J. Tomlinson, Secretary, Washington Energy Company, P.O. Box 1869, 815 Mercer Street, Seattle, Washington 98111-1869. If the Merger is effected, no WECo Annual Meeting of Shareholders will be held in 1997.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                       PUGET SOUND POWER & LIGHT COMPANY,
                           WASHINGTON ENERGY COMPANY
                                      AND
                         WASHINGTON NATURAL GAS COMPANY
                          DATED AS OF OCTOBER 18, 1995

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I        THE MERGER..............................................................   A-7
    Section 1.1    The Merger............................................................   A-7
    Section 1.2    Effective Time of the Merger..........................................   A-7
    Section 1.3    Articles of Incorporation.............................................   A-8
    Section 1.4    Effects of Merger.....................................................   A-8
ARTICLE II       CONVERSION OF SHARES....................................................   A-8
    Section 2.1    Effect of Merger on Capital Stock.....................................   A-8
    Section 2.2    Dissenting Shares.....................................................   A-9
    Section 2.3    Exchange of Certificates..............................................   A-9
ARTICLE III      THE CLOSING.............................................................  A-11
    Section 3      Closing...............................................................  A-11
ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF WECO AND WNG..........................  A-11
    Section 4.1    Organization and Qualification........................................  A-11
    Section 4.2    Subsidiaries..........................................................  A-11
    Section 4.3    Capitalization........................................................  A-12
    Section 4.4    Authority; Noncontravention; Statutory Approvals; Compliance..........  A-12
    Section 4.5    Reports and Financial Statements......................................  A-14
    Section 4.6    Absence of Certain Changes or Events..................................  A-14
    Section 4.7    Litigation............................................................  A-14
    Section 4.8    Registration Statement and Proxy Statement............................  A-14
    Section 4.9    Tax Matters...........................................................  A-15
    Section 4.10   Employee Matters; ERISA...............................................  A-17
    Section 4.11   Environmental Protection..............................................  A-19
    Section 4.12   Regulation as a Utility...............................................  A-20
    Section 4.13   Vote Required.........................................................  A-21
    Section 4.14   Accounting Matters....................................................  A-21
    Section 4.15   Applicability of Certain Washington Law...............................  A-21
    Section 4.16   Opinion of Financial Advisor..........................................  A-21
    Section 4.17   Insurance.............................................................  A-21
    Section 4.18   Ownership of Puget Common Stock.......................................  A-22
ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PUGET.................................  A-22
    Section 5.1    Organization and Qualification........................................  A-22
    Section 5.2    Subsidiaries..........................................................  A-22
    Section 5.3    Capitalization........................................................  A-22
    Section 5.4    Authority; Noncontravention; Statutory Approvals; Compliance..........  A-23
    Section 5.5    Reports and Financial Statements......................................  A-24
    Section 5.6    Absence of Certain Changes or Events..................................  A-24
    Section 5.7    Litigation............................................................  A-24
    Section 5.8    Registration Statement and Proxy Statement............................  A-25
    Section 5.9    Tax Matters...........................................................  A-25
    Section 5.10   Employee Matters; ERISA...............................................  A-27
    Section 5.11   Environmental Protection..............................................  A-29
    Section 5.12   Regulation as a Utility...............................................  A-30
    Section 5.13   Vote Required.........................................................  A-30

                                                                                           PAGE
                                                                                           ----
    Section 5.14   Accounting Matters....................................................  A-30
    Section 5.15   Applicability of Certain Washington Law...............................  A-30
    Section 5.16   Opinion of Financial Advisor..........................................  A-30
    Section 5.17   Insurance.............................................................  A-30
    Section 5.18   Ownership of WeCo Common Stock........................................  A-30
    Section 5.19   Puget Rights Agreement................................................  A-31
ARTICLE VI      CONDUCT OF BUSINESS PENDING THE MERGER...................................  A-31
    Section 6.1    Ordinary Course of Business...........................................  A-31
    Section 6.2    Dividends.............................................................  A-31
    Section 6.3    Issuance of Securities................................................  A-32
    Section 6.4    Charter Documents.....................................................  A-32
    Section 6.5    No Acquisitions.......................................................  A-32
    Section 6.6    Capital Expenditures..................................................  A-32
    Section 6.7    No Dispositions.......................................................  A-33
    Section 6.8    Indebtedness..........................................................  A-33
    Section 6.9    Compensation; Benefits................................................  A-33
    Section 6.10   1935 Act; Federal Power Act...........................................  A-33
    Section 6.11   Accounting............................................................  A-34
    Section 6.12   Pooling...............................................................  A-34
    Section 6.13   Tax-Free Status.......................................................  A-34
    Section 6.14   Affiliate Transactions................................................  A-34
    Section 6.15   Cooperation, Notification.............................................  A-34
    Section 6.16   Rate Matters..........................................................  A-34
    Section 6.17   Third-Party Consents..................................................  A-35
    Section 6.18   No Breach, Etc........................................................  A-35
    Section 6.19   Tax Matters...........................................................  A-35
    Section 6.20   Discharge of Liabilities..............................................  A-35
    Section 6.21   Insurance.............................................................  A-35
    Section 6.22   Permits...............................................................  A-35
ARTICLE VII     ADDITIONAL AGREEMENTS....................................................  A-36
    Section 7.1    Access to Information.................................................  A-36
    Section 7.2    Joint Proxy Statement and Registration Statement......................  A-36
    Section 7.3    Regulatory Matters....................................................  A-37
    Section 7.4    Shareholder Approval..................................................  A-37
    Section 7.5    Directors' and Officers' Indemnification..............................  A-38
    Section 7.6    Disclosure Schedules..................................................  A-39
    Section 7.7    Public Announcements..................................................  A-39
    Section 7.8    Rule 145 Affiliates...................................................  A-39
    Section 7.9    Employee Agreements and Work-Force Matters............................  A-39
    Section 7.10   Employee Benefit Plans................................................  A-40
    Section 7.11   Incentive, Stock and Other Plans......................................  A-43
    Section 7.12   Indebtedness..........................................................  A-44
    Section 7.13   No Solicitations......................................................  A-44
    Section 7.14   Company Board of Directors............................................  A-44
    Section 7.15   Company Officers......................................................  A-45
    Section 7.16   Employment Contracts..................................................  A-45
    Section 7.17   Transition Management.................................................  A-45

                                                                                           PAGE
                                                                                           ----
    Section 7.18   Expenses..............................................................  A-45
    Section 7.19   Further Assurances....................................................  A-45
ARTICLE VIII    CONDITIONS...............................................................  A-46
    Section 8.1    Conditions to Each Party's Obligations to Effect the Merger...........  A-46
    Section 8.2    Conditions to Obligations of WeCo and WNG to Effect the Merger........  A-47
    Section 8.3    Conditions to Obligations of Puget to Effect the Merger...............  A-47
ARTICLE IX      TERMINATION, AMENDMENT AND WAIVER........................................  A-48
    Section 9.1    Termination...........................................................  A-48
    Section 9.2    Effect of Termination.................................................  A-50
    Section 9.3    Termination Fee; Expenses.............................................  A-50
    Section 9.4    Amendment.............................................................  A-51
    Section 9.5    Waiver................................................................  A-51
ARTICLE X       GENERAL PROVISIONS.......................................................  A-52
    Section 10.1   Nonsurvival of Representations, Warranties, Covenants and
                   Agreements............................................................  A-52
    Section 10.2   Brokers...............................................................  A-52
    Section 10.3   Notices...............................................................  A-52
    Section 10.4   Miscellaneous.........................................................  A-53
    Section 10.5   Interpretation........................................................  A-53
    Section 10.6   Counterparts; Effect..................................................  A-54
    Section 10.7   Parties in Interest...................................................  A-54
    Section 10.8   Remedies..............................................................  A-54
Exhibit 1.3        Form of Amendment to Amended and Restated Articles of Incorporation of the
                   Company and Certificate of Designation relating to New Series II Preferred
                   Stock and New Series III Preferred Stock
Exhibit 7.8        Form of Affiliate Agreement
Exhibit 7.16.1     Employment Agreement between the Company and Richard R. Sonstelie
Exhibit 7.16.2     Employment Agreement between the Company and William P. Vititoe
Exhibit A          Puget Stock Option Agreement
Exhibit B          WeCo Stock Option Agreement

                             INDEX OF DEFINED TERMS

TERM                                                                                   PAGE
-------------------------------------------------------------------------------------  ----
1935 Act.............................................................................  A-11
affiliate............................................................................  A-11
Affiliate Agreement..................................................................  A-39
Agreement............................................................................  A-7
Business Combination.................................................................  A-49
Certificates.........................................................................  A-9
Closing..............................................................................  A-11
Closing Agreement....................................................................  A-16
Closing Date.........................................................................  A-11
Code.................................................................................  A-7
Company..............................................................................  A-7
Company Common Stock.................................................................  A-8
Company Preferred Stock..............................................................  A-9
Company Shares.......................................................................  A-9
Company Stock Plan...................................................................  A-42
Confidentiality Agreement............................................................  A-36
control..............................................................................  A-21
Converted Shares.....................................................................  A-9
Disclosure Schedules.................................................................  A-39
Effective Time.......................................................................  A-8
Environmental Claim..................................................................  A-20
Environmental Laws...................................................................  A-20
Environmental Permits................................................................  A-19
Exchange Act.........................................................................  A-14
Exchange Agent.......................................................................  A-9
FERC.................................................................................  A-14
Final Order..........................................................................  A-46
GAAP.................................................................................  A-14
Governmental Authority...............................................................  A-13
Hazardous Materials..................................................................  A-20
HSR Act..............................................................................  A-37
Indemnified Party....................................................................  A-38
Initial Termination Date.............................................................  A-48
IRS..................................................................................  A-16
Joint Proxy Statement/Prospectus.....................................................  A-15
joint venture........................................................................  A-11
Merger...............................................................................  A-7
New Series II Preferred Stock........................................................  A-8
New Series III Preferred Stock.......................................................  A-8
NYSE.................................................................................  A-10
Puget................................................................................  A-7
Puget Disclosure Schedule............................................................  A-39
Puget Financial Statements...........................................................  A-24
Puget Joint Ventures.................................................................  A-22
Puget Material Adverse Effect........................................................  A-22
Puget Preferred Stock................................................................  A-22
Puget Required Consents..............................................................  A-23
Puget Required Statutory Approvals...................................................  A-23
Puget Rights Agreement...............................................................  A-8
Puget SEC Reports....................................................................  A-24

TERM                                                                                   PAGE
-------------------------------------------------------------------------------------  ----
Puget Shareholders' Approval.........................................................  A-30
Puget Special Meeting................................................................  A-37
Puget Stock Option Agreement.........................................................  A-7
Puget Subsidiaries...................................................................  A-22
Ratio................................................................................  A-8
Registration Statement...............................................................  A-14
Representatives......................................................................  A-36
Rights...............................................................................  A-8
SEC..................................................................................  A-14
Securities Act.......................................................................  A-14
Shareholder Disapproval..............................................................  A-51
subsidiary...........................................................................  A-11
Target Party.........................................................................  A-51
Task Force...........................................................................  A-45
Tax Return...........................................................................  A-15
Tax Ruling...........................................................................  A-16
Taxes................................................................................  A-15
Three-Year Period....................................................................  A-54
Violation............................................................................  A-13
WBCA.................................................................................  A-7
WeCo.................................................................................  A-7
WeCo Common Shareholders' Approval...................................................  A-21
WeCo Common Stock....................................................................  A-8
WeCo Disclosure Schedule.............................................................  A-39
WeCo Dissenting Common Shares........................................................  A-9
WeCo Dissenting Shares...............................................................  A-9
WeCo Financial Statements............................................................  A-14
WeCo Joint Venture...................................................................  A-11
WeCo Material Adverse Effect.........................................................  A-11
WeCo Preferred Stock.................................................................  A-11
WeCo Required Consents...............................................................  A-13
WeCo Required Statutory Approvals....................................................  A-13
WeCo SEC Reports.....................................................................  A-14
WeCo Special Meetings................................................................  A-37
WeCo Stock Option Agreement..........................................................  A-7
WeCo Stock Plans.....................................................................  A-43
WeCo/Puget Merger....................................................................  A-7
WeCo/WNG/Puget Merger................................................................  A-7
Washington Natural Gas...............................................................  A-8
WNG Common Stock.....................................................................  A-8
WNG Dissenting Preferred Shares......................................................  A-9
WNG Preferred Shareholders' Approval.................................................  A-21
WNG Series II Preferred Stock........................................................  A-8
WNG Series III Preferred Stock.......................................................  A-8
WNG Subsidiaries.....................................................................  A-11
WUTC.................................................................................  A-11

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of October 18, 1995 (this "Agreement"), by and among Puget Sound Power & Light Company, a Washington corporation ("Puget," and after the Effective Time (as defined below), the "Company"), Washington Energy Company, a Washington corporation ("WeCo"), and Washington Natural Gas Company, a Washington corporation and a wholly owned subsidiary of WeCo ("WNG").

     WHEREAS, Puget, WeCo and WNG have determined to engage in a business combination as peer firms in a merger of equals;

     WHEREAS, in furtherance thereof the respective Boards of Directors of Puget, WeCo and WNG, and WeCo as the sole holder of all outstanding shares of common stock of WNG, have approved the merger of WeCo and WNG (or in certain circumstances described herein, the merger of WeCo only) with and into Puget, and the change of Puget's corporate name to a name to be chosen by mutual agreement of the parties, all pursuant to the terms and conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of Puget has approved and Puget has executed an agreement with WeCo in the form of Exhibit A (the "Puget Stock Option Agreement") and the Board of Directors of WeCo has approved and WeCo has executed an agreement with Puget in the form of Exhibit B (the "WeCo Stock Option Agreement") whereby each of Puget and WeCo, respectively, has granted to the other an option to purchase shares of its common stock on the terms and conditions provided in such agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

SECTION 1.1 THE MERGER

     (a) WeCo/WNG/Puget Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), each of WeCo and WNG shall be merged with and into Puget (the "WeCo/WNG/Puget Merger"), and the separate corporate existence and organization of each of WeCo and WNG shall thereupon cease as and to the extent provided in Section 23B.11.060 of the Washington Business Corporation Act (the "WBCA").

     (b) WeCo/Puget Merger. Notwithstanding Section 1.1(a), if at the WeCo Special Meetings (as defined in Section 7.4), the WeCo Common Shareholders' Approval (as defined in Section 4.13) has been obtained but the WNG Preferred Shareholders' Approval (as defined in Section 4.13) has not been obtained, then upon the terms and subject to the conditions of this Agreement, at the Effective Time, only WeCo shall be merged with and into Puget (the "WeCo/Puget Merger") and the separate corporate existence and organization of WeCo shall thereupon cease as and to the extent provided in Section 23B.11.060 of the WBCA. As used in this Agreement, the term "Merger" shall refer to the WeCo/WNG/Puget Merger or the WeCo/Puget Merger, as applicable.

     (c) Surviving Corporation. Puget shall be the surviving corporation in the Merger, the corporate name of Puget shall be changed to a name to be chosen by mutual agreement of the parties, and the Company shall continue its existence under the provisions of the WBCA.

SECTION 1.2 EFFECTIVE TIME OF THE MERGER

     On the Closing Date (as defined in Section 3), articles of merger shall be executed by the parties to the Merger and filed with the Secretary of State of the State of Washington pursuant to the WBCA. The Merger shall become effective at the time specified in the articles of merger as so filed, such time being herein called the "Effective Time."

SECTION 1.3 ARTICLES OF INCORPORATION

     The Articles of Incorporation of Puget shall as of the Effective Time be amended as set forth in Exhibit 1.3, and such Articles of Incorporation as so amended shall be the Articles of Incorporation of the Company after the Effective Time until duly amended.

SECTION 1.4 EFFECTS OF MERGER

     The Merger shall have the effects set forth in Section 23B.11.060 of the WBCA.

                                   ARTICLE II

                              CONVERSION OF SHARES

SECTION 2.1 EFFECT OF MERGER ON CAPITAL STOCK

     At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of WeCo, WNG, Puget or the Company:

     (a) Cancellation of Certain WeCo Common Stock. Each share of WeCo Common Stock (as defined in Section 2.1(b)) that is owned by direct or indirect subsidiaries of WeCo or by Puget or any of its direct or indirect subsidiaries shall be cancelled and cease to exist.

     (b) Conversion of WeCo Common Stock. Each issued and outstanding share of Common Stock of WeCo, par value $5 per share (the "WeCo Common Stock"), other than WeCo Dissenting Common Shares (as defined in Section 2.2(a)) and shares cancelled pursuant to Section 2.1(a), shall be converted into the right to receive 0.86 (the "Ratio") fully paid and nonassessable shares of Common Stock, stated value $10 per share, of the Company (the "Company Common Stock"), together with the associated purchase rights (the "Rights") under the Rights Agreement between Puget and The Chase Manhattan Bank, N.A. dated as of January 15, 1991, as amended (the "Puget Rights Agreement"). Upon such conversion, all such shares of WeCo Common Stock shall be cancelled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock and Rights to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.3.

     (c) Cancellation of WNG Common Stock. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, each share of Common Stock, par value $5 per share, of WNG (the "WNG Common Stock") shall be cancelled and cease to exist.

     (d) Conversion of WNG Preferred Stock. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, each issued and outstanding share of 7.45% Series II Preferred Stock of WNG, par value $25 per share (the "WNG Series II Preferred Stock"), other than WNG Dissenting Preferred Shares (as defined in
Section 2.2(b)), shall be converted into the right to receive one fully paid and nonassessable share of a series of 7.45% preferred stock of the Company (the "New Series II Preferred Stock") with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) to the cancelled series of WNG Series II Preferred Stock. The rights and preferences of the New Series II Preferred Stock are set forth in the form of Certificate of Designation attached in Exhibit 1.3. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, each issued and outstanding share of 8.50% Series III Preferred Stock of WNG, par value $25 per share (the "WNG Series III Preferred Stock"), other than WNG Dissenting Preferred Shares, shall be converted into the right to receive one fully paid and nonassessable share of a series of 8.50% preferred stock of the Company (the "New Series III Preferred Stock") with like rights and preferences (including par value, dividends, redemption provisions and rights upon liquidation) to the cancelled series of WNG Series III Preferred Stock. The rights and preferences of

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the New Series III Preferred Stock are set forth in the form of Certificate of
Designation attached in Exhibit 1.3. Upon such conversion, all such shares of WNG Series II Preferred Stock and WNG Series III Preferred Stock shall be cancelled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Series II Preferred Stock and New Series III Preferred Stock, as the case may be (collectively, the "Company Preferred Stock"), to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.3.

SECTION 2.2 DISSENTING SHARES

     (a) WeCo Dissenting Common Shares. Shares of WeCo Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under Section 23B.13.020 of the WBCA (the "WeCo Dissenting Common Shares") shall not be converted into the right to receive Company Common Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the WBCA, unless and until the right of such holder to receive fair cash value for such WeCo Dissenting Common Shares terminates in accordance with Section 23B.13.020 of the WBCA. If such right is terminated otherwise than by the purchase of such shares by the Company, then such shares shall cease to be WeCo Dissenting Common Shares and shall be converted into and represent the right to receive Company Common Stock as provided in Section 2.1(b).

     (b) WNG Dissenting Preferred Shares. If pursuant to Section 1.1 the WeCo/WNG/Puget Merger is to be effected, shares of WNG Series II Preferred Stock or WNG Series III Preferred Stock held by any holder entitled to and seeking relief as a dissenting shareholder under Section 23B.13.020 of the WBCA (the "WNG Dissenting Preferred Shares" and, together with the WeCo Dissenting Common Shares, the "WeCo Dissenting Shares") shall not be converted into the right to receive Company Preferred Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the WBCA, unless and until the right of such holder to receive fair cash value for such WNG Dissenting Preferred Shares terminates in accordance with
Section 23B.13.020 of the WBCA. If such right is terminated otherwise than by the purchase of such shares by the Company, then such shares shall cease to be WNG Dissenting Preferred Shares and shall be converted into and represent the right to receive Company Preferred Stock as provided in Section 2.1(d).

SECTION 2.3 EXCHANGE OF CERTIFICATES

     (a) Deposit With Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to Puget and WeCo (the "Exchange Agent") certificates representing shares of Company Common Stock and Company Preferred Stock, if applicable, required to effect the exchanges referred to in Section 2.1, together with cash payable in respect of fractional shares pursuant to Section 2.3(d).

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of WeCo Common Stock or WNG Preferred Stock, if applicable (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of Company Common Stock (and associated Rights) or Company Preferred Stock, if applicable (together, the "Company Shares") pursuant to
Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Company Shares and Rights (as applicable). Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of Puget and WeCo), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Company Shares and Rights (as applicable) which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Puget, WeCo or WNG, as the case may be,

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a certificate representing the proper number of Company Shares and Rights (as applicable) may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as the Company or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Company Shares and Rights (as applicable) into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Until surrendered as contemplated by this
Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Company Shares and Rights (as applicable) and cash in lieu of any fractional shares of Company Common Stock as contemplated by this Section 2.3.

     (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d), until the holder of record of such Certificate shall surrender such Certificate as contemplated by Section 2.3(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

     (d) No Fractional Securities. Notwithstanding any other provision of this Agreement, the Company shall not issue any fractional share of Company Common Stock upon the surrender for exchange of Certificates. In lieu of any such fractional shares, any holder of WeCo Common Stock who would otherwise have been entitled to a fractional share of Company Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of Puget Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the ten business days prior to and including the last business day on which Puget Common Stock was traded on the NYSE, without any interest thereon.

     (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of Puget and WeCo (and, if pursuant to Section 1.1 hereof the WeCo/WNG/Puget Merger is to be effected, WNG) shall be closed and no transfer of any capital stock of Puget or WeCo (or, if pursuant to Section 1.1 hereof the WeCo/WNG/Puget Merger is to be effected, WNG) shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company for registration of transfer, they shall be cancelled and exchanged for certificates representing the appropriate Company Shares and Rights (if applicable) as provided in Section 2.1 and Section 2.3(b).

     (f) Termination of Duties of Exchange Agent. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to Section 2.3(a) and not exchanged within one year after the Effective Time pursuant to this Section
2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Company for payment of any funds to which any holder may be entitled, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

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                                  ARTICLE III

                                  THE CLOSING

SECTION 3 CLOSING

     The closing (the "Closing") of the Merger shall take place at the offices of Perkins Coie, 1201 Third Avenue, Seattle, Washington 98101 at 10:00 a.m., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and date and place as Puget and WeCo shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF WECO AND WNG

     WeCo and WNG jointly and severally represent and warrant to Puget as follows:

SECTION 4.1 ORGANIZATION AND QUALIFICATION

     Except as set forth in Section 4.1 of the WeCo Disclosure Schedule (as defined in Section 7.6(i)), each of WeCo, WNG and the other WNG Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and, in the case of WNG, has been duly authorized by all necessary approvals and orders of the Washington Utilities and Transportation Commission (the "WUTC"), to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of WeCo, WNG and the other WNG Subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "WeCo Material Adverse Effect"). As used in this Agreement, (a) the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of any class of the outstanding voting securities or equity and (b) the term "WNG Subsidiaries" means WNG and all other subsidiaries of WeCo.

SECTION 4.2 SUBSIDIARIES

     Section 4.2 of the WeCo Disclosure Schedule sets forth a description as of the date hereof of all WNG Subsidiaries and WeCo Joint Ventures (as defined below), including the name of each such entity, the jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and WeCo's interest therein. Except for WNG and as set forth in Section 4.2 of the WeCo Disclosure Schedule, none of such entities is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively. Except as set forth in Section 4.2 of the WeCo Disclosure Schedule, all of the issued and outstanding shares of capital stock of each WNG Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by WeCo free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, (a) the term "joint venture" of a

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person shall mean any corporation or other entity (including partnerships and other business associations) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity, and (b) the term "WeCo Joint Venture" shall mean any joint venture of WeCo or a WNG Subsidiary.

SECTION 4.3 CAPITALIZATION

     (a) WeCo. The authorized capital stock of WeCo consists of 50,000,000 shares of WeCo Common Stock, 200,000 shares of preferred stock, $100 par value per share, and 800,000 shares of preferred stock, $25 par value per share (such preferred stock being referred to herein in the aggregate as the "WeCo Preferred Stock"). As of the close of business on October 16, 1995, 24,070,153 shares of WeCo Common Stock were issued and outstanding, and no shares of WeCo Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of WeCo are, and any shares of WeCo Common Stock issued pursuant to the WeCo Stock Option Agreement will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(a) of the WeCo Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WeCo or any WNG Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of WeCo or obligating WeCo or any WNG Subsidiary to grant, extend or enter into any such agreement or commitment, other than under the WeCo Stock Option Agreement.

     (b) WNG. The authorized capital stock of WNG consists of 25,000,000 shares of WNG Common Stock, 1,000,000 shares of preferred stock, $100 par value per share ("WNG $100 Preferred Stock"), and 4,000,000 shares of preferred stock, $25 par value per share ("WNG $25 Preferred Stock"). As of the close of business on October 16, 1995, (i) 10,982,119 shares of WNG Common Stock were issued and outstanding, (ii) 3,600,000 shares of WNG $25 Preferred Stock were issued and outstanding, consisting of 2,400,000 shares of WNG Series II Preferred Stock and 1,200,000 shares of WNG Series III Preferred Stock, and (iii) no shares of WNG $100 Preferred Stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of WNG are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3(b) of the WeCo Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating WeCo or any WNG Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, the capital stock of WNG or obligating WeCo or any WNG Subsidiary to grant, extend or enter into any such agreement or commitment.

SECTION 4.4 AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

     (a) Authority. Each of WeCo and WNG has all requisite power and authority to enter into this Agreement and the WeCo Stock Option Agreement, and, subject to the applicable WeCo Shareholders' Approval (as defined in Section 4.13) (in the case of this Agreement only) and the applicable WeCo Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the WeCo Stock Option Agreement, and the consummation by WeCo and WNG of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of WeCo and WNG, subject in the case of this Agreement to obtaining the applicable WeCo Shareholders' Approval. Each of this Agreement and the WeCo Stock Option Agreement has been duly and validly executed and delivered by WeCo and WNG and, assuming the due authorization, execution and delivery hereof and thereof by Puget, constitutes the valid and binding obligation of each of WeCo and WNG enforceable against each of them in accordance with its terms.

     (b) Noncontravention. Except as set forth in Section 4.4(b) of the WeCo Disclosure Schedule, the execution and delivery of this Agreement by WeCo and WNG and of the WeCo Stock Option Agreement by WeCo do not, and the consummation of the transactions contemplated hereby and thereby will not, violate,

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

conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to WeCo, any WNG Subsidiary or any WeCo Joint Venture; such term when used in Article V having a correlative meaning with respect to Puget, any Puget Subsidiary or any Puget Joint Venture) of WeCo or any WNG Subsidiary or WeCo Joint Venture pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of WeCo or any WNG Subsidiary, (ii) subject to obtaining the WeCo Required Statutory Approvals and the receipt of the WeCo Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to WeCo or any WNG Subsidiary or WeCo Joint Venture or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the WeCo Disclosure Schedule (the "WeCo Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which WeCo or any WNG Subsidiary or any WeCo Joint Venture is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such Violations that would not, in the aggregate, have a WeCo Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority"), the failure to obtain, make or give which would have, in the aggregate, a WeCo Material Adverse Effect, is necessary for the execution and delivery of this Agreement by WeCo and WNG or the WeCo Stock Option Agreement by WeCo or the consummation by WeCo and WNG of the transactions contemplated hereby or thereby, except as described in Section 4.4(c) of the WeCo Disclosure Schedule (the "WeCo Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such WeCo Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 4.4(d) or 4.11 of the WeCo Disclosure Schedule or as disclosed in the WeCo SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither WeCo nor any WNG Subsidiary nor, to the knowledge of WeCo or WNG, any WeCo Joint Venture, is in violation of or is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except for violations which in the aggregate do not and, insofar as reasonably can be foreseen, will not have a WeCo Material Adverse Effect. Except as set forth in
Section 4.4(d) of the WeCo Disclosure Schedule or in Section 4.11 of the WeCo Disclosure Schedule, WeCo and the WNG Subsidiaries and WeCo Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted in all material respects except for those which the failure to obtain would not, in the aggregate, have a WeCo Material Adverse Effect. Except as set forth in Section 4.4(d) of the WeCo Disclosure Schedule, neither WeCo nor any WNG Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject except in the case of clause (ii) for violations and defaults which would not, in the aggregate, have a WeCo Material Adverse Effect.

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SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS

     Since January 1, 1990, the filings required to be made by WeCo and the WNG Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Washington laws and regulations, the Natural Gas Act or the 1935 Act have been filed with the Securities and Exchange Commission (the "SEC"), the WUTC or the Federal Energy Regulatory Commission (the "FERC"), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. WeCo has made available to Puget a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by WeCo or WNG with the SEC since January 1, 1991 (the "WeCo SEC Reports"). As of their respective dates, the WeCo SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of WeCo and WNG included in the WeCo SEC Reports (collectively, the "WeCo Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of WeCo and WNG, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and Bylaws of WeCo and WNG, as in effect on the date hereof, have been delivered to Puget.

SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as disclosed in the WeCo SEC Reports filed prior to the date hereof or as set forth in Section 4.6 of the WeCo Disclosure Schedule, from September 30, 1994 through the date hereof, (a) each of WeCo, WNG and the other WNG Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a WeCo Material Adverse Effect.

SECTION 4.7 LITIGATION

     Except as disclosed in the WeCo SEC Reports filed prior to the date hereof or as set forth in Section 4.7, 4.9 or 4.11 of the WeCo Disclosure Schedule, (a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of WeCo or WNG, threatened, nor are there, to the knowledge of WeCo or WNG, any material investigations or reviews pending or threatened against, relating to or affecting WeCo, any WNG Subsidiary or any WeCo Benefit Plan, (b) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to WeCo or any WNG Subsidiary, and (c) there have not been any material developments since June 30, 1995 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews.

SECTION 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT

     None of the information supplied or to be supplied by or on behalf of WeCo or WNG for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock and Company Preferred Stock, if applicable, in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy and information statement in definitive form relating to the meetings of the shareholders of Puget, WeCo and WNG to be held in connection with the Merger and the prospectus relating to the Company Common Stock and Company Preferred Stock, if

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applicable, to be issued in the Merger (the "Joint Proxy Statement/Prospectus")
will, at the dates mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

SECTION 4.9 TAX MATTERS

     "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all income, sales, use, ad valorem, transfer, gains, profits, excise, franchise, property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, social security, unemployment, environmental or withholding taxes or charges imposed by any Governmental Authority, and includes any interest, fines and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes WeCo or any of the WNG Subsidiaries on the one hand, or Puget or any of its subsidiaries on the other hand.

     Except as set forth in Section 4.9 of the WeCo Disclosure Schedule:

     (a) Filing of Timely Tax Returns. WeCo and each of the WNG Subsidiaries have filed all material Tax Returns required to be filed by each of them with the appropriate Governmental Authority. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes; Reserves. WeCo and each of the WNG Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken. WeCo and each of the WNG Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

     (c) Tax Liens. There are no material Tax liens upon the assets of WeCo or any of the WNG Subsidiaries except liens for Taxes not yet due.

     (d) Withholding Taxes. WeCo and each of the WNG Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6050P of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

     (e) Extensions of Time for Filing Tax Returns. Neither WeCo nor any WNG Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (f) Waivers of Statute of Limitations. Neither WeCo nor any WNG Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (g) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all U.S. federal and state Tax Returns of WeCo and each WNG Subsidiary or such Tax Returns have been examined by the appropriate Governmental Authorities for all periods through the date hereof. No

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deficiency for any material Taxes has been proposed, asserted or assessed against WeCo or any of the WNG Subsidiaries by any Governmental Authorities that has not been resolved and paid in full.

     (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of WeCo or any of the WNG Subsidiaries.

     (i) Powers of Attorney. No power of attorney currently in force has been granted by WeCo or any of the WNG Subsidiaries concerning any Tax matter.

     (j) Tax Rulings. Neither WeCo nor any WNG Subsidiary has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a Governmental Authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a Governmental Authority relating to Taxes.

     (k) Availability of Tax Returns. WeCo and the WNG Subsidiaries have made available to Puget complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by WeCo or any of the WNG Subsidiaries, (ii) all audit reports received from any Governmental Authority relating to any Tax Return filed by WeCo or any of the WNG Subsidiaries and (iii) any Closing Agreements entered into by WeCo or any of the WNG Subsidiaries with any Governmental Authority.

     (l) Tax Sharing Agreements. No agreements relating to allocating or sharing of Taxes exist between or among WeCo and any of the WNG Subsidiaries.

     (m) Section 341(f) of the Code. Neither WeCo nor any WNG Subsidiary has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by WeCo or any WNG Subsidiary.

     (n) Section 168 of the Code. No property of WeCo or any WNG Subsidiary is property that WeCo or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (o) Section 481 of the Code. Neither WeCo nor any WNG Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by WeCo or any WNG Subsidiary, and to the best of the knowledge of WeCo or WNG, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

     (p) Sections 6661 and 6662 of the Code. All transactions that could give rise to a material understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31,
1989) have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Returns of WeCo and the WNG Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989.

     (q) Jurisdiction. No claim has been made by a governmental entity in any jurisdiction where either WeCo or any WNG Subsidiary does not file any Tax Returns that such non-filing entity is or may be subject to taxation by that jurisdiction.

     (r) U.S. Real Property Holding Company. Neither WeCo nor any WNG Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code.

     (s) Liability for Others. Neither WeCo nor any WNG Subsidiary has any liability for Taxes of any person other than WeCo and any WNG Subsidiary (i) under Treasury Regulation Section 1.1502-6 (or any

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similar provision of any state, local or foreign law) as a transferee or successor, (ii) by contract or (iii) otherwise.

SECTION 4.10 EMPLOYEE MATTERS; ERISA

     (a) Benefit Plans. Section 4.10(a) of the WeCo Disclosure Schedule contains a true and complete list of each material employee benefit plan, fund, program, contract or arrangement covering employees, former employees or directors of WeCo and each of the WNG Subsidiaries or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which WeCo or any of the WNG Subsidiaries has or could have any liability, including, but not limited to, any material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and specifically including, but not limited to, each material retirement, pension, multi-employer, profit sharing, stock bonus, savings, thrift, bonus, cafeteria, medical, health, hospitalization, dental, vision, welfare, life insurance, disability, accident insurance, group insurance, tuition reimbursement, medical expense reimbursement, dependent care expense reimbursement plan or program, executive or deferred compensation plan or contract, stock purchase, stock option or stock appreciation rights plan or arrangement, severance or change in control agreement or plan, and employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) of WeCo or any of the WNG Subsidiaries (individually, a "WeCo Benefit Plan," and collectively, the "WeCo Benefit Plans").

     (b) Documents Made Available. Each of WeCo and WNG has made available to Puget a true and correct copy of each collective bargaining agreement to which WeCo or any of the WNG Subsidiaries is a party or under which WeCo or any of the WNG Subsidiaries has obligations and, with respect to each WeCo Benefit Plan, where applicable, true and correct copies of (i) such WeCo Benefit Plan, (ii) the annual reports (Form 5500 series) filed with the Internal Revenue Service (the "IRS") for the last three years with respect to such WeCo Benefit Plan (to the extent required to be filed), (iii) the most recent summary plan description (together with any applicable summaries of material modifications) and most recent material employee manuals distributed with respect to such WeCo Benefit Plan, (iv) each trust agreement (or group annuity contract), including all amendments to each such document, related to such WeCo Benefit Plan, (v) the most recent determination letter from the IRS with respect to the qualified status of such WeCo Benefit Plan (provided such WeCo Benefit Plan is intended to be qualified under Section 401(a) of the Code) and (vi) the most recent actuarial report or valuation, if any, for such WeCo Benefit Plan.

     (c) Compliance. Except as set forth in Section 4.10(c) of the WeCo Disclosure Schedule, with respect to each WeCo Benefit Plan, WeCo and each of the WNG Subsidiaries have at all times been in compliance in all material respects with, and each WeCo Benefit Plan has at all times been maintained and operated in all material respects in compliance with, the terms of such WeCo Benefit Plan and all applicable laws, rules and regulations governing such WeCo Benefit Plan, including, but not limited to, ERISA and the Code.

     (d) Qualified Plans. Except as set forth in Section 4.10(d) of the WeCo Disclosure Schedule, each WeCo Benefit Plan that is intended to be "qualified," within the meaning of Section 401(a) of the Code, has been determined to be so qualified (and a determination letter to that effect has been issued) by the IRS, and, to the best knowledge of WeCo or WNG, no circumstances exist that have or are likely to adversely affect, or result in the revocation of, such determination.

     (e) Welfare Plans. Except as set forth in Section 4.10(e) of the WeCo Disclosure Schedule, none of the WeCo Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of WeCo, any of the WNG Subsidiaries or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or
Part 6 of Title I of ERISA.

     (f) Contributions. Except as set forth in Section 4.10(f) of the WeCo Disclosure Schedule, all material contributions and other payments required to have been made by WeCo or any of the WNG Subsidiaries (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any WeCo Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of any such payment or contribution obligation that is not yet due has been properly reflected in the WeCo Financial Statements.

     (g) Funded Status of Plans. Except as set forth in Section 4.10(g) of the WeCo Disclosure Schedule, the fair market value, as of the date hereof, of the assets held by each WeCo Benefit Plan that is subject to the requirements of
Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA is not materially less than the present value of the accumulated benefit obligations (determined as of the date hereof) of the participants and beneficiaries under such WeCo Benefit Plan, based on the actuarial methods, tables and assumptions heretofore utilized by such WeCo Benefit Plan's actuary to determine such WeCo Benefit Plan's funded status. None of the WeCo Benefit Plans that are subject to
Section 412 of the Code or Section 302 of ERISA has ever incurred an "accumulated funding deficiency" (as defined in such Code and ERISA sections).

     (h) Termination or Withdrawal Liability. Except as set forth in Section 4.10(h) of the WeCo Disclosure Schedule, the termination of, or withdrawal from, any WeCo Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA by WeCo, any of the WNG Subsidiaries or any WeCo ERISA Affiliate has not subjected, and will not subject, WeCo or any of the WNG Subsidiaries to any material liability to any Governmental Authority, corporation or other person or entity (including, but not limited to, such plan or the Pension Benefit Guaranty Corporation (the "PBGC")) and has not resulted, and will not result, in the imposition of a material lien under Title IV of ERISA against the assets of WeCo or any of the WNG Subsidiaries. "WeCo ERISA Affiliate" means any entity, whether or not incorporated, that is or has ever been considered as a single employer together with WeCo or any of the WNG Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

     (i) Liabilities. Except as set forth in Section 4.10(i) of the WeCo Disclosure Schedule, with respect to the WeCo Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of WeCo or WNG, there exists no condition or set of circumstances that could subject WeCo or any of the WNG Subsidiaries, or any director, officer, or employee of WeCo or any of the WNG Subsidiaries, to any material fine, penalty, tax or liability (including, without limitation, any liability to any such plan or the PBGC), whether pursuant to any agreement, instrument, indemnification obligation, statute, regulation or rule of law, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for premiums due to the PBGC.

     (j) Payments Resulting From Merger. Except as set forth in Section 7.11 or in Section 4.10(j) of the WeCo Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) material payment (whether of severance pay or otherwise) becoming due from the Company, WeCo or any of the WNG Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) material benefit under any WeCo Benefit Plan being established or becoming accelerated, vested or payable or (iii) payment of "excess parachute payments" within the meaning of Section 280G of the Code under any contract or arrangement to which WeCo or any WNG Subsidiary is a party.

     (k) Other Binding Commitments. Except as set forth in Section 4.10(k) of the WeCo Disclosure Schedule, neither WeCo nor any WNG Subsidiary has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create any plan, fund, program, contract or arrangement not identified in Section 4.10(a) of the WeCo Disclosure Schedule or to modify or amend any of the existing WeCo Benefit Plans.

     (l) Labor Agreements. Except as disclosed in the WeCo SEC Reports or as set forth in Section 4.10(l) of the WeCo Disclosure Schedule, (i) neither WeCo nor any WNG Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the best

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

knowledge of WeCo or WNG, there is no current union representation election or controversy involving employees of WeCo or any of the WNG Subsidiaries, nor does WeCo or WNG know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against WeCo or any of the WNG Subsidiaries pending, or to the best knowledge of WeCo or WNG, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against WeCo or any of the WNG Subsidiaries pending, or to the best knowledge of WeCo or WNG, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of WeCo or WNG, threatened, against or involving WeCo or any of the WNG Subsidiaries; (vi) WeCo and the WNG Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of WeCo or WNG, threatened, in respect of which any director, officer, employee or agent of WeCo or any of the WNG Subsidiaries is or may be entitled to claim indemnification from WeCo or any of the WNG Subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in the Indemnification Agreements listed on Section 4.10(l) of the WeCo Disclosure Schedule.

SECTION 4.11 ENVIRONMENTAL PROTECTION

     Except as set forth in Section 4.11 of the WeCo Disclosure Schedule:

     (a) Compliance. Each of WeCo and each WNG Subsidiary is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined). Neither WeCo nor any WNG Subsidiary has received any written, or, to the knowledge of appropriate officers of WeCo and WNG, upon diligent review, oral communication from any person or Governmental Authority that alleges that WeCo or any WNG Subsidiary is not in compliance in all material respects with applicable Environmental Laws.

     (b) Environmental Permits. Each of WeCo and each WNG Subsidiary has obtained or has applied for all material environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and WeCo and the WNG Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits and are not required to make any material expenditure in order to obtain or renew any Environmental Permit.

     (c) Environmental Claims. There is no material Environmental Claim (as hereinafter defined) pending (i) against WeCo or any of the WNG Subsidiaries or WeCo Joint Ventures or (ii) to the best knowledge of appropriate officers of WeCo and WNG, upon diligent review, (x) against any person or entity whose liability for any Environmental Claim WeCo or any WNG Subsidiary or WeCo Joint Venture has or may have retained or assumed either contractually or by operation of law or (y) against any real or personal property or operations which WeCo or any WNG Subsidiary or WeCo Joint Venture owns, leases or manages, in whole or in part.

     (d) Releases. Neither WeCo nor WNG has knowledge of any material Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material Environmental Claim against WeCo or any WNG Subsidiary or WeCo Joint Venture, or against any person or entity whose liability for any Environmental Claim WeCo or any of the WNG Subsidiaries or WeCo Joint Ventures has or may have retained or assumed either contractually or by operation of law.

     (e) Predecessors. Neither WeCo nor WNG has knowledge, with respect to any predecessor of WeCo or any WNG Subsidiary or WeCo Joint Venture, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

     (f) Disclosure. To the best knowledge of WeCo or WNG, WeCo and WNG have disclosed to Puget all material facts which WeCo or WNG reasonably believes are likely to form the basis of a material Environmental Claim arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current remediation costs or remediation costs that insofar as reasonably can be foreseen could be required in the future or (iii) any other material environmental matter affecting WeCo or any of the WNG Subsidiaries.

     (g) As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by WeCo or any WNG Subsidiary or WeCo Joint Venture (for purposes of this Section 4.11), or by Puget or any Puget Subsidiary or Puget Joint Venture (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which WeCo or any WNG Subsidiary or WeCo Joint Venture operates (for purposes of this Section 4.11) or in which Puget or any Puget Subsidiary or Puget Joint Venture operates (for purposes of Section 5.11).

          (iv) "Releases" means any release, spill, emission, leakage, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

SECTION 4.12 REGULATION AS A UTILITY

     WNG is regulated as a public utility in the state of Washington and in no other state. Except as set forth in Section 4.12 of the WeCo Disclosure Schedule or in the preceding sentence, neither WeCo nor any "subsidiary company" or "affiliate" of WeCo or of WNG is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. As used in this Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act. WeCo is an exempt holding company under Section 3(a)(1) of the 1935 Act. Schedule 4.12 of the WeCo Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of WeCo which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

SECTION 4.13 VOTE REQUIRED

     The approval of the Merger by (a) in the case of the WeCo/WNG/Puget Merger, if applicable, (i) two-thirds of all votes entitled to be cast by all holders of WeCo Common Stock (the "WeCo Common Shareholders' Approval"), (ii) two-thirds of all votes entitled to be cast by WeCo as the sole holder of WNG Common Stock (the "WNG Common Shareholder Approval") and (iii) two-thirds of all votes entitled to be cast by all holders of WNG Series II Preferred Stock and WNG Series III Preferred Stock, each voting separately as a class (collectively, the "WNG Preferred Shareholders' Approval" and together with the WeCo Common Shareholders' Approval and the WNG Common Shareholder Approval, collectively referred to as the "WeCo Shareholders' Approval") and (b) in the case of the WeCo/Puget Merger, if applicable, the WeCo Common Shareholders' Approval are the only votes of the holders of any class or series of the capital stock of WeCo or WNG required to approve this Agreement, the Merger and the other transactions contemplated hereby. This Agreement and the transactions contemplated hereby, including the Merger, have been approved by WeCo as the sole holder of WNG Common Stock.

SECTION 4.14 ACCOUNTING MATTERS

     Neither WeCo nor any of the WNG Subsidiaries nor, to WeCo's or WNG's best knowledge, any of their affiliates have, through the date of this Agreement, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement, except where specifically otherwise defined, "affiliate" means, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

SECTION 4.15 APPLICABILITY OF CERTAIN WASHINGTON LAW

     Assuming the representation and warranty of Puget made in Section 5.18 is correct, neither the business combination provisions of Chapter 23B.19 of the WBCA, the "interested shareholder" provisions of Section 23B.17.020 of the WBCA or any similar provisions of the WBCA nor the Articles of Incorporation or Bylaws of WeCo or WNG are applicable to the transactions contemplated by this Agreement or the WeCo Stock Option Agreement.

SECTION 4.16 OPINION OF FINANCIAL ADVISOR

     WeCo has received the opinion of Goldman, Sachs & Co., on the date hereof, to the effect that, as of the date hereof, the Ratio is fair to the holders of WeCo Common Stock.

SECTION 4.17 INSURANCE

     Except as set forth in Section 4.17 of the WeCo Disclosure Schedule, each of WeCo and each WNG Subsidiary is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses conducted by WeCo and the WNG Subsidiaries during such time period. Except as set forth in Schedule 4.17 of the WeCo Disclosure Schedule, neither WeCo nor any WNG Subsidiary has received any notice of cancellation or termination with respect to any material insurance policy of WeCo or any of the WNG Subsidiaries. All insurance policies of WeCo and each of the WNG Subsidiaries are valid and enforceable policies in all material respects.

SECTION 4.18 OWNERSHIP OF PUGET COMMON STOCK

     Except pursuant to the terms of the Puget Stock Option Agreement, WeCo does not "beneficially own" (as such term is defined for purposes of Section 13(d) or the Exchange Act and in the Puget Rights Agreement) any shares of Puget Common Stock.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PUGET

     Puget represents and warrants to WeCo and WNG as follows:

SECTION 5.1 ORGANIZATION AND QUALIFICATION

     Except as set forth in Section 5.1 of the Puget Disclosure Schedule (as defined in Section 7.6(ii)), each of Puget and each Puget Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders of WUTC, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Puget and the Puget Subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "Puget Material Adverse Effect"). As used in this Agreement, the term "Puget Subsidiaries" shall mean all subsidiaries of Puget.

SECTION 5.2 SUBSIDIARIES

     Section 5.2 of the Puget Disclosure Schedule sets forth a description as of the date hereof of all Puget Subsidiaries and Puget Joint Ventures (as defined below), including the name of each such entity, the jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and Puget's interest therein. Except as set forth in Section 5.2 of the Puget Disclosure Schedule, none of such entities is a "public utility company," a "holding company," a "subsidiary company" or an "affiliate" of any public-utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as set forth in Section 5.2 of the Puget Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Puget Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, are owned directly or indirectly by Puget free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "Puget Joint Ventures" shall mean any joint venture of Puget or a Puget Subsidiary.

SECTION 5.3 CAPITALIZATION

     The authorized capital stock of Puget consists of 80,000,000 shares of Puget Common Stock, 3,000,000 shares of $100 preferred stock and 13,000,000 shares of $25 preferred stock (such shares of preferred stock being referred to herein as the "Puget Preferred Stock") and 700,000 shares of preference stock, par value $50 per share. As of the close of business on October 16, 1995, (i) 63,640,861 shares of Puget Common Stock were issued and outstanding, and (ii) 5,890,395 shares of Puget Preferred Stock were issued and outstanding, consisting of 3,000,000 shares of nonredeemable 7.875% $25 Preferred Stock, 2,000,000 shares of nonredeem-able Adjustable Rate $25 Series B Preferred Stock, 47,956 shares of redeemable 4.84% $100 Preferred Stock, 56,215 shares of 4.70% $100 Preferred Stock, 36,224 shares of redeemable 8% $100 Preferred Stock, and 750,000 shares of redeemable 7.75% $100 Preferred Stock. All of the issued and outstanding shares of the capital stock of Puget are, and any shares of Puget Common Stock issued pursuant to the Puget Stock Option Agreement will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Puget Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Puget or any Puget Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Puget or obligating Puget or any Puget Subsidiary to grant, extend or enter into any such agreement or commitment, other than under the Puget Stock Option Agreement and the Puget Rights Agreement.

SECTION 5.4 AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

     (a) Authority. Puget has all requisite power and authority to enter into this Agreement and the Puget Stock Option Agreement and, subject to the applicable Puget Shareholders' Approval (as defined in Section 5.13) (in the case of this Agreement only) and the applicable Puget Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Puget Stock Option Agreement, and the consummation by Puget of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Puget, subject in the case of this Agreement to obtaining the applicable Puget Shareholders' Approval. Each of this Agreement and the Puget Stock Option Agreement has been duly and validly executed and delivered by Puget and, assuming the due authorization, execution and delivery hereof and thereof by WeCo and WNG, constitutes the valid and binding obligation of Puget enforceable against it in accordance with its terms.

     (b) Noncontravention. Except as set forth in Section 5.4(b) of the Puget Disclosure Schedule, the execution and delivery of this Agreement and of the Puget Stock Option Agreement by Puget do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in any Violation by Puget or any Puget Subsidiary or any Puget Joint Venture pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Puget or any Puget Subsidiary, (ii) subject to obtaining the Puget Required Statutory Approvals and the receipt of the Puget Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Puget or any Puget Subsidiary or Puget Joint Venture, or any of its respective properties or assets or (iii) subject to obtaining the thirdparty consents or other approvals set forth in Section 5.4(b) of the Puget Disclosure Schedule (the "Puget Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Puget or any Puget Subsidiary or any Puget Joint Venture is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations that would not, in the aggregate, have a Puget Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority the failure to obtain, make or give which would have, in the aggregate, a Puget Material Adverse Effect, is necessary for the execution and delivery of this Agreement or the Puget Stock Option Agreement by Puget or the consummation by Puget of the transactions contemplated hereby or thereby, except as described in
Section 5.4(c) of the Puget Disclosure Schedule (the "Puget Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Puget Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

     (d) Compliance. Except as set forth in Section 5.4(d) or 5.11 of the Puget Disclosure Schedule or as disclosed in the Puget SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither Puget nor any Puget Subsidiary nor, to the knowledge of Puget, any Puget Joint Ventures, is in violation of, or is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except for violations which in the aggregate do not and, insofar as reasonably can be foreseen, will not have a Puget Material Adverse Effect. Except as set forth in Section 5.4(d) of the Puget Disclosure Schedule or in
Section 5.11 of the Puget Disclosure Schedule, Puget and each of the Puget Subsidiaries and Puget Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as currently conducted in all material respects except for those which the failure to obtain would not, in the aggregate, have a Puget Material Adverse Effect. Except as set forth in Section 5.4(d) of the Puget Disclosure Schedule, neither Puget nor any Puget Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject except in the case of clause (ii) for violations and defaults which would not, in the aggregate, have a Puget Material Adverse Effect.

SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS

     Since January 1, 1990, the filings required to be made by Puget and the Puget Subsidiaries under the Securities Act, the Exchange Act, applicable Washington laws and regulations, the Federal Power Act or the 1935 Act have been filed with the SEC, the WUTC or the FERC, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Puget has made available to WeCo a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Puget with the SEC since January 1, 1991 (the "Puget SEC Reports"). As of their respective dates, the Puget SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Puget included in the Puget SEC Reports (the "Puget Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the
SEC) and fairly present the financial position of Puget as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Incorporation and Bylaws of Puget as in effect on the date hereof have been delivered to WeCo and WNG.

SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as disclosed in the Puget SEC Reports filed prior to the date hereof or as set forth Section 5.6 of the Puget Disclosure Schedule, from December 31, 1994 through the date hereof (a) each of Puget and each Puget Subsidiary has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a Puget Material Adverse Effect.

SECTION 5.7 LITIGATION

     Except as disclosed in the Puget SEC Reports filed prior to the date hereof or as set forth in Section 5.7, 5.9 or 5.11 of the Puget Disclosure Schedule,
(a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of Puget, threatened, nor are there, to the knowledge of Puget, any material investigations or reviews pending or threatened against, relating to or affecting Puget, any Puget Subsidiary or any Puget Benefit Plan and (b) there are no material judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Puget or any Puget Subsidiary, and (c) there have not been any material developments since June 30, 1995 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews.

SECTION 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT

     None of the information supplied or to be supplied by or on behalf of Puget for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement/Prospectus will, at the dates mailed to the shareholders of Puget, WeCo and WNG and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

SECTION 5.9 TAX MATTERS

     Except as set forth in Section 5.9 of the Puget Disclosure Schedule:

     (a) Filing of Timely Tax Returns. Puget and each of the Puget Subsidiaries have filed all material Tax Returns required to be filed by each of them with the appropriate Governmental Authority. All such Tax Returns were and are in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

     (b) Payment of Taxes; Reserves. Puget and each of the Puget Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken. Puget and each of the Puget Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

     (c) Tax Liens. There are no material Tax liens upon the assets of Puget or any of the Puget Subsidiaries except liens for Taxes not yet due.

     (d) Withholding Taxes. Puget and each of the Puget Subsidiaries have complied (and until the Closing Date will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6050P of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

     (e) Extensions of Time for Filing Tax Returns. Neither Puget nor any Puget Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (f) Waivers of Statute of Limitations. Neither Puget nor any Puget Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (g) Expiration of Statute of Limitations. The statute of limitations for the assessment of all Taxes has expired for all U.S. federal and state Tax Returns of Puget and each Puget Subsidiary or such Tax Returns have been examined by the appropriate Governmental Authorities for all periods through the date hereof. No deficiency for any material Taxes has been proposed, asserted or assessed against Puget or any of the Puget Subsidiaries by any Governmental Authorities that has not been resolved and paid in full.

     (h) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Puget or any of the Puget Subsidiaries.

     (i) Powers of Attorney. No power of attorney currently in force has been granted by Puget or any of the Puget Subsidiaries concerning any Tax matter.

     (j) Tax Rulings. Neither Puget nor any Puget Subsidiary has received a Tax Ruling or entered into a Closing Agreement that would have a continuing adverse effect after the Closing Date.

     (k) Availability of Tax Returns. Puget and the Puget Subsidiaries have made available to WeCo complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by Puget or any of its the Puget Subsidiaries,
(ii) all audit reports received from any Governmental Authority relating to any Tax Return filed by Puget or any of the Puget Subsidiaries and (iii) any Closing Agreement entered into by Puget or any of the Puget Subsidiaries with any Governmental Authority.

     (l) Tax Sharing Agreements. No agreements relating to allocating or sharing of Taxes exist between or among Puget and any of the Puget Subsidiaries.

     (m) Section 341(f) of the Code. Neither Puget nor any Puget Subsidiary has filed (or will file prior to the Closing) a consent pursuant to Section 341(f) of the Code or have agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by Puget or any Puget Subsidiary.

     (n) Section 168 of the Code. No property of Puget or any Puget Subsidiary is property that Puget or any such subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (o) Section 481 of the Code. Neither Puget nor any Puget Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Puget or any Puget Subsidiary, and to the best of the knowledge of Puget, the IRS has not proposed any such adjustment or change in accounting method.

     (p) Sections 6661 and 6662 of the Code. All transactions that could give rise to a material understatement of federal income tax (within the meaning of Section 6661 of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31,
1989) have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on the Tax Returns of Puget and the Puget Subsidiaries in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns the due date for which (determined without regard to extensions) is on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989.

     (q) Jurisdiction. No claim has been made by a governmental entity in any jurisdiction where either Puget or any Puget Subsidiary does not file any Tax Returns that such non-filing entity is or may be subject to taxation by that jurisdiction.

     (r) U.S. Real Property Holding Company. Neither Puget nor any Puget Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code.

     (s) Liability for Others. Neither Puget nor any Subsidiary has any liability for Taxes of any person other than Puget and the Puget Subsidiaries
(i) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law) as a transferee or successor, (ii) by contract or
(iii) otherwise.

SECTION 5.10 EMPLOYEE MATTERS; ERISA

     (a) Benefit Plans. Section 5.10(a) of the Puget Disclosure Schedule contains a true and complete list of each material employee benefit plan, fund, program, contract or arrangement covering employees, former employees or directors of Puget and each of the Puget Subsidiaries or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Puget or any Puget Subsidiaries has or could have any liability, including, but not limited to, any material employee benefit plans within the meaning of Section 3(3) of ERISA, and specifically including, but not limited to, each material retirement, pension, multi-employer, profit sharing, stock bonus, savings, thrift, bonus, cafeteria, medical, health, hospitalization, dental, vision, welfare, life insurance, disability, accident insurance, group insurance, tuition reimbursement, medical expense reimbursement, dependent care expense reimbursement plan or program, executive or deferred compensation plan or contract, stock purchase, stock option or stock appreciation rights plan or arrangement, severance or change in control agreement or plan, and employment, consulting or personal services contract with any officer, director or employee (or any person who prior to entering into such contract was an officer, director or employee) of Puget or any of its subsidiaries (individually, a "Puget Benefit Plan," and collectively, the "Puget Benefit Plans").

     (b) Documents Made Available. Puget has made available to WeCo a true and correct copy of each collective bargaining agreement to which Puget or any Puget Subsidiary is a party or under which Puget or any Puget Subsidiary has obligations and, with respect to each Puget Benefit Plan, where applicable, true and correct copies of (i) such Puget Benefit Plan, (ii) the annual reports (Form 5500 series) filed with the IRS for the last three years with respect to such Puget Benefit Plan (to the extent required to be filed), (iii) the summary plan description (together with any applicable summaries of material modifications and the most recent material employee manuals distributed with respect to such Puget Benefit Plan), (iv) each trust agreement (or group annuity contract), including all amendments to each such document, related to such Puget Benefit Plan, (v) the most recent determination letter from the IRS with respect to the qualified status of such Puget Benefit Plan (provided such Puget Benefit Plan is intended to be qualified under Section 401(a) of the Code) and (v) the most recent actuarial report or valuation, if any, for such Puget Benefit Plan.

     (c) Compliance. Except as set forth in Section 5.10(c) of the Puget Disclosure Schedule, with respect to each Puget Benefit Plan, Puget and each of the Puget Subsidiaries have at all times been in compliance in all material respects with, and each Puget Benefit Plan has at all times been maintained and operated in all material respects in compliance with, the terms of such Puget Benefit Plan and all applicable laws, rules and regulations governing such Puget Benefit Plan, including, but not limited to, ERISA and the Code.

     (d) Qualified Plans. Except as set forth in Section 5.10(d) of the Puget Disclosure Schedule, each Puget Benefit Plan that is intended to be "qualified," within the meaning of Section 401(a) of the Code, has been determined to be so qualified (and a determination letter to that effect has been issued) by the IRS, and, to the best knowledge of Puget, no circumstances exist that have or are likely to adversely affect, or result in the revocation of, such determination.

     (e) Welfare Plans. Except as set forth in Section 5.10(e) of the Puget Disclosure Schedule, none of the Puget Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides or has any obligation to provide benefits with respect to current or former employees of Puget, any Puget Subsidiary or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

     (f) Contributions. Except as set forth in Section 5.10(f) of the Puget Disclosure Schedule, all material contributions and other payments required to have been made by Puget or any of Puget Subsidiary (including any pre-tax or post-tax contributions or payments by employees or their dependents) to any Puget Benefit Plan (or to any person pursuant to the terms thereof) have been so made or the amount of any such payment or contribution obligation that is not yet due has been properly reflected in the Puget Financial Statements.

     (g) Funded Status of Plans. Except as set forth in Section 5.10(g) of the Puget Disclosure Schedule, the fair market value, as of the date hereof, of the assets held by each Puget Benefit Plan that is subject to the requirements of
Section 412 of the Code, Part 3 of Title I of ERISA or Title IV of ERISA is not materially less than the present value of the accumulated benefit obligations (determined as of the date hereof) of the participants and beneficiaries under such Puget Benefit Plan, based on the actuarial methods, tables and assumptions heretofore utilized by such Puget Benefit Plan's actuary to determine such Puget Benefit Plan's funded status. None of the Puget Benefit Plans that are subject to Section 412 of the Code or Section 302 of ERISA has ever incurred an "accumulated funding deficiency" (as defined in such Code and ERISA sections).

     (h) Termination or Withdrawal Liability. Except as set forth in Section 5.10(h) of the Puget Disclosure Schedule, the termination of, or withdrawal from, any Puget Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA by Puget, any Puget Subsidiary or any Puget ERISA Affiliate has not subjected, and will not subject, Puget or any Puget Subsidiary to any material liability to any governmental authority, corporation or other person or entity (including, but not limited to, such plan or the PBGC) and has not resulted, and will not result, in the imposition of a material lien under Title IV of ERISA against the assets of Puget or any Puget Subsidiary. "Puget ERISA Affiliate" means any entity, whether or not incorporated, that is or has ever been considered as a single employer together with Puget or any of the Puget Subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

     (i) Liabilities. Except as set forth in Section 5.10(i) of the Puget Disclosure Schedule, with respect to the Puget Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of Puget, there exists no condition or set of circumstances that could subject Puget or any of the Puget Subsidiaries, or any director, officer, or employee of Puget or any of the Puget Subsidiaries, to any material fine, penalty, tax or liability (including, without limitation, any liability to any such plan or the PBGC), whether pursuant to any agreement, instrument, indemnification obligation, statute, regulation or rule of law, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for premiums due to the PBGC.

     (j) Payments Resulting From Merger. Except as set forth in Section 7.11 or in Section 5.10(j) of the Puget Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) material payment (whether of severance pay or otherwise) becoming due from the Company or Puget or any of the Puget Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (ii) material benefit under any Puget Benefit Plan being established or becoming accelerated, vested or payable or (iii) payment of "excess parachute payments" within the meaning of Section 280G of the Code under any contract or arrangement to which Puget or any Puget Subisidary is a party.

     (k) Other Binding Commitments. Except as set forth in Section 5.10(k) of the Puget Disclosure Schedule, neither Puget nor any Puget Subsidiary has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create any plan, fund, program, contract or arrangement not identified in Section 5.10(a) of the Puget Disclosure Schedule or to modify or amend any of the existing Puget Benefit Plans.

     (l) Labor Agreements. Except as disclosed in the Puget SEC Reports or as set forth in Section 5.10(l) of the Puget Disclosure Schedule, (i) neither Puget nor any Puget Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the best knowledge of Puget, there is no current union representation election or controversy involving employees of Puget or any of the Puget Subsidiaries, nor does Puget know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against Puget or any of the Puget Subsidiaries pending, or to the best knowledge of Puget, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Puget or any of the Puget Subsidiaries pending, or to the best knowledge of Puget, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the best knowledge of Puget, threatened, against or involving Puget or any of the Puget Subsidiaries; (vi) Puget and the Puget Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of Puget, threatened, in respect of which any director, officer, employee or agent of Puget or any of the Puget Subsidiaries is or may be entitled to claim indemnification from Puget or any of the Puget Subsidiaries pursuant to its articles of incorporation or bylaws or as provided in the Indemnification Agreements listed on Section 5.10(l) of the Puget Disclosure Schedule.

SECTION 5.11 ENVIRONMENTAL PROTECTION

     Except as set forth in Section 5.11 of the Puget Disclosure Schedule:

     (a) Compliance. Each of Puget and each Puget Subsidiary is in compliance in all material respects with all applicable Environmental Laws. Neither Puget nor any Puget Subsidiary has received any written, or, to the knowledge of appropriate officers of Puget upon diligent review, oral communication from any person or Governmental Authority, that alleges that Puget or any Puget Subsidiary is not in compliance in all material respects with applicable Environmental Laws.

     (b) Environmental Permits. Each of Puget and each Puget Subsidiary has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Puget and the Puget Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits and are not required to make any material expenditure in order to obtain or renew any Environmental Permit.

     (c) Environmental Claims.  There is no material Environmental Claim pending
(i) against Puget or any of the Puget Subsidiaries or Puget Joint Ventures or
(ii) to the best knowledge of appropriate officers of Puget, upon diligent review, (x) against any person or entity whose liability for any Environmental Claim Puget or any Puget Subsidiary or Puget Joint Venture has or may have retained or assumed either contractually or by operation of law or (y) against any real or personal property or operations which Puget or any Puget Subsidiary or Puget Joint Venture owns, leases or manages, in whole or in part.

     (d) Releases. Puget has no knowledge of any material Releases of any Hazardous Material that would be reasonably likely to form the basis of any material Environmental Claim against Puget or any of the Puget Subsidiaries or Puget Joint Ventures, or against any person or entity whose liability for any Environmental Claim Puget or any Puget Subsidiary or Puget Joint Venture has or may have retained or assumed either contractually or by operation of law.

     (e) Predecessors. Puget has no knowledge, with respect to any predecessor of Puget or any of the Puget Subsidiaries or Puget Joint Ventures, of any material Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim.

     (f) Disclosure. To the best knowledge of Puget, Puget has disclosed to WeCo all material facts which Puget reasonably believes is likely to form the basis of a material Environmental Claim arising from (i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current remediation costs or remediation costs that insofar as reasonably can be foreseen could be required in the future or (iii) any other material environmental matter affecting Puget or the Puget Subsidiaries.

SECTION 5.12 REGULATION AS A UTILITY

     Puget is regulated as a public utility in the state of Washington and in no other state. Except as set forth in Section 5.12 of the Puget Disclosure Schedule hereof, neither Puget nor any "subsidiary company" or "affiliate" of Puget is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. Section 5.12 of the Puget Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of Puget which may be deemed to be a "public utility company" or a "holding company" within the meaning of the 1935 Act.

SECTION 5.13 VOTE REQUIRED

     The approval of the plan of Merger by two-thirds of all votes entitled to be cast by all holders of Puget Common Stock and the approval of the increase in the number of shares authorized for issuance under the Puget 1995 Incentive Compensation Plan from 500,000 shares to 1,200,000 shares by a majority of the votes cast at a Puget meeting of its shareholders at which a quorum is present (collectively, the "Puget Shareholders' Approval") are the only votes of the holders of any class or series of the capital stock of Puget required to approve this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 5.14 ACCOUNTING MATTERS

     Neither Puget nor, to Puget's best knowledge, any of its affiliates, have, through the date of this Agreement, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

SECTION 5.15 APPLICABILITY OF CERTAIN WASHINGTON LAW

     Assuming the representation and warranty of WeCo and WNG made in Section
4.18 is correct, neither the business combination provisions of Chapter 23B.19 of the WBCA, the "interested shareholder" provisions of Section 23B.17.020 of the WBCA or any similar provisions of the WBCA nor the Articles of Incorporation or Bylaws of Puget are applicable to the transactions contemplated by this Agreement or the Puget Stock Option Agreement.

SECTION 5.16 OPINION OF FINANCIAL ADVISOR

     Puget has received the opinion of Morgan Stanley & Co. Incorporated, on the date hereof, to the effect that, as of the date hereof, the Ratio is fair from a financial point of view to the holders of Puget Common Stock.

SECTION 5.17 INSURANCE

     Except as set forth in Section 5.17 of the Puget Disclosure Schedule, each of Puget and each Puget Subsidiary is, and has been continuously since January 1, 1990, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses conducted by Puget and the Puget Subsidiaries during such time period. Except as set forth in Schedule 5.17 of the Puget Disclosure Schedule, neither Puget nor any Puget Subsidiary has received any notice of cancellation or termination with respect to any material insurance policy of Puget or the Puget Subsidiaries. All insurance policies of Puget and each of the Puget Subsidiaries are valid and enforceable policies in all material respects.

SECTION 5.18 OWNERSHIP OF WECO COMMON STOCK

     Except pursuant to the terms of the WeCo Stock Option Agreement, Puget does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of WeCo Common Stock.

SECTION 5.19 PUGET RIGHTS AGREEMENT

     Prior hereto, Puget has delivered to WeCo a true and complete copy of the Puget Rights Agreement in effect on the date hereof (which has been amended prior to the date hereof to provide that the execution, delivery and performance of the WeCo Stock Option Agreement and the Puget Stock Option Agreement will not result in WeCo becoming an "Acquiring Person" thereunder), and assuming the accuracy of the representation contained in Section 4.18, the consummation of the Merger or any of the other transactions contemplated by this Agreement will not result in the triggering of any right (including, without limitation, a "flip-in" or "flip-over" or similar event commonly described in rights agreements) or entitlement of Puget shareholders under the Puget Rights Agreement or any similar agreement to which Puget or any of its affiliates is a party.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Puget, WeCo and WNG each agrees as to itself and each of the WNG Subsidiaries and the Puget Subsidiaries, as the case may be, except as expressly contemplated or permitted in this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

SECTION 6.1 ORDINARY COURSE OF BUSINESS

     Each party hereto shall, and shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. Except as set forth in Section 6.1 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, enter into a new line of business, or make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of WeCo, to WeCo and the WNG Subsidiaries taken as a whole, and in the case of Puget, to Puget and the Puget Subsidiaries taken as a whole.

SECTION 6.2 DIVIDENDS

     Neither WeCo nor Puget shall, nor shall WeCo or Puget permit any of its subsidiaries (including, in the case of WeCo, WNG) to (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly owned subsidiaries and other than dividends required to be paid on any series of WNG Preferred Stock or Puget Preferred Stock in accordance with the respective terms thereof, regular dividends on WeCo Common Stock with usual record and payment dates not in excess of an annual rate of $1.00 per share and regular dividends on Puget Common Stock with usual record and payment dates not in excess of an annual rate of $1.84 per share; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than redemptions, repurchases and other acquisitions of shares of capital stock (A) required by, or made in anticipation of sinking fund payments or redemptions required by, the respective terms of any series of WNG Preferred Stock or Puget Preferred Stock, (B) in connection with refunding of WNG Preferred Stock or Puget Preferred Stock with preferred stock or debt at a lower after-tax cost of funds, (C) in connection with intercompany purchases of capital stock, (D) the redemption, if required, of the Rights pursuant to the terms of the Puget Rights Agreement or (E) in connection with the administration of employee benefit plans in effect on the date hereof in the ordinary course of the operation of such plans. The last record date of each of Puget and WeCo on or prior to the Effective Time which relates to a regular quarterly dividend on Puget Common Stock or WeCo Common Stock, as the case may be, shall be agreed to by the parties in advance and shall be the same date and shall be prior to the Effective Time.

SECTION 6.3 ISSUANCE OF SECURITIES

     Except as set forth in Section 6.3 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber, or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to the WeCo Stock Option Agreement or the Puget Stock Option Agreement as the case may be, other than intercompany issuances of capital stock, and other than issuances, in the case of WeCo and the WNG Subsidiaries (i) in connection with refunding of WNG Preferred Stock with preferred stock or debt at a lower after-tax cost of funds and (ii) of shares of WeCo Common Stock issued pursuant to WeCo's Dividend Reinvestment and Stock Purchase Plan, Employee Stock Purchase Plan, Performance Share Plan, Stock Option Plan and Directors' Stock Bonus Plan, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans substantially in accordance with their present terms; and in the case of Puget (i) in connection with refunding of Puget Preferred Stock with preferred stock or debt at a lower cost of funds, (ii) of shares of Puget Common Stock issued pursuant to Puget's Dividend Reinvestment and Stock Purchase Plan, 1995 Long-Term Incentive Compensation Plan and Employee Investment Plan, in each case in the ordinary course of business under such plans substantially in accordance with their present terms; and (iii) of capital stock under the Puget Rights Agreement if required by the terms thereof. The parties shall promptly furnish to each other such information as may be reasonably requested, including financial information, and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 6.3, subject to obtaining customary indemnities.

SECTION 6.4 CHARTER DOCUMENTS

     Except as set forth in Section 6.4 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall amend or propose to amend its respective articles of incorporation or by-laws, except as contemplated herein.

SECTION 6.5 NO ACQUISITIONS

     Except as set forth in Section 6.5 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, other than (i) acquisitions by WeCo and the WNG Subsidiaries not in excess of $10 million in the aggregate and (ii) acquisitions by Puget and the Puget Subsidiaries not in excess of $25 million in the aggregate, no party shall, nor shall any party permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire a material amount of assets, other than in the ordinary course of business consistent with past practice.

SECTION 6.6 CAPITAL EXPENDITURES

     Except as set forth in Section 6.6 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, and except as required by law, no party shall, nor shall any party permit any of its subsidiaries to, make or obligate itself to make capital expenditures (including, without limitation, the purchase of sulfur dioxide emission allowances as provided in the Clean Air Act Amendments of 1990) in excess of 120% of the respective aggregate amounts provided in Section 6.6 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule for capital expenditures.

SECTION 6.7 NO DISPOSITIONS

     Except as set forth in Section 6.7 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, other than (i) dispositions by WeCo and the WNG Subsidiaries of less than $15 million, individually or in the aggregate, and
(ii) dispositions by Puget and the Puget Subsidiaries of less than $50 million individually or in the aggregate, no party shall, nor shall any party permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, other than encumbrances or dispositions in the ordinary course of business consistent with past practice. In no event shall any party make any disposition that would result in a violation of Section 6.12.

SECTION 6.8 INDEBTEDNESS

     Except as set forth in Section 6.8 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any other arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $75 million in the case of WeCo and the WNG Subsidiaries, or $150 million in the case of Puget and the Puget Subsidiaries; (iii) in connection with the refunding of WNG Preferred Stock or Puget Preferred Stock as permitted in Section 6.2; and (iv) in connection with the refunding of existing indebtedness at a lower after-tax cost of funds.

SECTION 6.9 COMPENSATION; BENEFITS

     Except (a) as set forth in Section 6.9 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule or Section 7.10 or Section 7.11, (b) as contemplated by this Agreement, (c) as may be required by applicable law, (d) as may be required to obtain an IRS determination that a plan is "qualified" under
Section 401(a) of the Code or (e) as may be required under existing WeCo Benefit Plans or Puget Benefit Plans, no party shall, nor shall any party permit any of its subsidiaries to, (i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases, grants or actions in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries, or
(ii) enter into or amend any employment contract or special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

SECTION 6.10 1935 ACT; FEDERAL POWER ACT

     No party shall, nor shall any party permit any of its subsidiaries to, except as required or contemplated by this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act, or that would require the approval of the SEC under Section 9(a)(2) of the 1935 Act or of the FERC under the Federal Power Act for any of the transactions contemplated by this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement.

SECTION 6.11 ACCOUNTING

     No party shall, nor shall any party permit any of its subsidiaries to, make any changes in their accounting methods, except as set forth in Section 6.11 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule or as required by law, rule, regulation or GAAP.

SECTION 6.12 POOLING

     No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, prevent the Company from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

SECTION 6.13 TAX-FREE STATUS

     No party shall, nor shall any party permit any of its subsidiaries to, take any action which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to cash received (i) upon the exercise of dissenters' rights or (ii) for fractional shares) under
Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

SECTION 6.14 AFFILIATE TRANSACTIONS

     Except as set forth in Section 6.14 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, enter into any agreement or arrangement with any other person which, directly or indirectly, controls or is under common control with or is controlled by such party, or any of its respective subsidiaries on terms to such party or its subsidiaries materially less favorable than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis, other than transfers of assets or liabilities between or among (i) WeCo and any of the wholly owned WNG Subsidiaries or (ii) Puget and any of the wholly owned Puget Subsidiaries.

SECTION 6.15 COOPERATION, NOTIFICATION

     Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, operations, properties, assets, financial condition, results of operations or prospects; (iii) advise the other party of any change or event which has or would cause any representation or warranty of such party made in or pursuant to this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement to be incorrect or any such covenant or agreement of such party to be breached, or which has had or, to the knowledge of such party, insofar as reasonably can be foreseen, could result in, a WeCo Material Adverse Effect or a Puget Material Adverse Effect, as the case may be; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

SECTION 6.16 RATE MATTERS

     Each party shall, and shall cause its subsidiaries to, discuss with the other party any changes in its or its subsidiaries' rates or charges (other than automatic cost pass-through adjustments), standards of service or accounting from those in effect on the date of this Agreement and consult with the other party prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its or its subsidiaries' rates on file with any Governmental Authority that would have a material adverse effect on the prospects of the Company following the Merger.

SECTION 6.17 THIRD-PARTY CONSENTS

     Each party shall, and shall cause its respective subsidiaries to, use all commercially reasonable efforts to obtain all WeCo Required Consents or Puget Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all WeCo Required Consents or Puget Required Consents, as the case may be, obtained by such party.

SECTION 6.18 NO BREACH, ETC.

     No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or, insofar as reasonably can be foreseen, could result in a material breach of any provision of this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, or in any of the representations and warranties set forth in this Agreement, the WeCo Stock Option Agreement or the Puget Stock Option Agreement, as the case may be, being untrue on and as of the Closing Date.

SECTION 6.19 TAX MATTERS

     Except as set forth in Section 6.19 of the WeCo Disclosure Schedule or the Puget Disclosure Schedule, no party shall make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes to the extent any such settlement or compromise requires (or is reasonably likely to require, over a period of not more than three years from the date of such settlement or compromise) payment by such party of additional Taxes in an aggregate amount in excess of $3 million, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1994, in the case of Puget, and the taxable year ending September 30, 1994, in the case of WeCo, except as may be required by applicable law, to the extent such changes of method require payment by such party of additional Taxes in an aggregate amount in excess of $3 million.

SECTION 6.20 DISCHARGE OF LIABILITIES

     No party shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

SECTION 6.21 INSURANCE

     Each party shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its subsidiaries or as set forth in Section 4.17 of the WeCo Disclosure Schedule or Section 5.17 of the Puget Disclosure Schedule.

SECTION 6.22 PERMITS

     Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing material governmental permits pursuant to which such party or its subsidiaries operate.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

SECTION 7.1 ACCESS TO INFORMATION

     Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other access to (i) each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the Department of Justice, the Federal Trade Commission, the WUTC, or any other federal or state regulatory agency or commission and (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement, dated August 1, 1995, between WeCo and Puget (the "Confidentiality Agreement").

SECTION 7.2 JOINT PROXY STATEMENT AND REGISTRATION STATEMENT

     (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, the parties will prepare and file with the SEC the Joint Proxy Statement/Prospectus and the Registration Statement. The parties will take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to cause the shares of Company Common Stock and Company Preferred Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to general service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. The parties shall take such action as may be reasonably required to cause the shares of Company Common Stock and associated Rights and Company Preferred Stock, if applicable, issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance.

     (b) Letter of Puget Accountants. Puget shall use its best efforts to cause to be delivered to Puget, WeCo and WNG a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the effective date of the Registration Statement, and addressed to Puget, WeCo and WNG, in form and substance reasonably satisfactory to Puget, WeCo and WNG and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Joint Proxy Statement/Prospectus.

     (c) Letter of WeCo's Accountants. WeCo shall use best efforts to cause to be delivered to Puget and WeCo a letter of Arthur Andersen LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to Puget and WeCo, in form and substance satisfactory to Puget and WeCo and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and proxy statements similar to the Joint Proxy Statement/Prospectus.

     (d) Fairness Opinions. It shall be a condition to the mailing of the Joint Proxy Statement/Prospectus to the shareholders of Puget, WeCo and WNG that (i) Puget shall have received an opinion from Morgan Stanley & Co. Incorporated, dated the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the Ratio is fair from a financial point of view to the holders of Puget Common Stock and (ii) WeCo shall have received an opinion from Goldman, Sachs & Co., dated the date of the Joint Proxy Statement/Prospectus, to the effect that, as of the date thereof, the Ratio is fair to the holders of WeCo Common Stock.

SECTION 7.3 REGULATORY MATTERS

     (a) HSR Filings. As promptly as reasonably practicable after the date hereof, each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby, and will respond promptly to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Puget Required Statutory Approvals and the WeCo Required Statutory Approvals. Puget shall have the right to review and approve in advance all the information relating to Puget, on the one hand, and WeCo and WNG shall have the right to review and approve in advance all the information relating to WeCo and WNG, on the other hand, in either case, which appear in any filing made with the WUTC in connection with the transactions contemplated by this Agreement or the Merger; it being understood that the parties shall jointly, and on an equal basis, coordinate the overall development of the positions taken and the regulatory action requested (the "Regulatory Plan") in such filings. Puget, WeCo and WNG agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of Governmental Authorities. Efforts to obtain any necessary approvals from the Governmental Authorities in addition to the WUTC shall be at the joint direction of Puget and WeCo, it being understood that all positions taken in the filings with such Governmental Authorities shall be consistent with the Regulatory Plan.

SECTION 7.4 SHAREHOLDER APPROVAL

     (a) Approval of WeCo and WNG Shareholders. Subject to the provisions of Sections 7.4(c) and (d), each of WeCo and WNG shall, as promptly as reasonably practicable after the date hereof, (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its respective shareholders (collectively the "WeCo Special Meetings") for the purpose of securing the WeCo Shareholders' Approvals, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and with its articles of incorporation and bylaws, (iii) subject to the fiduciary duties of its board of directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Puget with respect to each of the foregoing matters.

     (b) Approval of Puget Shareholders. Puget shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "Puget Special Meeting") for the purpose of securing the Puget Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its Restated Articles of Incorporation and Bylaws, (iii) subject to the fiduciary duties of its board of directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with WeCo with respect to each of the foregoing matters.

     (c) Meeting Date. The Puget Special Meeting and the WeCo Special Meetings shall be held on the same day unless otherwise agreed by Puget, WeCo and WNG.

     (d) Fairness Opinions Not Withdrawn. It shall be a condition to the obligation of WeCo and WNG to hold the WeCo Special Meetings that the opinion of Goldman, Sachs & Co. referred to in Section 7.2(d) shall not have been withdrawn, and it shall be a condition to the obligation of Puget to hold the Puget Special Meeting that the opinion of Morgan Stanley & Co. Incorporated referred to in Section 7.2(d) shall not have been withdrawn.

SECTION 7.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION

     (a) Indemnification. To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, the Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the WBCA and upon receipt of any affirmation and undertaking required by the WBCA, (ii) the Company will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Washington law and the Company's Restated Articles of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by WeCo and WNG for the benefit of those persons who are covered by such policies at the Effective Time (or the Company may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the premium for the current WeCo and WNG directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of WeCo and WNG for such insurance.

     (c) Successors. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

     (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Puget, WeCo and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

SECTION 7.6 DISCLOSURE SCHEDULES

     On the date of this Agreement, (i) WeCo and WNG have delivered to Puget a schedule (the "WeCo Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of WeCo stating that the WeCo Disclosure Schedule is being delivered pursuant to this Section 7.6(i), and (ii) Puget has delivered to WeCo a schedule (the "Puget Disclosure Schedule"), accompanied by a certificate signed by the chief financial officer of Puget stating that the Puget Disclosure Schedule is being delivered pursuant to this Section 7.6(ii). The WeCo Disclosure Schedule and the Puget Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

SECTION 7.7 PUBLIC ANNOUNCEMENTS

     Subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, Puget, WeCo and WNG will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other parties (which consent shall not be unreasonably withheld).

SECTION 7.8 RULE 145 AFFILIATES

     WeCo shall identify in a letter to Puget all persons who will be, at the Closing Date, "affiliates" of WeCo, as such term is used in Rule 145 under the Securities Act. WeCo shall use all reasonable efforts to cause its affiliates to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.8 (each, an "Affiliate Agreement"). If any affiliate refuses to provide such a written agreement, the Company shall, in lieu of receipt of such written agreement, be entitled to place appropriate legends on the certificates evidencing the Company Common Stock to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for Company Common Stock, to the effect that the shares of Company Common Stock received or to be received by such affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Company Common Stock, pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to the Company, is exempt from the registration requirements of the Securities Act. The foregoing restrictions on the transferability of Company Common Stock shall apply to all purported sales, transfers and other conveyances of the shares of Company Common Stock received or to be received by such affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of Company Common Stock, whether or not such affiliate has exchanged the certificates previously evidencing such affiliates' shares of WeCo Common Stock for certificates evidencing the shares of Company Common Stock into which such shares were converted. The Joint Proxy Statement/Prospectus and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.

SECTION 7.9 EMPLOYEE AGREEMENTS AND WORK-FORCE MATTERS

     (a) Certain Employee Agreements. Subject to Section 7.10 and Section 7.16, the Company and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof which apply to any current or former employee or current

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

or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     (b) Work-Force Matters. Subject to applicable collective bargaining agreements, for a period of two years following the Effective Time any reductions in work-force in respect of employees of the Company shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, and qualifications, without regard to whether employment was with Puget or the Puget Subsidiaries or WeCo or the WNG Subsidiaries, and any employee whose employment is terminated or whose job is eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries. No provision of this Section 7.9 shall be deemed to constitute an employment contract between the Company and any individual, or a waiver of the Company's right to discharge any employee at any time with or without cause, and no individual shall have any contractual rights as a third-party beneficiary of this Section 7.9 or of Section 7.10 or Section 7.11.

SECTION 7.10 EMPLOYEE BENEFIT PLANS

     (a) Maintenance of WeCo and Puget Benefit Plans. Each of the WeCo Benefit Plans and Puget Benefit Plans, other than such plans specifically provided for in Section 7.10(b) or Section 7.11, in effect at the date of this Agreement (or as amended in accordance with this Agreement), shall be maintained in effect with respect to the employees or former employees of WeCo and any of the WNG Subsidiaries, on the one hand, and of Puget and any of the Puget Subsidiaries, on the other hand, respectively, who are covered by any such benefit plan immediately prior to the Closing Date (the "Affiliated Employees") until the Company otherwise determines on or after the Effective Time; provided, however, that nothing herein contained, other than the provisions of Section 6.9 hereof, shall limit any reserved right contained in any such WeCo Benefit Plan or Puget Benefit Plan to amend, modify, suspend, revoke or terminate any such plan; provided, further, however, that for a period of not less than one year following the Effective Time, the Company or its subsidiaries shall provide to nonbargaining unit Affiliated Employees benefits, other than those provided under the plans referred to in Section 7.10(b) and Section 7.11, that are no less favorable in the aggregate than those provided immediately prior to the Closing Date under the WeCo Benefit Plans or the Puget Benefit Plans, as the case may be. Without limiting the foregoing, each nonbargaining unit participant of any such WeCo Benefit Plan or Puget Benefit Plan shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any benefit plan of the Company or any of its subsidiaries or affiliates (other than those plans referred to in Section 7.10(b) and Section 7.11) for which such individual is otherwise eligible for service credited for the corresponding purpose under such WeCo Benefit Plan or Puget Benefit Plan, as the case may be; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. Any person hired by the Company or any of its subsidiaries on or after the Closing Date who was not employed by any party hereto or its subsidiaries immediately prior to the Closing Date shall be eligible to participate in such benefit plans maintained, or contributed to, by the subsidiary, division or operation by which such person is employed, provided that such person meets the eligibility requirements of the applicable plan. The rights of bargaining unit Affiliated Employees shall be determined under the terms of the applicable bargaining agreement.

     (b) Adoption of Company Replacement Plans. The parties hereto intend that ongoing benefit programs will not result in a materially larger cost to the Company than to Puget and WeCo. Accordingly, they agree that with respect to nonbargaining unit employees the following actions are intended to be taken with respect to the employee benefit programs set forth in this Section 7.10(b). However, final action regarding such plans will be subject to the discretion of the Company's Board of Directors. Any references in the subsections below to employees and plans shall be deemed to be in reference to only nonbargaining unit employees and plans (or nonbargaining unit portions of any plans). With respect to bargaining unit employees and plans (or portions of

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

any plans), the Company shall act in accordance with the applicable collective bargaining agreement but shall make reasonable efforts to insure similar treatment to the extent permitted by such agreement.

          (i) Defined Benefit Plans. Effective as of the day immediately preceding the Effective Time all individuals who are participating in the qualified defined benefit plan maintained by WeCo, WNG or any of the WNG Subsidiaries (the "WeCo Pension Plan") shall cease accruing benefits thereunder. WeCo or WNG will take all steps necessary, including the preparation of a plan amendment and the distribution of notices to employees on a timely basis, to effectuate this cessation of benefit accruals. Effective as of the Effective Time, but subject to the qualification requirements of Section 401(a) of the Code, the defined benefit pension plan maintained by Puget (the "Puget Pension Plan") shall be amended by the Board of Directors of the Company to reflect the following:

             (A) All individuals who were actively participating under the WeCo Pension Plan immediately prior to the Effective Time shall commence participation under the Puget Pension Plan effective as of the Effective Time. Each other eligible employee of the Company shall commence participation in the Puget Pension Plan upon satisfaction of the eligibility and participation requirements set forth thereunder. For purposes of the immediately preceding sentence, and for purposes of determining an individual's vested interest in the Puget Pension Plan, service with WeCo or any of the WNG Subsidiaries will be considered as service performed for the Company.

             (B) Each individual who was an active participant in the WeCo Pension Plan immediately prior to the Effective Time shall, for purposes of determining the amount of such individual's accrued benefit under the Puget Pension Plan on and after the Effective Time, be granted past-service credit equal to the number of years of service credited to such individual under the WeCo Pension Plan for benefit accrual purposes. However, each such individual's accrued benefit under the Puget Pension Plan shall be offset by such individual's accrued benefit under the WeCo Pension Plan (the "Offset"); provided, however, that in no event shall such individual's Offset exceed such individual's accrued benefit under the Puget Pension Plan attributable to such individual's past service credit, determined as of the Effective Time. The accrued benefit of each individual who has a vested interest in the WeCo Pension Plan, but who does not become an employee of the Company or any of the Puget Subsidiaries, shall be determined pursuant to the terms of the WeCo Pension Plan as in effect immediately prior to the Effective Time.

     The WeCo Pension Plan shall be merged into the Puget Pension Plan pursuant to the provisions of Section 414(l) of the Code effective as of the Effective Time. To accommodate such merger, the Puget Pension Plan will be amended, if necessary, to prevent any benefit cutback as described in
     Section 411(d)(6) of the Code. The parties hereto agree to cooperate in the preparation of all materials necessary to effect the merger of such plans, and the requisite transfer of assets and liabilities, on a timely basis.

          (ii) 401(k) Plans. Effective as of the day immediately preceding the Effective Time the cash-or-deferred profit sharing plans maintained by WeCo, WNG or any of the WNG Subsidiaries for nonbargaining unit employees (the "WeCo 401(k) Plan") shall be amended to provide that no additional employer or employee contributions shall be made thereto for periods beginning on or after the Effective Time. Effective as of the Effective Time, the 401(k) plan maintained by Puget (the "Company 401(k) Plan") shall provide that each individual who, immediately prior to the Effective Time, was a participant in the WeCo 401(k) Plan shall become eligible to participate in the Company 401(k) Plan as of the Effective Time. Each other employee of the Company shall begin participation in the Company 40l(k) Plan upon satisfaction of the eligibility and participation requirements set forth thereunder. For purposes of the immediately preceding sentence, and for purposes of determining an individual's vested interest in the Company 401(k) Plan, service with WeCo or any of the WNG Subsidiaries will be considered as service performed for the Company. As soon as practicable after the Effective Time, the assets and liabilities contained under the WeCo 401(k) Plan shall be transferred to the Company 401(k) Plan in transactions satisfying the requirements of Sections 414(l) and 411(d)(6) of the Code.

          (iii) Stock Plans. The WeCo Employee Stock Purchase Plan, Incentive Stock Option Plan, Performance Share Plan and Directors' Stock Bonus Plan shall be replaced by the Puget 1995 Incentive

     Compensation Plan (the "Company Stock Plan") providing for the grant of such stock awards based upon the Company Common Stock as the Board of Directors may determine. The Company shall seek shareholder approval at the Puget Special Meeting to increase the number of shares issuable under the Company Stock Plan from 500,000 shares to 1,200,000 shares. Affiliated Employees of WeCo and any of the WNG Subsidiaries shall receive, for a period of not less than one year following the Effective Time, awards under the Company Stock Plan that are no less favorable in the aggregate than the equity-based awards provided to other employees of the Company in comparable positions.

          (iv) Health and Medical Plans. All employees of WeCo or any of the WNG Subsidiaries who become employees of the Company as of the Effective Time, and who are within the class of individuals eligible to participate therein, shall become eligible to participate in Puget's existing health and medical benefits plans (the "Company Health and Medical Plan") as of the Effective Time and will not be subject to any restrictions on preexisting conditions. As of the Effective Time, such individuals also shall be entitled to make new benefit elections subject to the terms and conditions of the Company Health and Medical Plan, the related cafeteria plan, and the requirements of Section 125 of the Code and the regulations promulgated thereunder. Individuals who retire from WeCo or any of the WNG Subsidiaries prior to the Effective Time shall be entitled to receive such retiree health and medical benefits, if any, as they are entitled to receive under, and such benefits shall be subject to, the terms of the applicable WeCo Benefit Plan as in effect from time to time; provided, however, that nothing contained herein shall prevent the Company from amending or terminating any such WeCo Benefit Plan to the extent that WeCo or any of the WNG Subsidiaries could have amended or terminated such WeCo Benefit Plan.

          (v) Cafeteria Plans. All individuals who participated in the cafeteria plan maintained by WeCo or any of the WNG Subsidiaries (the "WeCo Cafeteria Plan") immediately prior to the Effective Time shall be eligible to participate in Puget's flexible benefits unreimbursed medical expense and dependent care expense plans (the "Company Cafeteria Plan") effective as of the Effective Time and, to the extent applicable, will be credited with their unreimbursed medical expense and dependent care expense account balances under the WeCo Cafeteria Plan determined immediately prior to the Effective Time. All other employees of the Company shall become eligible to participate in the Company Cafeteria Plan pursuant to the eligibility and participation requirements of such plan.

          (vi) Other Executive Compensation Programs. After the Effective Time, the Company will maintain all nonqualified executive compensation plans (other than those described in Section 7.10(b)(iii) or Section 7.11), including, but not limited to, deferred compensation plans, directors' plans, SERPs, etc. (the "Executive Compensation Programs") currently sponsored by WeCo or any of the WNG Subsidiaries solely for the purposes of providing for the continuing payment of benefits being paid thereunder or the maintenance of benefits accrued thereunder prior to the Effective Time; provided, however, that the Company shall provide to participants of the Executive Compensation Programs, for a period of not less than one year following the Effective Time, benefits that are no less favorable in the aggregate than those provided under the Executive Compensation Programs.

     (c) Modification by Mutual Agreement. During the period following the signing of this Agreement and preceding the Effective Time (the "Interim Period"), a consultant that is acceptable to both Puget and WeCo shall be retained to study the Puget Benefit Plans and WeCo Benefit Plans and provide a recommendation with respect to the treatment of the Puget Benefit Plans and the WeCo Benefit Plans following the Effective Time. Puget and WeCo shall share such consultant's fees for such project equally. Puget and WeCo agree to reasonably cooperate in good faith with such consultant and with one another to facilitate such study. During the Interim Period, whether as a result of such study or otherwise, Puget and WeCo may mutually agree that one or more of the Puget Benefit Plans and/or the WeCo Benefit Plans will be treated differently than as provided in Section 7.10(a), Section 7.10(b) or Section 7.11(a) following the Effective Time. Any such agreement shall be in writing and shall be deemed to be a part of this Agreement.

     Nothing contained in this Section 7.10 or Section 7.11 shall be deemed to give any former, current or future employee or director of Puget, any Puget Subsidiary, WeCo or any WNG Subsidiary, or any beneficiary of any such employee or director, any right, contractual or otherwise, to any particular benefit, whether before or after the Effective Time so as to limit the ability of the parties to make any agreement or amendment of the kind referred to in this Section 7.10(c).

SECTION 7.11 INCENTIVE, STOCK AND OTHER PLANS

     (a) Amendment of WeCo Stock Plans. Effective as of the Effective Time, WeCo shall take any action necessary under the WeCo Performance Share Plan, Employee Stock Purchase Plan, Stock Option Plan, Dividend Reinvestment Plan, Directors' Stock Bonus Plan and any other employer benefit plan under which WeCo Common Stock may be issued (the "WeCo Stock Plans") and each underlying agreement implementing awards or grants under the WeCo Stock Plans to provide that (i) each outstanding option to purchase shares of WeCo Common Stock (each, a "WeCo Stock Option"), along with any tandem stock appreciation right, shall constitute an option to acquire shares of Company Common Stock, on the same terms and conditions as were applicable under such WeCo Stock Option, based on the same number of shares of the Company Common Stock as the holder of such WeCo Stock Option would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder exercised such option in full immediately prior to the Effective Time; provided, that the number of shares, the option price and the terms and conditions of exercise of such option shall be determined in a manner that preserves both (A) the aggregate gain (or loss) on the WeCo Stock Option immediately prior to the Effective Time and (B) the ratio of the exercise price per share subject to the WeCo Stock Option to the fair market value (determined immediately prior to the Effective Time) per share subject to such option; and provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the term and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code and (ii) each other outstanding award under the WeCo Stock Plan ("WeCo Stock Awards") shall constitute an award based upon the same number of shares of Company Common Stock as the holder of such WeCo Stock Award would have been entitled to receive pursuant to the Merger in accordance with Article II had such holder been the absolute owner, immediately before the Effective Time, of the shares of WeCo Common Stock on which such WeCo Stock Award is based, and otherwise on the same terms and conditions as governed such WeCo Stock Award immediately before the Effective Time. At the Effective Time, the Company shall assume each stock award agreement relating to the WeCo Stock Plans, each as amended as previously provided. As soon as practicable after the Effective Time, the Company shall deliver to the holders of WeCo Stock Options and WeCo Stock Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and each underlying stock award agreement, each as assumed by the Company.

     (b) Company Action. With respect to the Company Stock Plan which will replace the WeCo Stock Plans, the Company shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to such plan to the extent such approval is required for purposes of the Code or other applicable law, or to the extent the Company deems it desirable, to enable such plan to comply with Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such plan and (iii) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein or related thereto) for so long as such benefits and grants remain payable and such options remain outstanding.

     (c) Dividend Reinvestment Plans. The Dividend Reinvestment and Stock Purchase Plan of WeCo shall terminate as of the Effective Time, and Puget and WeCo shall send notices of termination to participants in the plan prior to the Effective Time.

SECTION 7.12 INDEBTEDNESS

     (a) Execution of Supplemental Indenture. If pursuant to Section 1.1 hereof the WeCo/WNG/Puget Merger is effected, at the Effective Time, the Company shall execute, and promptly cause to be recorded, a supplemental indenture to the Indenture of First Mortgage dated as of April 1, 1957 between WNG and Harris Trust and Savings Bank (as supplemented and modified from time to time, the "WNG Indenture") in accordance with Section 14.01(4) of the WNG Indenture and shall take all necessary action to comply with Section 14.07 of the WNG Indenture.

     (b) No Second Liens on WNG Property. Neither Puget nor the Company shall execute any supplemental indenture to the First and Refunding Mortgage dated as of June 2, 1924 between Puget and Old Colony Trust Company of Boston (as supplemented and modified from time to time, the "Puget Indenture") subjecting to the lien of the Puget Indenture (i) all or any part of the trust estate of WNG subject to the lien of the WNG Indenture immediately prior to the Effective Time or (ii) all or any part of the substitutions, replacements, additions, betterments, developments, extensions and enlargements thereafter acquired to, of or upon such trust estate.

     (c) No Second Liens on Puget Property. Neither WeCo, WNG nor the Company shall execute any supplemental indenture to the WNG Indenture subjecting to the lien of the WNG Indenture (i) all or any part of the trust estate of Puget subject to the lien of the Puget Indenture immediately prior to the Effective Time or (ii) all or any part of the substitutions, replacements, additions, betterments, developments, extensions and enlargements thereafter acquired to, of or upon such trust estate.

SECTION 7.13 NO SOLICITATIONS

     No party hereto shall, and each such party shall cause its subsidiaries not to, permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Notwithstanding the foregoing, in the event of an unsolicited Takeover Proposal, unless the WeCo Shareholder Approval and the Puget Shareholder Approval shall have both been obtained, WeCo or Puget may, to the extent that its Board of Directors is advised in a written, reasoned opinion of outside counsel that such action is required by its fiduciary duties under law, participate in discussions or negotiations with and furnish information to any person in connection with an unsolicited Takeover Proposal made by such person. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. As used in this
Section 7.13, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving any party to this Agreement or any of its material subsidiaries, or any proposal or offer (in each case, whether or not in writing and whether or not delivered to the stockholders of a party generally) to acquire in any manner, directly or indirectly, a substantial equity interest in, or a substantial portion of the assets of any party to this Agreement or any of its material subsidiaries, other than pursuant to the transactions contemplated by this Agreement. Nothing contained herein shall prohibit a party from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer.

SECTION 7.14 COMPANY BOARD OF DIRECTORS

     Puget's and WeCo's Boards of Directors will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be not more than 15

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persons, two-thirds of whom shall be designated by Puget prior to the Effective
Time and one-third of whom shall be designated by WeCo prior to the Effective Time. Puget shall include among its designees Richard R. Sonstelie and William
S. Weaver, and WeCo shall include among its designees William P. Vititoe. The initial designation of such directors among the three classes of the Board of Directors of the Company shall be agreed among the parties, the designees of each party to be divided as equally as is feasible among such classes; provided, however, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead. Unless the parties otherwise agree at the Effective Time, at least one Board member designated by WeCo shall be named to each committee of the Board of Directors of the Company.

SECTION 7.15 COMPANY OFFICERS

     (a) Richard R. Sonstelie shall serve as Chairman and Chief Executive Officer of the Company in accordance with the terms of his employment contract referred to in Section 7.16.

     (b) William P. Vititoe shall serve as President and Chief Operating Officer of the Company in accordance with the terms of his employment contract referred to in Section 7.16.

     (c) William S. Weaver shall serve as Vice Chairman of the Company.

     (d) James P. Torgerson shall serve as Chief Financial Officer of the
Company.

SECTION 7.16 EMPLOYMENT CONTRACTS

     The Company shall, as of the Effective Time, enter into employment contracts with Messrs. Sonstelie and Vititoe in the forms set forth in Exhibits
7.16.1 and 7.16.2, respectively.

SECTION 7.17 TRANSITION MANAGEMENT

     As promptly as practicable after the date hereof, the parties shall create a special transition management task force (the "Task Force") which shall be headed by Richard R. Sonstelie or an individual designated by him and William P. Vititoe or an individual designated by him. The Task Force shall examine the manner in which to best organize and manage the business of the Company after the Effective Time. From time to time, the Task Force shall report its finding to the Board of Directors of each of WeCo and Puget. After the date hereof and prior to the Effective Time, Mr. Vititoe shall attend meetings of Puget's Board of Directors and Sonstelie shall attend meetings of WeCo's Board of Directors as they deem appropriate in consultation with each other. In connection with their responsibilities as co-heads of the Task Force, Messrs. Vititoe and Mr. Sonstelie shall together recommend to the Board of Directors of the Company candidates to serve as the officers of the Company who are not otherwise designated by this Agreement. Such officers shall be appointed by the Board of Directors of the Company in accordance with its Bylaws.

SECTION 7.18 EXPENSES

     Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement/Prospectus, and the Registration Statement as well as the filing fee relating thereto, shall be shared equally by Puget and WeCo.

SECTION 7.19 FURTHER ASSURANCES

     Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts, taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the transactions contemplated by this Agreement. Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance

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

with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination among themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 8.1(f), Section 8.2(f) and Section 8.3(f). Accordingly, if the only conditions to the parties' obligations to consummate the Mergers which are not satisfied or waived are receipt of any one or more of the WeCo Required Consents or the WeCo Required Statutory Approvals or the Puget Required Consents or the Puget Required Statutory Approvals, and the adoption of an alternative structure (that otherwise substantially preserves for WeCo, WNG and Puget the economic benefits of the Merger) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided that, prior to closing any such restructured transactions, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER

     The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

     (a) Shareholder Approvals. The WeCo Common Shareholders' Approval and the Puget Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The shares of Company Common Stock and Company Preferred Stock, if applicable, issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

     (e) Pooling. Each of Puget and WeCo shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to WeCo and Puget, as the case may be, stating that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

     (f) Statutory Approvals. The Puget Required Statutory Approvals and the WeCo Required Statutory Approvals (other than such Puget Required Statutory Approvals and WeCo Required Statutory Approvals that relate to the issuance of Puget Common Stock or WeCo Common Stock pursuant to the Puget Stock Option Agreement or the WeCo Stock Option Agreement and do not relate to the Merger) shall have been obtained at or prior to the Effective Time; such approvals shall have become Final Orders (as hereinafter defined); and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of the Company and its prospective subsidiaries taken as a whole. A "Final Order" means action by the relevant regulatory authority which has

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

not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

SECTION 8.2 CONDITIONS TO OBLIGATIONS OF WECO AND WNG TO EFFECT THE MERGER

     The obligation of WeCo and WNG to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by WeCo and WNG in writing pursuant to
Section 9.5:

     (a) Performance of Obligations of Puget. Puget will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement and the Puget Stock Option Agreement required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of Puget set forth in this Agreement and the Puget Stock Option Agreement shall be true and correct as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except in each such case for such failures of representation and warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, have not had and would not be reasonably likely to result in a Puget Material Adverse Effect.

     (c) Closing Certificates. WeCo and WNG shall have received a certificate signed by the chief financial officer of Puget, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) Puget Material Adverse Effect. No Puget Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a Puget Material Adverse Effect.

     (e) Tax Ruling or Opinion. WeCo and WNG shall have received (i) a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Merger satisfactory in form and substance to WeCo and WNG or (ii) if all the conditions set forth in Sections 8.1 and 8.2 other than Section 8.2(e)(i) shall have been satisfied, an opinion of counsel to WeCo and WNG, in form and substance satisfactory to WeCo and WNG, dated the Closing Date, to the effect that the Merger will be a reorganization under Section 368(a) of the Code.

     (f) Puget Required Consents. The Puget Required Consents, the failure of which to obtain would be reasonably likely to have a Puget Material Adverse Effect, shall have been obtained.

     (g) Trigger of Puget Rights. No event has occurred that would result in the triggering of any right or entitlement of Puget shareholders under the Puget Rights Agreement, including a "flip-in" or "flip-over" or similar event commonly described in such rights plans, has occurred or will occur as a result of consummation of the Merger, which would have or be reasonably likely to result in a Puget Material Adverse Effect or materially change the number of outstanding equity securities of Puget or the Company, and the Rights shall not have become nonredeemable by any action of the Puget Board of Directors.

SECTION 8.3 CONDITIONS TO OBLIGATIONS OF PUGET TO EFFECT THE MERGER

     The obligations of Puget to effect the Merger shall be further subject to the satisfaction, prior to the Closing Date, of the following conditions, except as may be waived by Puget in writing pursuant to Section 9.5:

     (a) Performance of Obligations of WeCo and WNG. Each of WeCo and WNG will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement and the WeCo Stock Option Agreement required to be performed at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of each of WeCo and WNG set forth in this Agreement and the WeCo Stock Option Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except in each such case for such failures of representations and warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate, have not had and would not be reasonably likely to result in a WeCo Material Adverse Effect.

     (c) Closing Certificates. Puget shall have received certificates signed by the chief financial officer of each of WeCo and WNG, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) WeCo Material Adverse Effect. No WeCo Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance which is reasonably likely to have a WeCo Material Adverse Effect.

     (e) Tax Ruling or Opinion. Puget shall have received (i) a private letter ruling from the IRS providing certain assurances regarding the federal income tax consequences of the Merger satisfactory in form and substance to Puget or
(ii) if all the conditions set forth in Sections 8.1 and 8.3 other than Section 8.3(e)(i) shall have been satisfied, an opinion of counsel to Puget, in form and substance satisfactory to Puget, dated the Closing Date, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code.

     (f) WeCo Required Consents. The WeCo Required Consents, the failure of which to obtain would be reasonably likely to have a WeCo Material Adverse Effect, shall have been obtained.

     (g) Affiliate Agreements. The Company shall have received Affiliate Agreements, duly executed by each "affiliate" of WeCo substantially in the form of Exhibit 7.8, as provided in Section 7.8.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1 TERMINATION

     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of Puget and WeCo;

     (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before December 31, 1996 (the "Initial Termination Date"); provided, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(f), 8.2(f) or 8.3(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall then be capable of being fulfilled and the approvals required by Section 8.1(f), 8.2(f) or 8.3(f) are being pursued with diligence, then the Initial Termination Date shall be extended to March 31, 1997; provided, however, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     (c) by any party hereto, by written notice to the other parties, if the Puget Shareholders' Approval shall not have been obtained at a duly held Puget Special Meeting, including any adjournments thereof, or the WeCo Common Shareholders' Approvals shall not have been obtained at a duly held WeCo Special Meeting, including any adjournments thereof;

     (d) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

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

     (e) by WeCo, upon two days' prior notice to Puget, if, as a result of a tender offer by a party other than Puget or any of its affiliates or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than Puget or any of its affiliates, the Board of Directors of WeCo determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of WeCo shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Puget in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, WeCo shall, and shall cause its respective financial and legal advisors to, negotiate with Puget to make such adjustments in the terms and conditions of this Agreement as would enable WeCo and WNG to proceed with the transactions contemplated herein; provided further, that Puget and WeCo acknowledge and affirm that, notwithstanding anything in this Section 9.1(e) to the contrary, Puget and WeCo intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that Puget and WeCo expect to derive from the Merger and other transactions contemplated hereby;

     (f) by Puget, upon two days' prior notice to WeCo, if, as a result of a tender offer by a party other than WeCo or any of its affiliates or any written offer or proposal with respect to a Business Combination by a party other than WeCo or any of its affiliates, the Board of Directors of Puget determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that (i) the Board of Directors of Puget shall have been advised in writing by outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties and notwithstanding all concessions which may be offered by WeCo in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and (ii) prior to any such termination, Puget shall, and shall cause its respective financial and legal advisors to, negotiate with WeCo to make such adjustments in the terms and conditions of this Agreement as would enable Puget to proceed with the transactions contemplated herein; provided further, that Puget and WeCo acknowledge and affirm that, notwithstanding anything in this Section 9.1(f) to the contrary, Puget and WeCo intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that Puget and WeCo expect to derive from the Merger and other transactions contemplated hereby;

     (g) by WeCo, by written notice to Puget, if (i) there shall have been any breaches of the representations and warranties of Puget made herein as of the date hereof which breaches, individually or in the aggregate, have had, would or would be reasonably likely to result in a Puget Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Puget of notice in writing from WeCo, specifying the nature of such breaches and requesting that they be remedied, (ii) Puget shall have failed to perform and comply with in all material respects its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Puget of notice in writing from WeCo, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of Puget or any committee thereof (A) shall withdraw or modify in any manner materially adverse to WeCo its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon WeCo's request, (C) shall approve or recommend any acquisition of Puget or a material portion of its assets or any tender offer for shares of capital stock of Puget, in each case, by a party other than WeCo or any of its affiliates or
(D) shall resolve to take any of the actions specified in clause (A), (B) or
(C); or

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

     (h) by Puget, by written notice to WeCo, if (i) there shall have been any breaches of the representations and warranties of WeCo or WNG made herein as of the date hereof which breaches, individually or in the aggregate, have had, would or would be reasonably likely to result in, a WeCo Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by WeCo of notice in writing from Puget, specifying the nature of such breaches and requesting that they be remedied, (ii) WeCo or WNG shall have failed to perform and comply with in all material respects its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by WeCo of notice in writing from Puget, specifying the nature of such failure and requesting that it be remedied; or
(iii) the Board of Directors of WeCo (A) shall withdraw or modify in any manner materially adverse to Puget its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation upon Puget's request, (C) shall approve or recommend any acquisition of WeCo or WNG or a material portion of their assets or any tender offer for shares of capital stock of WeCo, in each case by a party other than Puget or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or
(C).

SECTION 9.2 EFFECT OF TERMINATION

     In the event of termination of this Agreement by either Puget or WeCo and WNG pursuant to Section 9.1, there shall be no liability on the part of either Puget or WeCo and WNG or their respective officers or directors hereunder except as provided in Section 9.3, and except that (i) Section 7.18, Section 9.3,
Section 10.2, Section 10.8 and the agreement contained in the last sentence of
Section 7.1 shall survive any such termination and (ii) no such termination shall relieve any party from liability by reason of any willful breach of any representation, warranty or covenant contained in this Agreement.

SECTION 9.3 TERMINATION FEE; EXPENSES

     (a) Expenses Payable Upon Certain Breaches. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(g)(i) or (ii) or (y) Section 9.1(h)(i) or (ii), then the breaching party shall promptly (but not later than five business days after receipt of notice from the nonbreaching party) pay to the nonbreaching party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the nonbreaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not to exceed $7 million in the aggregate; provided, however, that if this Agreement is terminated by a party as a result of a willful breach by the other party, (i) the nonbreaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $7 million), be entitled to retain such additional amounts as such nonbreaching party may be entitled to receive at law or in equity and (ii) if (x) at the time of the breaching party's willful breach of this Agreement, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, such party or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors and withdrawn by the third party, and (y) within two-and-one-half years of such termination by the nonbreaching party, the breaching party or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such breaching party becoming such a subsidiary or of such Business Combination, will pay to the nonbreaching party an additional fee equal to $15 million in cash; provided that in no event shall the additional termination fee provided for in Section 9.3(b) be payable if the additional fee referred to in this Section 9.3(a)(ii) has been paid.

     (b) Termination Fee in Certain Other Events. If (i) this Agreement (x) is terminated by any party pursuant to Section 9.1(e), or Section 9.1(f) or Section 9.1(g)(iii) or Section 9.1(h)(iii), (y) is terminated following a failure of the shareholders of any one of the parties to grant the necessary approvals described in

Sections 4.13(a)(i), 4.13(b) and 5.13 ("Shareholder Disapproval"), or (z) is terminated as a result of such party's material breach of Section 7.4 and (ii) at the time of such termination or, in the case of any termination following a Shareholder Disapproval, prior to the meeting of such party's shareholders at which such Shareholder Disapproval occurred, there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving such party (WeCo and WNG being considered a single party for purposes of this Section 9.3(b)), then the party which is the subject of the tender offer or offer or proposal with respect to a Business Combination (the "Target Party") shall promptly (but not later than five business days after receipt of notice from the other party) pay to the other party, an amount in cash equal to all documented out-of-pocket fees and expenses incurred by the nonbreaching party (including, without limitation, fees and expenses payable to all Representatives arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement). In addition, if within two-and-one-half years after any such termination the party which was the subject of the tender offer or offer or proposal with respect to a Business Combination or an affiliate thereof becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates a Business Combination with such offeror or an affiliate thereof, then such Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such a Business Combination or, if no such agreement is signed then at the closing (and as a condition to the closing) of such Target Party becoming such a subsidiary or of such Business Combination, will pay to the terminating party hereunder an additional fee equal to $15 million in cash.

     (c) Expenses.  The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     (d) Limitation of Termination Fees. Notwithstanding anything herein to the contrary, the aggregate amount payable to WeCo and its affiliates pursuant to
Section 9.3(a), Section 9.3(b) and the terms of the Puget Stock Option Agreement shall not exceed $20 million, and the aggregate amount payable to Puget and its affiliates pursuant to Section 9.3(a), Section 9.3(b) and the terms of the WeCo Stock Option Agreement shall not exceed $20 million (including in each case reimbursement for fees and expenses payable pursuant to this Section 9.3). For purposes of this Section 9.3(d), the amount payable pursuant to the terms of the Puget Stock Option Agreement or the WeCo Stock Option Agreement, as the case may be, shall be the amount paid pursuant to Section 7(a)(i) and 7(a)(ii) thereof.

SECTION 9.4 AMENDMENT

     This Agreement may be amended by parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the shareholders of Puget, WeCo and WNG and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion under Article II, (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Puget Common Stock, Puget Preferred Stock, WeCo Common Stock or WNG Preferred Stock, or (c) alter or change any term of the Articles of Incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 9.5 WAIVER

     At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive
compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
AGREEMENTS

     All representations, warranties, covenants and agreements in this Agreement shall not survive the Merger, except the covenants and agreements contained in this Article X and in Article II, the last sentence of Section 7.1, Section 7.5,
Section 7.9, Section 7.10, Section 7.11, Section 7.12, Section 7.14, Section 7.15, Section 7.16, Section 7.17 and Section 7.18, each of which shall survive in accordance with its terms.

SECTION 10.2 BROKERS

     Puget represents and warrants that, except for Morgan Stanley & Co. Incorporated, whose fees have been disclosed to WeCo prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Puget. WeCo and WNG represent and warrant that, except for Goldman, Sachs & Co., whose fees have been disclosed to Puget prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WeCo or WNG.

SECTION 10.3 NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by overnight courier service (receipt confirmed in writing), (iii) delivered by facsimile transmission (with receipt confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Puget, to:

                   Puget Sound Power & Light Company
                   P.O. Box 97034
                   Bellevue, WA 98009-9734
                   Attention: William S. Weaver
                   Telephone: (206) 462-3162
                   Telecopy: (206) 462-3686

         with a copy to:

                   Perkins Coie
                   1201 Third Avenue
                   Seattle, WA 98101
                   Attention: Stephen A. McKeon, Esq.
                   Telephone: (206) 583-8888
                   Telecopy: (206) 583-8500
         and a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                   919 Third Avenue
                   New York, NY 10022
                   Attention: Sheldon S. Adler, Esq.
                   Telephone: (212) 735-3000
                   Telecopy: (212) 735-2001

     (b) If to WeCo and/or WNG, to:

                   Washington Energy Company
                   815 Mercer Street
                   Seattle, WA 98109
                   Attention: James P. Torgerson
                   Telephone: (206) 224-2358
                   Telecopy: (206) 224-2435

         with a copy to:

                   Graham & James/Riddell Williams
                   1001 Fourth Avenue
                   Plaza Building, Suite 4400
                   Seattle, WA 98154
                   Attention: Marion V. Larson, Esq.
                   Telephone: (206) 389-1798
                   Telecopy: (206) 389-1708

         and a copy to:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, NY 10017
                   Attention: David B. Chapnick, Esq.
                   Telephone: (212) 455-2530
                   Telecopy: (212) 455-2502

SECTION 10.4 MISCELLANEOUS

     This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, the WeCo Stock Option Agreement and the Puget Stock Option Agreement;
(b) shall not be assigned by operation of law or otherwise; and (c) shall be governed by and construed in accordance with the laws of the state of Washington applicable to contracts executed in and to be fully performed in such state, without giving effect to its conflicts of law, rules or principles.

SECTION 10.5 INTERPRETATION

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

SECTION 10.6 COUNTERPARTS; EFFECT

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 10.7 PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in
Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Company (a) a majority of the WeCo Directors (or their successors) serving on the Board of Directors of the Company who are designated by WeCo pursuant to Section 7.14 shall be entitled during the three-year period commencing at the Effective Time (the "Three-Year Period") to enforce the provisions of Section 7.9, Section 7.10, Section 7.11, and Section 7.15 on behalf of the WeCo officers, directors and employees, as the case may be, and
(b) a majority of the Puget directors (or their successors) serving on the Board of Directors of the Company who are designated by Puget pursuant to Section 7.14 shall be entitled during the Three-Year Period to enforce the provisions of Sections 7.9, Section 7.10, Section 7.11, and Section 7.15 on behalf of the Puget officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section 10.7 be deemed to impose any additional duties on any such directors. The Company shall pay, at the time they are incurred, all reasonable costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.7.

SECTION 10.8 REMEDIES

     The parties agree that irreparable damage would result if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the state of Washington or in Washington state court, this being in addition to any other remedy to which the parties are entitled at law or in equity.

     IN WITNESS WHEREOF, Puget, WeCo and WNG have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          PUGET SOUND POWER & LIGHT COMPANY

                                          By: /s/  Richard R. Sonstelie
                                            ------------------------------------
                                            Name: Richard R. Sonstelie
                                            Title:  President and Chief
                                                    Executive Officer

                                          WASHINGTON ENERGY COMPANY

                                          By: /s/  William P. Vititoe
                                            ------------------------------------
                                            Name: William P. Vititoe
                                            Title:  Chairman, Chief Executive
                                                    Officer and President

                                          WASHINGTON NATURAL GAS COMPANY

                                          By: /s/  William P. Vititoe
                                            ------------------------------------
                                            Name: William P. Vititoe
                                            Title:  Chairman, Chief Executive
                                                    Officer and President

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

                                                                         ANNEX B

                       PUGET SOUND POWER & LIGHT COMPANY

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 18, 1995 by and among Washington Energy Company, a Washington corporation ("WeCo"), and Puget Sound Power & Light Company, a Washington corporation ("Puget" or the "Company").

     WHEREAS, concurrently with the execution and delivery of this Agreement,
(i) WeCo, the Company and Washington Natural Gas Company, a Washington corporation ("WNG"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, on the terms and subject to the conditions thereof, for the merger of WeCo and WNG (or, in certain circumstances described therein, only WeCo) with and into the Company (the "Merger"), and (ii) the Company and WeCo are entering into a stock option agreement dated as of the date hereof whereby WeCo grants to the Company an option with respect to certain shares of WeCo's common stock on the terms and subject to the conditions set forth therein (the "WeCo Stock Option Agreement"); and

     WHEREAS, as a condition to WeCo's willingness to enter into the Merger Agreement and the WeCo Stock Option Agreement, WeCo has requested that the Company agree, and the Company has so agreed, to grant to WeCo an option with respect to certain shares of the Common Stock, stated value $10 per share, of the Company, together with the Rights under the Puget Rights Agreement (as defined in the Merger Agreement) associated therewith (such Common Stock and the associated Rights being collectively referred to herein as "Company Common Stock"), on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, to induce WeCo to enter into the Merger Agreement and the WeCo Stock Option Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement and the WeCo Stock Option Agreement, the parties hereto agree as follows:

1. GRANT OF OPTION

     The Company hereby grants WeCo an irrevocable option (the "Company Option") to purchase up to 12,664,531 shares, subject to adjustment as provided in
Section 11 (such shares being referred to herein as the "Company Shares") of Company Common Stock (being 19.9% of the number of shares of Company Common Stock outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") per Company Share of $23.25 (which is equal to the Fair Market Value (as defined below) of a Company Share on the date hereof) payable, at WeCo's option, (a) in cash or (b) subject to the receipt of the approvals of any Governmental Authority required for the Company to acquire the WeCo Shares (as defined below) from WeCo, which approvals the Company and WeCo shall use all commercially reasonable efforts to obtain, in shares of common stock, par value $5.00 per share, of WeCo ("WeCo Shares") in either case in accordance with
Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Company Shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock. As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

2. EXERCISE OF OPTION

     The Company Option may be exercised by WeCo, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by WeCo under circumstances which could entitle WeCo to termination fees under either
Section 9.3(a) of the Merger Agreement (provided that the events specified in Section 9.3(a)(ii)(x) of the Merger Agreement shall have occurred, although the events specified in Section 9.3(a)(ii)(y) thereof need not have occurred) or
Section 9.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary), any such event by which the Merger Agreement becomes so terminable by WeCo being referred to herein as a "Trigger Event." The Company shall notify WeCo promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of WeCo to exercise the Company Option. In the event WeCo wishes to exercise the Company Option, WeCo shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "Closing") shall occur at a place, on a date and at a time designated by WeCo in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Company Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than December 31, 1996; provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997). Notwithstanding the foregoing, the Company Option may not be exercised if WeCo is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement, the WeCo Stock Option Agreement or in the Merger Agreement. Upon the giving by WeCo to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, WeCo shall be deemed to be the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to WeCo.

3. CONDITIONS TO CLOSING

     The obligation of the Company to issue the Company Shares to WeCo hereunder is subject to the conditions (the condition described in clause (ii) below may be waived by the Company in its sole discretion) that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) any WeCo Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

4. CLOSING

     At any Closing, (a) the Company will deliver to WeCo or its designee a single certificate in definitive form representing the number of the Company Shares designated by WeCo in its Exercise Notice, such certificate to be registered in the name of WeCo and to bear the legend set forth in Section 12, and (b) WeCo will deliver to the Company the aggregate price for the Company Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or (ii) subject to the condition in Section l(b), a certificate or certificates representing the number of WeCo Shares being issued by WeCo in consideration thereof, as the case may be. For the purposes of this Agreement, the number of WeCo Shares to be delivered to the Company shall be equal to the quotient obtained by dividing (i) the product of (x) the number of Company Shares with respect to which the Company Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the WeCo Shares on the date immediately preceding the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of WeCo or such of its designees as shall have obtained requisite regulatory approvals.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to WeCo that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to enter into this Agreement and, subject to obtaining the applicable approval of shareholders of the Company for the repurchase of Company Shares pursuant to
Section 7(a) below under circumstances where the provisions of Section 23B.06.400 of the WBCA would be applicable (the "Buyback Approval") and subject to any regulatory approvals referred to herein, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby (other than any required Buyback Approval),
(c) such corporate action (including the approval of the Board of Directors of the Company) is intended to render inapplicable to this Agreement and the Merger Agreement, and to the transactions contemplated hereby and thereby, the provisions of the WBCA referred to in Section 5.15 of the Merger Agreement, (d) this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this Agreement constitutes a valid and binding obligation of WeCo, is enforceable against the Company in accordance with its terms, (e) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, 12,664,531 authorized and unissued Company Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the Company Shares to WeCo upon the exercise of the Company Option, WeCo will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (g) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries, pursuant to, (A) any provision of the Restated Articles of Incorporation or Bylaws of the Company, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Company benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and (C), could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole,
(h) except as described in Section 5.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Company Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of WeCo contained in
Section 6(h) are true and correct, the issuance, sale and delivery of the Company Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and the Company shall not take any action which would cause the issuance, sale and delivery of the Company Shares hereunder not to be exempt from such requirements), (j) any WeCo Shares acquired pursuant to this Agreement will be acquired for the Company's own account, for investment purposes only and will not be acquired by the

Company with a view to the public distribution thereof in violation of any applicable provision of the Securities Act and (k) the delivery of Company Shares to WeCo pursuant hereto will not result in WeCo becoming an "Acquiring Person" for purposes of the Puget Rights Agreement or otherwise result in the triggering of any right (including, without limitation, a "flip-in" or "flip-over" or similar event commonly described in rights agreements) or entitlement of the Company s shareholders under the Puget Rights Agreement or any similar agreement to which the Company or any of its affiliates is a party.

6. REPRESENTATIONS AND WARRANTIES OF WECO

     WeCo represents and warrants to the Company that (a) WeCo is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by WeCo and the consummation by WeCo of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WeCo and no other corporate proceedings on the part of WeCo are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by WeCo and constitutes a valid and binding obligation of WeCo, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against WeCo in accordance with its terms, (d) prior to any delivery of WeCo Shares in consideration of the purchase of Company Shares pursuant hereto, WeCo will have taken all necessary corporate action to authorize for issuance and to permit it to issue such WeCo Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and to render inapplicable to the receipt by the Company of the WeCo Shares the provisions of the WBCA referred to in Section 4.15 of the Merger Agreement, (e) upon any delivery of such WeCo Shares to the Company in consideration of the purchase of Company Shares pursuant hereto, the Company will acquire the WeCo Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by WeCo does not, and the consummation by WeCo of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by WeCo or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or Bylaws of WeCo, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, WeCo benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WeCo or its properties or assets, which Violation, in the case of each of clauses (B) and or (C), would have a material adverse effect on WeCo and its subsidiaries taken as a whole, (g) except as described in
Section 4.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by WeCo does not, and the consummation by WeCo of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority and (h) any Company Shares acquired upon exercise of the Company Option will be acquired for WeCo's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by WeCo with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

7. CERTAIN REPURCHASES

     (a) WeCo Put. At the request of WeCo by written notice at any time during which the Company Option is exercisable pursuant to Section 2 (the "Repurchase Period"), the Company (or any successor entity thereof) shall repurchase from WeCo all or any portion of the Company Option, at the price set forth in subparagraph (i) below, or, at the request of WeCo by written notice at any time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company (or any successor entity thereof) shall repurchase from WeCo all or any portion of the Company Shares purchased by WeCo pursuant to the Company Option, at the price set forth in subparagraph (ii) below:

          (i) the difference between (x) the "Market/Offer Price" for shares of Company Common Stock as of the date WeCo gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination which was made prior to such date and not terminated or withdrawn as of such date (the "Offer Price") and (B) the Fair Market Value of Company Common Stock as of such date (the "Market Price")) and (y) the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which WeCo is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price;

          (ii) the product of (x) the sum of (A) the Exercise Price paid by WeCo per Company Share acquired pursuant to the Company Option and (B) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price, and (y) the number of Company Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer during the Repurchase Period prior to the delivery by WeCo of a notice of repurchase.

     (b) Redelivery of WeCo Shares. If WeCo elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of WeCo Shares, then the Company shall, if so requested by WeCo , in fulfillment of its obligation pursuant to clause (A) of Section 7(a)(ii)(x) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificate for such WeCo Shares to WeCo, free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever; provided, however, that if less than all of the Company Shares purchased by WeCo pursuant to the Company Option are to be repurchased pursuant to this Section 7, then WeCo shall issue to the Company a new certificate representing those WeCo Shares which are not due to be redelivered to WeCo pursuant to this Section 7 as they constituted payment of the Exercise Price for the Company Shares not being repurchased.

     (c) Payment and Redelivery of Company Option or Shares. If WeCo exercises its rights under this Section 7, the Company shall, within 10 business days thereafter, pay the required amount to WeCo in immediately available funds and WeCo shall surrender to the Company the Company Option or the certificates evidencing the Company Shares purchased by WeCo pursuant thereto, and WeCo shall warrant that it owns the Company Option or such shares and that the Company Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

     (d) WeCo Call. If WeCo has elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of WeCo Shares, notwithstanding that WeCo may no longer hold any such Company Shares or that WeCo elects not to exercise its other rights under this Section 7, WeCo may require, at any time or from time to time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company to sell to WeCo any such WeCo Shares at the price attributed to such WeCo Shares pursuant to Section 4 plus interest at the rate of 6.5% per annum on such amount from the date of the Closing relating to the exchange of such WeCo Shares pursuant to Section 4 to the closing date under this Section 7(d) less any dividends on such WeCo Shares paid during such period or declared and payable to stockholders of record on a date during such period.

     (e) Repurchase Price Reduced at WeCo's Option. If the repurchase price specified in Section 7(a) would subject the purchase of the Company Option or the Company Shares purchased by WeCo pursuant to the Company Option to a vote of the shareholders of the Company pursuant to the provisions of Section 23B.06.400 of the WBCA, then WeCo may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

8. VOTING OF SHARES

     Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any WeCo Shares issued pursuant to Section 1(b) ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

9. RESTRICTIONS ON TRANSFER

     (a) Restrictions on Transfer. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

     (b) Permitted Sales. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

10. REGISTRATION RIGHTS

     Following the termination of the Merger Agreement, each party hereto (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option, exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

     If the Registrant does not elect to exercise its option pursuant to this
Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time;
(B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

     The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

     A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree to (i) indemnify each other and the underwriters in the customary manner, (ii) enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and (iii) take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

     The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Without limitation to any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to WeCo its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

12. RESTRICTIVE LEGENDS

     Each certificate representing shares of Company Common Stock issued to WeCo hereunder, and WeCo Shares, if any, delivered to the Company at a Closing, shall include a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH

     REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 18, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if WeCo or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

14. SPECIFIC PERFORMANCE

     The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

15. ENTIRE AGREEMENT

     This Agreement, the WeCo Stock Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

16. FURTHER ASSURANCES

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

17. VALIDITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that WeCo is not permitted to acquire, or the Company is not permitted to repurchase pursuant to Section 7, the full number of shares of Company Common Stock provided in
Section 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow WeCo to acquire or to require the Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

18. NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     A. If to WeCo, to:

                  Washington Energy Company
                  815 Mercer Street
                  Seattle, WA 98109

                  Attention: James P. Torgerson
                  Telephone: (206) 224-2358
                  Telecopy: (206) 224-2435

     with a copy to:

                  Graham & James/Riddell Williams
                  1001 Fourth Avenue
                  Plaza Building, Suite 4400
                  Seattle, WA 98154

                  Attention: Marion V. Larson, Esq.
                  Telephone: (206) 389-1798
                  Telecopy: (206) 389-1708

     and a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY 10017

                  Attention: David B. Chapnick, Esq.
                  Telephone: (212) 455-2530
                  Telecopy: (212) 455-2502

     B. If to the Company, to:

                   Puget Sound Power & Light Company
                   P.O. Box 97034
                   Bellevue, WA 98009-9734

                   Attention: William S. Weaver
                   Telephone: (206) 462-3162
                   Telecopy: (206) 462-3686

     with a copy to:

                   Perkins Coie
                   1201 Third Avenue
                   Seattle, WA 98101

                   Attention: Stephen A. McKeon, Esq.
                   Telephone: (206) 583-8888
                   Telecopy: (206) 583-8500

     and a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                   919 Third Avenue
                   New York, NY 10022

                   Attention: Sheldon S. Adler, Esq.
                   Telephone: (212) 735-3000
                   Telecopy: (212) 735-2001

19. GOVERNING LAW; CHOICE OF FORUM

     This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Washington or any Washington state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Washington or a Washington state court.

20. INTERPRETATION

     When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

21. COUNTERPARTS

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

22. EXPENSES

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

23. AMENDMENTS; WAIVER

     This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

24. EXTENSION OF TIME PERIODS

     The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods, and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

25. REPLACEMENT OF COMPANY OPTION

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          WASHINGTON ENERGY COMPANY


                                          By: /s/  WILLIAM P. VITITOE
                                            ------------------------------------
                                            Name: William P. Vititoe
                                            Title:  Chairman, Chief Executive
                                                    Officer and President



                                          PUGET SOUND POWER & LIGHT COMPANY


                                          By: /s/  RICHARD R. SONSTELIE
                                            ------------------------------------
                                            Name: Richard R. Sonstelie
                                            Title:  President and Chief
                                                    Executive Officer

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

                                                                         ANNEX C

                           WASHINGTON ENERGY COMPANY

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of October 18, 1995 by and among Puget Sound Power & Light Company, a Washington corporation ("Puget"), and Washington Energy Company, a Washington corporation ("WeCo" or the "Company").

     WHEREAS, concurrently with the execution and delivery of this Agreement:
(i) Puget, the Company and Washington Natural Gas Company, a Washington corporation ("WNG"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, on the terms and subject to the conditions thereof, for the merger of the Company and WNG (or, in certain circumstances described therein, only the Company) with and into Puget (the "Merger"), and (ii) Puget and the Company are entering into a stock option agreement dated as of the date hereof whereby Puget grants to the Company an option with respect to certain shares of Common Stock, stated value $10 per share, of Puget, together with the Rights under the Puget Rights Agreement (as defined in the Merger Agreement) associated therewith (such Common Stock and the associated Rights being collectively referred to herein as "Puget Shares"), on the terms and subject to the conditions set forth therein (the "Puget Stock Option Agreement"); and

     WHEREAS, as a condition to Puget's willingness to enter into the Merger Agreement and the Puget Stock Option Agreement, Puget has requested that the Company agree, and the Company has so agreed, to grant to Puget an option with respect to certain shares of Common Stock, par value $5 per share, of the Company ("Company Common Stock"), on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, to induce Puget to enter into the Merger Agreement and the Puget Stock Option Agreement, and in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement and the Puget Stock Option Agreement, the parties hereto agree as follows:

1. GRANT OF OPTION

     The Company hereby grants Puget an irrevocable option (the "Company Option") to purchase up to 4,789,960 shares, subject to adjustment as provided in Section 11 (such shares being referred to herein as the "Company Shares") of Company Common Stock (being 19.9% of the number of shares of Company Common Stock outstanding on the date hereof) in the manner set forth below at a price (the "Exercise Price") per Company Share of $20.00 (which is equal to the product of (x) the Fair Market Value (as defined below) of a Puget Share on the date hereof and (y) the Ratio set forth in Section 2.1(b) of the Merger Agreement) payable, at Puget's option, (a) in cash or (b) subject to the receipt of the approvals of any Governmental Authority required for the Company to acquire the Puget Shares from Puget and for Puget to issue the Puget Shares to WeCo, which approvals the Company and Puget shall use all commercially reasonable efforts to obtain, in Puget Shares, in either case in accordance with
Section 4 hereof. Notwithstanding the foregoing, in no event shall the number of Company Shares for which the Company Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock. As used herein, the "Fair Market Value" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the 10 NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

2. EXERCISE OF OPTION

     The Company Option may be exercised by Puget, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Puget under circumstances which could entitle Puget to termination fees under either
Section 9.3(a) of the Merger Agreement (provided that the events specified in Section 9.3(a)(ii)(x) of the Merger Agreement shall have occurred, although the events specified in

Section 9.3(a)(ii)(y) need not have occurred) or Section 9.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary), any such event by which the Merger Agreement becomes so terminable by Puget being referred to herein as a "Trigger Event." The Company shall notify Puget promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Puget to exercise the Company Option. In the event Puget wishes to exercise the Company Option, Puget shall deliver to the Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "Closing") shall occur at a place, on a date and at a time designated by Puget in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Company Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof (other than upon or during the continuance of a Trigger Event); or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than December 31, 1996; provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997. Notwithstanding the foregoing, the Company Option may not be exercised if Puget is in material breach of any of its material representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement, the Puget Stock Option Agreement or the Merger Agreement. Upon the giving by Puget to the Company of the Exercise Notice and the tender of the applicable aggregate Exercise Price, Puget shall be deemed to be the holder of record of the Company Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Company Shares shall not then be actually delivered to Puget.

3. CONDITIONS TO CLOSING

     The obligation of the Company to issue the Company Shares to Puget hereunder is subject to the conditions (the condition described in clause (ii) below may be waived by the Company in its sole discretion) that (i) all waiting periods, if any, under the HSR Act, applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (ii) any Puget Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance; (iii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (iv) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

4. CLOSING

     At any Closing, (a) the Company will deliver to Puget or its designee a single certificate in definitive form representing the number of the Company Shares designated by Puget in its Exercise Notice, such certificate to be registered in the name of Puget and to bear the legend set forth in Section 12 and (b) Puget will deliver to the Company the aggregate price for Company Shares so designated and being purchased by (i) wire transfer of immediately available funds or certified check or bank check or (ii) subject to the condition in
Section 1(b), a certificate or certificates representing the number of Puget Shares being issued by Puget in consideration thereof, as the case may be. For the purposes of this Agreement, the number of Puget Shares to be delivered to the Company shall be equal to the quotient obtained by dividing (i) the product of (x) the number of Company Shares with respect to which the Company Option is being exercised and (y) the Exercise Price by (ii) the Fair Market Value of the Puget Shares on the date immediately preceding the date the Exercise Notice is delivered to the Company. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of Puget or such of its designees as shall have obtained requisite regulatory approvals.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Puget that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to enter into this Agreement and, subject to obtaining the applicable approval of shareholders of the Company for the repurchase of Company Shares pursuant to
Section 7(a) below under circumstances where the provisions of Section 23B.06.400 of the WBCA would be applicable (the "Buyback Approval") and subject to any regulatory approvals referred to herein, to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby (other than any required Buyback Approval), (c) such corporate action (including the approval of the Board of Directors of the Company) is intended to render inapplicable to this Agreement and the Merger Agreement, and to the transactions contemplated hereby and thereby, the provisions of the WBCA referred to in Section 4.15 of the Merger Agreement, (d) this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and, assuming this Agreement constitutes a valid and binding obligation of Puget, is enforceable against the Company in accordance with its terms, (e) the Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, 4,789,960 authorized and unissued Company Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (f) upon delivery of the Company Shares to Puget upon the exercise of the Company Option, Puget will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever,
(g) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of the Company or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or Bylaws of the Company, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Company benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, which Violation, in the case of each of clauses (B) and (C), could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (h) except as described in Section 4.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (i) none of the Company, any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Company Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof and, assuming the representations of Puget contained in Section 6(h) are true and correct, the issuance, sale and delivery of the Company Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and the Company shall not take any action which would cause the issuance, sale and delivery of the Company Shares hereunder not to be exempt from such requirements), and (j) any Puget Shares acquired pursuant to this Agreement will be acquired for the Company's own account, for investment purposes only and will not be acquired by the

Company with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

6. REPRESENTATIONS AND WARRANTIES OF PUGET

     Puget represents and warrants to the Company that (a) Puget is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Puget and the consummation by Puget of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Puget and no other corporate proceedings on the part of Puget are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Puget and constitutes a valid and binding obligation of Puget, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Puget in accordance with its terms, (d) prior to any delivery of Puget Shares in consideration of the purchase of Company Shares pursuant hereto, Puget will have taken all necessary corporate action to authorize for issuance and to permit it to issue such Puget Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and to render inapplicable to the receipt by the Company of the Puget Shares the provisions of the WBCA referred to in Section 5.15 of the Merger Agreement, (e) upon any delivery of such Puget Shares to the Company in consideration of the purchase of Company Shares pursuant hereto, the Company will acquire the Puget Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by Puget does not, and the consummation by Puget of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in any Violation by Puget or any of its subsidiaries, pursuant to (A) any provision of the Restated Articles of Incorporation or Bylaws of Puget, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, Puget benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Puget or its properties or assets, which Violation, in the case of each of clauses (B) and or (C), would have a material adverse effect on Puget and its subsidiaries taken as a whole,
(g) except as described in Section 5.4(c) of the Merger Agreement or Section 1(b) or Section 3 hereof, the execution and delivery of this Agreement by Puget does not, and the consummation by Puget of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (h) any Company Shares acquired upon exercise of the Company Option will be acquired for Puget's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by Puget with a view to the public distribution thereof in violation of any applicable provision of the Securities Act and (i) the delivery of Puget Shares to the Company in consideration of the purchase of Company Shares pursuant hereto will not result in the Company becoming an "Acquiring Person" for purposes of the Puget Rights Agreement or otherwise result in the triggering of any right (including, without limitation, a "flip-in" or "flip-over" or similar event commonly described in rights agreements) or entitlement of Puget shareholders under the Puget Rights Agreement or any similar agreement to which Puget or any of its affiliates is a party.

7. CERTAIN REPURCHASES

     (a) Puget Put. At the request of Puget by written notice at any time during which the Company Option is exercisable pursuant to Section 2 (the "Repurchase Period"), the Company (or any successor entity thereof) shall repurchase from Puget all or any portion of the Company Option, at the price set forth in subparagraph (i) below, or, at the request of Puget by written notice at any time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company (or any successor entity thereof) shall repurchase from Puget all or any portion of the Company Shares purchased by Puget pursuant to the Company Option, at the price set forth in subparagraph (ii) below:

          (i) the difference between (x) the "Market/Offer Price" for shares of Company Common Stock as of the date Puget gives notice of its intent to exercise its rights under this Section 7 (defined as the higher of (A) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination which was made prior to such date and not terminated or withdrawn as of such date (the "Offer Price") and (B) the Fair Market Value of Company Common Stock as of such date (the "Market Price")) and (y) the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which Puget is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price;

          (ii) the product of (x) the sum of (A) the Exercise Price paid by Puget per Company Share acquired pursuant to the Company Option and (B) the difference between the Market/Offer Price and the Exercise Price, but only if the Market/Offer Price is greater than the Exercise Price, and (y) the number of Company Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the Offer Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer during the Repurchase Period prior to the delivery by Puget of a notice of repurchase.

     (b) Redelivery of Puget Shares. If Puget elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of Puget Shares, then the Company shall, if so requested by Puget, in fulfillment of its obligation pursuant to clause (A) of Section 7(a)(ii)(x) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificate for such Puget Shares to Puget, free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever; provided, however, that if less than all of the Company Shares purchased by Puget pursuant to the Company Option are to be repurchased pursuant to this Section 7, then Puget shall issue to the Company a new certificate representing those Puget Shares which are not due to be redelivered to Puget pursuant to this Section 7 as they constituted payment of the Exercise Price for the Company Shares not being repurchased.

     (c) Payment and Redelivery of Company Option or Shares. If Puget exercises its rights under this Section 7, the Company shall, within 10 business days thereafter, pay the required amount to Puget in immediately available funds and Puget shall surrender to the Company the Company Option or the certificates evidencing the Company Shares purchased by Puget pursuant thereto, and Puget shall warrant that it owns the Company Option or such shares and that the Company Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

     (d) Puget Call. If Puget has elected to purchase Company Shares pursuant to the exercise of the Company Option by the issuance and delivery of Puget Shares, notwithstanding that Puget may no longer hold any such Company Shares or that Puget elects not to exercise its other rights under this Section 7, Puget may require, at any time or from time to time prior to December 31, 1996 (provided that such date shall be extended to March 31, 1997 if the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1997), the Company to sell to Puget any such Puget Shares at the price attributed to such Puget Shares pursuant to Section 4 plus interest at the rate of 6.5% per annum on such amount, from the date of the Closing relating to the exchange of such Puget Shares pursuant to Section 4 to the closing date under this Section 7(d) less any dividends on such Puget Shares paid during such period or declared and payable to stockholders of record on a date during such period.

     (e) Repurchase Price Reduced at Puget's Option. If the repurchase price specified in Section 7(a) would subject the repurchase of the Company Option or the Company Shares purchased by Puget pursuant to the Company Option to a vote of the shareholders of the Company pursuant to the provisions of Section 23B.06.400 of the WBCA, then Puget may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

8. VOTING OF SHARES

     Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement, including any Puget Shares issued pursuant to Section l(b) ("Restricted Shares") or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

9. RESTRICTIONS ON TRANSFER

     (a) Restrictions on Transfer. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7 or (ii) in accordance with Section 9(b) or Section 10.

     (b) Permitted Sales. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

10. REGISTRATION RIGHTS

     Following the termination of the Merger Agreement, each party hereto (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good-faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares. The Registrant (and/or any person designated by the Registrant) shall thereupon have the option, exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant (or its designee) hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

     If the Registrant does not elect to exercise its option pursuant to this
Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material nonpublic information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time;
(B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

     The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

     A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree to (i) indemnify each other and the underwriters in the customary manner, (ii) enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and (iii) take all further actions which shall be reasonably necessary to effect such registration and sale (including, if the Manager deems it necessary, participating in road-show presentations).

     The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Without limitation to any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to Puget its rights hereunder, including the right to purchase from the Company (or its successors) shares of Company Common Stock representing 19.9% of the outstanding Company Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

12. RESTRICTIVE LEGENDS

     Each certificate representing shares of Company Common Stock issued to Puget hereunder, and Puget Shares, if any, delivered to the Company at a Closing, shall include a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH

     REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 18, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Puget or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD-PARTY BENEFICIARIES

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

14. SPECIFIC PERFORMANCE

     The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

15. ENTIRE AGREEMENT

     This Agreement, the Puget Stock Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

16. FURTHER ASSURANCES

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

17. VALIDITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason any such court or regulatory agency determines that Puget is not permitted to acquire, or the Company is not permitted to repurchase pursuant to Section 7, the full number of shares of Company Common Stock provided in
Section 1 hereof (as the same may be adjusted), it is the express intention of the Company to allow Puget to acquire or to require the Company to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including, but not limited to, money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

18. NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, (ii) sent by reputable overnight courier service, (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return-receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     A. If to Puget, to:

                   Puget Sound Power & Light Company
                   P.O. Box 97034
                   Bellevue, WA 98009-9734
                   Attention: William S. Weaver
                   Telephone: (206) 462-3162
                   Telecopy: (206) 462-3686

     with a copy to:

                   Perkins Coie
                   1201 Third Avenue
                   Seattle, WA 98101
                   Attention: Stephen A. McKeon, Esq.
                   Telephone: (206) 583-8888
                   Telecopy: (206) 583-8500

     and a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                   919 Third Avenue
                   New York, NY 10022
                   Attention: Sheldon S. Adler, Esq.
                   Telephone: (212) 735-3000
                   Telecopy: (212) 735-2001

     B. If to the Company, to:

                   Washington Energy Company
                   815 Mercer Street
                   Seattle, WA 98109
                   Attention: James P. Torgerson
                   Telephone: (206) 224-2358
                   Telecopy: (206) 224-2435

                   with a copy to:
                   Graham & James/Riddell Williams
                   1001 Fourth Avenue
                   Plaza Building, Suite 4400
                   Seattle, WA 98154
                   Attention: Marion V. Larson, Esq.
                   Telephone: (206) 389-1798
                   Telecopy: (206) 389-1708

                   and a copy to:
                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, NY 10017
                   Attention: David B. Chapnick, Esq.
                   Telephone: (212) 455-2530
                   Telecopy: (212) 455-2502

19. GOVERNING LAW; CHOICE OF FORUM

     This Agreement shall be governed by and construed in accordance with the laws of the state of Washington applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Washington or any Washington state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the state of Washington or a Washington state court.

20. INTERPRETATION

     When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

21. COUNTERPARTS

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

22. EXPENSES

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

23. AMENDMENTS; WAIVER

     This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

24. EXTENSION OF TIME PERIODS

     The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

25. REPLACEMENT OF COMPANY OPTION

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          PUGET SOUND POWER & LIGHT COMPANY

                                          By: /s/ Richard R. Sonstelie

                                            ------------------------------------
                                            Name: Richard R. Sonstelie
                                            Title:  President and Chief
                                              Executive Officer

                                          WASHINGTON ENERGY COMPANY

                                          By: /s/ William P. Vititoe

                                            ------------------------------------
                                            Name: William P. Vititoe
                                            Title:  Chairman, Chief Executive
                                                    Officer and President

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

                                                                         ANNEX D

                 [MORGAN STANLEY & CO. INCORPORATED LETTERHEAD]

                                                                February 1, 1996

Puget Sound Power & Light Company
Puget Power Building
10608 N.E. 4th Street
Bellevue, Washington 98009

Members of the Board of Directors:

     We understand that Washington Energy Company ("Washington Energy"), Washington Natural Gas Company, a wholly owned subsidiary of Washington Energy ("Washington Natural Gas"), and Puget Sound Power & Light Company ("Puget Power") have entered into an Agreement and Plan of Merger, dated as of October 18, 1995 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of each of Washington Energy and Washington Natural Gas with and into Puget Power. Pursuant to the Merger, Puget Power will be the surviving corporation and each issued and outstanding share of Common Stock, par value $5 per share, of Washington Energy (the "Washington Energy Common Stock"), other than shares as to which dissenters' rights have been perfected, shall be converted into the right to receive .860 share (the "Exchange Ratio") of Common Stock, stated value $10 per share, of Puget Power (the "Puget Power Common Stock"). We further understand that pursuant to the Merger, each issued and outstanding share of (i) 7.45% Series II Preferred Stock, par value $25 per share, and (ii) 8.50% Series III Preferred Stock, par value $25 per share, of Washington Natural Gas, other than shares as to which dissenters' rights have been perfected, shall be converted into the right to receive one share of a series of preferred stock of Puget Power with like rights and preferences to the canceled series of Washington Natural Gas series preferred stock. In addition, we understand that Puget Power and Washington Energy have entered into Stock Option Agreements, each dated as of October 18, 1995 (the "Option Agreements"), which provide, among other things, for the grant by Puget Power to Washington Energy of an option to acquire certain shares of Puget Power Common Stock and the grant by Washington Energy to Puget Power of an option to acquire certain shares of Washington Energy Common Stock upon the terms and conditions provided in such agreements (collectively, the "Options"). The terms and conditions of the Merger and the Options are more fully set forth in the Merger Agreement and Option Agreements, respectively.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Puget Power.

     For purposes of the opinion set forth herein, we have:

          (i) analyzed certain publicly available financial statements and other information of Washington Energy, Washington Natural Gas and Puget Power;

          (ii) analyzed certain internal financial statements and other financial and operating data concerning Washington Energy, Washington Natural Gas and Puget Power prepared by their respective managements;

          (iii) analyzed certain financial projections of Washington Energy, Washington Natural Gas and Puget Power prepared by their respective managements;

          (iv) discussed the past and current operations and financial condition and the prospects of Washington Energy, Washington Natural Gas and Puget Power with senior executives of Washington Energy, Washington Natural Gas and Puget Power, respectively;

          (v) reviewed the reported prices and trading activity of both Washington Energy Common Stock and Puget Power Common Stock;

          (vi) compared the financial performance of Washington Energy, Washington Natural Gas and Puget Power and the prices and trading activity of Washington Energy Common Stock and Puget Power Common Stock with those of certain other comparable publicly traded companies and their securities;

          (vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger or acquisition transactions;

          (viii) analyzed the pro forma impact of the Merger on Puget Power's earnings per share, consolidated capitalization and financial ratios;

          (ix) participated in discussions and negotiations among representatives of Washington Energy and Puget Power and their financial and legal advisors;

          (x) reviewed the Merger Agreement, the Option Agreements and certain related documents;

          (xi) discussed certain regulatory issues relating to the proposed Merger with senior executives of Puget Power and Washington Energy;

          (xii) participated in discussions with Washington Energy, Puget Power and certain advisors to Puget Power regarding estimates of cost savings expected to be derived from the Merger;

          (xiii) participated in discussions with Puget Power and certain advisors to Puget Power regarding estimates of environmental liabilities of Washington Energy and Washington Natural Gas; and

          (xiv) performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including estimates of cost savings expected to be derived from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Washington Energy, Washington Natural Gas and Puget Power, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of Washington Energy, Washington Natural Gas or Puget Power; however, we have reviewed the presentations of Washington Energy, Puget Power and certain of their advisors regarding estimates of cost savings and environmental liabilities and have relied without independent verification upon such estimates for purposes of this opinion. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we have assumed that in connection with the receipt of all the necessary regulatory and governmental approvals for the proposed Merger, no restrictions will be imposed which would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger.

     We have acted as financial advisor to the Board of Directors of Puget Power in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Puget Power and certain affiliates of Washington Energy and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Puget Power and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Puget Power.

                                          Very truly yours,

                                          MORGAN STANLEY & CO.
                                            INCORPORATED

                                          By: /s/  ROBERT W. JONES

                                            ------------------------------------
                                            Robert W. Jones
                                            Managing Director

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

                                                                         ANNEX E

February 1, 1996

Board of Directors
Washington Energy Company
815 Mercer Street
Seattle, Washington 98111-1869

Gentlemen and Mesdames:

     You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $5.00 per share (the "Shares"), of Washington Energy Company (the "Company") of the exchange ratio of 0.860 shares of Common Stock, stated value $10.00 per share (the "Puget Common Stock"), of Puget Sound Power & Light Company ("Puget") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger dated as of October 18, 1995, by and among Puget, the Company, and Washington Natural Gas Company ("WNG"), a wholly owned subsidiary of the Company (the "Agreement"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as managing underwriter of certain public offerings of debt securities of the Company and acting as lead agent for certain public offerings of medium term notes of the Company, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4 including the Joint Proxy Statement/Prospectus relating to the Annual Meeting of Shareholders of the Company, the Special Meeting of Preferred Shareholders of WNG and the Special Meeting of Puget Shareholders to be held in connection with the Agreement; the Stock Option Agreements; annual reports to shareholders and Annual Reports on Form 10-K of the Company and Puget for the five fiscal years ended September 30, 1995 and December 31, 1994, respectively; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Puget; certain FERC Forms 1 of Puget; certain other communications from the Company and Puget to their respective shareholders; and certain financial analyses and forecasts for the Company, for WNG and for Puget prepared by their respective managements, including analyses and forecasts of certain operating efficiencies and financial synergies (the "Synergies") expected to be achieved as a result of the Merger, which were prepared jointly by the managements of the Company, of WNG and of Puget, with the assistance of a third party consultant. We also have held discussions with members of the senior managements of the Company, of WNG and of Puget regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of the strategic benefits of the Merger, including, without limitation, the amount and timing of realization of the Synergies. In addition, we have reviewed the reported price and trading activity for the Shares and the Puget Common Stock, compared certain financial and stock market information for the Company and Puget with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the electric and gas utility industries
and performed such other studies and    analyses as we considered appropriate.

     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the Synergies have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of the Company, of WNG and of Puget, as the case may be, and that such Synergies will be realized in the amounts and at the times contemplated thereby. We have also assumed, with your consent, that the consummation of the transactions contemplated by the Agreement will be recorded as a pooling of interests under generally accepted accounting principles. We have further assumed, with your consent, that any regulatory or third party approvals required to consummate the Merger pursuant to the Agreement will be obtained. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Puget (or any of their subsidiaries) and we have not been furnished with any such evaluation or appraisal.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the holders of the Shares.

Very truly yours,

/s/  GOLDMAN SACHS & CO.
---------------------------------
GOLDMAN, SACHS & CO.

                                                                         ANNEX F

             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF

                      ------------------------------------

     Pursuant to RCW 23B.10.070 and a resolution duly adopted by the Board of
Directors on             , 1996, the following constitutes Amended and Restated
Articles of Incorporation of the undersigned, a Washington Corporation. These Amended and Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Restated Articles of Incorporation and all amendments thereto.

                                   ARTICLE I.

     The name of this Corporation is                         .

                                  ARTICLE II.

     The purposes for which this Corporation is formed are as follows:

     SECTION 1. To engage in the electric utility business, including, but not limited to, the generation, purchase, interchange, transmission and sale of electricity and the furnishing of electric service generally, and to engage in any business or activity directly or indirectly related to the electric utility business.

     SECTION 2. To engage in the gas utility business, including, but not limited to, the manufacture, purchase, distribution and sale of gas and the furnishing of gas service generally, and to engage in any business or activity directly or indirectly related to the gas utility business.

     SECTION 3. To engage in the transportation business and any business or activity directly or indirectly related to the transportation of persons or property by any means of conveyance.

     SECTION 4. To engage in the real estate business, including, but not limited to, the purchase or other acquisition of real property and the subdividing, platting, development, improvement, use, sale or other disposition of real property or any interest therein and to engage in any business or activity directly or indirectly related to the real estate business.

     SECTION 5. To engage in any form of public service or utility business and any business or activity directly or indirectly related thereto.

     SECTION 6. To purchase or otherwise acquire, and to own, hold, use, mortgage, pledge or otherwise encumber, and to assign, sell, or otherwise dispose of, shares of stock or other securities of any kind whatsoever of any corporation or entity, and while the holder or owner thereof to exercise all of the rights of such holder or owner.

     SECTION 7. To borrow money with or without the giving of security of any kind or nature, and to execute and deliver notes, debentures, bonds and other evidences of indebtedness and to act as guarantor or surety, and, without limiting the generality of the foregoing, to mortgage, pledge, hypothecate or otherwise encumber the whole or any portion of the property of this Corporation, real, personal or mixed.

     SECTION 8. To carry on any business or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act, which may seem to this Corporation capable of being conveniently carried on in connection with any branch of this Corporation's business or calculated directly or indirectly to enhance the value of, or render profitable, any of this Corporation's business, property or rights.

     SECTION 9. In general, to do any or all of the things hereinbefore set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of this Corporation, or any of them, in any place whatsoever, as principal, agent, or otherwise, either alone or in conjunction with any person, firm, association or corporation; and to do such acts and things and to exercise any and all such powers to the full extent authorized or permitted to be done or exercised by a corporation under any laws that may be now or hereafter applicable or available to this Corporation.

     SECTION 10. The several clauses contained in this statement of purposes shall be construed as both purposes and powers and the statements contained in each clause shall be in no way limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers; and nothing contained in these purposes shall be deemed in any way to limit or exclude any power, right or privilege given to this Corporation by law.

                                  ARTICLE III.

     The duration of this Corporation shall be perpetual.

                                  ARTICLE IV.

     The location and post office address of the registered office of this Corporation shall be Puget Power Building, 10608 N.E. 4th, Bellevue, Washington 98009.

                                   ARTICLE V.

     The total authorized shares of this Corporation shall consist of One Hundred Fifty Million (150,000,000) shares of Common Stock without par value, Three Million (3,000,000) shares of Preferred Stock having a par value of One Hundred Dollars a share, Thirteen Million (13,000,000) shares of Preferred Stock having a par value of Twenty-five Dollars a share, and Seven Hundred Thousand (700,000) shares of Preference Stock having a par value of Fifty Dollars a share.

                                  ARTICLE VI.

     The provisions as to the respective rights, privileges, voting power, preferences, qualifications and restrictions of the several classes of stock are as follows:

SECTION 1. PREFERRED STOCK -- GENERAL.

     The authorized Preferred Stock of this Corporation shall consist of two classes: stock of the par value of $100 per share entitled "$100 par value Preferred Stock" and stock of the par value of $25 per share entitled "$25 par value Preferred Stock." The $100 par value Preferred Stock and the $25 par value Preferred Stock are sometimes collectively referred to herein as the "Preferred Stock," and unless otherwise specified all references herein to Preferred Stock shall be deemed to include the stock of both classes.

     The $100 par value Preferred Stock and the $25 par value Preferred Stock shall rank equally with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of this Corporation.

     Shares of the Preferred Stock may be divided into and issued in series. The series of the $100 par value Preferred Stock shall be of the same class and of equal rank and identical in all respects, and the series of the $25 par value Preferred Stock shall be of the same class and of equal rank and identical in all respects, except as to the following relative rights and preferences as to which there may be variations between the different series of the $100 par value Preferred Stock and between the different series of the $25 par value Preferred
Stock:

          (a) The rate of dividends, dividend periods and dividend payment dates;

          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c) The amount payable upon shares in event of voluntary and involuntary liquidation;

          (d) Sinking fund provisions, if any, for the redemption or purchase of shares;

          (e) The terms and conditions, if any, on which the shares may be converted; and

          (f) Any other terms, conditions, or provisions which the Board of Directors shall have the authority to fix and determine under the Washington Business Corporation Act, as now in effect or hereafter amended.

     The Board of Directors is hereby expressly vested with the authority to divide any or all of the Preferred Stock into series and fix the designations of series and, within the limitations set forth herein, fix and determine the relative rights and preferences of the shares of any series so established.

SECTION 2. SPECIAL PROVISIONS OF PARTICULAR SERIES OF PREFERRED STOCK.

     2.01. The first series of $100 par value Preferred Stock is designated 4.84% Preferred Stock and consists of 150,000 shares. The holders of the 4.84% Preferred Stock shall be entitled to preferential dividends at the rate of Four and 84/100 percent (4.84%) per annum as provided in Section 3.

     2.02. This Corporation may, at its option expressed by resolution of the Board of Directors, redeem the 4.84% Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of Section 5 at:

     $105.00 per share if redeemed prior to May 15, 1967,

     $104.00 per share if redeemed on May 15, 1967 or thereafter prior to May
             15, 1972,

     $103.00 per share if redeemed on May 15, 1972 or thereafter prior to May
             15, 1977,

     $102.00 per share if redeemed on or after May 15, 1977,

in each case together with any accrued dividends (herein sometimes called the "optional redemption price").

     2.03. The 4.84% Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

          (A) On May 15 in each year, commencing with the year 1966, this Corporation shall, upon notice given as provided in Section 5, redeem at a price per share equal to $100.00, together with accrued dividends (herein sometimes called the "sinking fund redemption price"), a number of shares of the 4.84% Preferred Stock equal to two percent (2%) of the maximum number of shares thereof outstanding at any one time prior to such May 15. The obligation to redeem shares of the 4.84% Preferred Stock pursuant to the provisions of this Section is herein sometimes referred to as the "sinking fund obligation."

          (B) The sinking fund obligation shall be cumulative so that if on any May 15, on or after May 15, 1966, this Corporation shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock) or any other distribution shall be made on any shares of such junior stock,
     (ii) any shares of stock ranking junior to the Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by this Corporation (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation) or (iii) any shares of Preferred Stock or of any stock ranking on a parity with the Preferred Stock may be redeemed, purchased or otherwise retired for a consideration by this Corporation. Nothing herein contained, however, shall prevent this Corporation from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series of Preferred Stock, provided that any sinking fund obligations for the 4.84% Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied by a percentage not less than that by which any obligation of this Corporation in respect of any such other fund is to be satisfied.

          (C) This Corporation shall have the right to satisfy in whole or in part any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the 4.84% Preferred Stock purchased or otherwise acquired by this Corporation, such credit to be effected by delivering to the Transfer Agent for the 4.84% Preferred Stock not later than the April 1 next preceding the May 15 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, specifying the election of this Corporation to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

          (D) At least one day prior to the May 15 on which any sinking fund obligation is due, this Corporation shall deliver to the Transfer Agent for the 4.84% Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and canceled, for any shares of such stock purchased or otherwise acquired by this Corporation which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in Section 5 with respect to shares redeemed for sinking fund purposes.

     2.04. The second series of $100 par value Preferred Stock is designated 4.70% Preferred Stock and consists of 150,000 shares. The holders of the 4.70% Preferred Stock shall be entitled to preferential dividends at the rate of Four and 70/100 percent (4.70%) per annum as provided in Section 3.

     2.05. This Corporation may, at its option expressed by resolution of the Board of Directors, redeem the 4.70% Preferred Stock as a whole at any time or in part from time to time in accordance with the provisions of Section 5 at:

     $107.00 per share if redeemed prior to May 15, 1969,

     $104.00 per share if redeemed on May 15, 1969 or thereafter prior to May
             15, 1974,

     $102.00 per share if redeemed on May 15, 1974 or thereafter prior to May
             15, 1979,

     $101.00 per share if redeemed on or after May 15, 1979,

in each case together with any accrued dividends (herein sometimes called the "optional redemption price").

     2.06. The 4.70% Preferred Stock shall be entitled to the benefits of a sinking fund as follows:

          (A) On May 15 in each year, commencing with the year 1968, this Corporation shall, upon notice given as provided in Section 5, redeem at a price per share equal to $100.00, together with accrued dividends (herein sometimes called the "sinking fund redemption price"), a number of shares of the 4.70%. Preferred Stock equal to two percent (2%) of the maximum number of shares thereof outstanding at any one time prior to such May 15. The obligation to redeem shares of the 4.70% Preferred Stock pursuant to the provisions of this Section is herein sometimes referred to as the "sinking fund obligation."

          (B) The sinking fund obligation shall be cumulative so that if on any May 15, on or after May 15, 1968, this Corporation shall not have satisfied to the full extent the sinking fund obligation then due, for any reason whatsoever, then any such deficiency shall be made good before (i) any dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends or assets in liquidation to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock) or any other distribution shall be made on any shares of such junior stock, (ii) any shares of stock ranking junior to the Preferred Stock as to dividends or assets in liquidation may be redeemed, purchased or otherwise retired for a consideration by this Corporation (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation) or (iii) any shares of Preferred Stock or of any stock ranking on a parity with the Preferred Stock may be redeemed, purchased or otherwise retired for a consideration by this Corporation. Nothing herein contained, however, shall prevent this Corporation from satisfying, in whole or in part, its obligations in respect of any sinking or purchase fund for shares of any other series of Preferred Stock, provided that any sinking fund obligations for the 4.70% Preferred Stock, which shall have theretofore become due as aforesaid and not have been satisfied, shall be satisfied by a percentage not less than that by which any obligation of this Corporation in respect of any such other fund is to be satisfied.

          (C) This Corporation shall have the right to satisfy in whole or in part any sinking fund obligation (including any deficiency in any past sinking fund obligation) by crediting against such obligation any shares of the 4.70% Preferred Stock purchased or otherwise acquired by this Corporation, such credit to be effected by delivering to the Transfer Agent for the 4.70% Preferred Stock not later than the April 1 next preceding the May 15 on which there is due any sinking fund obligation in respect of which such credit is to be taken, a certificate signed by its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, specifying the election of this Corporation to take such credit and stating that no previous sinking fund credit has been taken in respect of any such shares.

          (D) At least one day prior to the May 15 on which any sinking fund obligation is due, this Corporation shall deliver to the Transfer Agent for the 4.70% Preferred Stock, in trust for such redemption, an amount of money sufficient to redeem all shares of such stock called for redemption to satisfy such obligation, to be held and applied as provided in Section 5, and certificates properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, for any shares of such stock purchased or otherwise acquired by this Corporation which are to be used as a credit against the sinking fund obligation due on such date, for cancellation as provided in Section 5 with respect to shares redeemed for sinking fund purposes.

SECTION 3. DIVIDEND PROVISIONS RELATING TO ALL SERIES OF PREFERRED STOCK.

     Out of the assets of this Corporation available for dividends the holders of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate per annum fixed for each series, and no more, payable quarterly on February 15, May 15, August 15 and November 15 in each year, provided, however, that as to any series of Preferred Stock issued after May 15, 1987, the Board of Directors may declare dividends at the rate or rates, or in accordance with methods or procedures established from time to time by the Board of Directors as to any such series, which may be subject to adjustment in accordance with a method or procedure adopted by resolution of the Board of Directors at the time of creation of such series, payable from time to time when and as declared by the Board of Directors or a committee or designee thereof. Dividends on the shares of Preferred Stock of each series shall be cumulative, and, at the option of the Board of Directors, shall, with respect to particular shares of each series, commence to accrue from the date of the original issue of such particular shares or from the dividend date next preceding such original issue.

     No dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends to the Preferred Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preferred Stock), no other distribution shall be made on any shares of such junior stock and no expenditure shall be made for the purchase, redemption or other retirement for a consideration of shares of this Corporation's stock of any class ranking junior as to assets in liquidation to the Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation), unless full dividends on all shares of the Preferred Stock for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current dividend period shall have been or concurrently shall be paid or declared and a sum sufficient for the payment thereof set apart. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any dividend payment date. No accumulation of unpaid dividends on the Preferred Stock shall bear interest. Dividends remaining unclaimed by the holders of such Preferred Stock for six years after having been declared and made available for payment to such holders of Preferred Stock shall revert to this Corporation for its general corporate purposes and the obligations of this Corporation to pay such dividends shall at that time cease and determine. Any dividends declared or paid on the Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends to the next preceding dividend date were declared and paid thereon.

     So long as any shares of the Preferred Stock shall be outstanding, this Corporation shall not declare or pay any dividends on any shares of its stock of any class ranking junior as to dividends to the Preferred Stock (other than dividends payable in shares of any such junior stock) or make any other distribution on any shares of such junior stock, or make any expenditures for the purchase, redemption or other retirement for a consideration of shares of its stock of any class ranking junior as to assets in liquidation to the Preferred Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preferred Stock as to dividends and assets in liquidation), if the aggregate amount of all such dividends, distributions and expenditures paid or made by this Corporation and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, after December 31, 1957, would exceed the aggregate amount of this Corporation's net income available for dividends on junior stock accumulated after December 31, 1957, by this Corporation and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, plus the sum of $7,500,000.

SECTION 4. LIQUIDATION PROVISIONS RELATING TO ALL SERIES OF PREFERRED STOCK.

     In the event of any involuntary liquidation, dissolution or winding up of this Corporation, the holders of the $100 par value Preferred Stock shall be entitled to receive for each share thereof the sum of $100 together with accrued dividends and the holders of the $25 par value Preferred Stock shall be entitled to receive the amount per share determined by the Board of Directors for each series at the time of its issuance (which amount shall not be less than the par value or greater than the issue price thereof) together with accrued dividends, before any distribution of the assets shall be made to the holders of Common Stock, Preference Stock or stock of any other class ranking junior to the Preferred Stock as to assets in liquidation. In the event of any voluntary liquidation, dissolution or winding up of this Corporation, the holders of the Preferred Stock shall be entitled to receive an amount per share equal to the then applicable optional redemption price, before any distribution of the assets shall be made to the holders of Common Stock, Preference Stock or stock of any other class ranking junior to the Preferred Stock as to assets in liquidation. In either such event the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the entire assets of this Corporation to be distributed shall be distributed among the holders of all series of the Preferred Stock then outstanding, ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled as hereinabove provided. A consolidation or merger of this Corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of this Corporation shall not constitute a dissolution, liquidation or winding up of this Corporation within the meaning of this Section 4.

SECTION 5. REDEMPTION PROVISIONS RELATING TO ALL SERIES OF PREFERRED STOCK.

     This Corporation (a) at its option, expressed by resolution of its Board of Directors, may at any time or from time to time redeem the whole or any part of the Preferred Stock or of any series thereof at the optional redemption price for each such series; (b) at its option, expressed by resolution of its Board of Directors, or upon the happening of a specified event or events, may redeem the whole or any part of any series of the Preferred Stock created after May 15, 1987, at such time or times, price or prices, or rate or rates, as shall be fixed by resolution of the Board of Directors or from time to time in accordance with a method or procedure adopted by resolution of the Board of Directors at the time of the issuance of such series; and (c) may redeem the whole or any part of the Preferred Stock or of any series thereof at the sinking fund redemption price for each such series at such time or times and to the extent necessary to satisfy the obligations of this Corporation in respect of any sinking fund for any series of the Preferred Stock. Notice of any proposed redemption of Preferred Stock shall be given by this Corporation by mailing a copy of such notice at least thirty days but not more than ninety days prior to the date fixed for such redemption to the holders of the Preferred Stock to be redeemed of record on such date as shall be fixed by resolution of the Board of Directors at their respective addresses then appearing on the books of this Corporation. Any such redemption of any shares of Preferred Stock shall be in such amount, at such place and by such method, whether by lot or pro rata, as shall from time to time be determined by vote of the Board of Directors, subject, in any case, to the provisions established for any series of Preferred Stock. On or after the date specified in such notice, each holder of shares of Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificates for such shares of Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank (if required by this Corporation) and bearing all necessary stock transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the redemption funds to which he is entitled. On and after the date fixed for redemption, if notice is given as aforesaid, and unless default is made by this Corporation in providing money for payment of the redemption price, all dividends on the shares called for redemption shall cease to accrue; and on and after such redemption date, unless default be made as aforesaid, or on and after the date of earlier deposit by this Corporation with a bank or trust company doing business in the City of New York, New York, or in the City of Boston, Massachusetts, or in the City of Seattle, Washington, and having a capital and surplus of at least $1,000,000, in trust for the benefit of the holders of the shares of the Preferred Stock so called for redemption, of all funds necessary for such redemption as aforesaid (provided in the latter case that there shall have been mailed as aforesaid to holders of record of shares to be redeemed a notice of the redemption thereof or that this Corporation shall have executed and delivered to the Transfer Agent for the Preferred Stock or to the bank or trust company with which such deposit is made an instrument irrevocably authorizing it to mail such notice at this Corporation's expense) all rights of the holders of the shares called for redemption as shareholders of this Corporation, except only the right to receive the redemption price without interest, shall cease and determine. Any interest which shall have been allowed by such bank or trust company shall belong to this Corporation and shall be paid to it from time to time. Any funds so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date shall be paid over by such bank or trust company to this Corporation and thereby revert to the general funds of this Corporation, to be used by it for its general corporate purposes, and thereafter such holders shall have no claim against such bank or trust company or this Corporation therefor. Any shares of Preferred Stock redeemed as aforesaid shall be cancelled and shall not be reissued. This Corporation may also from time to time purchase shares of its Preferred Stock at not exceeding the optional redemption price applicable to the particular shares at the time in effect plus customary brokerage commissions. Subject to the provisions of Section 6(A)(iv), shares of Preferred Stock so purchased may in the discretion of the Board of Directors be cancelled, reissued or otherwise disposed of from time to time to the extent permitted by law, provided, however, shares of any series of the Preferred Stock having the benefit of a sinking fund may not be reissued or otherwise disposed of as shares of the same series. If and so long as there are dividends in arrears on any shares of Preferred Stock, this Corporation shall not redeem or purchase any shares of the Preferred Stock unless in connection therewith all of the outstanding Preferred Stock is redeemed or a bona fide offer to purchase all of the outstanding Preferred Stock is made to all of the holders thereof at the same percentage of the then applicable optional redemption prices. This Corporation may, from time to time and without the consent or vote of the holders of Preferred Stock, take such appropriate corporate action as may be necessary to reduce the authorized Preferred Stock with respect to any shares of any series of Preferred Stock redeemed or purchased and cancelled.

SECTION 6. RESTRICTIONS ON CORPORATE ACTION FOR BENEFIT OF ALL SERIES OF PREFERRED STOCK.

     (A) So long as any of the Preferred Stock is outstanding this Corporation shall not, without the consent (given in writing or by a vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $100 par value Preferred Stock of all series then outstanding) of the holders of at least two-thirds of the aggregate number of shares of the $100 par value Preferred Stock then outstanding, or of each series of the then outstanding $100 par value Preferred Stock if then so required by the laws of the State of Washington, and the consent (given in writing or by a vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $25 par value Preferred Stock of all series then outstanding) of the holders of at least two-thirds of the aggregate number of shares of $25 par value Preferred Stock then outstanding, or of each series of the then outstanding $25 par value Preferred Stock if then so required by the laws of the State of Washington,

          (i) create or authorize any shares of stock, or increase the authorized amount of any class of stock ranking as to dividends or assets in liquidation prior to the Preferred Stock, or of any obligation or security convertible into stock ranking as to dividends or assets in liquidation prior to the Preferred Stock, or

          (ii) amend, change or repeal any of the express terms of the Preferred Stock outstanding in any manner prejudicial to the holders thereof, except that, if such amendment, change or repeal is prejudicial to the holders of less than all the series of the Preferred Stock, the consent of the holders of two-thirds of the total number of shares of the series so affected shall alone be required, or

          (iii) sell, lease or otherwise dispose of all or substantially all of its property (but no consent of the holders of the Preferred Stock shall be required by the foregoing in connection with the creation or amendment of any mortgage or other encumbrance securing indebtedness upon any or all of the assets of this Corporation), or

          (iv) issue any shares of the Preferred Stock or issue any stock of any class ranking as to dividends or as to assets in liquidation on a parity with the Preferred Stock or dispose of any shares of Preferred Stock or of such parity stock previously reacquired, unless

             (a) the net income available for dividends on Preferred Stock, as defined herein, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued or disposed of, shall have been at least two and one-half (2 1/2) times the aggregate annual dividend requirements upon the entire amount of Preferred Stock and any stocks of this Corporation of any class ranking as to dividends or assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares,

             (b) the gross income available for payment of interest charges, as defined herein, for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of stock are to be issued or disposed of, shall have been at least one and one-half (1 1/2) times the sum of (1) the aggregate annual interest charges on all indebtedness of this Corporation to be outstanding after giving effect to the issuance or disposition of such additional shares, and (2) the aggregate annual dividend requirements upon the entire amount of Preferred Stock and any stocks of this Corporation of any class ranking as to dividends or assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares, and

             (c) the aggregate of the capital of this Corporation applicable to all stock ranking as to dividends and assets in liquidation junior to the Preferred Stock, plus capital surplus and earned surplus of this Corporation, including premiums on stock of this Corporation of any class, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution or winding up of this Corporation to the holders of shares of Preferred Stock and of stock ranking as to assets in liquidation prior to or on a parity with the Preferred Stock to be outstanding after giving effect to the issuance or disposition of such additional shares but excluding all such shares to be retired in connection with such proposed issuance or disposition.

     The foregoing computations shall be made as if this Corporation and its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, were the same corporation. There shall be excluded from the foregoing computations interest charges on all indebtedness and dividend requirements on all shares of stock which are to be retired in connection with the issuance or disposition of such additional shares. The gross income of any property acquired by this Corporation during or after the period for which income is computed, or of any property which is to be acquired in connection with the issuance or disposition of any such additional shares, if capable of being separately determined or estimated, may be included on a pro forma basis in the foregoing computations; and the gross income of any property disposed of by this Corporation during or after the period for which income is computed, if capable of being separately determined or estimated, shall be excluded on a pro forma basis in the foregoing computations.

     (B) So long as any of the $100 par value Preferred Stock is outstanding or any of the $25 par value Preferred Stock is outstanding, this Corporation shall not, without the consent (given in writing or by vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $100 par value Preferred Stock of all series then outstanding) of the holders of a majority of the aggregate number of shares of the $100 par value Preferred Stock then outstanding, or of each series of the then outstanding $100 par value Preferred Stock if then so required by the laws of the State of Washington, or such greater proportion of such aggregate number of shares or of each series as shall then be required by such laws, and the consent (given in writing or by a vote in person or by proxy at a meeting called for the purpose of the holders of shares of the $25 par value Preferred Stock of all series then outstanding), of the holders of a majority of the aggregate number of shares of the $25 par value Preferred Stock then outstanding, or of each series of the then outstanding $25 par value Preferred Stock if then so required by the laws of the State of Washington, or such greater proportion of such aggregate number of shares or of each series as shall then be required by such laws,

          (i) merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, authorized or permitted by a regulatory authority of the United States of America or of the State of Washington having jurisdiction in the premises; provided that the provisions of this paragraph (i) shall not apply

             (a) to a purchase or other acquisition by this Corporation of franchises or assets of another corporation, in any manner which does not involve a merger or consolidation, or

             (b) to the merger into this Corporation of another corporation all the stock and other securities of which are at the time owned by this Corporation, or

          (ii) issue, assume or create unsecured securities (notes, debentures or other securities representing unsecured indebtedness other than unsecured indebtedness maturing by its terms in one year or less from the date of its issue) for any purpose except to refund outstanding unsecured securities theretofore issued or assumed, if thereby the aggregate principal amount of such unsecured securities would exceed fifteen percent (15%) of the sum of (1) the total principal amount of all bonds or other securities representing secured indebtedness of this Corporation then to be outstanding, and (2) the capital represented by stock (including premiums on stock) of this Corporation and the capital and earned surplus of this Corporation; provided, however, that any unsecured securities theretofore issued under any authorization of holders of Preferred Stock given pursuant hereto and the $15,000,000 principal amount of 5 1/4% Debentures due November 1, 1983, of Puget Sound Power & Light Company, a Massachusetts corporation, predecessor to this Corporation (and any securities to refund the same), shall not be considered in determining the amount of other unsecured securities which may be issued, assumed or created within the aforesaid fifteen percent (15%) limitation.

     (C) The voting rights of the $100 par value Preferred Stock hereinabove set forth shall not be effective if, in connection with any of the matters specified in paragraphs (A) or (B), provision is made for the redemption or other retirement of all of the $100 par value Preferred Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the redemption or other retirement of all shares of the $100 par value Preferred Stock at the time outstanding.

     (D) The voting rights of the $25 par value Preferred Stock hereinabove set forth shall not be effective if, in connection with any of the matters specified in paragraphs (A) or (B), provision is made for the redemption or other retirement of all of the $25 par value Preferred Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the redemption or other retirement of all shares of the $25 par value Preferred Stock at the time outstanding.

SECTION 7. VOTING RIGHTS OF ALL CLASSES OF STOCK.

     The holders of the $100 par value Preferred Stock and the holders of the $25 par value Preferred Stock shall not be entitled to vote except

          (a) as provided above in Section 6;

          (b) as may from time to time be mandatorily required by the laws of the State of Washington; and

          (c) if and whenever dividends payable on any of the Preferred Stock shall be in arrears in an amount equivalent to or exceeding four full quarterly dividends, the holders of the shares of the $100 par value Preferred Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, the holders of the $25 par value Preferred Stock voting separately as a class shall be entitled to elect two directors (provided, that if no shares of $100 par value Preferred Stock are outstanding, the holders of the $25 par value Preferred Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors), and the holders of the Common Stock voting separately as a class shall be entitled, subject to the right of the holders of the Preference Stock voting separately as a class to elect two directors under certain circumstances, to elect the remaining directors; but when all arrears in dividends on the Preferred Stock and the current dividend thereon shall have been declared and set apart for payment, all voting rights given by this clause (c) shall be divested from the Preferred Stock (subject, however, to being at any time or from time to time similarly revived and divested).

     So long as the holders of Preferred Stock shall have the right to elect directors under the terms of the foregoing clause (c), the number of directors constituting a full Board shall be an odd number fixed by the Board of Directors and stated in the notice of each meeting at which a full Board of Directors is to be elected.

     Whenever, under the provisions of the foregoing clause (c), the rights of holders of the Preferred Stock to elect directors shall accrue or shall terminate, the Board of Directors may, and within ten days after delivery to this Corporation at its registered office in the State of Washington of a request or requests to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of any class of stock entitled to vote shall, call a special meeting in accordance with the Bylaws of this Corporation of the holders of the class or classes of stock of this Corporation entitled to vote, to be held within forty days from the delivery of such request, for the purpose of electing a full Board of Directors to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of shareholders for the election of directors is to be held within sixty days after the delivery of such request, the Board of Directors need not act thereon. If, at any meeting called as aforesaid or at any annual meeting of shareholders after accrual or termination of the rights of holders of the Preferred Stock to elect directors as in the foregoing clause (c) provided, any director shall not be reelected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

     If, during any interval between annual meetings of shareholders for the election of directors while holders of the Preferred Stock shall be entitled to elect any director pursuant to the foregoing clause (c), the number of directors in office who have been elected by the holders of the $100 par value Preferred Stock or by the holders of the $25 par value Preferred Stock, or by the holders of the Common Stock, as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death, or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled (1) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or, (2) if there is no such director remaining in office, at a special meeting of holders of shares of such class which shall be called by the President of this Corporation to be held within forty days after there shall have been delivered to this Corporation at its registered office in the State of Washington a request or requests signed by the holders of at least ten percent (10%) of the outstanding shares of such class.

     Any director may be removed from office for cause by vote of the holders of a majority of the shares of the class of stock which voted for his election (or for his predecessor in case such director was elected by directors). A special meeting of the holders of shares of any class may be called by a majority vote of the Board of Directors or by the President for the purpose of removing a director in accordance with the provisions of the preceding sentence, and shall be called within forty days after there shall have been delivered to this Corporation at its registered office in the State of Washington a request or requests to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of the class entitled to vote with respect to the removal of any such director.

     Whenever, under the provisions of the Articles of Incorporation, the rights of the holders of Preferred Stock to elect directors shall accrue and be exercised, the amount of all dividends on the Preferred Stock which shall be in arrears shall as soon as practicable be paid out of any assets of this Corporation available therefor.

     Holders of Preferred Stock of any series and holders of stock of any other class shall not be entitled to receive notice of any meeting of holders of any class of stock at which they are not entitled to vote.

     Each holder of $100 par value Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

     Each holder of $25 par value Preferred Stock, as to all matters in respect of which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

     Subject to the voting rights expressly conferred upon the Preferred Stock or upon other classes of stock by the Articles of Incorporation, the holders of the Common Stock shall exclusively possess the full voting power for the election of directors, and for all other purposes.

     The holders of the Preference Stock shall not be entitled to vote except

          (a) as may from time to time be mandatorily required by the laws of the State of Washington;

          (b) if and whenever dividends payable on any of the Preference Stock shall be in arrears in an amount equivalent to or exceeding four full quarterly dividends, the holders of the shares of the Preference Stock voting separately as a class shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors and the holders of the Common Stock voting separately as a class shall be entitled to elect the remaining directors, provided, such right of the holders of Preference Stock shall not be exercisable during periods when holders of the Preferred Stock are exercising their rights to elect directors under Section 7 of this Article VI, and when all arrears in dividends on the Preference Stock and the current dividend thereon shall have been declared and set apart for payment, all voting rights given by this clause (b) shall be divested from the Preference Stock (subject, however, to being at any time or from time to time similarly revived and divested);

          (c) during periods when holders of the Preferred Stock are exercising their rights to elect directors, as provided above, the holders of the shares of the Preference Stock voting separately as a class shall be entitled to elect two directors in addition to those elected by the holders of the $100 par value Preferred Stock and the holders of the $25 par value Preferred Stock and in place of two of the directors who would otherwise be elected by the holders of the Common Stock, which right of election by the holders of the Preference Stock shall continue until the rights of the Preferred Stock to elect directors terminate, at which time subject to (b) above of this paragraph it is likewise to terminate;

          (d) any amendment to the Articles of Incorporation or Bylaws altering materially any existing provisions of the Preference Stock, or creating or enlarging any class of stock having rights and preferences senior to those of the Preference Stock must be approved by a two-thirds vote of the shares of the Preference Stock voting separately as a class; and

          (e) any amendment to the Articles of Incorporation increasing the authorized shares of Preference Stock or creating or enlarging any class of stock ranking on a parity with the Preference Stock must be approved by a vote of a majority of the holders of the shares of the Preference Stock voting separately as a class.

     Each holder of Preference Stock, as to all matters in respect to which such stock has voting power, is entitled to one vote for each share of stock standing in his name.

     Whenever, under the provisions of the foregoing clauses (b) and (c), the rights of holders of the Preference Stock to elect directors shall accrue or shall terminate, the Board of Directors may, and within ten days after delivery to this Corporation at its registered office in the State of Washington of a request or requests to such effect signed by the holders of at least ten percent (10%) of the outstanding shares of any class of stock entitled to vote shall, call a special meeting in accordance with the Bylaws of this Corporation of the holders of the class or classes of stock of this Corporation entitled to vote, to be held within forty days from the delivery of such request, for the purpose of electing Directors pursuant to clause (b) or (c), as the case may be, to serve until the next annual meeting and until their respective successors shall be elected and shall qualify; provided, however, that if the annual meeting of shareholders for the election of directors is to be held within sixty days after the delivery of such request, the Board of Directors need not act thereon. If, at any meeting called as aforesaid or at any annual meeting of shareholders after accrual or termination of the right of holders of the Preference Stock to elect directors as in the foregoing clauses (b) and (c) provided, any director shall not be reelected, his term of office shall end upon the election and qualification of his successor, notwithstanding that the term for which such director was originally elected shall not at the time have expired.

     If, during any interval between annual meetings of shareholders for the election of directors while holders of the Preference Stock shall be entitled to elect any director pursuant to the foregoing clauses (b) and (c), the number of directors in office who have been elected by the holders of the Preference Stock, or by the holders of the Common Stock, as the case may be, shall become less than the total number of directors subject to election by holders of shares of such class, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled (1) by the remaining directors or director, if any, then in office who either were or was elected by the votes of shares of such class or succeeded to a vacancy originally filled by the votes of shares of such class or (2), if there is no such director remaining in office, at a special meeting of holders of shares of such class which shall be called by the President of this Corporation to be held within forty days after there shall have been delivered to this Corporation at its registered office in the State of Washington a request or requests signed by the holders of at least ten percent (10%) of the outstanding shares of such class.

SECTION 8. COMMON STOCK.

     Dividends. Subject to compliance with the requirements of Section 3 and of any sinking or purchase fund for any series of Preferred Stock, dividends may be declared by the Board of Directors and paid upon the Common Stock, to the exclusion of the Preferred Stock, out of any assets of this Corporation available for dividends.

     Liquidation Provisions.  Subject to compliance with the requirements of
Section 4, in the event of any liquidation, dissolution or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of this Corporation available for distribution to its shareholders.

SECTION 9. DEFINITIONS.

     (A) The term "gross income available for payment of interest charges" shall mean the total operating revenues of this Corporation, less the total operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or undistributed income), and other appropriate items, including provision for maintenance, and provision for retirements, depreciation or obsolescence, plus or minus, as the case may be, any net nonoperating income or deductions, but excluding any charges on account of interest on debt or on account of debt discount and expense, all to be determined in accordance with sound accounting practice. In determining such "gross income available for payment of interest charges," no deduction or adjustment shall be made for or in respect of (1) profits or losses from the sale, abandonment or other disposition of property properly carried in the plant or investment accounts of this Corporation, or taxes paid on or in respect of any such profits, or (2) charges for the elimination or amortization of utility plant adjustment accounts or other intangibles.

     (B) The term "net income available for dividends on Preferred Stock" shall mean the total operating revenues of this Corporation, less the total operating expenses, taxes (including income, excess profits and other taxes based on or measured by income of undistributed earnings or undistributed income), interest charges, dividend requirements on any stock ranking prior as to dividends or assets in liquidation to the Preferred Stock and other appropriate items, including provision for maintenance, and provision for retirements, depreciation or obsolescence, and including charges for amortization of debt discount and expense, plus or minus, as the case may be, any net nonoperating income or deductions, all to be determined in accordance with sound accounting practice. In determining such "net income available for dividends on Preferred Stock," no deduction or adjustment shall be made for or in respect of (1) expenses in connection with the issuance, redemption or retirement of any securities of this Corporation, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of this Corporation, interest or dividends on the securities redeemed or retired from the date on which the funds required for retirement are deposited in trust for such purpose to the date of redemption or retirement, (2) profits or losses from the sale, abandonment or other disposition of property properly carried in the plant or investment accounts of this Corporation, or taxes paid on or in respect of any such profits, (3) charges for the elimination or amortization of utility plant adjustment accounts or other intangibles, or
(4) any earned surplus adjustment (including tax adjustments) applicable to any period prior to January 1, 1959.

     (C) The term "net income available for dividends on junior stock" shall mean "net income available for dividends on Preferred Stock," as defined and determined above, less the sum of all dividends paid and all dividends accrued and unpaid on any outstanding Preferred Stock and any other class of stock ranking on a parity with the Preferred Stock as to dividends.

     (D) The term "sound accounting practice" shall mean recognized principles of accounting practice followed by companies engaged in a business similar to that of this Corporation, provided that any applicable rules, regulations or orders of any public regulatory authority having jurisdiction over the accounts of this Corporation shall be controlling, except to the extent that this Corporation, at that time, shall be contesting in good faith the validity or applicability to this Corporation of any such rule, regulation or order.

     (E) The term "accrued dividends" means, in respect of each share of the Preferred Stock, that amount which shall be equal to simple interest upon the par value thereof at the annual rate thereon and no more from the date upon which cumulative dividends on such share commence to accrue to the date fixed for payment of any amount to be distributed in liquidation or upon redemption less the aggregate amount of all dividends theretofore paid or declared and set apart for payment thereon.

     (F) The term "this Corporation" includes, to the extent applicable, its predecessor, Puget Sound Power & Light Company, a Massachusetts corporation, in addition to this Corporation.

SECTION 10. PREEMPTIVE RIGHTS.

     No preemptive right shall exist with respect to shares of stock or securities convertible into shares of stock. Any and all shares of stock and securities convertible into shares of stock that may be issued at any time may, in whole or in part, be disposed of without having been offered to shareholders.

SECTION 11. PREFERENCE STOCK.

     11.01. General. Stock of the par value of $50 per share entitled "Preference Stock" may be issued by the Board of Directors in series which shall be of the same class and of equal rank and identical in all respects except that to the extent not established herein the Board of Directors shall have the authority to fix the designation of the series and to fix and determine the following relative rights and preferences of the shares of any series so established:

          (a) The rate of dividends;

          (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (c) The amount payable upon shares in event of voluntary and involuntary liquidation;

          (d) Sinking fund provisions, if any, for the redemption or purchase of shares;

          (e) The terms and conditions, if any, on which the shares may be converted; and

          (f) Any other terms, conditions, or provisions which the Board of Directors shall have the authority to fix and determine under the Washington Business Corporation Act, as now in effect or hereafter amended.

     11.02. Dividend Rights. Out of the assets of this Corporation available for dividends, the holders of the Preference Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, dividends at the rate per annum fixed for each series by the Board of Directors at the time of issuance of each series, and no more, payable quarterly on the dates fixed by the Board of Directors at the time of issuance of each series. Dividends on the shares of Preference Stock of each series shall be cumulative, and, at the option of the Board of Directors, shall, with respect to particular shares of each series, commence to accrue from the date of the original issue of such particular shares or from the quarterly dividend date next preceding such original issue. The Preference Stock shall be considered junior stock for purposes of Section 3 of this Article VI.

     No dividend shall be paid upon or set apart for the shares of Common Stock or of any other class of stock ranking junior as to dividends to the Preference Stock (other than a dividend in stock ranking junior as to dividends and assets in liquidation to the Preference Stock), no other distribution shall be made on any shares of such junior stock and no expenditure shall be made for the purchase, redemption or other retirement for a consideration of shares of this Corporation's stock of any class ranking junior as to assets in liquidation to the Preference Stock (other than in exchange for, or from the proceeds of any substantially concurrent sale hereafter made of, other shares of stock of this Corporation ranking junior to the Preference Stock as to dividends and assets in liquidation), unless full dividends on all shares of the Preference Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be paid or declared and a sum sufficient for the payment thereof set apart. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. No accumulation of unpaid dividends on the Preference Stock shall bear interest. Dividends remaining unclaimed by the holders of such Preference Stock for six years after having been declared and made available for payment to such holders of Preference Stock shall revert to this Corporation for its general corporate purposes and the obligation of this Corporation to pay such dividends shall at that time cease and determine. Any dividends declared or paid on the Preference Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preference Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preference Stock of each series if full cumulative dividends to the next preceding quarterly dividend date were declared and paid thereon.

     11.03. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of this Corporation, if involuntary, the holders of the Preference Stock shall be entitled to receive, for each share thereof, the sum of $50 together with accrued dividends, or, in case such liquidation, dissolution or winding up shall have been voluntary, an amount per share equal to the then applicable optional redemption price, before any distribution of the assets shall be made to the holders of the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Preference Stock, but after payment of the liquidation rights of the Preferred Stock, provided for in Section 4 of this
Article VI. The holders of the Preference Stock shall be entitled to no further participation in such distribution. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preference Stock shall be insufficient to permit the payment of the full preferential amount aforesaid, then after payment of such liquidation rights of the Preferred Stock the entire assets of this Corporation to be distributed shall be distributed among the holders of all series of the Preference Stock then outstanding, ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled as hereinabove provided. A consolidation or merger of this Corporation or sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of this Corporation shall not constitute a dissolution, liquidation or winding up of this Corporation within the meaning of this Section 11.03.

     11.04. Conversion Rights. The Board of Directors may fix and determine, prior to the issuance of each series of the Preference Stock, to the extent then permitted by the Washington Business Corporation Act, the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company, and the price or prices or the rates of exchange and the adjustment at which such shares shall be convertible or exchangeable. The Board of Directors may also establish antidilution provisions for each convertible series.

                                  ARTICLE VII.

     The amount of paid-in capital with which this Corporation will begin business is the sum of SIX HUNDRED DOLLARS ($600.00).

                                 ARTICLE VIII.

     SECTION 1. The Board of Directors of this Corporation shall be, and hereby is, expressly vested with full power and authority to issue and sell, from time to time, the authorized but unissued shares of stock and securities convertible into shares of stock, upon such terms and conditions and for such lawful consideration as the Board of Directors shall determine, all in accordance with the laws of the State of Washington.

     SECTION 2. The authority to make, alter, amend or repeal bylaws not inconsistent with law or these Articles of Incorporation shall be, and is hereby, expressly vested in the Board of Directors of this Corporation, subject to the power of the shareholders to change or repeal such bylaws; provided, however, that the Board of Directors shall not make or alter any bylaws fixing their qualifications, classifications, term of office or compensation.

     SECTION 3. The number of Directors of this Corporation shall be fixed in the manner provided in the Bylaws, provided that the number of Directors shall not be less than nine. The Directors shall be divided into three classes, each class to be as nearly equal in number as possible, any Director or Directors in excess of a number divisible by three being assigned to the first class, or to the first and second classes, as the case may be. At the Annual Meeting of Shareholders in 1982, the Directors of the first class shall be elected to serve until the next ensuing Annual Meeting, the Directors of the second class to serve until the second ensuing Annual Meeting, and the Directors of the third class to serve until the third ensuing Annual Meeting, and in each case until their respective successors shall have been elected and qualified or until their prior death, resignation or removal. Beginning at the Annual Meeting of Shareholders in the year 1983, and thereafter at each Annual Meeting, successors to the Directors of the class whose term of office shall then expire shall be elected to serve until the third ensuing Annual Meeting, and until their respective successors shall have been elected and qualified or until their prior death, resignation or removal. In case of any change in the number of Directors, the respective classes shall be adjusted so that thereafter each of the three classes shall be as nearly equal in number as possible, any Director or Directors in excess of the number divisible by three being assigned to the class or classes having the shortest unexpired terms.

                                  ARTICLE IX.

     The following Statements of Relative Rights and Preferences annexed hereto are hereby incorporated by reference in these Amended and Restated Articles of Incorporation as though fully set forth herein:

     Annex A Statement of Relative Rights and Preferences for the 8% Preferred
             Stock, $100 par value.(1)

     Annex B Statement of Relative Rights and Preferences for the Preference
             Stock, Series R, $50 Par Value.(2)

     Annex C Statement of Relative Rights and Preferences for the 7 3/4% Series
             Preferred Stock Cumulative, $100 Par Value.(3)

     Annex D Statement of Relative Rights and Preferences for the 7 7/8% Series
             Preferred Stock Cumulative, $25 Par Value.(4)

     Annex E Statement of Relative Rights and Preferences for the Adjustable
             Rate Cumulative Preferred Stock Series B, $25 par value.(5)

     Annex F Statement of Relative Rights and Preferences for the Series II
             Cumulative Preferred Stock, $25 par value.

     Annex G Statement of Relative Rights and Preferences for the Series III
             Cumulative Preferred Stock, $25 par value.

                  ARTICLE X. LIMITATION OF DIRECTORS LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of the Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for conduct as a Director. Any amendment to or repeal of this Article X shall not adversely affect any right or protection of a Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, we have hereunto set our hands this      day of
            , 1996.

                                          --------------------------------------

                                          --------------------------------------

---------------

     (1)Incorporated herein by reference to Exhibit 1.2 to Registration Statement on Form 8-A filed February 14, 1994, Commission File No. 1-4393.

     (2)Incorporated herein by reference to Exhibit 1.5 to Registration Statement on Form 8-A filed February 14, 1994, Commission File No. 1-4393.

     (3)Incorporated herein by reference to Exhibit 1.6 to Registration Statement on Form 8-A filed February 14, 1994, Commission File No. 1-4393.

     (4)Incorporated herein by reference to Exhibit 1.7 to Registration Statement on Form 8-A filed February 14, 1994, Commission File No. 1-4393.

     (5)Incorporated herein by reference to Exhibit 1.1 to Registration Statement on Form 8-A filed February 14, 1994, Commission File No. 1-4393.

                                          COMPANY

              FORM OF STATEMENT OF RELATIVE RIGHTS AND PREFERENCES
                  FOR THE SERIES II CUMULATIVE PREFERRED STOCK
                                ($25 PAR VALUE)

                            ------------------------

     Pursuant to Section 23B.06.020 of the Washington Business Corporation Act,
            (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on
              , 1996, the following resolution was duly adopted:

     RESOLVED -- That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $25 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption and the amount payable upon shares in event of voluntary or involuntary liquidation, as follows:

     1. Designation. The shares of such series shall be designated "7.45% Preferred Stock, Series II ($25 par value)" (the "Series II Preferred Stock" herein) and the number of shares constituting such series shall be 2,400,000.

     2. Dividends. The holders of the Series II Preferred Stock shall be entitled to annual preferential dividends, in accordance with the provisions of Article VI, Section 3 of the Articles, at a rate of 7.45% per annum of the par value per share. Dividends shall be cumulative and shall commence to accrue from the date of the last dividend payment on the Washington Natural Gas Company 7.45% Series II Preferred Stock which was converted into the right to receive the Series II Preferred Stock pursuant to the Agreement and Plan of Merger by and among the Company, Washington Energy Company and Washington Natural Gas Company dated as of October 18,
     1995. The first dividend date shall be             , and dividends shall be
     payable each April 1, July 1, October 1 and January 1 thereafter.

     3. Redemption. The Series II Preferred Stock will not be subject to redemption prior to November 1, 2003. At any time on or after November 1, 2003, the Series II Preferred Stock may be redeemed, at the election of the Company, in the manner provided in Article VI, Section 5 of the Articles, as a whole or from time to time in part, at par value per share; in each case together with accrued and unpaid dividends thereon to the date designated for redemption (sometimes in the Articles called the "optional redemption date"). Prior notice of any redemption pursuant to this paragraph 3 shall be given by first-class mail, postage prepaid, by the Company in the manner provided in Article VI, Section 5 of the Articles. All redemptions shall be pro rata, as nearly as possible, among the holders of Series II Preferred Stock the outstanding, according to the number of shares held by each.

     4. Further Issuances. All shares of Series II Preferred Stock redeemed, purchased or otherwise acquired and retired by the Company shall be cancelled and shall not be reissued; and, so long as any shares of the Series II Preferred Stock are outstanding, the Company shall not issue any of its authorized and unissued shares as additional shares of Series II Preferred Stock.

     5. Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series II Preferred Stock shall be entitled to receive, for each share thereof, the sum of $25 together with accrued and unpaid dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Series II Preferred Stock; but the holders of the Series II Preferred Stock shall be entitled to no further participation in such distribution.

     6. Sinking Fund. The Series II Preferred Stock shall not be entitled to the benefits of a sinking fund.

     7. Conversion. The shares of the Series II Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of $25 par value Preferred Stock of the Company of any other series or into any other type of securities.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized officers and
its corporate seal to be affixed hereto, this             day of             ,
1996.

                                          --------------------------------------

                                          By
                                          --------------------------------------

                                          By
                                          --------------------------------------

                                          COMPANY

              FORM OF STATEMENT OF RELATIVE RIGHTS AND PREFERENCES
                 FOR THE SERIES III CUMULATIVE PREFERRED STOCK
                                ($25 PAR VALUE)

                            ------------------------

     Pursuant to Section 23B.06.020 of the Washington Business Corporation Act,
            (the "Company"), a Washington corporation, hereby states that at a meeting of the Board of Directors of the Company duly convened and held on
            , 1996, the following resolution was duly adopted:

     RESOLVED -- That pursuant to the authority expressly vested in it by the Company's Articles of Incorporation (the "Articles") and subject to the preferences, limitations, relative rights and other terms and provisions set forth in the Articles, the Board of Directors of the Company hereby establishes an additional series of the Company's $25 par value Preferred Stock, sets forth the designation of the series, and fixes and determines the relative rights and preferences thereof, including the rate of dividends, the price, terms and conditions of redemption and the amount payable upon shares in event of voluntary or involuntary liquidation, as follows:

     1. Designation. The shares of such series shall be designated "8.50% Preferred Stock, Series III ($25 par value)" (the "Series III Preferred Stock" herein) and the number of shares constituting such series shall be 1,200,000.

     2. Dividends. The holders of the Series III Preferred Stock shall be entitled to annual preferential dividends, in accordance with the provisions of Article VI, Section 3 of the Articles, at a rate of 8.50% per annum of the par value per share. Dividends shall be cumulative and shall commence to accrue from the date of the last dividend payment on the Washington Natural Gas Company 8.50% Series III Preferred Stock which was converted into the right to receive the Series III Preferred Stock pursuant to the Agreement and Plan of Merger by and among the Company, Washington Energy Company and Washington Natural Gas Company dated as of October 18,
     1995. The first dividend date shall be             , and dividends shall be
     payable each April 1, July 1, October 1 and January 1 thereafter.

     3. Redemption. The Series III Preferred Stock will not be subject to redemption prior to September 1, 1999. At any time on or after September 1, 1999, the Series III Preferred Stock may be redeemed, at the election of the Company, in the manner provided in Article VI, Section 5 of the Articles, as a whole or from time to time in part, at par value per share; in each case together with accrued and unpaid dividends thereon to the date designated for redemption (sometimes in the Articles called the "optional redemption price"). Prior notice of any redemption pursuant to this paragraph 3 shall be given by first-class mail, postage prepaid, by the Company in the manner provided in Article VI, Section 5 of the Articles. All redemptions shall be pro rata, as nearly as possible, among the holders of Series III Preferred Stock then outstanding, according to the number of shares held by each.

     4. Further Issuances. All shares of Series III Preferred Stock redeemed, purchased or otherwise acquired and retired by the Company shall be cancelled and shall not be reissued; and, so long as any shares of the Series III Preferred Stock are outstanding, the Company shall not issue any of its authorized and unissued shares as additional shares of Series III Preferred Stock.

     5. Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series III Preferred Stock shall be entitled to receive, for each share thereof, the sum of $25 together with accrued and unpaid dividends, before any distribution of the assets shall be made to the holders of the Preference Stock, the Common Stock or stock of any other class ranking junior as to assets in liquidation to the Series III Preferred Stock; but the holders of the Series III Preferred Stock shall be entitled to no further participation in such distribution.

     6. Sinking Fund. The Series III Preferred Stock shall not be entitled to the benefits of a sinking fund.

     7. Conversion. The shares of the Series III Preferred Stock shall not be convertible into shares of stock of the Company of any other class, into any shares of $25 par value Preferred Stock of the Company of any other series or into any other type of securities.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed in duplicate in its name and on its behalf by its duly authorized officers and
its corporate seal to be affixed hereto, this             day of             ,
1996.

                                          --------------------------------------

                                          By
                                          --------------------------------------

                                          By
                                          --------------------------------------

                                                                         ANNEX G

                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                       PUGET SOUND POWER & LIGHT COMPANY

                                      AND

                              RICHARD R. SONSTELIE

                                OCTOBER 18, 1995

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of October, 1995 (the "Effective Date"), between PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation (the "Company"), and RICHARD R. SONSTELIE (the "Employee"). The term "Parties" refers to the Company and the Employee.

                                    RECITALS

     A. Employee is currently serving as President and Chief Executive Officer of the Company;

     B. Pursuant to an Agreement and Plan of Merger, dated as of October 18, 1995, by and among the Company, Washington Energy Company ("WECO") and Washington Natural Gas Company ("WNG") (the "Merger Agreement"), WECO and WNG have agreed to merge with and into the Company;

     C. The Company wishes to continue to employ the Employee as its Chief Executive Officer, and the Employee wishes to accept such employment;

     D. The Parties have reached agreement on the terms and conditions of such employment, and believe that it is in their mutual best interests to enter into a written agreement that specifies those terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties agree as follows:

1. EMPLOYMENT

     The Company hereby agrees to employ Employee and to perform the obligations of the Company under this Agreement. Employee hereby accepts employment by the Company and agrees to perform the obligations of Employee under this Agreement.

2. TERM

     This Agreement shall commence on the date hereof and shall terminate on the fourth anniversary of the consummation of the Merger pursuant to the Merger Agreement (the "Term"), subject to earlier termination as provided in Section 10 (Termination Prior to the End of the Term).

3. DUTIES

     From the date hereof to the consummation of the Merger pursuant to the Merger Agreement, Employee shall serve as President and Chief Executive Officer of the Company. Effective as of the consummation of the

Merger, Employee shall serve as the Chairman and Chief Executive Officer of the Company. Employee shall faithfully and diligently perform such duties and exercise such powers as:

          (i) Are set forth in the description of duties of the President and Chief Executive Officer, or the Chairman and Chief Executive Officer, as applicable, in the Bylaws of the Company (which may be amended by the Company from time to time);

          (ii) Are customarily expected of the Chairman and Chief Executive Officer of business organizations which are similar to the Company; and

          (iii) May from time to time be properly assigned to him by the Board of Directors of the Company. At the request of the Board of Directors of the Company, Employee also shall serve as an officer or as a member of the Board of Directors of any of the Company's subsidiaries and affiliates, without additional compensation.

4. EXTENT OF SERVICES

     Employee shall devote his full working time, attention and skill to the duties and responsibilities set forth in Section 3 ("Duties"). Employee may participate in other businesses as an outside director or investor, provided that:

          (i) Employee shall not actively participate in the operation or management of such businesses; and

          (ii) Employee shall not, without the prior approval of the Board of Directors of the Company, make or maintain any investment in any entity with which the Company has a commercial relationship of any kind, including that of lessor, partner, investor, vendor, supplier, consultant or otherwise, or an entity which is in direct competition with the Company.

5. SALARY

     In consideration for the performance of Employee's obligations under the Agreement, the Company shall pay Employee an annual salary of $400,000, which salary shall be subject to prospective adjustment from time to time by the Board of Directors of the Company (the "Board of Directors"), in its sole discretion, but shall not be reduced during the term of this Agreement. Employee's salary shall be paid in installments in accordance with the Company's payroll policy for other employees.

6. INCENTIVE COMPENSATION

     The Employee shall participate in the Company's annual and long-term incentive compensation programs which may include a pay-at-risk plan, stock-based awards, stock options, stock appreciation rights, and other forms of compensation. Employee is familiar with the Company's incentive programs, and acknowledges that any benefits that may be granted to Employee under the incentive programs are subject to the approval of the Board of Directors or the Compensation Committee appointed by the Board of Directors, in the exercise of its sole discretion.

7. VACATION AND OTHER BENEFITS

     Employee shall be entitled to paid time off in accordance with Company policies. Employee shall be entitled to participate in the Company's Retirement Plan, the Investment Plan, the Deferred Compensation Plan for Key Employees, and the Supplemental Retirement Plan for Officers, in accordance with their terms, each of which may be amended from time to time. The Company shall provide Employee with medical, life and disability insurance benefits for Employee with terms and provisions substantially as favorable to Employee, as of the Effective Date, as those provided to other executive employees of the Company at that date. The Company may prospectively amend, eliminate or add to the insurance and benefit programs at any time, in its sole discretion.

8. CLUB DUES

     The Company shall pay on behalf of Employee monthly dues and other charges in connection with membership in clubs, so as to permit Employee to conduct Company business and represent the Company in the business community.

9. EXPENSES

     The Company shall, upon receipt of adequate supporting documentation, reimburse Employee for reasonable expenses incurred by Employee in promoting the business of the Company, subject to the Company's expense reimbursement policies, which may be amended from time to time.

10. TERMINATION PRIOR TO THE END OF THE TERM

     10.1 The Company may terminate this Agreement for cause prior to the end of the Term. The term "for cause" shall mean a termination based on a determination by the Board of Directors that Employee has: committed an act of dishonesty related to his employment; obtained any benefit of money or other property in connection with his employment to which he was not entitled; refused to comply with a lawful directive of the Board of Directors; or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement. The Company shall not terminate this Agreement for cause unless a determination has been made by majority vote of the Board of Directors at a lawfully called meeting at which Employee shall be entitled to be told of the reasons for the termination and given an opportunity to personally respond to the reasons provided by the Board of Directors. In the event of termination of this Agreement by the Company for cause, Employee shall be paid all compensation and benefits earned through the date of termination, the Company shall not be obligated to provide any further compensation or benefits to him under the Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 12 (Indemnification) and Employee's obligations under Section 13 (Confidentiality) and Section 14 (Noncompetition).

     10.2 The Company may, at its option and at any time, terminate this Agreement prior to the end of the term, without cause. In the event that the Company exercises this right, Employee shall be entitled to receive: all compensation and benefits earned through the date of termination; and a continuation of his salary for the balance of the term of this Agreement, at the level in effect as of the date of termination. In that event, the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 11 (Change in Control) and Section 12 (Indemnification) and the Employee's obligations under Section 13 (Confidentiality) and Section 14 (Noncompetition).

     10.3 This Agreement shall terminate in the event Employee dies, or is unable to perform his duties as a result of a physical or mental disability at any time during the term of this Agreement. In the event of a termination under this subsection, Employee or his estate shall be paid all compensation and benefits earned through the date of such termination, including pro-rated payments under incentive compensation programs described in Section 6, and shall be entitled to receive benefits under any salary continuation plan that the Company may have in effect as of the date of such termination, the Company shall have no further obligations to provide compensation or benefits to him or his estate under this Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 12 (Indemnification) and the Employee's obligations, if he is still living, under Section 13 (Confidentiality) and Section 14 (Noncompetition). For purposes of this Agreement, Employee shall be deemed to be disabled when each of the following conditions are met:

          (i) The Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him by this Agreement;

          (ii) Employee's physical or mental incapacity shall exist or shall be reasonably expected to exist for more than 90 days in the aggregate during any period of 12 consecutive calendar months; and

          (iii) Such physical or mental incapacity is independently diagnosed by a qualified medical practitioner.

11. CHANGE IN CONTROL

     11.1 The provisions of this Section shall survive the expiration of the term of this Agreement, but shall not be effective in the event of a termination of this Agreement prior to the end of the term for cause, in accordance with subsection 10.1, or as a result of the death or incapacity of Employee in accordance with subsection 10.3. The provisions of this Section shall remain in effect for a period of three years (the "Extended Benefit Period") following the date either the Company or Employee provides written notice to the other of its/his intent to terminate the provisions of this Section ("Notice of Termination of Extended Benefits"). A Notice of Termination of Extended Benefits may be given during the term of this Agreement, or thereafter, but the Extended Benefit Period may not end prior to the end of the term of this Agreement. Notwithstanding any other provision of this Section, the Extended Benefit Period shall terminate when Employee reaches the Normal Retirement Date as that term is defined in the Company's Retirement Plan (the "Normal Retirement Date").

     11.2 The Board of Directors, in the exercise of its responsibility to serve the best interests of the shareholders of the Company, may at any time consider a merger or acquisition proposal that could result in a Change of Control of the Company. In order to avoid any adverse affect on Employee's performance under this Agreement that might be caused by uncertainties concerning his tenure and treatment by the Company in the event of such a Change in Control, the Company has agreed to provide certain benefits to Employee in certain circumstances involving a Change of Control of the Company in accordance with the provisions of this Section. For purposes of this Agreement, a Change in Control shall mean the occurrence of any one of the following actions or events:

          (i) The acquisition of any person (which, for purposes of this Agreement, shall include a natural person, corporation, partnership, association, joint stock company, trust fund or organized group of persons) of the power, directly or indirectly, to exercise a controlling influence over the management or policies of the Company (either alone or pursuant to an arrangement or understanding with one or more other persons), whether through the ownership of voting securities through one or more intermediary persons, by contract or otherwise; or

          (ii) The acquisition by a person (whether alone or pursuant to an arrangement or understanding with one or more other persons) of the ownership or power to vote 25% or more of the outstanding voting securities of the Company; or

          (iii) During a period of six years after the acquisition by any person, directly or indirectly, of the ownership or power to vote 10% or more of the outstanding voting securities of the Company, the ceasing of the individuals who prior to such acquisition were directors of the Company (the "Prior Directors") to constitute a majority of the Board of Directors, unless the nomination of each new director was approved by a vote of a majority of the Prior Directors.

     11.3 In the event of a Change in Control during the term of this Agreement, or a Change in Control following the expiration of the term, but during the Extended Benefit Period, which in either event is followed by a Material Adverse Change in the terms of Employee's employment, as that term is defined in Section 11.4, which results in the termination, by Employee or the Company, of Employee's employment by the Company, shall entitle Employee to receive the benefits described in Subsection 11.5.

     11.4 For purposes of this Section, any of the following shall constitute a Material Adverse Change in the terms of Employee's employment:

          (i) A material change in Employee's Duties, without Employee's express consent;

          (ii) A reduction in Employee's base salary in effect prior to the Change in Control, unless such reduction is applied to all officers of the Company, does not exceed the average percentage reduction in base salary for all officers of the Company and is not greater than a reduction of 25%;

          (iii) Failure by the Company to increase Employee's base salary each year following a Change in Control, by an amount which equals at least one-half of the average percentage increase in base salary for all officers of the Company and its subsidiaries or a parent or successor of the Company during the prior two full calendar years;

          (iv) Failure by the Company to maintain any employee benefits to which Employee is entitled prior to the Change in Control at a level equal to or greater than those in effect prior to the Change in Control, through the continuation of the same or substantially similar programs and policies or the taking of any action by the Company that would adversely affect Employee's participation in or materially reduce Employee's benefits under any such plans, programs or policies, or deprive Employee of any fringe benefits enjoyed by Employee prior to the Change in Control, unless such a reduction in benefits is nondiscriminatory as to Employee and is applied generally to all officers and management employees of the Company, its subsidiaries and affiliates and any parent or successor of the Company;

          (v) The failure by the Company to provide Employee with the number of paid vacation days to which Employee would be entitled as a salaried employee of the Company, its subsidiaries or affiliates or any parent or successor of the Company on a nondiscriminatory basis;

          (vi) The requirement by the Company that Employee relocate his residence or office anywhere outside of the Seattle/Bellevue metropolitan area, except for required travel on the Company's business to the extent consistent with Employee's duties;

          (vii) Any purported termination of employment by the Company other than for cause as defined in Section 10.1, or death or disability as defined in Section 10.3, or prior to the Employee's Normal Retirement Date.

     11.5 In the event of a termination of Employee's employment as described in Subsection 11.4, the Company shall provide to Employee the following benefits for the balance of the Extended Benefit Period:

          (i) Employee's full base salary earned through the termination date, plus payment for all accrued vacation and any deferred compensation to which Employee is entitled for the fiscal year most recently ended prior to Employee's termination, and Employee's pro rata share of any compensation under any Company plan which has accrued through the date of termination, regardless of whether such amounts are vested or are payable in the year of termination.

          (ii) Within 30 days following the date of termination, an amount equal to the sum of Employee's annual base salary at the rate in effect as of the date of termination, plus the amount of any additional compensation awarded to Employee for the year most recently ended, including any sums awarded under an annual wage accumulation plan, multiplied by number of years (prorated for any partial years) remaining between the date of termination and the end of the Extended Benefit Period. The Company's obligation to pay this amount shall not be affected by any alternative employment that Employee may obtain.

          (iii) The Company shall maintain in full force and effect for the remaining term of the Extended Benefit Period all employee benefit plans, programs and policies, including any life or health insurance plans in which Employee was entitled to participate immediately prior to termination, provided that Employee is qualified to participate under the general terms and provisions of such plans, programs and policies. In the event that Employee's participation in any such plan, program or policy is not possible under its terms and conditions, the Company shall at its option either arrange for Employee to receive benefits substantially similar to those which Employee would have been entitled to receive under each plan, program or policy, or pay to employee an amount equal to the premiums that the Company would pay on Employee's behalf for participation in such plan, program or policy. At the end of the period of coverage, Employee will have the option to receive an assignment at no cost, and with no apportionment of prepaid premiums, any assignable insurance policies owned by the Company and relating to Employee, and to take advantage of any conversion privileges pertinent to the benefits available under Company policies.

          (iv) In addition to the regular payment of benefits to which Employee is entitled under the retirement plans or programs in effect on the date of Employee's termination, which shall not be affected by such termination, the Company shall pay to Employee in cash at the Normal Retirement Date, an amount equal to the actuarial equivalent of the additional retirement compensation to which Employee would have been entitled under the terms of such retirement plans or programs (without regard to vesting) had Employee continued in the employ of the Company during the balance of the Extended Benefit Period at Employee's base salary rate as of the date of termination, provided that payment shall not extend beyond Employee's Normal Retirement Date. For purposes of this calculation, the actuarial equivalent shall be determined by assuming survival to age 80.

          (v) Employee shall waive all rights to receive shares of common stock of the Company issuable upon exercise of options ("Options"), if any, granted to employee under the Company's long-range incentive compensation plans. In return for that waiver, Employee shall be entitled to receive, within 30 days following the date of termination, a payment equal to the difference between the exercise price of all options held by Employee, whether or not then fully exercisable, and the higher of (1) the average of the high and low sale prices of the Company's stock on the New York Stock Exchange in each of the twenty business days preceding the date of termination or (2) the highest price per share actually paid for any of the Company Shares in connection with any Change in Control of the Company.

          (vi) Notwithstanding any other provisions of this Agreement, if any severance benefits under Section 11 of this Agreement, together with any other Parachute Payments (as defined under Internal Revenue Code Section 280(G)(b)(2)) made by the Company to Employee, if any, are characterized as Excess Parachute Payments (as defined in Internal Revenue Code, Section 280(G)(b)(1)), then the Company shall pay to Employee, in addition to the payments to be received under this Section, an amount equal to the excise taxes imposed by Section 4999 of the Code on Employee's Excess Parachute Payments, plus an amount equal to the federal and, if applicable, state income taxes which will be payable to Employee as a result of this additional payment.

12. INDEMNIFICATION

     The Company shall defend, indemnify and hold Employee harmless from any and all liabilities, obligations, claims or expenses which arise in connection with or as a result of Employee's service as an officer or employee (or director if Employee is elected and serves as a director) of the Company and/or any of its affiliates and subsidiaries to the fullest extent allowed by law; provided, that the Company shall not be obligated to defend, indemnify or hold Employee harmless from any liabilities, obligations, claims or expenses which result from Employee having committed an act of dishonesty, obtained any benefit of money or other property to which he was not entitled, refused to comply with a lawful directive of the Board of Directors, or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement.

13. CONFIDENTIALITY

     Employee shall not, during the term of this Agreement or thereafter, use for his own purposes or disclose to any other person or entity any confidential information concerning the Company, its affiliates or subsidiaries, or any of their business operations, except as may be consistent with his duties hereunder or as may be required by order of a court of competent jurisdiction. Confidential information shall include, without limitation, any information, formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities.

14. NONCOMPETITION

     14.1 During the term of his employment with the Company, Employee shall comply with his fiduciary obligations as an officer of the Company, and shall comply with the restrictions contained in Section 4.

     14.2 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, without the prior written consent of the Company which shall not be unreasonably withheld, participate in or perform services, whether directly or indirectly, as a director, officer, employee, owner, partner, agent, consultant, lessor, creditor or otherwise, for any person, or entity engaged in the same or similar business as the Company or any of the Company's affiliates or subsidiaries is engaged in at any time during the term of this Agreement and that provides products or services of the type provided by the Company or any of its affiliates or subsidiaries to any person or entity located in the states of Washington, Oregon or Idaho that was a customer of the Company while Employee was employed by the Company.

     14.3 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, directly or indirectly: solicit for employment any employee of the Company; attempt to persuade or entice any employee of the Company to terminate his or her employment; or persuade or attempt to persuade, any person or company to terminate, cancel, rescind or revoke its business or contractual relationships with the Company.

     14.4 Employee agrees that damages for breach of the covenants contained in this Section would be difficult to determine and therefore agrees that these provisions may be enforced by temporary or permanent injunction. The right to such injunctive relief shall be in addition to and not in place of any other remedies to which the Company may be entitled. Employee agrees that any profits made or benefits obtained by Employee in violation of his obligations under this Section shall be held by Employee in constructive trust for, and shall be promptly paid to, the Company.

     14.5 Employee agrees that the provisions of this Section are reasonable. However, if any court of competent jurisdiction determines that any provision within this Section is unreasonable in any respect, the Parties intend that this Section should be enforced to the fullest extent allowed by such court.

15. ARBITRATION

     Any dispute between the Parties hereto with respect to any of the matters set forth herein shall be submitted to binding arbitration in King County, state of Washington. Either Party may commence the arbitration by delivery of a written notice to the other, describing the issue in dispute and its position with regard to the issue. If the Parties are unable to agree on an arbitrator within 30 days following delivery of such notice, the arbitrator shall be selected by a Judge of the Superior Court of the State of Washington for King County upon three days' notice. Discovery shall be allowed in connection with any such arbitration to the same extent permitted by the Washington Rules of Civil Procedure but either Party may petition the arbitrator to limit the scope of such discovery, in which event the arbitrator shall determine the extent of discovery allowable in connection with the dispute in question. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect for expedited proceedings. The award of the arbitrator shall be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. The arbitrator shall hold a hearing, at which the Parties may present evidence and argument, within 30 days of his or her appointment, and shall issue an award within 15 days of the close of the hearing. In any such arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees, and the nonprevai1ing Party shall pay all costs of arbitration, but if neither Party is determined to be the prevailing Party, each Party shall bear its own costs and attorneys' fees and one-half of the costs of arbitration. Nothing contained in this Section shall prevent either Party from seeking a temporary restraining order, preliminary injunction or similar injunctive relief from a court of competent jurisdiction to enforce the provisions of this Agreement. In the event that either Party institutes an action in court for such relief or to compel arbitration to, or enforce an award of arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees.

16. NOTICES

     All notices or other communications required or permitted by this Agreement shall be in writing and shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

     If to Employee, to:

                  Richard R. Sonstelie
                   P.O. Box 97034
                   Bellevue, Washington 98009-9734
                   Facsimile: (206) 462-3300

     If to Company:

                  Puget Sound Power & Light Company
                   P.O. Box 97034
                   Bellevue, Washington 98009-9734
                   Attention: Corporate Secretary
                   Facsimile: (206) 462-3300

     Any such notice or communication shall be deemed to have been given as of the date mailed. Any address may be changed by giving written notice of such change in the manner provided herein for giving notice.

17. WAIVER OF BREACH

     The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

18. ASSIGNMENT

     This Agreement is for personal services. Neither Party may assign its rights or delegate its duties hereunder without the prior written consent of the other Party.

19. ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the Parties with regard to the subject matter of this Agreement and may only be changed by written agreement signed by both Parties. Any and all prior discussions, negotiations, commitments and understandings related thereto are merged herein.

20. BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the respective Parties, and their legal representatives, successors, permitted assigns and heirs.

21. LAW

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws and irrespective of the fact that any one of the Parties is now or may become a resident of a different state.

22. VALIDITY

     In case any term of this Agreement shall be invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.

                                          "Company"

                                          PUGET SOUND POWER & LIGHT COMPANY

                                          By /s/  William S. Weaver
                                            ------------------------------------
                                            Its Executive Vice President and
                                            Chief Financial Officer


                                          "Employee"

                                          /s/  Richard R. Sonstelie
                                          --------------------------------------
                                          Richard R. Sonstelie

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

                                                                         ANNEX H

                              EMPLOYMENT AGREEMENT

                                    Between

                       PUGET SOUND POWER & LIGHT COMPANY

                                      And

                               WILLIAM P. VITITOE

                                October 18, 1995

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of October, 1995 between PUGET SOUND POWER & LIGHT COMPANY, a Washington corporation (the "Company") and WILLIAM P. VITITOE ("Employee"). The term "Parties" refers to the Company and the Employee.

                                    RECITALS

     A. Employee is currently serving as Chairman, President and Chief Executive Officer of Washington Energy Company ("WECO") and Washington Natural Gas Company ("WNG") pursuant to the terms of an Employment Agreement dated January 15, 1994 (the "WECO Employment Agreement");

     B. Pursuant to an Agreement and Plan of Merger, dated as of October 18, 1995, by and among the Company, WECO and WNG (the "Merger Agreement"), WECO and WNG have agreed to merge with and into the Company;

     C. Effective upon the consummation of the Merger pursuant to the terms of the Merger Agreement (the "Effective Date"), the Company wishes to employ the Employee as its President and Chief Operating Officer, and the Employee wishes to accept such employment;

     D. The Parties have reached agreement on the terms and conditions of such employment, and believe that it is in their mutual best interests to enter into a written agreement that specifies those terms and conditions and that amends the terms of the WECO Employment Agreement;

     E. The Parties agree that upon the Effective Date, a Change of Control of WECO and a Material Adverse Change in the terms of Employee's employment will have occurred under the terms of the WECO Employment Agreement. This Agreement is intended to preserve for the Employee benefits substantially equivalent to those provided in the WECO Employment Agreement upon a Change of Control and a Material Adverse Change, in the event that prior to the expiration of the Term the Employee terminates his employment with the Company for any reason or the Company terminates the employment of the Employee without cause.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties agree as follows:

1. EMPLOYMENT

     The Company hereby agrees to employ Employee on the Effective Date and to perform the obligations of the Company under this Agreement. Employee hereby accepts employment by the Company on the Effective Date and agrees to perform the obligations of Employee under this Agreement.

2. TERM

     The employment of Employee by the Company under this Agreement shall commence on the Effective Date and shall terminate on the fourth anniversary of the Effective Date (the "Term") subject to earlier termination as provided in Section 13 (Termination Prior to the End of the Term). For all periods prior to, but not including, the Effective Date, the WECO Employment Agreement shall remain in full force and effect. As of the Effective Date, the WECO Employment Agreement shall terminate and be of no force and effect. If the Effective Date does not occur because the Merger Agreement is terminated, then at the time of such termination this Agreement shall be deemed cancelled and of no force and effect and the WECO Employment Agreement shall remain in full force and effect.

3. DUTIES

     From and after the Effective Date, Employee shall serve as the President and Chief Operating Officer of the Company, and shall faithfully and diligently perform such duties and exercise such powers as:

          (i) May be set forth in the description of duties of the President and Chief Operating Officer in the Bylaws of the Company (which may be amended by the Company from time to time);

          (ii) Are customarily expected of the President and Chief Operating Officer of business organizations which are similar to the Company; and

          (iii) May from time to time be properly assigned to him by the Board of Directors or the Chief Executive Officer of the Company. At the request of the Board of Directors of the Company, Employee also shall serve as an officer or as a member of the Board of Directors of any of the Company's subsidiaries and affiliates, without additional compensation.

4. EXTENT OF SERVICES

     Employee shall devote his full working time, attention and skill to the duties and responsibilities set forth in Section 3 ("Duties"). Employee may participate in other businesses as an outside director or investor, provided that:

          (i) Employee shall not actively participate in the operation or management of such businesses; and

          (ii) Employee shall not, without the prior approval of the Board of Directors of the Company, make or maintain any investment in any entity with which the Company has a commercial relationship of any kind, including that of lessor, partner, investor, vendor, supplier, consultant or otherwise, or an entity which is in direct competition with the Company.

5. SALARY

     In consideration for the performance of Employee's obligations under the Agreement, the Company shall pay Employee an initial salary of Three Hundred Fifty Thousand Dollars ($350,000) per year, which salary shall be subject to prospective adjustment from time to time by the Board of Directors of the Company (the "Board of Directors"), in its sole discretion, but shall not be reduced during the term of this Agreement. Employee's salary shall be paid in installments in accordance with the Company's payroll policy for other employees.

6. INCENTIVE COMPENSATION

     The Employee shall participate in the Company's annual and long-term incentive compensation programs which may include a pay-at-risk plan, stock-based awards, stock options, stock appreciation rights, and other forms of compensation. Employee is familiar with the Company's incentive programs, and acknowledges that any benefits that may be granted to Employee under the incentive programs are subject to the approval of the Board of Directors or the Compensation Committee appointed by the Board of Directors, in the exercise of its sole discretion.

7. STOCK OPTIONS

     As provided in the Merger Agreement, on the Effective Date each outstanding option held by Employee to purchase shares of WECO common stock, together with any tandem stock appreciation right (each, a

"WECO Stock Option"), shall become an option to purchase shares of the Company's common stock, and a tandem stock appreciation right, on the same terms and condition as were applicable under such WECO Stock Option, based on the number of shares of the Company's common stock which the Employee would have been entitled to receive pursuant to the Merger has the Employee exercised the WECO Stock Option in full immediately prior to the Effective Date, provided, that the number of shares, the option price and the terms and conditions of exercise of such option shall be determined in a manner that preserves both (a) the aggregate gain (or loss) on the WECO Stock Option immediately prior to the Effective Date and (b) the ratio of the exercise price per share to the fair market value (determined immediately prior to the Effective Date) per share subject to such option.

8. VACATION AND OTHER BENEFITS

     Employee shall be entitled to five weeks of paid vacation each year, in addition to the holidays observed by the Company for its employees in general. Vacation or holiday time that is not taken shall not be carried into the next calendar year. Employee shall be entitled to participate in the Company's Retirement Plan, the Investment Plan, the Deferred Compensation Plan for Key Employees, and the Supplemental Retirement Plan for Officers, in accordance with their terms, each of which may be amended from time to time. The Company, as successor to WNG, hereby assumes WNG's obligations to the Employee under the Executive Retirement Compensation Agreement between WNG and the Employee, dated as of January 15, 1994 (the "WNG Retirement Agreement"), a true copy of which is attached as Attachment B to the WECO Employment Agreement. The Company agrees to be bound by the terms of the WNG Retirement Agreement; provided, that the WNG Retirement Agreement shall be deemed an individual contract providing supplemental pension benefits, for purposes of the offsets to benefits under
Section 3.1(c) of the Company's Supplemental Retirement Plan for Officers. The Company shall provide Employee with medical, life and disability insurance benefits for Employee with terms and provisions substantially as favorable to Employee, as of the Effective Date, as those provided to other executive employees of the Company at that date. The Company may prospectively amend, eliminate or add to the insurance and benefit programs at any time, in its sole discretion.

9. AUTOMOBILE

     The Company shall provide Employee with the use of an automobile to conduct Company business. The Company shall pay all expenses incurred in purchasing or leasing the automobile, and shall in addition either pay or reimburse Employee for all reasonable expenses incurred for maintenance, service and fuel costs for the automobile on the same basis as for other executive employees of the Company. Employee shall maintain adequate records to reflect any personal use of the automobile.

10. CLUB DUES

     The Company shall pay on behalf of Employee monthly dues and other charges in connection with membership in clubs, so as to permit Employee to conduct Company business and represent the Company in the business community.

11. HOUSING LOAN

     The Parties acknowledge that the WECO Employment Agreement provided for a secured, interest-free housing loan for $1,000,000 to the Employee, which loan has been made. The Employee agrees to repay such loan on the terms provided in the promissory note previously executed by Employee in favor of WECO, which note is substantially in the form attached as Exhibit C to the WECO Employment Agreement.

12. EXPENSES

     The Company shall, upon receipt of adequate supporting documentation, reimburse Employee for reasonable expenses incurred by Employee in promoting the business of the Company, subject to the Company's expense reimbursement policies, which may be amended from time to time.

13. TERMINATION PRIOR TO THE END OF THE TERM

     13.1 The Company may terminate this Agreement for cause prior to the end of the Term. The term "for cause" shall mean a termination based on a determination by the Board of Directors that Employee has: committed an act of dishonesty related to his employment; obtained any benefit of money or other property in connection with his employment to which he was not entitled; refused to comply with a lawful directive of the Board of Directors; or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement. The Company shall not terminate this Agreement for cause unless a determination has been made by majority vote of the Board of Directors at a lawfully called meeting at which Employee shall be entitled to be told of the reasons for the termination and given an opportunity to personally respond to the reasons provided by the Board of Directors. In the event of termination of this Agreement by the Company for cause, Employee shall be paid all compensation and benefits earned through the date of termination, the Company shall not be obligated to provide any further compensation or benefits to him under the Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 15 (Indemnification) and Employee's obligations under Section 16 (Confidentiality) and Section 17 (Noncompetition).

     13.2 The Company may, at its option and at any time, terminate this Agreement prior to the end of the Term, without cause. In the event that the Company exercises this right, or in the event that the Employee terminates his employment with the Company for any reason prior to the end of the Term, Employee shall be entitled to receive the benefits described in Section 14 hereof. In that event, the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under
Section 14 (Payments on Certain Terminations) and Section 15 (Indemnification) and the Employee's obligations under Section 16 (Confidentiality) and Section 17 (Noncompetition).

     13.3 This Agreement shall terminate in the event Employee dies, or is unable to perform his duties as a result of a physical or mental disability at any time during the term of this Agreement. In the event of a termination under this subsection, Employee or his estate shall be entitled to receive the benefits described in Section 14 hereof, the Company shall have no further obligations to provide compensation or benefits to him or his estate under this Agreement, and the Parties' obligations to each other under this Agreement shall cease, with the exception of the Company's obligations under Section 14 (Payments on Certain Terminations), Section 15 (Indemnification) and the Employee's obligations, if he is still living, under Section 16 (Confidentiality) and Section 17 (Noncompetition). For purposes of this Agreement, Employee shall be deemed to be disabled when each of the following conditions are met:

          (i) The Employee shall become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illnesses) of properly performing the services required of him by this Agreement;

          (ii) Employee's physical or mental incapacity shall exist or shall be reasonably expected to exist for more than 90 days in the aggregate during any period of 12 consecutive calendar months; and

          (iii) Such physical or mental incapacity is independently diagnosed by a qualified medical practitioner.

14. PAYMENTS ON CERTAIN TERMINATIONS

     In the event of a termination of Employee's employment as described in Subsection 13.2 or 13.3, the Company shall provide to Employee the following benefits for the balance of the Extended Benefit Period. For purposes of this Section, the term "Extended Benefit Period" means a three-year period commencing on the date of written notice of intent to terminate; provided, however, that the Extended Benefit Period shall terminate in any event when the Employee reaches age 65 (Normal Retirement Date).

     (a) Employee's full base salary earned through the termination date, plus payment for all accrued vacation and any deferred compensation to which Employee is entitled for the fiscal year most recently ended prior to Employee's termination, and Employee's pro rata share of any compensation under any Company plan which has accrued through the date of termination, regardless of whether such amounts are vested or are payable in the year of termination; plus

     (b) Within 30 days following the date of termination, an amount equal to the sum of Employee's annual base salary at the rate in effect as of the date of termination, plus the amount of any additional compensation awarded to Employee for the year most recently ended, including any sums awarded under an annual wage accumulation plan, multiplied by number of years (prorated for any partial years) remaining between the date of termination and the end of the Extended Benefit Period. The Company's obligation to pay this amount shall not be affected by any alternative employment that Employee may obtain.

     (c) The Company shall maintain in full force and effect for the remaining term of the Extended Benefit Period all employee benefit plans, programs and policies, including any life or health insurance plans in which Employee was entitled to participate immediately prior to termination, provided that Employee is qualified to participate under the general terms and provisions of such plans, programs and policies. In the event that Employee's participation in any such plan, program or policy is not possible under its terms and conditions, the Company shall at its option either arrange for Employee to receive benefits substantially similar to those which Employee would have been entitled to receive under each plan, program or policy, or pay to employee an amount equal to the premiums that the Company would pay on Employee's behalf for participation in such plan, program or policy. At the end of the period of coverage, Employee will have the option to receive an assignment at no cost, and with no apportionment of prepaid premiums, any assignable insurance policies owned by the Company and relating to Employee, and to take advantage of any conversion privileges pertinent to the benefits available under Company policies.

     (d) In addition to the regular payment of benefits to which Employee is entitled under the retirement plans or programs in effect on the date of Employee's termination, which shall not be affected by such termination and which for this purpose includes the WNG Retirement Agreement, the Company shall pay to Employee in cash at the Normal Retirement Date, an amount equal to the actuarial equivalent of the additional retirement compensation to which Employee would have been entitled under the terms of such retirement plans or programs (without regard to vesting) had Employee continued in the employ of the Company during the balance of the Extended Benefit Period at Employee's base salary rate as of the date of termination, provided that payment shall not extend beyond Employee's Normal Retirement Date. For purposes of this calculation, the actuarial equivalent shall be determined by assuming survival to age 80.

     (e) Employee shall waive all rights to receive shares of common stock of the Company ("Company Shares") issuable upon exercise of options ("Options"), if any, granted to employee under the Company's stock option plans. In return for that waiver, Employee shall be entitled to receive, within 30 days following the date of termination, a payment equal to the difference between the exercise price of all options held by Employee, whether or not then fully exercisable, and the average of the high and low sale prices of the Company's common stock on the New York Stock Exchange on the date of termination.

     (f) Notwithstanding any other provisions of this Agreement, if any severance benefits under Section 14 of this Agreement, together with any other Parachute Payments (as defined under Internal Revenue Code Section 280(G)(b)(2)) made by the Company to Employee, if any, are characterized as Excess Parachute Payments (as defined in Internal Revenue Code, Section 280(G)(b)(1)), then the Company shall pay to Employee, in addition to the payments to be received under this Section, an amount equal to the excise taxes imposed by Section 4999 of the Code on Employee's Excess Parachute Payments, plus an amount equal to the federal and, if applicable, state income taxes which will be payable to Employee as a result of this additional payment.

15. INDEMNIFICATION

     The Company shall defend, indemnify and hold Employee harmless from any and all liabilities, obligations, claims or expenses which arise in connection with or as a result of Employee's service as an officer or employee (or director if Employee is elected and serves as a director) of the Company and/or any of its affiliates and subsidiaries to the fullest extent allowed by law; provided, that the Company shall not be obligated to defend, indemnify or hold Employee harmless from any liabilities, obligations, claims or expenses which result from Employee having committed an act of dishonesty, obtained any benefit of money or other property to which he was not entitled, refused to comply with a lawful directive of the Board of Directors, or engaged in any willful misconduct with respect to his duties or other obligations under this Agreement.

16. CONFIDENTIALITY

     Employee shall not, during the term of this Agreement or thereafter, use for his own purposes or disclose to any other person or entity any confidential information concerning the Company, its affiliates or subsidiaries, or any of their business operations, except as may be consistent with his duties hereunder or as may be required by order of a court of competent jurisdiction. Confidential information shall include, without limitation, any information, formula, pattern, compilation, program, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons or entities.

17. NONCOMPETITION

     17.1 During the term of his employment with the Company, Employee shall comply with his fiduciary obligations as an officer of the Company, and shall comply with the restrictions contained in Section 4.

     17.2 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, without the written consent of the Company (which consent shall not be unreasonably withheld), participate in or perform services, whether directly or indirectly, as a director, officer, employee, owner, partner, agent, consultant, lessor, creditor or otherwise, for any person, or entity engaged in the same or similar business as the Company or any of the Company's affiliates or subsidiaries is engaged in at any time during the term of this Agreement and that provides products or services of the type provided by the Company or any of its affiliates or subsidiaries to any person or entity located in the states of Washington, Oregon or Idaho that was a customer of the Company while Employee was employed by the Company.

     17.3 During the term of his employment with the Company and for a period of two years thereafter, Employee shall not, directly or indirectly: solicit for employment any employee of the Company; attempt to persuade or entice any employee of the Company to terminate his or her employment; or persuade or attempt to persuade, any person or company to terminate, cancel, rescind or revoke its business or contractual relationships with the Company.

     17.4 Employee agrees that damages for breach of the covenants contained in this Section would be difficult to determine and therefore agrees that these provisions may be enforced by temporary or permanent injunction. The right to such injunctive relief shall be in addition to and not in place of any other remedies to which the Company may be entitled. Employee agrees that any profits made or benefits obtained by Employee in violation of his obligations under this Section shall be held by Employee in constructive trust for, and shall be promptly paid to, the Company.

     17.5 Employee agrees that the provisions of this Section are reasonable. However, if any court of competent jurisdiction determines that any provision within this Section is unreasonable in any respect, the Parties intend that this Section should be enforced to the fullest extent allowed by such court.

18. ARBITRATION

     Any dispute between the Parties hereto with respect to any of the matters set forth herein shall be submitted to binding arbitration in city of Seattle, state of Washington. Either Party may commence the arbitration by delivery of a written notice to the other, describing the issue in dispute and its position with regard to the issue. If the Parties are unable to agree on an arbitrator within 30 days following delivery of such notice, the arbitrator shall be selected by a Judge of the Superior Court of the State of Washington for King County upon three days' notice. Discovery shall be allowed in connection with any such arbitration to the same extent permitted by the Washington Rules of Civil Procedure but either Party may petition the arbitrator to limit the scope of such discovery, in which event the arbitrator shall determine the extent of discovery allowable in connection with the dispute in question. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect for expedited proceedings. The award of the arbitrator shall be final and binding, and judgment upon an award may be entered in any court of competent jurisdiction. The arbitrator shall hold a hearing, at which the Parties may present evidence and argument, within 30 days of his or her appointment, and shall issue an award within 15 days of the close of the hearing. In any such arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees, and the nonprevailing Party shall pay all costs of arbitration, but if neither Party is determined to be the prevailing Party, each Party shall bear its own costs and attorneys' fees and one-half of the costs of arbitration. Nothing contained in this Section shall prevent either Party from seeking a temporary restraining order, preliminary injunction or similar injunctive relief from a court of competent jurisdiction to enforce the provisions of this Agreement. In the event that either Party institutes an action in court for such relief or to compel arbitration to, or enforce an award of arbitration, the prevailing Party shall be entitled to recover its costs, including without limitation reasonable attorneys' fees.

19. NOTICES

     All notices or other communications required or permitted by this Agreement shall be in writing and shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

     If to Employee, to:

                  William P. Vititoe
                   815 Mercer Street
                   P.O. Box 1869
                   Seattle, WA 98111
                   Facsimile: (206) 382-7875

     If to Company:

                  Puget Sound Power & Light Company
                   P.O. Box 97034
                   Bellevue, Washington 98009-9734
                   Attention: Corporate Secretary
                   Facsimile: (206) 462-3300

     Any such notice or communication shall be deemed to have been given as of the date mailed. Any address may be changed by giving written notice of such change in the manner provided herein for giving notice.

20. WAIVER OF BREACH

     The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

21. ASSIGNMENT

     This Agreement is for personal services. Neither Party may assign its rights or delegate its duties hereunder without the prior written consent of the other Party.

22. ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the Parties with regard to the subject matter of this Agreement and may only be changed by written agreement signed by both Parties. Any and all prior discussions, negotiations, commitments and understandings related thereto are merged herein.

23. BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the respective Parties, and their legal representatives, successors, permitted assigns and heirs.

24. LAW

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the state of Washington, without giving effect to principles and provisions thereof relating to conflict or choice of laws and irrespective of the fact that any one of the Parties is now or may become a resident of a different state.

25. VALIDITY

     In case any term of this Agreement shall be invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.

                                          "Company"

                                          PUGET SOUND POWER & LIGHT COMPANY

                                          By /s/  Richard R. Sonstelie
                                            ------------------------------------
                                            Its Chief Executive Officer


                                          "Employee"

                                          /s/  William P. Vititoe
                                          --------------------------------------
                                          William P. Vititoe

                                                                         ANNEX I

                      WASHINGTON BUSINESS CORPORATION ACT

                                 CHAPTER 23B.13

                               DISSENTERS' RIGHTS

     23B.13.010 DEFINITIONS -- As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     23B.13.020 RIGHT TO DISSENT -- (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, RCW 23B.11.080 or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent RCW 23B.11.040;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a loan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

          (a) The proposed corporate action is abandoned or rescinded;

          (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

          (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

     23B.13.030 DISSENT OF NOMINEES AND BENEFICIAL OWNERS -- (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

          (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

     23B.13.200 NOTICE OF DISSENTERS' RIGHTS -- (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

     23B.13.210 NOTICE OF INTENT TO DEMAND PAYMENT -- (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

     23B.13.220 DISSENTERS' NOTICE -- (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

          (e) Be accompanied by a copy of this chapter.

     23B.13.230 DUTY TO DEMAND PAYMENT -- (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

     23B.13.240 SHARE RESTRICTIONS -- (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

     23B.13.250 PAYMENT -- (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

          (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (b) An explanation of how the corporation estimated the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

          (e) A copy of this chapter.

     23B.13.260 FAILURE TO TAKE ACTION -- (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

     23B.13.270 AFTER-ACQUIRED SHARES -- (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

     23B.13.280 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER -- (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

          (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

          (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

          (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

     23B.13.300 COURT ACTION -- (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

     23B.13.310 COURT COSTS AND COUNSEL FEES -- (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280;

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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

                                                                         ANNEX J

                                          COMPANY

                              AMENDED AND RESTATED
                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE

     The purpose of the             Company Amended and Restated 1995 Long-Term
Incentive Compensation Plan (the "Plan") is to enhance the long-term
profitability and shareholder value of             Company, a Washington
corporation (the "Company"), by offering incentives and rewards to those employees of the Company and its Subsidiaries (as defined in Section 5 of the Plan) who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2. ADMINISTRATION

2.1 PLAN ADMINISTRATOR

     The Plan shall be administered by a committee or committees (the "Plan Administrator") (which term includes subcommittees) appointed by, and consisting of one or more members of, the Company's Board of Directors (the "Board"). The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants (as defined in Section 3 of the Plan) to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to securities of the Company shall comply with the requirements of Rule 16b-3 under
Section 16(b) of the Exchange Act.

2.2 ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards (as defined in Section 3 of the Plan) under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the "Trustee") of the 1995 Long-Term Incentive Compensation Plan Trust, a trust established under the laws of the State of Washington (the "Trust"), to grant Awards. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 3. AWARDS

3.1 FORM AND GRANT OF AWARDS

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards (an "Award") to be made under the Plan, which may include, but are not limited to, Stock Awards, Performance Awards, Other Stock-Based Awards (including any Dividend Equivalent Rights granted in connection with such Awards) as those terms are defined in Sections 6, 7, 8 and 9, respectively, of the Plan. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company. For purposes of the Plan, a "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan, and a "Holder" means the Participant to whom an Award is granted, or the personal representative of a Holder who has died.

3.2 ACQUIRED COMPANY AWARDS

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

3.3 1995 LONG-TERM INCENTIVE COMPENSATION PLAN TRUST

     Awards may be, but need not be, paid to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust ("Trustee Shares") shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 AUTHORIZED NUMBER OF SHARES

     Subject to adjustment from time to time as provided in Section 11.1 of the Plan, the maximum number of shares of Common Stock that may be purchased by the Trustee as Trustee Shares for purposes of the Plan shall be 1,200,000. Common Stock shall be purchased by the Trustee on the open market. The Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.2 LIMITATIONS

     Subject to adjustment from time to time as provided in Section 11.1 of the Plan, no Awards denominated in stock that constitute more than 40,000 shares of Common Stock shall be payable to any individual Participant in any one fiscal year of the Company, and no Awards denominated in cash that have an aggregate maximum dollar value in excess of $400,000 shall be payable to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

4.3 REUSE OF SHARES

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

     Awards may be granted under the Plan to those officers and key employees (including directors who are also employees) of the Company and its Subsidiaries as the Plan Administrator from time to time selects. For purposes of the Plan, "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

SECTION 6. STOCK AWARDS

6.1 GRANT OF STOCK AWARDS

     The Plan Administrator is authorized to grant Awards of Common Stock ("Stock Awards") to Participants on such terms and conditions, and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award (shares subject to such restrictions are referred to herein as "Restricted Stock"). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's employment.

6.2 ISSUANCE OF SHARES

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

6.3 WAIVER OF RESTRICTIONS

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions and restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 7. PERFORMANCE AWARDS

7.1 PLAN ADMINISTRATOR AUTHORITY

     Awards made under this Section 7 ("Performance Awards") may be denominated in cash, shares of Common Stock or any combination thereof. The Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to Participant and between groups of Participants. Performance objectives shall be based on profits, profit growth, profit-related return ratios, cash flow or total shareholder return, whether applicable to the Company or any relevant Subsidiary or business unit, comparisons with competitor companies or groups and with stock market indices, or any combination thereof, as the Plan Administrator deems appropriate. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria. The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6 of the Plan), or a combination thereof, to be received by the Participant at the end of the

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

performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. The performance measures must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made, such limitation to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6 of the Plan), or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

7.2 ADJUSTMENT OF AWARDS

     The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to such limitation for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

7.3 PAYOUT UPON TERMINATION

     The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant's employment with the Company terminates by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability, position elimination or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Performance Award, on the Participant's performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. For purposes of the Plan, "Retirement" and "Disability" mean "retirement" and "disability" as those terms are defined in the Company's Investment Plan for Employees or other similar successor plan applicable to salaried employees, and "Early Retirement" means "early retirement" as that term is defined by the Plan Administrator from time to time for purposes of the Plan. The Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate. Except as otherwise provided in Section 11 of the Plan or in the instrument evidencing the Performance Award, if during a performance period a Participant's employment with the Company terminates other than by reason of the Participant's Retirement, Early Retirement at the Company's request, Disability, position elimination or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. In case of termination of the Holder's employment for Cause, the Performance Award shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. For purposes of the Plan, "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose

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

determination shall be conclusive and binding. If a Holder's employment with the Company is suspended pending an investigation of whether the Holder shall be terminated for Cause, all of the Holder's rights under any Performance Award likewise shall be suspended during the period of investigation. A transfer of employment between or among the Company and its Subsidiaries shall not be considered a termination of employment. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment.

SECTION 8. OTHER STOCK-BASED AWARDS

     The Plan Administrator may grant other Awards under the Plan ("Other Stock-Based Awards") pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6 of the Plan) are or may in the future be acquired, or Awards denominated in stock units, including Awards valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

SECTION 9. DIVIDEND EQUIVALENT RIGHTS

     Any Awards under the Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights ("Dividend Equivalent Rights"). In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 10. ASSIGNABILITY

     No Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Rule 16b-3 under the Exchange Act, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death.

SECTION 11. ADJUSTMENTS

11.1 ADJUSTMENT OF SHARES

     In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate under the circumstances in (i) the maximum number of and class of securities subject to the Plan as set forth in Section 4.1 of the Plan, (ii) the maximum number and class of securities and dollar amount subject to Awards that may be paid to any individual Participant as set forth in Section 4.2 of the Plan, and
(iii) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

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

11.2 CORPORATE TRANSACTION

     Except as otherwise provided in the instrument that evidences an Award, in the event of any Corporate Transaction (as defined below), each Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company's accountants it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Award shall not so accelerate, however, if and to the extent: (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, (b) such Award is to be replaced with a cash incentive program of the successor corporation that preserves the value existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, or (c) the acceleration of such Award is subject to other limitations imposed by the instrument evidencing the Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment should subsequently terminate within two years following such Corporate Transaction, unless such employment is terminated by the Company for Cause or by the Holder voluntarily without Good Reason (as defined below).

     For purposes of the Plan, "Corporate Transaction" means any of the following events:

          (a) Approval by the holders of Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

          (b) Approval by the holders of Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined for purposes of Section 422 of the Code) of the Company; or

          (c) Approval by the holders of Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     Also for purposes of the Plan, "Good Reason" means the occurrence of any of the following events or conditions:

          (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

          (b) a reduction in the Holder's annual base salary;

          (c) the Company's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

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

          (d) the Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

          (e) any material breach by the Company of any provision of the Plan;
     or

          (f) any purported termination of the Holder's employment for Cause by the Company that does not comply with the terms of the Plan.

11.3 FURTHER ADJUSTMENT OF AWARDS

     Without limiting the preceding Section 11.2 of the Plan, and subject to the limitations set forth in Section 7 of the Plan, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4 LIMITATIONS

     The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12. WITHHOLDING OF TAXES

     The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. For purposes of the Plan, "Fair Market Value" means the mean of the high and low per share trading prices for the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange -- Composite Transactions (or similar successor consolidated transactions reports) for a single trading day.

SECTION 13. AMENDMENT AND TERMINATION OF PLAN

13.1 AMENDMENT OF PLAN

     The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares that may be used in payment of Awards under the Plan, (b) materially modify the class of persons eligible to receive Awards, (c) materially increase the benefits accruing to Participants under the Plan, or (d) otherwise require shareholder approval under any applicable law or regulation.

13.2 TERMINATION OF PLAN

     The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date.

13.3 CONSENT OF HOLDER

     The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

SECTION 14. GENERAL

14.1 NOTIFICATION

     The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

14.2 CONTINUED EMPLOYMENT; RIGHTS IN AWARDS

     Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment of the Participant.

14.3 REGISTRATION; CERTIFICATES FOR SHARES

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

14.4 NO RIGHTS AS A SHAREHOLDER

     No Performance Award, Other Stock-Based Award or Dividend Equivalent Right shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

14.5 COMPLIANCE WITH LAWS AND REGULATIONS

     It is the Company's intention that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

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14.6 UNFUNDED PLAN

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.7 GOVERNING LAW

     The Plan and all interpretations of its provisions shall be governed by the laws of the state of Washington and applicable federal laws.

14.8 SEVERABILITY

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 15. EFFECTIVE DATE

     The Plan's effective date is the date of effectiveness of the merger between Puget Sound Power & Light Company ("Puget") and Washington Energy Company ("WECo") pursuant to the Agreement and Plan of Merger, dated as of October 18, 1995, among Puget, WECo and Washington Natural Gas Company.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VIII of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the full extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the full extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     Under Section 7.5 of the Merger Agreement (Exhibit 2.1 hereto), to the extent, if any, not provided by any existing right under one of the parties' directors' and officers' liability insurance policies, from and after the effective time of the merger, the parties have agreed that the Registrant will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who was, as of October 18, 1995, or was at any time prior to such date, or who becomes prior to the effective time of the merger, a director, officer or employee of the parties to the Merger Agreement or any subsidiary thereof against certain liabilities that are, in whole or in part, based on, arising out of, or pertaining to the transactions contemplated by, the Merger Agreement. In addition, to the fullest extent permitted by applicable law, all existing rights of indemnification will continue in full force and effect for a period of not less than six years from the effective time of the merger. Section 7.5 of the Merger Agreement requires that for a period of six years after the effective time of the merger, the Registrant shall maintain policies of directors' and officers' liability insurance maintained by Washington Energy Company and Washington Natural Gas Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     The following exhibits are either filed herewith or have heretofore been filed with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference.

EXHIBIT
NO.                                           DESCRIPTION
------     ----------------------------------------------------------------------------------
  2.1      Agreement and Plan of Merger dated as of October 18, 1995 among the Registrant,
           Washington Energy Company and Washington Natural Gas Company (included as Annex A to the Joint Proxy Statement/Prospectus)
  2.2      Puget Sound Power & Light Company Stock Option Agreement dated as of October 18,
           1995, between Puget Sound Power & Light Company and Washington Energy Company
           (included as Annex B to the Joint Proxy Statement/Prospectus)
  2.3      Washington Energy Company Stock Option Agreement dated as of October 18, 1995, between Washington Energy Company and Puget Sound Power & Light Company (included as Annex C to the Joint Proxy Statement/Prospectus)

EXHIBIT
NO.                                           DESCRIPTION
------     ----------------------------------------------------------------------------------
  4.1      Fortieth through Seventy-fifth Supplemental Indentures defining the rights of the holders of the Registrant's First Mortgage Bonds. (Exhibit 2-d to Registration No.
           2-60200; Exhibit 4-c to Registration No. 2-13347; Exhibits 2-e through and including 2-k to Registration No. 2-60200; Exhibit 4-h to Registration No.
           2-17465; Exhibits 2-1, 2-m and 2-n to Registration No. 2-60200; Exhibit 2-m to
           Registration No. 2-37645; Exhibits 2-o through and including 2-s to Registration
           No. 2-60200; Exhibit 5-b to Registration No. 2-62883; Exhibit 2-h to Registration
           No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061; Exhibit (4)-a to
           Registration No. 2-91516; Exhibit (4)-b to Annual Report on Form 10-K for the
           fiscal year ended December 31, 1985, Commission File No. 1-4393; Exhibits (4)(a)
           and (4)(b) to Registrant's Current Report on Form 8-K, dated April 22, 1986;
           Exhibit (4)a to Registrant's Current Report on Form 8-K, dated September 5, 1986;
           Exhibit (4)-b to Registrant's Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1986, Commission File No. 1-4393; Exhibit (4)-c to Registration No.
           33-18506; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended
           December 31, 1989, Commission File No. 1-4393; Exhibit (4)-b to Annual Report on
           Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393;
           Exhibits (4)-b and (4)-c to Registration No. 33-45916; Exhibit (4)-c to
           Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-53056; and Exhibit
           4.3 to Registration No. 33-063278)
  4.2      Credit Agreement dated as of December 1, 1991, among the Registrant and various banks named therein, Seattle-First National Bank as Agent. (Exhibit (4)-d to
           Registration No. 33-45916)
  4.3      Credit Agreement dated as of December 1, 1991, among the Registrant and various banks named therein, Bank of New York as Agent. (Exhibit (4)-e to Registration No.
           33-45916)
  4.4      Final form of Indenture dated as of November 1, 1986, among Puget Energy, the
           Registrant and The First National Bank of Boston, as Trustee. (Exhibit 4-a to
           Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
           1986, Commission File No. 1-4393)
  4.5      Final form of Pledge Agreement dated November 1, 1986, between the Registrant and
           The First National Bank of Boston, as Trustee. (Exhibit 4-c to Registrant's
           Quarterly Report on Form 10-Q for the quarter ended September 30, 1986, Commission
           File No. 1-4393)
  4.6      Rights Agreement dated as of January 15, 1991, between the Registrant and The
           Chase Manhattan Bank, N.A., as Rights Agent. (Exhibit 2.1 to Registration
           Statement on Form 8-A filed on January 17, 1991, Commission File No. 1-4393)
  4.7      Amendment No. 1 dated as of August 30, 1991, to the Rights Agreement dated as of
           January 15, 1991, between the Registrant and The Bank of New York (as successor to
           The Chase Manhattan Bank, N.A.), as Rights Agent. (Exhibit 2.1 to Registration
           Statement on Form 8 filed on August 30, 1991)
  4.8      Amendment No. 2 dated as of October 18, 1995, to the Rights Agreement dated as of
           January 15, 1991, between the Registrant and The Bank of New York (as successor to
           The Chase Manhattan Bank, N.A.), as Rights Agent. (Exhibit 1 to Registration
           Statement on Form 8-A/A filed on October 27, 1995)
  4.9      Pledge Agreement dated August 1, 1991, between the Registrant and The First
           National Bank of Chicago, as Trustee. (Exhibit (4)-j to Registration No. 33-45916)
  4.10     Loan Agreement dated August 1, 1991, between the City of Forsyth, Rosebud County,
           Montana and the Registrant. (Exhibit (4)-k to Registration No. 33-45916)
  4.11     Statement of Relative Rights and Preferences for the Adjustable Rate Cumulative
           Preferred Stock, Series B ($25 Par Value). (Exhibit 1.1 to Registration Statement
           on Form 8-A filed February 14, 1994, Commission File No. 1-4393)

EXHIBIT
NO.                                           DESCRIPTION
------                                        -----------
  4.12     Statement of Relative Rights and Preferences for the Series A Flexible Dutch
           Auction Rate Transferable Securities $100 Par Value Preferred Stock. (Exhibit 1.3
           to Registration Statement on Form 8-A filed February 14, 1994, Commission File No.
           1-4393)
  4.13     Statement of Relative Rights and Preferences for the Series B Flexible Dutch
           Auction Rate Transferable Securities $100 Par Value Preferred Stock. (Exhibit 1.4
           to Registration Statement on Form 8-A filed February 14, 1994, Commission File No.
           1-4393)
  4.14     Statement of Relative Rights and Preferences for the Preference Stock, Series R,
           $50 Par Value. (Exhibit 1.5 to Registration Statement on Form 8-A filed February
           14, 1994, Commission File No. 1-4393)
  4.15     Statement of Relative Rights and Preferences for the 7 3/4% Series Preferred Stock
           Cumulative, $100 Par Value. (Exhibit 1.6 to Registration Statement on Form 8-A
           filed February 14, 1994, Commission File No. 1-4393)
  4.16     Statement of Relative Rights and Preferences for the 7 7/8% Series Preferred Stock
           Cumulative, $25 Par Value. (Exhibit 1.7 to Registration Statement on Form 8-A
           filed February 14, 1994, Commission File No. 1-4393)
  4.17     Pledge Agreement dated as of March 1, 1992, by and between the Registrant and
           Chemical Bank relating to a series of first mortgage bonds. (Exhibit 4.15 to
           Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission
           File No. 1-4393)
  4.18     Pledge Agreement dated as of April 1, 1993, by and between the Registrant and The
           First National Bank of Chicago, relating to a series of first mortgage bonds.
           (Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31,
           1993, Commission File No. 1-4393)
  4.19     Form of Statement of Relative Rights and Preferences for the Series II Cumulative
           Preferred Stock, $25 Par Value (included as Annex F to the Joint Proxy
           Statement/Prospectus)
  4.20     Form of Statement of Relative Rights and Preferences for the Series III Cumulative
           Preferred Stock, $25 Par Value (included as Annex F to the Joint Proxy
           Statement/Prospectus)
  5.1      Opinion of Perkins Coie as to the legality of the securities being registered*
 23.1      Consent of Coopers & Lybrand L.L.P. (see page II-8)
 23.2      Consent of Arthur Andersen LLP*
 23.3      Consent of Perkins Coie (contained in the opinion filed as Exhibit 5.1)*
 23.4      Consent of Morgan Stanley & Co. Incorporated with respect to its fairness opinion*
 23.5      Consent of Goldman, Sachs & Co. with respect to its fairness opinion*
 24.1      Power of Attorney (included on signature page)
 99.1      Form of Proxy for special meeting of shareholders of the Registrant*
 99.2      Form of Proxy for annual meeting of shareholders of Washington Energy Company*
 99.3      Form of Proxy for special meeting of shareholders of Washington Natural Gas
           Company*

---------------
* Filed herewith.

     (b) Financial Statement Schedules

     None.

     (c) Reports, Opinions and Appraisals

     Opinion of Morgan Stanley & Co. Incorporated (included as Annex D to the Joint Proxy Statement/ Prospectus)

     Opinion of Goldman, Sachs & Co. (included as Annex E to the Joint Proxy Statement/Prospectus)

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 31st day of January, 1996.

                                          PUGET SOUND POWER & LIGHT COMPANY

                                          By: /s/  RICHARD R. SONSTELIE
                                              ----------------------------------
                                              Richard R. Sonstelie
                                              President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     EACH PERSON WHOSE INDIVIDUAL SIGNATURE APPEARS BELOW HEREBY AUTHORIZES AND APPOINTS WILLIAM S. WEAVER AND DONALD E. GAINES, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION AND FULL POWER TO ACT WITHOUT THE OTHER, AS HIS OR HER TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO ACT IN HIS OR HER NAME, PLACE AND STEAD AND TO EXECUTE IN THE NAME AND ON BEHALF OF EACH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING ANY AND ALL POST-EFFECTIVE AMENDMENTS.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 31st day of January, 1996.

                  SIGNATURE                                          TITLE
---------------------------------------------     --------------------------------------------
                                                  President, Chief Executive Officer and
          /s/  RICHARD R. SONSTELIE                 Director (Principal Executive Officer)
---------------------------------------------
            RICHARD R. SONSTELIE
                                                  Executive Vice President, Chief Financial
           /s/  WILLIAM S. WEAVER                   Officer and Director (Principal Financial
---------------------------------------------       Officer)
              WILLIAM S. WEAVER
                                                  Secretary and Controller (Principal
           /s/  JAMES W. ELDREDGE                   Accounting Officer)
---------------------------------------------
              JAMES W. ELDREDGE
                                                  Director
           /s/  DOUGLAS P. BEIGHLE
---------------------------------------------
             DOUGLAS P. BEIGHLE
                                                  Director
           /s/  CHARLES W. BINGHAM
---------------------------------------------
             CHARLES W. BINGHAM

          /s/  PHYLLIS J. CAMPBELL                Director
---------------------------------------------
             PHYLLIS J. CAMPBELL
                                                  Director
             /s/  JOHN D. DURBIN
---------------------------------------------
               JOHN D. DURBIN

                  SIGNATURE                                          TITLE
---------------------------------------------     --------------------------------------------
                                                  Director
             /s/  JOHN W. ELLIS
---------------------------------------------
                JOHN W. ELLIS
                                                  Director
            /s/  DANIEL J. EVANS
---------------------------------------------
               DANIEL J. EVANS
                                                  Director
             /s/  NANCY L. JACOB
---------------------------------------------
               NANCY L. JACOB
                                                  Director
             /s/  R. KIRK WILSON
---------------------------------------------
               R. KIRK WILSON

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Puget Sound Power & Light Company ("Puget") of our report dated February 10, 1995 on our audits of the financial statements and financial statement schedule of Puget as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the reference to us under the heading "Experts."

COOPERS & LYBRAND L.L.P.

Seattle, Washington
January 29, 1996

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                    PAGE
-----------   -----------------------------------------------------------------------  ------------
     2.1      Agreement and Plan of Merger dated as of October 18, 1995 among the
              Registrant, Washington Energy Company and Washington Natural Gas
              Company (included as Annex A to the Joint Proxy Statement/Prospectus)
     2.2      Puget Sound Power & Light Company Stock Option Agreement dated as of
              October 18, 1995, between Puget Sound Power & Light Company and
              Washington Energy Company (included as Annex B to the Joint Proxy
              Statement/Prospectus)
     2.3      Washington Energy Company Stock Option Agreement dated as of October
              18, 1995, between Washington Energy Company and Puget Sound Power &
              Light Company (included as Annex C to the Joint Proxy
              Statement/Prospectus)
     4.1      Fortieth through Seventy-fifth Supplemental Indentures defining the rights of the holders of the Registrant's First Mortgage Bonds.
              (Exhibit 2-d to Registration No. 2-60200; Exhibit 4-c to Registration
              No. 2-13347; Exhibits 2-e through and including 2-k to Registration No.
              2-60200; Exhibit 4-h to Registration No. 2-17465; Exhibits 2-1, 2-m and
              2-n to Registration No. 2-60200; Exhibit 2-m to Registration No.
              2-37645; Exhibits 2-o through and including 2-s to Registration No.
              2-60200; Exhibit 5-b to Registration No. 2-62883; Exhibit 2-h to
              Registration No. 2-65831; Exhibit (4)-j-1 to Registration No. 2-72061;
              Exhibit (4)-a to Registration No. 2-91516; Exhibit (4)-b to Annual
              Report on Form 10-K for the fiscal year ended December 31, 1985,
              Commission File No. 1-4393; Exhibits (4)(a) and (4)(b) to Registrant's
              Current Report on Form 8-K, dated April 22, 1986; Exhibit (4)a to
              Registrant's Current Report on Form 8-K, dated September 5, 1986;
              Exhibit (4)-b to Registrant's Quarterly Report on Form 10-Q for the
              quarter ended September 30, 1986, Commission File No. 1-4393; Exhibit
              (4)-c to Registration No. 33-18506; Exhibit (4)-b to Annual Report on
              Form 10-K for the fiscal year ended December 31, 1989, Commission File
              No. 1-4393; Exhibit (4)-b to Annual Report on Form 10-K for the fiscal year ended December 31, 1990, Commission File No. 1-4393; Exhibits
              (4)-b and (4)-c to Registration No. 33-45916; Exhibit (4)-c to
              Registration No. 33-50788; Exhibit (4)-a to Registration No. 33-53056;
              and Exhibit 4.3 to Registration No. 33-063278)
     4.2      Credit Agreement dated as of December 1, 1991, among the Registrant and various banks named therein, Seattle-First National Bank as Agent.
              (Exhibit (4)-d to Registration No. 33-45916)
     4.3      Credit Agreement dated as of December 1, 1991, among the Registrant and various banks named therein, Bank of New York as Agent. (Exhibit (4)-e to Registration No. 33-45916)
     4.4      Final form of Indenture dated as of November 1, 1986, among Puget
              Energy, the Registrant and The First National Bank of Boston, as
              Trustee. (Exhibit 4-a to Registrant's Quarterly Report on Form 10-Q for
              the quarter ended September 30, 1986, Commission File No. 1-4393)
     4.5      Final form of Pledge Agreement dated November 1, 1986, between the
              Registrant and The First National Bank of Boston, as Trustee. (Exhibit
              4-c to Registrant's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1986, Commission File No. 1-4393)

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                    PAGE
-----------   -----------------------------------------------------------------------  ------------
     4.6      Rights Agreement dated as of January 15, 1991, between the Registrant and The Chase Manhattan Bank, N.A., as Rights Agent. (Exhibit 2.1 to
              Registration Statement on Form 8-A filed on January 17, 1991,
              Commission File No. 1-4393)
     4.7      Amendment No. 1 dated as of August 30, 1991, to the Rights Agreement dated as of January 15, 1991, between the Registrant and The Bank of
              New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
              Agent. (Exhibit 2.1 to Registration Statement on Form 8 filed on August
              30, 1991)
     4.8      Amendment No. 2 dated as of October 18, 1995, to the Rights Agreement dated as of January 15, 1991, between the Registrant and The Bank of
              New York (as successor to The Chase Manhattan Bank, N.A.), as Rights
              Agent. (Exhibit 1 to Registration Statement on Form 8-A/A filed on
              October 27, 1995)
     4.9      Pledge Agreement dated August 1, 1991, between the Registrant and The
              First National Bank of Chicago, as Trustee. (Exhibit (4)-j to
              Registration No. 33-45916)
     4.10     Loan Agreement dated August 1, 1991, between the City of Forsyth,
              Rosebud County, Montana and the Registrant. (Exhibit (4)-k to
              Registration No. 33-45916)
     4.11     Statement of Relative Rights and Preferences for the Adjustable Rate
              Cumulative Preferred Stock, Series B ($25 Par Value). (Exhibit 1.1 to
              Registration Statement on Form 8-A filed February 14, 1994, Commission
              File No. 1-4393)
     4.12     Statement of Relative Rights and Preferences for the Series A Flexible
              Dutch Auction Rate Transferable Securities $100 Par Value Preferred
              Stock. (Exhibit 1.3 to Registration Statement on Form 8-A filed
              February 14, 1994, Commission File No. 1-4393)
     4.13     Statement of Relative Rights and Preferences for the Series B Flexible
              Dutch Auction Rate Transferable Securities $100 Par Value Preferred
              Stock. (Exhibit 1.4 to Registration Statement on Form 8-A filed
              February 14, 1994, Commission File No. 1-4393)
     4.14     Statement of Relative Rights and Preferences for the Preference Stock,
              Series R, $50 Par Value. (Exhibit 1.5 to Registration Statement on Form
              8-A filed February 14, 1994, Commission File No. 1-4393)
     4.15     Statement of Relative Rights and Preferences for the 7 3/4% Series
              Preferred Stock Cumulative, $100 Par Value. (Exhibit 1.6 to
              Registration Statement on Form 8-A filed February 14, 1994, Commission
              File No. 1-4393)
     4.16     Statement of Relative Rights and Preferences for the 7 7/8% Series
              Preferred Stock Cumulative, $25 Par Value. (Exhibit 1.7 to Registration
              Statement on Form 8-A filed February 14, 1994, Commission File No.
              1-4393)
     4.17     Pledge Agreement dated as of March 1, 1992, by and between the
              Registrant and Chemical Bank relating to a series of first mortgage bonds. (Exhibit 4.15 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4393)
     4.18     Pledge Agreement dated as of April 1, 1993, by and between the
              Registrant and The First National Bank of Chicago, relating to a series of first mortgage bonds. (Exhibit 4.16 to Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
              1-4393)

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                    PAGE
-----------                                 -----------                                ------------
     4.19     Form of Statement of Relative Rights and Preferences for the Series II
              Cumulative Preferred Stock, $25 Par Value (included as Annex F to the
              Joint Proxy Statement/Prospectus)
     4.20     Form of Statement of Relative Rights and Preferences for the Series III
              Cumulative Preferred Stock, $25 Par Value (included as Annex F to the
              Joint Proxy Statement/Prospectus)
     5.1      Opinion of Perkins Coie as to the legality of the securities being registered*
    23.1      Consent of Coopers & Lybrand L.L.P. (see page II-8)
    23.2      Consent of Arthur Andersen LLP*
    23.3      Consent of Perkins Coie (contained in the opinion filed as Exhibit
              5.1)*
    23.4      Consent of Morgan Stanley & Co. Incorporated with respect to its fairness opinion*
    23.5      Consent of Goldman, Sachs & Co. with respect to its fairness opinion*
    24.1      Power of Attorney (included on signature pages)
    99.1      Form of Proxy for special meeting of shareholders of the Registrant*
    99.2      Form of Proxy for annual meeting of shareholders of Washington Energy
              Company*
    99.3      Form of Proxy for special meeting of shareholders of Washington Natural
              Gas Company*

---------------
* Filed herewith.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Puget Sound Power & Light Company

We have audited the consolidated financial statements and the financial statement schedule of Puget Sound Power & Light Company listed on page 32 of this Annual Report on Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Puget Sound Power & Light Company as of December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Notes 13 and 14, effective January 1, 1993, the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

/s/ COOPERS & LYBRAND L.L.P.
-----------------------------

Seattle, Washington
February 10, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Washington Energy Company:

We have audited the accompanying consolidated balance sheets and statements of capitalization of Washington Energy Company (a Washington corporation) and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, shareholders' earnings reinvested in the business, premium on capital stock and cash flows for each of the three years in the period ended September 30, 1995, and the accompanying consolidated balance sheets and statements of capitalization of Washington Natural Gas Company and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, shareholder's earnings reinvested in the business, premium on capital stock and cash flows for each of the three years in the period ended September 30, 1995. These financial statements and the schedules referred to below are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Washington Energy Company and subsidiaries and of Washington Natural Gas Company and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" during the current year.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in Item 14(a) are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                      ARTHUR ANDERSEN LLP

Seattle, Washington
October 27, 1995